UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
AMENDMENT NO. 1

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
 Filed by the Registrant ☒
 Filed by a Party other than the Registrant ☐
 Check the appropriate box:

☒ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Materials Under Rule 14a-12

BLAST ENERGY SERVICES, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
  Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)      Title of each class of securities to which transaction applies: common stock and new Series A preferred stock of Blast Energy Services, Inc., a Texas corporation (“Blast”).

(2)       Aggregate number of securities to which transaction applies:  17,857,261 shares of common stock of Blast proposed to be issued in the merger in consideration for the outstanding shares of common stock of Pacific Energy Development Corp., a Nevada corporation (“PEDCO”) as of May 30, 2012; 11,984,208 shares of new Series A Preferred Stock of Blast proposed to be issued in the merger in consideration for the outstanding shares of PEDCO’s Series A Preferred Stock as of May 30, 2012; warrants to purchase 1,100,000 shares of Blast’s common stock proposed to be issued in the merger in consideration for the outstanding warrants to purchase shares of PEDCO’s common stock as of May 30, 2012; warrants to purchase 549,167 shares of new Series A Preferred Stock of Blast proposed to be issued in the merger in consideration for the outstanding warrants to purchase shares of PEDCO’s Series A Preferred Stock as of May 30, 2012; and options to purchase 895,000 shares of common stock of Blast proposed to be issued in the merger in consideration for the outstanding options to purchase shares of PEDCO’s common stock as of May 30, 2012, as each is adjusted in connection with Blast’s 1:112 reverse stock split as proposed below.

(3)      Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):  Calculated solely for the purposes of determining the filing fee.  The transaction value was determined by adding (a) $0.672, the last sale reported of Blast’s common stock on the Over-The-Counter Bulletin Board on May 30, 2012 (as adjusted for the 1:112 reverse split) multiplied by 17,857,261 shares of common stock of Blast (the merger consideration issuable to the holders of PEDCO’s common stock), plus (b) $0.672 the value attributed to the newly designated shares of Series A Preferred Stock of Blast, due to the fact that such new Series A Preferred Stock convert into common stock on a one-for-one basis, multiplied by 11,984,208 shares of new Series A Preferred Stock (the merger consideration issuable to the holders of PEDCO’s Series A Preferred Stock), plus (c) $0 (as the difference between the $0.672 per share value of the common stock and the weighted average exercise price per share of PEDCO’s outstanding warrants to purchase shares of common stock ($1.26) is negative) multiplied by 1,100,000 warrants to purchase shares of Blast’s common stock (post 1:112 reverse stock split), plus (d) $0 (as the difference between the $0.672 per share value of new Series A Preferred Stock and the weighted average exercise price per share of PEDCO’s outstanding warrants to purchase shares of Series A Preferred Stock ($0.75) is negative) multiplied by 549,167 warrants to purchase shares of Blast’s newly designated Series A Preferred Stock; plus (e) $0.572 (which is the difference between the $0.672 per share of the common stock and the weighted average exercise price per share of PEDCO’s outstanding options to purchase shares of common stock) multiplied by 895,000 options to purchase shares of Blast’s common stock (post 1:112 reverse split).

(4)      Proposed maximum aggregate value of transaction:  $20,565,407, based upon the maximum number of shares to be issued in the merger described in this Proxy Statement multiplied by the per share price specified in the preceding paragraph

(5)       Total fee paid:  $2,357

☐	Fee paid previously with preliminary materials.

☒
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)Amount Previously Paid:  $1,134

(2)Form, Schedule or Registration Statement No.: Preliminary Schedule 14A

(3)Filing Party: Blast Energy Services, Inc.

(4)Date Filed: April 23, 2012

PRELIMINARY COPY, SUBJECT TO COMPLETION, JUNE 1, 2012

BLAST ENERGY SERVICES, INC.

PO Box 710152

Houston, Texas 77271-0152

[________ ____], 2012

Dear Shareholders:

You are cordially invited to attend a special meeting of the shareholders of Blast Energy Services, Inc. to be held at 9:00 A.M. local time on [_____________________], at The Loev Law Firm, P.C., 6300 West Loop South, Suite 280, Bellaire, Texas 77401.

(1)           Approve an amendment and restatement of our certificate of formation, which will result in the conversion of all of our outstanding shares of Series A and Series B preferred stock into shares of our common stock on a one-for-one basis (immediately prior to the reverse stock split described below);

(2)           Approve an amendment and restatement of our certificate of formation, which will result in between a one-for-one hundred (1:100) and one-for-one hundred and twelve (1:112) reverse stock split of our outstanding common stock pursuant to which each of our shareholders will receive one share of our common stock for every one hundred (110) or every one hundred and twelve (112) shares of common stock of our company that they own (subject to adjustment as provided in the agreement and plan of reorganization described below).

(3)           Approve an amendment and restatement of our certificate of formation, which will result in the change in the name of our company to “PEDEVCO CORP.”.

(4)            Approve an amendment and restatement of our certificate of formation, which will result in an increase in our authorized capital stock from 200,000,000 shares to 300,000,000 shares (the number of authorized shares of common stock to be increased from 180,000,000 to 200,000,000 shares and the number of shares of authorized preferred stock to be increased from 20,000,000 shares to 100,000,000 shares).

(5)           Approve an amendment to our certificate of formation to limit the liability of our directors for monetary damages in connection with the breach of their fiduciary duty.

(6)           Approve an amendment and restatement of our certificate of formation, which will result in the adoption of a change in our certificate of formation to clarify that any amendment or modification of the provision of our certificate of amendment which provides for us to indemnify our agents, will not adversely affect any right or protection of agents occurring prior to the date of such amendment or modification.

(7)           Approve an amendment and restatement of our certificate of formation, which will result in a decrease in the amount of voting power required to be obtained by our stockholders to amend our certificate of formation and affect a Fundamental Action (as defined in the Texas Business Organizations Code) from not less than two-thirds of such voting power to not less than a majority of such voting power.

(8)          Approve an amendment and restatement of our certificate of formation, which will result in, the creation of a new series of preferred stock to be called “Series A Preferred Stock,” and the designation of 25,000,000 shares of the new Series A Preferred Stock.

(9)           Approve an amendment and restatement of our certificate of formation to update certain outdated provisions and remove certain redundant provisions of our certificate of formation and to further reword, clarify and affect certain other non-material changes to our certificate of formation.

(10)           Approve an agreement and plan of reorganization, dated as of January 13, 2012, by and among Blast Energy Services, Inc. (“Blast”), Blast Acquisition Corp., a newly formed wholly-owned Nevada subsidiary of Blast (“MergerCo”), and Pacific Energy Development Corp., a Nevada corporation (“PEDCO”), pursuant to which MergerCo will be merged with and into PEDCO, with PEDCO being the surviving entity and becoming a wholly-owned subsidiary of Blast.

(11)           Approve the adoption of the Blast Energy Services, Inc. 2012 Equity Incentive Plan.

(12)           Transact such other business that may properly come before the special meeting or any adjournment of the special meeting.

Each of Proposals one through nine are separate Proposals relating to our amended and restated certificate of formation, and the approval of each such Proposal is conditioned upon the approval of each of the other Proposals set forth herein, including Proposal ten.  Proposal eleven is a standalone Proposal and we will move forward with the adoption of Proposal eleven, assuming it is approved by the shareholders, regardless of their approval of any of the other Proposals described in the proxy statement.

If the proposed merger is completed, (1) each outstanding share of PEDCO common stock will be converted into one share of our common stock, (2) each outstanding share of PEDCO Series A preferred stock will be converted into one share of our new Series A preferred stock, and (3) each outstanding option or warrant to purchase shares of PEDCO common stock or preferred stock will be exchanged for an option or warrant to purchase the same number of shares of our common stock or preferred stock, as applicable, on the same terms.  Immediately following the merger, PEDCO’s existing shareholders will own an estimated approximately 91% of our outstanding common stock, 94% of our voting stock (common stock and Series A preferred stock, which votes one-for-one with the common stock) and 100% of our outstanding preferred stock after the merger.

As explained in the attached proxy statement, following the completion of the merger, we will continue to be engaged in the oil and gas exploration, development and production business.  We will hold all of the equity interests of the surviving company of the merger, which will hold all of the assets and liabilities of PEDCO.

Completion of the merger is subject to the satisfaction of a number of important closing conditions, including the approval of the merger agreement and each Proposal relating to the amended and restated certificate of formation and designation by our shareholders at the special meeting.

Eric A. McAfee and Clyde Berg, who beneficially own a total of 57% of our outstanding common stock and 100% of our outstanding Series A preferred stock and Centurion Credit Funding, LLC (“Centurion”), which owns our one outstanding Series B preferred stock share, entered into voting agreements with us on January 13, 2012.  Under the voting agreement, Mr. McAfee, Mr. Berg and Centurion agreed, on behalf of themselves and their affiliates, to vote the outstanding capital stock they beneficially own in favor of the merger agreement and the approval of the amended and restated certificate of formation and designation.

After careful consideration, the Blast board of directors has unanimously determined that the approval of the merger agreement, each Proposal relating to the amended and restated certificate of formation and designation, and the 2012 Equity Incentive Plan are advisable, and that such documents are fair to, and in the best interests of our shareholders, and has resolved to recommend the approval and adoption of the merger agreement, each Proposal relating to the amended and restated certificate of formation and designation, and the 2012 Equity Incentive Plan by our shareholders.  Our board of directors unanimously recommends that you vote “FOR” the approval of (1) the merger agreement, (2) the conversion of our Series A and Series B preferred stock into shares of our common stock, (3) a reverse stock split of our common stock of between 1:100 and 1:112, (4) a name change of Blast to “PEDEVCO CORP.”, (5) an increase in our authorized shares of common stock from 180 million shares to 200 million shares and preferred stock from 20 million shares to 100 million shares, (6) the adoption of an amendment to our certificate of formation to limit the liability of our directors for monetary damages in connection with the breach of their fiduciary duty, (7) the adoption of an amendment to our certificate of formation to clarify that that any amendment or modification of the provision of our certificate of amendment which provides for us to indemnify our agents, will not adversely affect any right or protection of agents occurring prior to the date of such amendment or modification, (8) the adoption of an amendment to our certificate of formation to reduce the shareholder vote required to amend our certificate of formation and undertake certain other Fundamental Actions from two-thirds of such voting shares to a majority of our voting shares, (9) to approve the creation of a new series of preferred stock called “Series A Preferred Stock” and the designation of 25 million shares of such new Series A Preferred Stock, (10) to update certain outdated provisions and remove certain redundant provisions of our certificate of formation and to further reword, clarify and affect certain other non-material changes to our certificate of formation and (11) the 2012 Equity Incentive Plan.  The attached proxy statement provides you with detailed information about the merger agreement, the amended and restated certificate of formation and designation, the 2012 Equity Incentive Plan and the special meeting.  Please carefully review the proxy statement, including its appendices.  In particular, you should carefully review the section entitled “Risk Factors” beginning on page 19, which describes risk factors relating to the merger and to the post-merger operation of our business.

We would like you to attend the special meeting.  However, whether or not you plan to attend the special meeting, it is important for your shares to be represented at the meeting.  Please sign, date, and return the enclosed proxy card in the enclosed envelope.   If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted.  If your shares are held in “street name,” you must instruct your broker, bank, or other nominee in order to vote.  Remember, failing to vote has the same effect as a vote against the approval of the merger agreement and the amended and restated certificate of formation and designation.

These proxy materials are first being mailed to shareholders of our company on or about _________________, 2012.

Sincerely,
Roger P. (Pat) Herbert, Chairman, President and
Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be held on ________________, 2012.

In accordance with the rules issued by the Securities and Exchange Commission, we are providing access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet.  We encourage you to access and review all of the important information contained in the proxy materials before voting.

Our proxy materials are also available at www.iproxydirect.com/BESV.

The Securities and Exchange Commission has not determined if the attached proxy statement is accurate or complete.  Any representation to the contrary is a criminal offense.

BLAST ENERGY SERVICES, INC.
PO Box 710152
Houston, Texas 77271-0152

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON [________ __], 2012

Notice is hereby given that a special meeting of the shareholders of Blast Energy Services, Inc. is to be held at 9:00 A.M. local time on [______, ________ ____], 2012, at The Loev Law Firm, P.C., 6300 West Loop South, Suite 280, Bellaire, Texas 77401, for the following purposes:

(1)           Approve an amendment and restatement of our certificate of formation, which will result in, the conversion of all of our outstanding shares of Series A and Series B preferred stock into shares of our common stock on a one-for-one basis (immediately prior to the reverse stock split described below);

(2)           Approve an amendment and restatement of our certificate of formation, which will result in, between a one-for-one hundred (1:100) and one-for-one hundred and twelve (1:112) reverse stock split of our outstanding common stock pursuant to which each of our shareholders will receive one share of our common stock for every one hundred (110) or every one hundred and twelve (112) shares of common stock of our company that they own (subject to adjustment as provided in the agreement and plan of reorganization described below).

(3)           Approve an amendment and restatement of our certificate of formation, which will result in, the change in the name of our company to “PEDEVCO CORP.”.

(4)            Approve an amendment and restatement of our certificate of formation, which will result in, an increase in our authorized capital stock from 200,000,000 shares to 300,000,000 shares (the number of authorized shares of common stock to be increased from 180,000,000 to 200,000,000 shares and the number of shares of authorized preferred stock to be increased from 20,000,000 shares to 100,000,000 shares).

(5)           Approve an amendment to our certificate of formation to limit the liability of our directors for monetary damages in connection with the breach of their fiduciary duty.

(6)           Approve an amendment and restatement of our certificate of formation, which will result in, the adoption of a change in our certificate of formation to clarify that any amendment or modification of the provision of our certificate of amendment which provides for us to indemnify our agents, will not adversely affect any right or protection of agents occurring prior to the date of such amendment or modification.

(7)           Approve an amendment and restatement of our certificate of formation, which will result in, a decrease in the amount of voting power required to be obtained by our stockholders to amend our certificate of formation and affect a Fundamental Action (as defined in the Texas Business Organizations Code) from not less than two-thirds of such voting power to not less than a majority of such voting power.

(8)          Approve an amendment and restatement of our certificate of formation, which will result in, the creation of a new series of preferred stock to be called “Series A Preferred Stock,” and the designation of 25,000,000 shares of the new Series A Preferred Stock.

(9)           Approve an amendment and restatement of our certificate of formation to update certain outdated provisions and remove certain redundant provisions of our certificate of formation and to further reword, clarify and affect certain other non-material changes to our certificate of formation.

(10)           Approve an agreement and plan of reorganization, dated as of January 13, 2012, by and among Blast Energy Services, Inc. (“Blast”), Blast Acquisition Corp., a newly formed wholly-owned Nevada subsidiary of Blast (“MergerCo”), and Pacific Energy Development Corp., a Nevada corporation (“PEDCO”), pursuant to which MergerCo will be merged with and into PEDCO, with PEDCO being the surviving entity and becoming a wholly-owned subsidiary of Blast.

(11)           Approve the adoption of the Blast Energy Services, Inc. 2012 Equity Incentive Plan.

(12)           Transact such other business that may properly come before the special meeting or any adjournment of the special meeting.

The merger agreement, the amended and restated certificate of formation and designation and the 2012 Equity Incentive Plan are described more fully in the attached proxy statement.  You are encouraged to review the entire proxy statement carefully, including the appendices that are attached to the proxy statement.  A copy of the merger agreement and amendment thereto are attached as Appendix A to the proxy statement.  A copy of the amended and restated certificate of formation and designation is attached as Appendix B to the proxy statement.  A copy of the 2012 Equity Incentive Plan is attached as Appendix C to the proxy statement.

The Blast board of directors has unanimously approved (1) the amended and restated certificate of formation and designation, (2) the merger agreement, and (3) the 2012 Equity Incentive Plan, and unanimously recommends that Blast stockholders vote “FOR” (1) the merger agreement, (2) the conversion of our Series A and Series B preferred stock into shares of our common stock, (3) a reverse stock split of our common stock of between 1:100 and 1:112, (4) a name change of Blast to “PEDEVCO CORP.”, (5) an increase in our authorized shares of common stock from 180 million shares to 200 million shares and preferred stock from 20 million shares to 100 million shares, (6) the adoption of an amendment to our certificate of formation to limit the liability of our directors for monetary damages in connection with the breach of their fiduciary duty, (7) the adoption of an amendment to our certificate of formation to clarify that any amendment or modification of the provision of our certificate of amendment which provides for us to indemnify our agents, will not adversely affect any right or protection of agents occurring prior to the date of such amendment or modification, (8) the adoption of an amendment to our certificate of formation to reduce the shareholder vote required to amend our certificate of formation and undertake certain other Fundamental Actions from two-thirds of such voting shares to a majority of our voting shares, (9) to approve the creation of a new series of preferred stock called “Series A Preferred Stock” and the designation of 25 million shares of such new Series A Preferred Stock, (10) to update certain outdated provisions and remove certain redundant provisions of our certificate of formation and to further reword, clarify and affect certain other non-material changes to our certificate of formation, and (11) the 2012 Equity Incentive Plan.

Only shareholders of record of our common stock and preferred stock at the close of business on [________ __], 2012 are entitled to notice of and to vote at the special meeting and at any adjournment of the special meeting.  All shareholders of record are invited to attend the special meeting in person.  We anticipate that the members of our board of directors and our executive officers, who beneficially own a total of approximately 2.5% of our outstanding common stock, will vote in favor of the merger agreement, each of the Proposals relating to our amended and restated certificate of formation and designation and the 2012 Equity Incentive Plan.  Eric A. McAfee and Clyde Berg, who beneficially own a total of 62.9% of our outstanding common stock and 100% of our outstanding Series A preferred stock and Centurion Credit Funding, LLC (“Centurion”), which owns our one outstanding Series B preferred stock share, entered into voting agreements with us on January 13, 2012.  Under the voting agreement, Mr. McAfee, Mr. Berg and Centurion agreed, on behalf of themselves and their affiliates, to vote the outstanding capital stock they beneficially own in favor of the merger agreement and the approval of the amended and restated certificate of formation and designation (including Proposals one through nine, above).

Approval of the merger agreement and each Proposal relating to our amended and restated certificate of formation and designation requires the approval of the holders, as of the close of business on the record date, of: (i) at least two-thirds of the outstanding shares of our common stock and preferred stock (voting as a single class on an as-converted to common stock basis), (ii) at least two-thirds of the outstanding shares of our Series A preferred stock, voting as a separate class, and (iii) our single outstanding share of Series B preferred stock, voting as a separate class.  Blast Energy Services, Inc., as the sole shareholder of MergerCo, approved the merger, the merger agreement and the amended and restated certificate of formation and designation on January 13, 2012.   The Proposal to approve the adoption of our 2012 Equity Incentive Plan will be approved if the votes cast in favor of the Proposal exceed those cast against it.

Regardless of whether or not you plan to attend the special meeting, please vote as soon as possible.  If you hold stock in your name as a shareholder of record, please complete, sign, date, and return the accompanying proxy card in the enclosed envelope.  If you hold your stock in “street name” through a broker, bank, or other nominee, please direct the broker, bank, or other nominee how to vote your shares in accordance with the instructions that you have received, or will receive, from that person.

If you sign, date, and mail your proxy card without indicating how you wish to vote, your proxy will be voted in favor of the approval of the merger agreement, each of the Proposals relating to the approval of the amended and restated certificate of formation and designation, and the approval of the 2012 Equity Incentive Plan.  If you fail to return your proxy card and do not vote in person at the special meeting, it will have the same effect as a vote against the approval of the merger agreement and the amended and restated certificate of formation and designation.  Any shareholder attending the special meeting may vote in person even if he or she has returned a proxy card.  Such a vote at the special meeting will revoke any proxy previously submitted.

By Order of the Board of Directors,
Roger P. (Pat) Herbert, Chairman, President and Chief Executive Officer
[                                ], 2012

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.  IN ORDER TO ENSURE THAT YOUR SHARES ARE VOTED, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE.  IF GIVEN, YOU MAY REVOKE YOUR PROXY BY FOLLOWING THE INSTRUCTIONS IN THE PROXY STATEMENT.

BLAST ENERGY SERVICES, INC.
PO Box 710152
Houston, Texas 77271-0152

PROXY STATEMENT

Special Meeting Of Shareholders To Be Held On [________ __], 2012

This proxy statement is being furnished to the shareholders of Blast Energy Services, Inc. in connection with the solicitation of proxies by our board of directors for use at the special meeting of our shareholders to be held on [___________, ________ __], 2012, and at any adjournments or postponements thereof.

This proxy statement and the accompanying proxy card are first being mailed to our shareholders on or about [________ __], 2012.

The purpose of the special meeting is to consider and vote upon the following:

(1)           Approve an amendment and restatement of our certificate of formation, which will result in the conversion of all of our outstanding shares of Series A and Series B preferred stock into shares of our common stock on a one-for-one basis (immediately prior to the reverse stock split described below);

(2)           Approve an amendment and restatement of our certificate of formation, which will result in between a one-for-one hundred (1:100) and one-for-one hundred and twelve (1:112) reverse stock split of our outstanding common stock pursuant to which each of our shareholders will receive one share of our common stock for every one hundred (110) or every one hundred and twelve (112) shares of common stock of our company that they own (subject to adjustment as provided in the agreement and plan of reorganization described below).

(3)           Approve an amendment and restatement of our certificate of formation, which will result in, the change in the name of our company to “PEDEVCO CORP.”.

(4)            Approve an amendment and restatement of our certificate of formation, which will result in an increase in our authorized capital stock from 200,000,000 shares to 300,000,000 shares (the number of authorized shares of common stock to be increased from 180,000,000 to 200,000,000 shares and the number of shares of authorized preferred stock to be increased from 20,000,000 shares to 100,000,000 shares).

(5)           Approve an amendment to our certificate of formation to limit the liability of our directors for monetary damages in connection with the breach of their fiduciary duty.

(6)           Approve an amendment and restatement of our certificate of formation, which will result in the adoption of a change in our certificate of formation to clarify that any amendment or modification of the provision of our certificate of amendment which provides for us to indemnify our agents, will not adversely affect any right or protection of agents occurring prior to the date of such amendment or modification.

(7)           Approve an amendment and restatement of our certificate of formation, which will result in a decrease in the amount of voting power required to be obtained by our stockholders to amend our certificate of formation and affect a Fundamental Action (as defined in the Texas Business Organizations Code) from not less than two-thirds of such voting power to not less than a majority of such voting power.

(8)          Approve an amendment and restatement of our certificate of formation, which will result in, the creation of a new series of preferred stock to be called “Series A Preferred Stock,” and the designation of 25,000,000 shares of the new Series A Preferred Stock.

(3
(9)           Approve an amendment and restatement of our certificate of formation to update certain outdated provisions and remove certain redundant provisions of our certificate of formation and to further reword, clarify and affect certain other non-material changes to our certificate of formation.

(10)           Approve an agreement and plan of reorganization, dated as of January 13, 2012, by and among Blast Energy Services, Inc. (“Blast”), Blast Acquisition Corp., a newly formed wholly-owned Nevada subsidiary of Blast (“MergerCo”), and Pacific Energy Development Corp., a Nevada corporation (“PEDCO”), pursuant to which MergerCo will be merged with and into PEDCO, with PEDCO being the surviving entity and becoming a wholly-owned subsidiary of Blast.

(11)           Approve the adoption of the Blast Energy Services, Inc. 2012 Equity Incentive Plan.

(12)           Transact such other business that may properly come before the special meeting or any adjournment of the special meeting.

Record Date; Shares Entitled To Vote; Vote Required To Approve The Transaction

Our Board of Directors has fixed the close of business on [________ __], 2012, as the date for the determination of shareholders entitled to vote at the special meeting.  On the record date, [__________] shares of our common stock were outstanding, each entitled to one vote per share, 6,000,000 shares of our Series A preferred stock were outstanding, each entitled to 2.5 votes per share, and one share of our Series B preferred stock was outstanding.

The presence at the special meeting, in person or by proxy, of the holders of shares of voting stock representing at least a majority of the total voting power of the shares of voting stock which are eligible to be voted on the record date is necessary to constitute a quorum for the transaction of business at the special meeting.  In the absence of a quorum, the special meeting may be postponed from time to time until shareholders holding the requisite number of shares of our common stock and preferred stock are represented in person or by proxy.  Broker non-votes and abstentions will be counted towards a quorum at the special meeting and will be treated as votes against the Proposals.  If you return the attached proxy card with no voting decision indicated, the proxy will be voted “FOR” the approval of all Proposals made at the meeting.  Each holder of record of shares of our common stock and Series B preferred stock is entitled to cast, for each share registered in his, her or its name, one vote on each Proposal as well as on each other matter presented to a vote of shareholders at the special meeting. Each holder of our Series A preferred stock is entitled to cast, for each share registered in his, her or its name, 2.5 votes on each Proposal, as well as on each other matter presented to a vote of shareholders at the special meeting.

Eric A. McAfee and Clyde Berg, who beneficially own a total of 57% of our outstanding common stock and 100% of our outstanding Series A preferred stock and Centurion Credit Funding, LLC (“Centurion”), which owns our one outstanding Series B preferred stock share, entered into voting agreements with us on January 13, 2012.  Under the voting agreement, Mr. McAfee, Mr. Berg and Centurion agreed, on behalf of themselves and their affiliates, to vote the outstanding capital stock they beneficially own in favor of the merger agreement and the approval of the amended and restated certificate of formation and designation.

Solicitation, Voting and Revocation of Proxies

This solicitation of proxies is being made by our board of directors, and we will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials.  In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communications by directors, officers and employees of our company, who will not receive any additional compensation for such solicitation activities.  We also will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

Shares of our common stock and preferred stock represented by a proxy properly signed and received at or prior to the special meeting, unless properly revoked, will be voted in accordance with the instructions on the proxy.  If a proxy is signed and returned without any voting instructions, shares of our common stock and preferred stock represented by the proxy will be voted “FOR” each Proposal and, in accordance with the determination of our Chief Executive Officer, Roger P. (Pat) Herbert, as to any other matter which may properly come before the special meeting, including any adjournment or postponement thereof.  A shareholder may revoke any proxy given pursuant to this solicitation by: (i) delivering to our corporate secretary, prior to or at the special meeting, a written notice revoking the proxy; (ii) delivering to our corporate secretary, at or prior to the special meeting, a duly executed proxy relating to the same shares and bearing a later date; or (iii) voting in person at the special meeting.  Attendance at the special meeting will not, in and of itself, constitute a revocation of a proxy.  All written notices of revocation and other communications with respect to the revocation of a proxy should be addressed to:

Blast Energy Services, Inc.
PO Box 710152
Houston, Texas 77271-0152

Our board of directors is not aware of any business to be acted upon at the special meeting other than consideration of the Proposals described herein.

TABLE OF CONTENTS
Page

SUMMARY OF THE PROXY STATEMENT	1

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING	13

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION	19

RISK FACTORS	19

THE SPECIAL MEETING OF OUR SHAREHOLDERS	44

PROPOSAL I - APPROVAL OF THE MERGER AGREEMENT AND MERGER	48

BUSINESS OF PEDCO	60

THE MERGER AGREEMENT	90

PROPOSAL II – APPROVAL OF THE CONVERSION OF OUR SERIES A AND SERIES B PREFERRED STOCK INTO SHARES OF OUR COMMON STOCK	99

PROPOSAL III – APPROVAL OF A REVERSE STOCK SPLIT OF OUR COMMON STOCK OF BETWEEN 1:100 AND 1:112	100

PROPOSAL IV – APPROVAL OF A NAME CHANGE TO “PEDEVCO CORP.”	104

PROPOSAL V – APPROVAL OF AN INCREASE IN OUR AUTHORIZED SHARES OF COMMON STOCK FROM 180 MILLION SHARES TO 200 MILLION SHARES AND PREFERRED STOCK FROM 20 MILLION SHARES TO 100 MILLION SHARES	105

PROPOSAL VI – APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF FORMATION TO LIMIT THE LIABILITY OF OUR DIRECTORS FOR MONETARY DAMAGES IN CONNECTION WITH THE BREACH OF THEIR FIDUCIARY DUTY	106

PROPOSAL VII – APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF FORMATION TO CLARIFY THAT ANY AMENDMENT OR MODIFICATION OF THE PROVISION OF OUR CERTIFICATE OF AMENDMENT WHICH PROVIDES FOR US TO INDEMNIFY OUR AGENTS, WILL NOT ADVERSELY AFFECT ANY RIGHT OR PROTECTION OF AGENTS OCCURRING PRIOR TO THE DATE OF SUCH AMENDMENT OR MODIFICATION	107

PROPOSAL VIII – APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF FORMATION TO REDUCE THE SHAREHOLDER VOTE REQUIRED TO AMEND OUR CERTIFICATE OF FORMATION AND UNDERTAKE CERTAIN OTHER FUNDAMENTAL ACTIONS FROM TWO-THIRDS OF SUCH VOTING SHARES TO A MAJORITY OF OUR VOTING SHARES	108

PROPOSAL IX – APPROVAL TO UPDATE CERTAIN OUTDATED PROVISIONS AND REMOVE CERTAIN REDUNDANT PROVISIONS OF OUR CERTIFICATE OF FORMATION AND TO FURTHER REWORD, CLARIFY AND AFFECT CERTAIN OTHER NON-MATERIAL CHANGES TO OUR CERTIFICATE OF FORMATION	109

PROPOSAL X – APPROVAL OF THE AMENDED AND RESTATED CERTIFICATE OF DESIGNATIONS OF OUR SERIES A PREFERRED STOCK	110

PROPOSAL XI - ADOPTION OF THE BLAST ENERGY SERVICES, INC. 2012 EQUITY INCENTIVE PLAN	113

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS	119

DESCRIPTION OF SECURITIES TO BE ISSUED IN CONNECTION WITH MERGER	127

MARKET FOR BLAST’S COMMON EQUITY	128

BLAST'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	129

OTHER MATTERS	134

HOUSEHOLDING	134

WHERE YOU CAN FIND MORE INFORMATION	135

FINANCIAL STATEMENTS OF PEDCO.	F-1

FINANCIAL STATEMENTS OF BLAST	F-44

SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you.  To understand the merger agreement, the amended and restated certificate of formation and designations, and the 2012 Equity Incentive Plan more fully, you should carefully read this entire proxy statement, including its appendixes.  A copy of the merger agreement and amendment thereto are attached as Appendix A to this proxy statement.  A copy of the amended and restated certificate of formation and designations is attached as Appendix B to this proxy statement.  A copy of the 2012 Equity Incentive Plan is attached as Appendix C to this proxy statement. We encourage you to read the merger agreement, the amended and restated certificate of formation and designations, and the 2012 Equity Incentive Plan completely, as those documents, and not this summary, are the legal documents that govern the merger and your rights as a shareholder.  Each item in this summary includes a page reference directing you to a more complete description in this proxy statement of that topic.

The Parties to the Merger (page 49)

Blast Energy Services, Inc. (“Blast”) is an independent oil and gas producer with additional revenue potential from its applied fluid jetting technology. Blast has grown operations through investment and acquisition of oil producing properties.  Currently Blast holds an interest in certain oil and gas properties, including the Sugar Valley Oil Field, a producing oil field in Texas, and a working interest in a lease comprising 2,500 acres which includes the Kreyenhagen Shale formation in the Guijarral Hills area of the San Juan Valley, Fresno County, California.

Our common stock is traded on the OTCBB under the symbol “BESV.OB.”

Blast is a Texas corporation.  We have three wholly-owned subsidiaries:  Eagle Domestic Drilling Operations LLC, a Texas limited liability company that holds no assets, Blast AFJ, Inc., a Delaware corporation, that holds Blast’s applied fluid jetting technology and assets, and Blast Acquisition Corp., a Nevada corporation that was formed for the specific purpose of entering into the merger and has not engaged in any business activities other than activities incidental to its formation and the transactions contemplated by the merger agreement.   Blast Energy Services, Inc. and its subsidiaries have an address for notices located at PO Box 710152, Houston, Texas 77271-0152.  The telephone number of Blast and its subsidiaries is (281) 453-2888.  Additional information about Blast and its subsidiaries is included in the documents described in “Where You Can Find More Information” on page 135.

Pacific Energy Development Corp. (“PEDCO”) is a development stage Nevada corporation formed for the purpose of (i) engaging in the business of oil and gas exploration, development and production of primarily shale oil and gas and secondarily conventional oil and gas opportunities in the United States, and (ii) subsequently utilizing its strategic relationships for exploration, development and production in the Pacific Rim countries, with a particular focus in China.  PEDCO also holds a 6% joint venture interest in Rare Earth Ovonic Metal Hydride JV Co. Ltd. Joint Venture, a Chinese rare earth metal manufacturing and production company (the “Rare Earth JV”).  PEDCO was formed in February 2011.  PEDCO’s principal executive offices are located at 4125 Blackhawk Plaza Circle, Suite 201A, Danville, California 94506.  The phone number for PEDCO is (925) 203-5699.

There is no established public trading market for any of PEDCO’s securities.

If the merger is completed, PEDCO will become a wholly-owned subsidiary of Blast, and Blast and PEDCO will combine their respective business operations.

Summary of the Merger (page 50)

The merger agreement provides that MergerCo (a wholly owned subsidiary of Blast) will be merged with and into PEDCO, which will continue as the surviving corporation.  Blast will then continue after the merger under the name “PEDEVCO CORP.”  In the merger, (1) each outstanding share of PEDCO common stock will be exchanged for one share of our common stock, (2) each outstanding share of PEDCO Series A preferred stock will be exchanged for one share of our Series A preferred stock, and (3) each outstanding option or warrant to purchase shares of common stock or preferred stock of PEDCO will be exchanged for an option or warrant to purchase the same number of shares of our common stock or preferred stock, as applicable, on the same terms, each after affecting the reverse stock split described below.  After the merger, PEDCO will become our wholly-owned subsidiary.  In the merger, and after taking into account a reverse stock split in a ratio of between one-for-one hundred  and one-for one hundred and twelve, we currently anticipate issuing 17,857,261 shares of our common stock to existing holders of common stock of PEDCO, 11,984,208 shares of our new Series A preferred stock to existing holders of Series A preferred stock of PEDCO, and warrants to purchase 1,100,000 shares of our common stock and 549,167 shares of new Series A preferred stock to existing holders of warrants to purchase common and preferred stock of PEDCO, respectively, and options to purchase 895,000 shares of our common stock to existing holders of options to purchase common stock of PEDCO.  Further, up to an additional 8,082,459 shares of PEDCO Series A preferred stock and three-year warrants to purchase up to 808,246 shares of PEDCO Series A preferred stock exercisable at $0.75 per share may be issued to placement agents in connection with the additional sale by PEDCO in private transactions to “accredited investors” of approximately $6.0 million of Series A preferred stock of PEDCO prior to the merger, and additional shares of PEDCO common stock and preferred stock, and convertible securities exercisable therefor, may be issued by PEDCO prior to the merger, subject to a maximum aggregate total of no more than 45 million shares of PEDCO capital stock being issued and outstanding, or committed for future issuance, on a fully-diluted basis (including all issued and outstanding common stock, preferred stock, options, warrants, and issuance commitments) prior to the merger, without the prior written consent of Blast.

Immediately following the merger (and taking into account the reverse stock split and other transactions contemplated by our amended and restated certificate of formation), PEDCO’s existing shareholders will own an estimated approximately 91% of our outstanding common stock, 94% of our voting stock (common stock and Series A preferred stock, which votes one-for-one with the common stock) and 100% of our outstanding preferred stock after the merger..  Immediately following the merger, PEDCO’s existing common shareholders will receive approximately 17.9 million shares of Blast in exchange for their PEDCO shares, and PEDCO’s existing preferred stockholders will receive approximately 12 million shares of the newly issued Blast Series A Preferred Stock in exchange for their PEDCO preferred stock.  For more detailed information, see: – “Increase of Authorized Common and Preferred Stock” and “Reverse Stock Split.”  Since the execution of the merger agreement, PEDCO has advanced Blast approximately $345,000 to cover Blast’s operating and merger expenses and an additional $30,000 in the form of a deposit.  The merger agreement provides for an automatic adjustment in the reverse stock split ratio (and therefore a reduction in the percentage of shares to be retained by Blast shareholders in the merger) based on the total amount of unpaid advances at closing.  The share numbers and percentages used throughout this proxy statement assume that the total of such unpaid advances, at closing will equal approximately $500,000, resulting in a reverse split ratio of one-for-112.  Our Board of Directors has previously determined not to move forward with the merger transaction and approval of the amended and restated certificate of formation in the event the total reverse split required to be effected pursuant to the terms of the merger (as summarized above) would be greater than 1:112.  See “Adjustment of Reverse Stock Split Ratio” below on page 101.

The Special Meeting of Our Shareholders (page 44)

Time, Date, and Place.  The special meeting will be held on [_______________], 2012, beginning at 9:00 a.m., local time, at The Loev Law Firm, P.C., 6300 West Loop South, Suite 280, Bellaire, Texas 77401, and at any adjournment or postponement of the special meeting.

Purpose.  The purpose of the special meeting is to consider and vote upon Proposals to approve the merger agreement, the Proposals relating to the amended and restated certificate of formation and designations, including the reverse stock split, the name change, the increase in the number of authorized shares of our preferred stock, the creation of our new Series A preferred stock, and, and the 2012 Equity Incentive Plan.

Record Date and Quorum.  We have fixed the close of business on [______________], 2012 as the record date for the special meeting, and only shareholders of record on the record date are entitled to vote at the special meeting.  You may vote all shares of our common stock and preferred stock that you owned of record at the close of business on the record date.  The presence at the special meeting, in person or by proxy, of the holders of shares of voting stock representing at least a majority of the total voting power of the shares of voting stock which are eligible to be voted on the record date is necessary to constitute a quorum for the transaction of business at the special meeting.

Vote Required.  Approval of the merger agreement and the Proposals relating to our amended and restated certificate of formation and designations require the approval of the holders, as of the record date, of two-thirds of the outstanding shares of our common stock and preferred stock (voting as a single class on an as-converted to common stock basis), two-thirds of our outstanding Series A preferred stock voting separately as a class, and the single share of our outstanding Series B preferred stock.  The Proposal to approve the adoption of our 2012 Equity Incentive Plan will be approved if the votes cast in favor of the Proposal exceed those cast against it.

Voting and Proxies.  If you hold stock in your name as a shareholder of record, you may vote in person at the meeting, by returning the accompanying proxy card in the enclosed envelope.  If you hold your stock in “street name” through a broker, bank, or other nominee, you must direct the broker, bank, or other nominee how to vote your shares in accordance with the instructions that you have received, or will receive, from that person.

Right to Revoke Proxies.  If you hold stock in your name as a shareholder of record, you have the right to change or revoke your proxy at any time before the vote is taken at the special meeting by:  (1) attending the special meeting in person and voting; (2) submitting a later-dated proxy card; or (3) notifying us that you are revoking your proxy by delivering a later-dated written statement to that effect to us at Blast Energy Services, Inc., PO Box 710152, Houston, Texas 77271-0152, Attention: Chief Financial Officer.

Risk Factors (page 19)

In evaluating the merger, the merger agreement, our amended and restated certificate of formation and designations and the 2012 Equity Incentive Plan, and before deciding how to vote your shares, you should carefully review the section of this proxy statement entitled “Risk Factors,” which describes risk factors relating to the merger and to the post-merger operations of PEDCO’s business.

Background of the Merger and Reasons for the Merger (page 50)

Over the past 12 months, we have pursued a variety of capital raising alternatives to supplement anticipated income from our oil and gas investments in order to meet our operational capital requirements and service our outstanding debt.  In particular, due to the higher than expected drilling costs experienced by our operating partner in connection with the Guijarral Hills well, the lack of economic oil production in the first zones tested, and the need for additional capital for additional testing, we were unable to raise the funds necessary to proceed with the testing of our well at our Guijarral Hills site.  Although we do currently have a working interest in a producing field located in Texas, the cash flow generated by the wells in this field has not been sufficient to satisfy our ongoing working capital and other financial commitments, including the need to service and repay approximately $4.0 million of outstanding debt.  Accordingly, we pursued a business combination transaction with an existing private enterprise operating in a similar line of business that was willing to acquire our oil and gas assets and assume our liabilities, in part so as to benefit from our status as a public company.

Given that the fact that PEDCO had been selling shares of its Series A preferred stock at $0.75 per share while the public market value of our shares was approximately $0.01 per share during the time period the merger was negotiated and agreed to (i.e., December 2011 through January 2012), we felt that the merger was an attractive alternative for our shareholders.  We did not obtain a third-party fairness opinion for the merger due to the fact that our Board of Directors believed that the merger was fair to its shareholders based on the criteria below and because we did not have sufficient working capital to pay for the costs associated with a fairness opinion.  In evaluating the merger transaction, some of the important factors in our decision included: (i) the assumption and extension of $1.33 million of our senior secured debt (to take effect upon consummation of the merger); (ii) the willingness of our creditors to convert $1.45 million of our outstanding secured debt into common stock at a price of $0.02 per share (prior to the reverse stock split), (iii) the willingness of our existing holders of preferred stock to convert 6,000,000 shares of our preferred stock, with cumulative dividend rights and preferential liquidation preferences, into our common stock on a one-for-one basis (instead of a 2.5-for-one basis as provided for currently); (iv) the willingness of our Series B preferred stock shareholder to convert its outstanding share of preferred stock, which included the right to approve certain fundamental company transactions, into one share of common stock upon consummation of the merger; and (v) the combination of our existing assets with PEDCO, a company that has agreed to manage our assets and assume our debts.  See also, “Background of the Merger and Reasons for the Merger”, below.

Based on these and other factors, our board of directors unanimously concluded that the merger represents the best available option for our company to continue as a going concern, and that the merger provides the best existing alternative for our shareholders to receive value on their investment.  See “Unanimous Recommendation of Our Board of Directors” (page 44).

Our Board of Directors has unanimously determined that the adoption of the merger, the merger agreement and the amended and restated certificate of formation and designations are advisable, and that such documents are fair to, and in the best interests of our shareholders, has approved and authorized in all respects the merger agreement and the amended and restated certificate of formation and designations, and recommends that you vote “FOR” the approval of (1) the merger agreement, (2) the conversion of our Series A and Series B preferred stock into shares of our common stock, (3) a reverse stock split of our common stock of between 1:100 and 1:112, (4) a name change of Blast to “PEDEVCO CORP.”, (5) an increase in our authorized shares of common stock from 180 million shares to 200 million shares and preferred stock from 20 million shares to 100 million shares, (6) the adoption of an amendment to our certificate of formation to limit the liability of our directors for monetary damages in connection with the breach of their fiduciary duty, (7) the adoption of an amendment to our certificate of formation to clarify  that that any amendment or modification of the provision of our certificate of amendment which provides for us to indemnify our agents, will not adversely affect any right or protection of agents occurring prior to the date of such amendment or modification, (8) the adoption of an amendment to our certificate of formation to reduce the shareholder vote required to amend our certificate of formation and undertake certain other Fundamental Actions from two-thirds of such voting shares to a majority of our voting shares, (9) to approve the creation of a new series of preferred stock called “Series A Preferred Stock” and the designation of 25 million shares of such new Series A Preferred Stock, (10) to update certain outdated provisions and remove certain redundant provisions of our certificate of formation and to further reword, clarify and affect certain other non-material changes to our certificate of formation, and (11) the 2012 Equity Incentive Plan.

Interests in the Merger of Our Board of Directors and Executive Officers and Other Related Persons (page 57)

As of the record date, our two directors and our executive officers collectively beneficially owned approximately 2.5% of our outstanding common stock.  Other than their interests as shareholders and as described below, our current directors and officers have no direct or indirect interest in the merger, the merger agreement or the amended and restated certificate of formation and designations.

Michael L. Peterson served on our board of directors from May 2008 until December 2011.  He also served as interim President and CEO from June 2009 until December 2011.  Mr. Peterson beneficially owns 2,950,000 shares of our common stock, totaling 1.5% of our outstanding common stock.  In September 2011, Mr. Peterson entered into a consulting agreement with PEDCO to serve as PEDCO’s Executive Vice President.  In February 2012, Mr. Peterson entered into an employment agreement with PEDCO to serve as PEDCO’s Executive Vice President at an annual base salary of $250,000.  Mr. Peterson beneficially owns 5.3% of PEDCO’s outstanding common stock, and will own 5.2% of the outstanding stock of Blast after the merger with PEDCO.

Eric A. McAfee and Clyde Berg, who beneficially own a total of 57% of our outstanding common stock and 100% of our outstanding Series A preferred stock and Centurion, which owns our one outstanding Series B preferred stock share, entered into voting agreements with us on January 13, 2012.  Under the voting agreement, Mr. McAfee, Mr. Berg and Centurion agreed, on behalf of themselves and their affiliates, to vote the outstanding capital stock they beneficially own in favor of the merger agreement and the approval of the amended and restated certificate of formation and designations. These voting agreements currently terminate on August 1, 2012.  Further information on these stockholders is provided under “Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters” on page 119.

Members of our board of directors and some of our officers have agreed to convert amounts owed to them into shares of our common stock.  See “Officer, Director and Other Debt Conversions” below.

Certain of PEDCO’s directors and executive officers have financial interests in the merger that may be different from, or in addition to, the interests of PEDCO stockholders generally.

As detailed below under “The Merger — Management and Operations After the Merger,” it is anticipated that all of our current officers and directors will resign and Frank C. Ingriselli will serve as our Executive Chairman of the Board, President and Chief Executive Officer, Jamie Tseng will serve as our Chief Financial Officer, Senior Vice President and Managing Director, Michael L. Peterson will serve as our Executive Vice President, and Clark R. Moore will serve as our Executive Vice President, General Counsel and Secretary, and all of the members of PEDCO’s board of directors immediately prior to the merger will continue to serve as directors of Blast upon completion of the merger.   No payments or benefits will be triggered as a result of the merger under the outstanding stock option, stock purchase, and employment agreements that PEDCO has entered into with its executive officers.

Material United States Federal Income Tax Consequences of the Merger (page 102)

The merger will constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, and our shareholders generally will not recognize any gain or loss for U.S. federal income tax purposes by reason of the merger or the reverse stock split described in this proxy statement.

The federal income tax consequences summarized above may not apply to all of our shareholders.  Your tax consequences will depend upon your individual situation.  Therefore, we strongly encourage you to consult with your tax advisor for a full understanding of the particular tax consequences of the merger and the reverse stock split to you.

Effects of the Merger and Amended and Restated Certificate of Formation and Designations on our Current Shareholders (pages 48, 99-100, and 104-112)

While the merger itself will not affect any of our currently outstanding shares of stock, the issuance of our shares in the merger will decrease our existing shareholders’ percentage equity ownership in our company.  Furthermore, the amended and restated certificate of formation and designations, the filing of which is a condition to closing the merger, will affect the rights of our shareholders.  When the amended and restated certificate of formation and designations is filed, all outstanding shares of our Series A and Series B preferred stock will convert into shares of our common stock on a one-to-one basis, immediately followed by a 1-for-112 reverse stock split of our common stock (subject to adjustment as described below under “Adjustment of Reverse Stock Split Ratio”).  The reverse stock split will not immediately affect any of our shareholder’s proportional equity interests in our company, nor will it change any of the rights of the existing holders of our common stock.  However, after the reverse stock split is effectuated, our current shareholders will own fewer shares than they presently own (a number equal to one-one hundred and twelfth (1/112th) the number of shares owned immediately prior to the reverse stock split).  Furthermore, the number of shares of our common stock authorized for issuance will increase from 180,000,000 shares to 200,000,000 shares.  The future issuance of any such shares (including, but not limited to shares issued in the merger) will decrease our existing shareholders’ percentage equity ownership in our company and, depending on the price at which they are issued, would be dilutive to our existing shareholders.

The filing of the amended and restated certificate of formation and designations will also result in an increase in the number of authorized shares of preferred stock from 20,000,000 shares to 100,000,000 shares and result in the creation of a new series of Series A preferred stock, described in greater detail below under “Proposal V – Approval Of An Increase In Our Authorized Shares Of Common Stock From 180 Million Shares To 200 Million Shares And Preferred Stock From 20 Million Shares To 100 Million Shares” and “Proposal X – Approval Of The Amended And Restated Certificate Of Designations Of Our Series A Preferred Stock”.  Future issuances of these shares of preferred stock (including, but not limited to shares issued in the merger) will decrease our existing shareholders’ percentage equity ownership in our company and could be dilutive.  Furthermore, the designation of the new Series A preferred stock will create a series of preferred stock with certain preferences and priorities over the holders of our common stock, including with respect to rights to dividends and distributions upon liquidation.

Conditions to Closing the Merger (page 95)

Before the merger can be completed, a number of closing conditions must be satisfied by both parties, including the approval of the merger agreement and the amended and restated certificate of formation and designations by our shareholders.

Changes in Directors and Management (page 85)

Upon the closing of the merger, the board of directors of PEDCO will become the board of directors of the surviving company, our board of directors will be increased from two to three, and three persons designated by PEDCO will serve on our board of directors.  PEDCO has advised us that immediately prior to the merger, the board of directors of PEDCO will consist of Frank C. Ingriselli, Michael L. Peterson, and Jamie Tseng, and that it intends to designate the same individuals to our board of directors.

SUMMARY PRO FORMA INFORMATION

The unaudited pro forma information of the Company set forth below gives effect to the merger of Pacific Energy Development Corporation as if it had been consummated as of the beginning of the applicable periods. The unaudited pro forma information has been derived from the historical Consolidated Financial Statements of Blast Energy Services, Inc. and Pacific Energy Development Corporation. The unaudited pro forma information is for illustrative purposes only. You should not rely on the unaudited pro forma financial information as being indicative of the historical results that would have been achieved had the acquisition occurred in the past or the future financial results that the Company will achieve after the acquisition.

PEDEVCO CORP.
(formerly Blast Energy Services, Inc.)
Pro forma Consolidated Balance Sheets
(Unaudited)

		Pacific Energy
	Blast Energy	Development			Pro forma
	Services, Inc.	Corporation		Pro forma	Consolidated
	03/31/12	03/31/12		Adjustments	03/31/12
Assets

Current assets:
Cash	$3,097	$250,884			$253,981
Accounts receivable, net	20,742	58,292			79,034
Deferred costs	-	309,635			309,635
Prepaid expenses and other current assets	68,655	20,170			88,825
Total current assets	92,494	638,981			731,475

Oil and gas properties - full cost method
Proved oil and gas properties	1,212,824	-			1,212,824
Unproved oil and gas properties	696,178	-			696,178
Less: accumulated depletion	(512,973)	-			(512,973)
Total oil and gas properties, net	1,396,029	-			1,396,029

Oil and gas properties– successful efforts
Proved oil and gas properties	-	3,750,000			3,750,000
Unproven oil and gas properties	-	1,729,989			1,729,989
Equity method investment	-	560,882			560,882
Total oil and gas properties	-	6,040,871			6,040,871

Other investment	-	4,100			4,100

Equipment, net	381,421	-			381,421

Goodwill	-	-	(1)	2,091,000	2,091,000

Total assets	$1,869,944	$6,683,952		2,091,000	$10,644,896

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$82,437	$74,513			$156,950
Accrued expenses	672,197	2,756,009			3,428,206
Accrued expenses – related parties	396,413	-	(6)	(344,997)	51,416
Note payable – related parties	106,150	-			106,150
Notes payable – other	1,561,589	-			1,561,589
Total current liabilities	2,818,786	2,830,522			5,304,311

Long-term liabilities:
Notes payable – related party	1,120,000	-	(6)	(1,120,000)	-
Asset retirement obligations	41,712	-			41,712
Total liabilities	3,980,498	2,830,522			5,346,023

Stockholders’ equity:
Series A Preferred Stock, $.001 par value, 20,000,000 shares
authorized, 6,000,000 shares issued and outstanding	6,000	-	(2)	(6,000)	11,984
			(5)	11,984
Series A Preferred Stock, $.001 par value, 100,000,000 shares
authorized, 6,666,667 shares issued and outstanding	-	11,224	(5)	(6,667)	4,557
Series B Preferred Stock, $.001 par value, 1 share authorized
1 and 0 share issued and outstanding, respectively	-	-	(2)	-	-
Common Stock, $.001 par value, 180,000,000 shares authorized;
71,425,905 shares and 19,202,580 shares issued and outstanding, respectively	71,426	-	(2)	6,000	19,203
			(3)	(76,734)
			(4)	17,857
			(6)	654
Common stock, $0.001 par value, 200,000,000 shares authorized;
15,502,261 shares issued and outstanding	-	15,503	(4)	(15,503)	-
Subscription receivable	-	(69,667)	(4)	69,667	-
Additional paid-in capital	76,389,124	5,056,697	(1)	2,091,000	6,789,091
			(3)	76,734
			(4)	(78,283,490)
			(5)	(5,317)
			(6)	1,464,343
Accumulated deficit	(78,577,104)	(1,160,327)	(4)	78,211,469	(1,525,962)
Total stockholders’ equity	(2,110,554)	3,853,430			5,298,873

Total Liabilities and stockholders’ equity	$1,869,944	$6,683,952		$2,091,000	$10,644,896

Pro forma footnotes:

(1) To record goodwill for the difference between the fair value of consideration transferred and the fair value of assets acquired and liabilities assumed (which valuation and allocation is not final, is not based on any valuation and is subject to change).
(2) To convert all outstanding Series A and Series B preferred stock into shares of the Company's common stock on a one-for-one basis.
(3) To adjust common stock par value and the additional paid-in capital to reflect one-for-one hundred and twelve (1:112) reverse stock split.
(4) To record the issuance of 17,857,261 shares of the Company's common stock to existing holders of common stock of PEDCO.
(5) To record the issuance of 11,984,208 shares of the Company's Series A preferred stock to existing holders of Series A preferred stock of PEDCO.
(6) To record the conversion of $1.465 million of Blast related party secured debt converted into common stock of PEDCO.

PEDEVCO CORP.
(formerly Blast Energy Services, Inc.)
Pro forma Consolidated Statements of Operations
(Unaudited)

		Pacific Energy
	Blast Energy	Development			Pro forma
	Services, Inc.	Corporation			Consolidated
	for Quarter	for Quarter			for Quarter
	Ended	Ended		Pro forma	Ended
	3/31/2012	3/31/2012		Adjustments	3/31/2012

Revenues:	$118,214	$-			$118,214
					-
Cost of revenues
Services	-	-			-
Lease operating costs	67,353	-			67,353
Total cost of revenues	67,353	-			67,353

Operating expenses					-
Selling, general and administrative expense	190,981	438,746			629,727
Depreciation, depletion and amortization	36,124	-			36,124
Total operating expenses	227,105	438,746			665,851

Operating loss	(176,244)	(438,746)			(614,990)

Other income (expense):
Interest expense	(189,391)	-			(189,391)
Equity in loss of equity method investment	-	(27,571)			(27,571)
Other income (expense)	-	-			-
Total other expense	(189,391)	(27,571)			(216,962)
					-
Loss from continuing operations	(365,635)	(466,317)			(831,952)
Net Loss	(365,635)	(466,317)			(831,952)

Preferred dividends	(59,836)	-			(59,836)
Net loss attributable to common shareholders	$(425,471)	$(466,317)			$(891,788)

Net loss per common share - Basic :
Continuing operations	$(0.01)				$(0.05)
Discontinued operations	(0.00)				-
Total	$(0.01)				$(0.05)

Net loss per common share - Diluted :
Continuing operations	$(0.01)				$(0.05)
Discontinued operations	(0.00)				-
Total	$(0.01)				$(0.05)

Weighted average common shares outstanding - basic and diluted	71,425,905		(1)(2)	(52,223,325)	19,202,580

Pro forma footnotes:

(1) The weighted average common shares outstanding - basic and diluted is adjusted to reflect the following:
       - The conversion of all outstanding Series A and Series B preferred stock into shares of the Company's common stock on a one-for-one basis;
       - The one-for-one hundred and twelve (1:112) reverse stock split;
       - The issuance of 17,857,261 shares of the Company's common stock to existing holders of common stock of PEDCO;
       - The issuance of 11,984,208 shares of the Company's Series A preferred stock to existing holders of Series A preferred stock of PEDCO;
       - The conversion of $1.465 million of Blast related party secured debt converted into common stock of PEDCO.

(2) The weighted average common shares outstanding do not include the following potentially dilutive securities:
- The grant of warrants to purchase 1,100,000 of the Company's common stock to existing warrant holders of PEDCO;
- The grant of options to purchase 895,000 of the Company's common stock to existing option holders of PEDCO; and
- The issuance of 11,984,208 shares of the Company's Series A preferred stock to existing holders of Series A preferred stock of PEDCO.

PEDEVCO CORP.
(formerly Blast Energy Services, Inc.)
Pro forma Consolidated Statements of Operations
(Unaudited)

		Pacific Energy
	Blast Energy	Development		Pro forma
	Services, Inc.	Corporation		Consolidated
	for Year	for Year		for Year
	Ended	Ended	Pro forma	Ended
	12/31/2011	12/31/2011	Adjustments	12/31/2011

Revenues:	$446,526	$-		$446,526
				-
Cost of revenues
Services	8,069	-		8,069
Lease operating costs	270,746	-		270,746
Total cost of revenues	278,815	-		278,815

Operating expenses				-
Selling, general and administrative expense	1,469,061	648,125		2,117,186
Depreciation, depletion and amortization	147,591	-		147,591
Impairment loss	1,640,489	-		1,640,489
Total operating expenses	3,257,141	648,125		3,905,266

Operating loss	(3,089,430)	(648,125)		(3,737,555)

Other income (expense):
Interest expense	(1,057,331)	(12,912)		(1,070,243)
Equity in loss of equity method investment	-	(25,875)		(25,875)
Other income (expense)	1,407	(7,098)		(5,691)
Total other expense	(1,055,924)	(45,885)		(1,088,897)
				-
Loss from continuing operations	(4,145,354)	(694,010)		(4,826,452)
Loss from discontinued operations	(3,686)	-		(3,686)
Net Loss	(4,149,040)	(694,010)		(4,830,138)

Preferred dividends	(240,000)	-		(240,000)
Net loss attributable to common shareholders	$(4,389,040)	$(694,010)		$(5,070,138)

Net loss per common share - Basic :
Continuing operations	$(0.06)			$(0.26)
Discontinued operations	(0.00)			-
Total	$(0.06)			$(0.26)

Net loss per common share - Diluted :
Continuing operations	$(0.06)			$(0.26)
Discontinued operations	(0.00)			-
Total	$(0.06)			$(0.26)

Weighted average common shares outstanding - basic and diluted	71,059,786	(1)	(51,837,195)	19,222,591

Pro forma footnotes:

(1) The weighted average common shares outstanding - basic and diluted is adjusted to reflect the following:
- The conversion of all outstanding Series A and Series B preferred stock into shares of the Company's common stock on a one-for-one basis;
- The one-for-one hundred and twelve (1:112) reverse stock split;
- The issuance of 17,857,261 shares of the Company's common stock to existing holders of common stock of PEDCO;
- The issuance of 11,984,208 shares of the Company's Series A preferred stock to existing holders of Series A preferred stock of PEDCO; and
- The conversion of $1.465 million of Blast related party secured debt converted into common stock of PEDCO.

(2) The weighted average common shares outstanding do not include the following potentially dilutive securities:
- The grant of warrants to purchase 1,100,000 of the Company's common stock to existing warrant holders of PEDCO;
- The grant of options to purchase 895,000 of the Company's common stock to existing option holders of PEDCO; and
- The issuance of 11,984,208 shares of the Company's Series A preferred stock to existing holders of Series A preferred stock of PEDCO.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

The following questions and answers address briefly some questions you may have regarding the special meeting, the proposed merger and the proposed amended and restated certificate of formation and designations.  These questions and answers may not address all questions that may be important to you as a shareholder of our company.  Please refer to the more detailed information contained elsewhere in this proxy statement, including the appendices to this proxy statement.

Q:	Why am I receiving this proxy statement and the proxy card?

A:
You are being asked to approve the merger agreement between our company and MergerCo, on the one hand, and PEDCO, on the other hand, as well as the adoption of the 2012 Equity Incentive Plan.  In connection with the transactions contemplated by the merger agreement, you are also being asked to approve the Proposals relating to our amended and restated certificate of formation and designations, which will effectuate a 1-for-112 reverse stock split (subject to adjustment as described below under “Adjustment of Reverse Stock Split Ratio”), a change in our name, an increase in the number of shares of authorized common and preferred stock, the immediate conversion of our outstanding Series A and B preferred stock into shares of common stock on a one-for-one basis, the creation of a new series of preferred stock, “Series A Preferred Stock,” and certain other changes in our company’s voting and amendment procedures. You have been sent this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at the special meeting of shareholders called for the purpose of voting on the foregoing matters.

Q:	What is the proposed transaction?

A:
The proposed transaction is the filing of the amended and restated certificate of formation and designations, followed by the merger of MergerCo into PEDCO.  As a result of the merger, our company (through its ownership of MergerCo) will succeed to all of the rights, assets, and liabilities of PEDCO, and PEDCO will become our wholly-owned subsidiary.

Q:	Why is our Board of Directors proposing the merger with PEDCO?

A:
Over the past 12 months, we have pursued a variety of capital raising alternatives to supplement anticipated income from our oil and gas investments in order to meet our operational capital requirements and service our outstanding debt.  In particular, due to the higher than expected drilling costs experienced by our operating partner in connection with the Guijarral Hills well, the lack of economic oil production in the first zones tested, and the need for additional capital for additional testing, we were unable to raise the funds necessary to proceed with the testing of our well at our Guijarral Hills site.  Although we do currently have a working interest in a producing field  located in Texas, the cash flow generated by the wells in this field has not been sufficient to satisfy our ongoing working capital and other financial commitments, including the need to service and repay approximately $4.0 million of outstanding debt.  Accordingly, we pursued a business combination transaction with an existing private enterprise operating in a similar line of business that was willing to acquire our oil and gas assets and assume our liabilities, in part so as to benefit from our status as a public company.

Given that the fact that PEDCO had been selling shares of its Series A preferred stock at $0.75 per share while the public market value of our shares was approximately $0.01 per share during the time period the merger was negotiated and agreed to (i.e., December 2011 through January 2012), we felt that the merger was an attractive alternative for our shareholders.  We did not obtain a third-party fairness opinion for the merger due to the fact that our Board of Directors believed that the merger was fair to its shareholders based on the criteria below and because we did not have sufficient working capital to pay for the costs associated with a fairness opinion.  In evaluating the merger transaction, some of the important factors in our decision included: (i) the assumption and extension of $1.33 million of our senior secured debt (to take effect upon consummation of the merger); (ii) the willingness of our creditors to convert $1.45 million of our outstanding secured debt plus interest into common stock at a price of $0.02 per share (prior to the reverse stock split), (iii) the willingness of our existing holders of preferred stock to convert 6,000,000 shares of our preferred stock, with cumulative dividend rights and preferential liquidation preferences, into our common stock on a one-for-one basis (instead of a 2.5-for-one basis as provided for currently); (iv) the willingness of our Series B preferred stock shareholder to convert its outstanding share of preferred stock, which included the right to approve certain fundamental company transactions, into one share of common stock upon consummation of the merger; and (v) the combination of our existing assets with PEDCO, a company that has agreed to manage our assets and assume our debts.

Q:	Why is our Board of Directors proposing the changes contained in the amended and restated certificate of formation and designations?

A:
The proposed changes to our certificate of formation and designations are necessary for us to comply with the terms of the merger agreement.  If the Proposals relating to our amended and restated certificate of formation and designations, all of which are conditioned upon the approval of each of the other Proposals set forth herein (other than our 2012 Stock Incentive Plan, which is a standalone Proposal), are not approved, the amended and restated certificate of formation and designations will not be approved and the merger will not be completed.  Similarly, since our certificate of formation and designations is being amended and restated to facilitate the merger, if the merger is not approved, we will not proceed with the amended and restated certificate of formation and designations.

Q:	Are there any conditions to the completion of the merger?

A:
Yes.  The merger agreement specifies various important closing conditions, including, but not limited to (1) approval of the merger agreement by both our shareholders and PEDCO’s shareholders, and (2) approval of the amended and restated certificate of formation by our shareholders, and (3) approval of the amended and restated certificate of designations by our shareholders.  These are described in greater detail below under “Closing Conditions.”

Q:	What will happen if our shareholders approve the Proposals?

A:
If our shareholders approve the transaction with PEDCO and the Proposals relating to the amended and restated certificate of formation and designations, then shortly following the special meeting, we will file the amended and restated certificate of formation and designations with the Secretary of State of the State of Texas to effectuate the reverse stock split, the name change, the increase in the number of authorized shares of common and preferred stock, the immediate conversion of our outstanding Series A and B preferred stock into shares of common stock on a one-for-one basis, the creation of our new Series A preferred stock, and certain other changes as described in greater detail in Proposals I through IX, below.  Immediately thereafter, subject to the satisfaction of certain conditions set out in the merger agreement, we will file a certificate of merger with the Secretary of State of the State of Nevada and issue shares of our common stock and new Series A preferred stock to the shareholders of PEDCO in exchange for all of the outstanding shares of common stock and preferred stock of PEDCO, as a result of which PEDCO will become our wholly-owned subsidiary.  Additionally, concurrently therewith or shortly thereafter, we anticipate our trading symbol on the Over-The-Counter Bulletin Board changing in connection with the name change affected pursuant to the merger.  Finally, if approved the 2012 Equity Incentive Plan will provide for such rights as are described below under “Proposal XI – Approval of Adoption of the 2012 Equity Incentive Plan”, below.  While we will not move forward with the amended and restated certificate of formation or the transaction with PEDCO, unless each such Proposal set forth herein relating to such transactions are approved by the shareholders, in the event the 2012 Equity Incentive Plan is approved by the shareholders, and regardless of whether or not the other Proposals set forth herein are approved, the 2012 Equity Incentive Plan will still become effective.

Q:	What will happen if our shareholders do not approve the merger or the Proposals relating to our amended and restated certificate of formation?

A:
If the merger or the Proposals relating to our amended and restated certificate of formation are not approved by our shareholders, the merger agreement will be terminated, and we will continue to seek additional capital and/or pursue a business combination transaction with an existing private business enterprise.  If we do not consummate the merger, we also will not proceed with the amended and restated certificate of formation and designations, regardless of whether or not it has been approved by our shareholders.  Any amounts owing to PEDCO, which as of the date of this proxy statement total $30,000 as an initial deposit for the merger agreement and approximately $345,000 of our operation costs and expenses related to the merger that were paid by PEDCO, must be repaid within ten days following the termination of the merger agreement.  In addition, all amounts outstanding under our secured promissory notes with Centurion Credit Funding, LLC, which as of the date of this proxy statement totaled approximately $1.2 million (which were originally due February 2, 2012 but which Centurion Credit Funding, LLC, in order to accommodate this merger, agreed to extend the maturity of for approximately six months), must be repaid within 30 days following the termination of the merger agreement, or August  1, 2012 if the merger agreement is not closed by that time.  We do not have sufficient cash available to repay these amounts.  As such, we may be forced to curtail or abandon our operations, liquidate our assets, seek bankruptcy protection (if available) and/or be forced to cease filing reports with the SEC. In the event of the above, an investment in our company will likely decline in value or become worthless and shareholders of our company may lose their entire investment.

Q:	How will my shares of stock be affected by the merger and the amended and restated certificate of formation and designations?

A:
If the merger and the Proposals relating to our amended and restated certificate of formation and designations are approved, the amended and restated certificate of formation and designations will be filed and become effective immediately prior to the closing of the merger.  When the amended and restated certificate of formation and designations become effective, all outstanding shares of our Series A and Series B preferred stock will automatically convert into shares of our common stock on a one-to-one basis, and our common stock (including common stock issued in connection with the preferred stock conversion) will undergo a 1-for-112 reverse stock split (subject to adjustment as described below under “Adjustment of Reverse Stock Split Ratio”).  The reverse stock split will not affect any of our shareholder’s proportional equity interests in our company, nor will it change any of the rights of the existing holders of our common stock.  Shareholders should recognize, however, that after the reverse stock split is effectuated, they will own fewer shares than they presently own (a number equal to the number of shares owned immediately prior to the reverse stock split divided by one-hundred and twelve (112)).  Furthermore, upon filing of the amended and restated certificate of designations, the number of authorized shares of our common stock available for issuance will be increased from 180,000,000 shares to 200,000,000 shares.  The issuance of such shares would decrease our existing shareholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to our existing shareholders.

Upon effectiveness, the amended and restated certificate of formation and designations will also result in an increase in the number of authorized shares of preferred stock from 20,000,000 to 100,000,000, the termination of our existing Series A and Series B preferred stock, and the creation of a new series of preferred stock called “Series A preferred stock.”  Future issuances of our preferred stock will decrease our existing shareholders’ percentage equity ownership in our company and could be dilutive.  Furthermore, the designation of the new Series A preferred stock will create a series of preferred stock with certain preferences and priorities over the holders of our common stock, including with respect to rights to dividends and distributions upon liquidation, and reduce the voting power of the current holders of our common stock, described in greater detail below under “Proposal V – Approval Of An Increase In Our Authorized Shares Of Common Stock From 180 Million Shares To 200 Million Shares And Preferred Stock From 20 Million Shares To 100 Million Shares” and “Proposal X – Approval Of The Amended And Restated Certificate Of Designations Of Our Series A Preferred Stock”.

Q:	How will my shares of stock be affected by the merger?

A:
The shares of common stock held by our existing common shareholders will not be affected by the merger other than the dilutive effects of the issuance of additional shares of our company to the shareholders of PEDCO and the effects of the amended and restated certificate of formation and designations as previously described.  Shares held by our existing preferred stockholders will be converted into shares of our common stock prior to the merger.  If the proposed merger is completed, (1) each outstanding share of common stock of PEDCO will be exchanged for one share of our common stock, (2) each outstanding share of Series A preferred stock of PEDCO will be exchanged for one share of our new Series A preferred stock, and (3) each outstanding option or warrant to purchase shares of common stock or preferred stock of PEDCO will be exchanged for an option or warrant to purchase the same number of shares of our common stock or preferred stock, as applicable, on the same terms.

Q:	Will I have dissenters’ rights as a result of the merger or the amended and restated certificate of formation and designations?

A:
No.  Under Texas law, dissenters’ rights only apply in limited circumstances or as otherwise provided in a corporation’s governing documents.  Since these circumstances are not applicable to the merger or the amended and restated certificate of formation and designations, no dissenters’ rights are applicable to the currently contemplated transactions.

Q:	What type of business will our company conduct after the merger?

A:
After the merger, PEDCO will be our wholly-owned subsidiary.  Blast currently intends to continue to operate its business with the new executives of PEDCO, but its business will also include the business of PEDCO.  PEDCO is a privately-held development stage energy company formed to engage, acquire and develop strategic, high growth energy projects, including shale oil and gas, in the United States and Pacific Rim countries.  PEDCO’s portfolio includes (i) interests and operatorship of approximately 7,450 gross acres located in the Niobrara shale formation in Colorado, (ii) 50% ownership of an approximate 8% working interest in producing oil and gas leases covering 1,650 gross acres in the Leighton Eagle Ford shale formation in McMullen County, Texas, and (iii) a joint venture interest in a Rare Earth minerals manufacturing plant in China.  PEDCO was founded in early 2011 by a group of former senior executives from Texaco, Inc. and CAMAC Energy Inc. (formerly Pacific Asia Petroleum, Inc.), and is led by its President and CEO, Frank C. Ingriselli.  PEDCO is headquartered in Danville, California.

Q:	What is the purpose of the Blast Energy 2012 Equity Incentive Plan?

A:
Our board of directors adopted the 2012 Equity Incentive Plan (the “2012 Plan”) because there are a limited number of shares available for grants of awards under our existing stock option plan, the 2009 Stock Incentive Plan (the “Prior Plan”).  Management believes that granting options is an important incentive tool for our company’s directors and employees.  As a result, our board adopted the 2012 Plan to continue to provide a means by which employees, directors and consultants of our company may be given an opportunity to benefit from increases in the value of our common stock, and to attract and retain the services of such persons.  If the 2012 Plan is adopted, we will not grant any additional awards under the Prior Plan.  The 2012 Plan is attached to this proxy statement as Appendix B.

Q:	Where and when is the special meeting?

A:	The special meeting of shareholders will be held on [____________], 2012, beginning at 9:00 a.m., local time at The Loev Law Firm, P.C., 6300 West Loop South, Suite 280, Bellaire, Texas 77401.

Q:	Are all shareholders as of the record date entitled to vote at the special meeting?

A:
Yes.  All shareholders who own our common or preferred stock at the close of business on [_________], 2012, the record date for the special meeting, are entitled to receive notice of the special meeting and to vote the shares of our common and/or preferred stock that they hold on the record date at the special meeting, or at any adjournment or postponement of the special meeting.

Q:	Are all shareholders as of the record date entitled to attend the special meeting?

A:
Yes.  All of our shareholders as of the record date, or their legally authorized proxies named in the proxy card, may attend the special meeting.  Cameras, recording devices, and other electronic devices will not be permitted at the meeting.  If your shares are held in the name of a broker, bank, or other nominee, you should bring a proxy or letter from the broker, bank, or other nominee confirming your beneficial ownership of the shares and authorizing you to vote such shares at the meeting.

Q:	What vote of our shareholders is required to approve the merger agreement and the amended and restated certificate of formation and designations?

A:
Approval of the merger agreement and each of the Proposals relating to our amended and restated certificate of formation and the amended and restated certificate of designations requires the approval of the holders, as of the record date of __________, 2012, of two thirds of the outstanding shares of our common and preferred stock (voting as a single class on an as-converted to common stock basis), two thirds of the outstanding Series A preferred stock (voting separately as a class), and the affirmative vote from the holder of our one share of Series B preferred stock.  Failure to vote or abstaining from voting will have the same effect as a vote against approval of the merger agreement, the amended and restated certificate of formation and the amended and restated certificate of  designations.  Blast Energy Services, Inc., as the sole shareholder of MergerCo, approved the merger and merger agreement on January 13, 2012.

Q:
Does our board of directors unanimously recommend that our shareholders vote “FOR” the approval of the merger agreement, the Proposals relating to the amended and restated certificate of formation, and the amended and restated certificate of designations?

A:
Yes.  After careful consideration, our board of directors unanimously recommends that you vote “FOR” the approval of the merger agreement, “FOR” each of the Proposals relating to the approval of the amended and restated certificate of formation, and “FOR” the approval of the amended and restated certificate of designations.

Q:	What do I need to do now if I hold my shares in my name?

A:
We urge you to read this proxy statement carefully, including its appendices.  You can then ensure that your shares are voted at the special meeting by completing, signing, dating, and returning the accompanying proxy card in the enclosed postage-paid envelope.  Alternatively, you may vote your shares at the meeting via Internet, fax or phone as disclosed on the attached proxy card.

Q:	If my shares are held in “street name” by my broker, bank, or other nominee, will that person vote my shares for me?

A:
Your broker, bank, or other nominee will not vote your shares on your behalf unless you provide instructions on how to vote.  You should follow the directions provided by your broker, bank, or other nominee regarding how to provide voting instructions.  Without those instructions, your shares will not be voted, which will have the same effect as voting against approval of the merger agreement and the amended and restated certificate of formation and designations.

Q:	How can I revoke or change my vote?

A:
You have the right to change or revoke your proxy at any time before the vote is taken at the special meeting by:  (1) attending the special meeting in person and voting; (2) submitting a later-dated proxy card; or (3) notifying us that you are revoking your proxy by delivering a later-dated written statement to that effect to us at Blast Energy Services, Inc., PO Box 710152, Houston, Texas 77271-0152, which must be received at least one day prior to the date of the meeting.  Simply attending the special meeting, however, will not be sufficient to revoke your proxy.  Furthermore, if you have instructed a broker, bank, or other nominee to vote your shares, these options for changing your vote do not apply, and instead you must follow the instructions received from your broker, bank, or other nominee to change your vote.

Q:	What does it mean if I get more than one proxy card or vote instruction card?

A:
If your shares are registered differently and are in more than one account, you will receive more than one proxy card or, if your shares are held in street name, more than one vote instruction card from your broker, bank, or other nominee.  Please sign, date, and return all of the proxy cards and vote instruction cards that you receive to ensure that all of your shares are voted.

Q:	What happens if I sell my shares before the special meeting?

A:
The record date for the special meeting is earlier than the date of the special meeting and is earlier than the date that the merger, if approved, will be completed.  If you transfer your shares of stock after the record date but before the special meeting, you will retain your right to vote those shares.

Q:	When do you expect the merger to be completed and the amended and restated certificate of formation and the amended and restated certificate of designations to become effective?

A:
We are working toward completing the merger as quickly as possible, and we anticipate that the amended and restated certificate of formation and the amended and restated certificate of designations will become effective and the merger will be completed promptly after the special meeting, assuming satisfaction or waiver of all of the conditions to the merger that are specified in the merger agreement.  Because the merger is subject to certain conditions, the exact timing of the completion of the merger and the likelihood of the consummation of the merger cannot be predicted with certainty.  If any of the conditions in the merger agreement are not satisfied or waived, the merger agreement will terminate.  In addition, if the merger is not completed by August 1, 2012, various outstanding voting agreements, debt conversion agreements, and amended debt agreements will expire.  See Risk Factors: “Risks Related to Blast and Its Business,” and “Risks Associated with the Merger.”

Q:	Who will bear the cost of this proxy solicitation?

A:
The expenses of preparing, printing, and mailing this proxy statement and the proxies solicited by this proxy statement will be borne by us.  Upon request, we will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable expenses for forwarding material to the beneficial owners of shares held of record by others.

Q:	Who can help answer my other questions?

A:
If you have more questions about the merger, need assistance in submitting your proxy or voting your shares, or need additional copies of the proxy statement or the enclosed proxy card, you can call John MacDonald, our Chief Financial Officer, at (281) 453-2888 or follow the directions at www.iproxydirect.com/BESV. If your broker, bank, or other nominee holds your shares, you should call that person for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

We caution you that this proxy statement contains forward-looking statements regarding, among other things, the proposed merger and the anticipated consequences and benefits of such transaction, and other financial, business, and operational items relating to the parties to the merger agreement.

Forward-looking statements involve known and unknown risks, assumptions, uncertainties, and other factors.  Statements made in the future tense, and statements using words such as “may,” “can,” “will,” “could,” “should,” “predict,” “aim’” “potential,” “continue,” “opportunity,” “intend,” “goal,” “estimate,” “expect,” “expectations,” “project,” “projections,” “plans,” “anticipates,” “believe,” “think,” “confident” “scheduled” or similar expressions are intended to identify forward-looking statements.  Forward-looking statements are not a guarantee of performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and are beyond our control.  These risks and uncertainties could cause actual results to differ materially from those expressed in or implied by the forward-looking statements, and therefore should be carefully considered.  We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this proxy statement.  We disclaim any obligation to update any of these forward-looking statements as a result of new information, future events, or otherwise, except as expressly required by law.

You should review the section of this proxy statement entitled “Risk Factors” for a discussion of the factors that could cause actual results to differ materially from those discussed in the forward-looking statements.

RISK FACTORS

In addition to the other information included in this proxy statement, including the matters addressed in the section entitled “Cautionary Statement Regarding Forward-Looking Information,” you should carefully consider the following risks before deciding whether to vote for the Proposal to approve the merger, the Proposals to approve and adopt the amended and restated certificate of formation and the amended and restated certificate of designations and the Proposal to approve the 2012 Equity Incentive Plan. In addition, you should read and consider the risks associated with each of the businesses of Blast and PEDCO because these risks will also affect the combined company following the merger. You should also read and consider the other information in this proxy statement.

RISKS ASSOCIATED WITH THE MERGER

If the merger is not completed, we may be forced to discontinue our operations.

The merger is subject to a number of conditions that are outside of our control.  We cannot assure you that these conditions will be satisfied or waived.  Any amounts owing to PEDCO, which as of the date of this proxy statement totaled approximately $375,000, must be repaid within ten days following the termination of the merger agreement.  In addition, all amounts outstanding under our secured promissory notes with Centurion Credit Funding, LLC, which as of the day of this proxy statement total and approximately $1.2 million, must be repaid on August 1, 2012.  Accordingly, if the merger is terminated, we will need to identify and consummate another strategic transaction or financing opportunity.  Failure to do so in a timely manner would likely cause us to discontinue our operations.

If the costs associated with the merger exceed the benefits, the post-merger company may experience adverse financial results, including increased losses.

Our company and PEDCO will incur significant transaction costs as a result of the merger, including legal and accounting fees. Actual transaction costs may substantially exceed our current estimates and may adversely affect the post-merger company’s financial condition and operating results. If the benefits of the merger do not exceed the costs associated with the merger, the post-merger company’s financial results could be adversely affected, resulting in, among other things, increased losses.

Consummation of the merger will result in significant dilution to our existing shareholders.

Upon consummation of the merger, our existing shareholders will hold, in total, only approximately 5% of the total number of outstanding shares of our capital stock.  Furthermore, shares of our newly designated Series A preferred stock will be issued in the merger.  The holders of the Series A preferred stock will have significant priorities in dividends, distributions, and voting, described in greater detail below under “Proposal X – Approval Of The Amended And Restated Certificate Of Designations Of Our Series A Preferred Stock”  After the merger, we may need to issue additional shares of capital stock to fund our business, which could lead to further dilution of our existing shareholders’ ownership interests.

Following the merger, the existing shareholders of PEDCO will control our company.

Following the merger, PEDCO’s existing shareholders will own an estimated approximately 91% of our outstanding common stock, 94% of our voting stock (common stock and Series A preferred stock, which votes one-for-one with the common stock) and 100% of our outstanding preferred stock.  In addition, pursuant to the merger agreement, the current PEDCO board of directors will remain as the board of directors of the surviving company and PEDCO will appoint all of the members of our newly formed three-member board of directors.  This means that the existing management and shareholders of PEDCO will have the right, if they were to act together, to exercise control over us, including making decisions with respect to issuing additional shares, entering into mergers, asset sales, and other fundamental transactions, and further amending the terms of our amended and restated certificate of formation and the amended and restated certificate of designations.

The existing holders of our Series A and B preferred stock will lose significant rights and privileges if the merger is consummated.

Upon the filing of the amended and restated certificate of formation and the amended and restated certificate of designations, all of our outstanding shares of Series A and B preferred stock will convert into shares of our common stock on a one-for-one basis.  Upon such conversion, our existing holders of preferred stock will therefore lose the rights, preferences, privileges and rights associated with such shares.  These rights include, with respect to the Series A preferred stock, the right to accrued dividends at the rate of 8% per annum and, in the event we receive a “Cash Settlement” (defined as an aggregate total cash settlement received by us, net of legal fees and expenses, in connection with our previously settled litigation proceedings in excess of $4 million), the right to receive payment on all outstanding dividends in cash or stock, at the holder’s option.  Holders of our Series A preferred stock are also entitled to convert their shares into common stock at the rate of 2.5 shares of common stock for each share of Series A preferred stock converted.  Holders of our Series B preferred stock have the right to consent to and approve Blast’s or any of its subsidiaries entry into any bankruptcy proceeding, consent to the appointment of a receiver, liquidator or trustee or the assignment by Blast or any of its subsidiaries for the benefit of any creditors.

We cannot assure you that a market will exist for our common stock after the merger.

Although our common stock is quoted on the OTC markets, a regular trading market for our securities may not be sustained in the future. Quotes for stocks listed on the OTC markets are not listed in the financial sections of newspapers and newspapers generally have very little coverage of stocks quoted solely on the OTC markets. Accordingly, prices for and coverage of securities quoted solely on the OTC markets may be difficult to obtain. In addition, stock quoted solely on the OTC markets tend to have a limited number of market makers and a larger spread between the bid and ask prices than those listed on the NYSE, AMEX or NASDAQ exchanges. All of these factors may cause holders of our common stock to be unable to resell their securities at or near their original offering price or at any price. Market prices for our common stock will be influenced by a number of factors, including:

•	changes in interest rates and the price of oil and natural gas;

•	competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	variations in quarterly operating results;

•	changes in financial estimates by securities analysts;

•	the depth and liquidity of the market for our common stock;

•	investor perceptions of our company after the merger with PEDCO; and

•	general economic and other national and international conditions.

In the event the merger does not close, an alternative to the merger may not be available to us and, if available and completed, may be less attractive to our equity holders than the merger. The company may be forced to file for bankruptcy or cease filing reports with the SEC.

We believe that the completion of the merger is critical to our continuing viability.  If the merger is not completed, an alternative transaction or restructuring arrangement may not be available, or if available, may not be on terms as favorable to our equity holders as the terms of the merger.   If the merger is not effectuated, we will owe approximately $500,000 to PEDCO (payable within ten days of termination of the merger agreement) and approximately $1.2 million to Centurion Credit Funding, LLC, payable on August 1, 2012.  If the merger is not completed, we will not have sufficient cash available to repay such amounts.  As such, we may be forced to curtail or abandon our operations, liquidate our assets (notwithstanding the fact that Centurion Credit Funding, LLC holds a first priority security interest over substantially all of our assets), seek bankruptcy protection (if available) and/or cease filing reports with the SEC.  In such case, an investment in our company will likely decline in value or become worthless and shareholders of our company may lose their entire investment.

The current officers and directors of PEDCO exercise significant voting control over PEDCO and will therefore exercise significant voting control over Blast subsequent to the merger, including all corporate decisions and the appointment of directors.

Following the merger, the officers and directors of PEDCO will be able to vote an aggregate of approximately 13 million voting shares, equal to approximately 41% of our then outstanding voting stock. The officers and directors of PEDCO will therefore exercise significant control in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations, the sale of all or substantially all of our assets, as well as the power to effectively prevent or cause a change in control. Any investor who purchases shares in our company will be a minority shareholder and as such will have little to no say in the direction of our company and the election of directors. Additionally, it will be difficult if not impossible for investors to remove our directors, which will enable such directors to control who serves as officers of our company as well as any changes in our board of directors.

If approved, the amended and restated certificate of formation will reduce the number of votes needed to amend our certificate of formation or implement certain fundamental transactions, from two-thirds of all voting shares to a majority of such voting shares.

Pursuant to Texas law and our existing certificate of formation, the approval of at least two-thirds of our outstanding voting shares is required to amend our certificate of formation or to undertake certain other fundamental transactions, including, but not limited to winding up our company. The amended and restated certificate of formation will, among other things, change the vote required to amend the certificate of formation and/or to effect such fundamental transactions to a majority of the voting shares.  Such amendments could include increasing the number of authorized shares of common and preferred stock and/or implementing a forward or reverse stock split.  The reduction in the total voting shares needed to effect an amendment to the certificate of formation and/or a fundamental transaction may also allow shareholders who have voting control over the company to more easily maintain such control or affect corporate actions which would not otherwise be approved.

The final reverse split amount affected pursuant to the amended and restated certificate of formation will vary depending on the total amount of funds loaned to Blast by PEDCO prior to the effective date of the merger.

Pursuant to the merger agreement, PEDCO has agreed to advance funds to Blast to enable Blast to fund certain approved transaction costs incurred by Blast in connection with the merger. The merger agreement further provides that if any such advances remain outstanding as of the closing of the merger, the number of shares to be retained by the existing Blast shareholders will be reduced by one share for each one dollar of unreimbursed advances. Such reduction would be accomplished through a corresponding change in the reverse stock split ratio. The parties currently estimate that the unreimbursed advances will total approximately $500,000 at closing (comprised of total advances of approximately $375,000 made to date plus an estimated additional $125,000 to be advanced through the closing).  The reverse stock split ratio of 1-for-112 used throughout this proxy statement and described in connection with the amended and restated certificate of formation is based on such total of anticipated unreimbursed advances. If the total unreimbursed advances at closing is more or less than this amount, the reverse stock split ratio will be appropriately adjusted, provided that our Board of Directors has determined not to move forward with the merger transaction and approval of the amended and restated certificate of formation in the event the total reverse split required to be effected pursuant to the terms of the merger (as summarized above) would be greater than 1:112.   By approving the amended and restated certificate of formation and the merger, as described herein, shareholders will provide our board of directors the ability, in their sole discretion, without further shareholder approval, to adjust the amount of the reverse stock split, based on the criteria set forth above.

RISKS RELATED TO BLAST

Shareholders may be diluted significantly through our efforts to obtain financing, satisfy obligations and/or complete acquisitions through the issuance of additional shares of our common stock or other securities.

We have no committed source of financing.  We may seek to use non-cash consideration to satisfy our obligations, including restricted shares of our common stock or other securities. Additionally, we may make acquisitions using our common stock or other securities as a means of payment for such acquisitions.  Our board of directors has the authority, without action or vote of our shareholders (other than, where applicable, following the merger, the approval of the holders of our Series A preferred stock), to issue all or part of our authorized but unissued shares of common stock and preferred stock with various preferences and other rights. These actions may result in substantial dilution of the ownership interests of existing shareholders, and dilute the book value of our common stock.

We will need additional capital to conduct our operations and fund our business and our ability to obtain the necessary funding is uncertain.

We may need to raise additional funds through public or private debt or equity financing or other various means to fund our business or operations, including our Farmout Agreement with Solimar Energy LLC (as described below).  Adequate funds may not be available when needed or may not be available on favorable terms. If we need to raise additional funds in the future by issuing equity securities, dilution to existing stockholders will result, and such securities may have rights, preferences and privileges senior to those of our common stock. We may be unable to raise additional funds by issuing debt securities due to our high leverage and due to restrictive covenants contained in our senior debt, which may restrict our ability to expend or raise capital in the future. If outside funding is unavailable and we are unable to generate sufficient revenue from new business arrangements, we will be unable to continue in our current form and will be forced to restructure or seek creditor protection. If this were to happen, our results of operations and the value of our securities would be adversely affected.

We have a limited operating history and our planned business and marketing strategies are not yet proven, which makes it difficult to evaluate our business performance.

We have not yet been able to commercialize the capabilities of our applied jetting technology and are not conducting operations with the abrasive technology.  We have no established basis to assure investors that our business or marketing strategies will be successful.  Because we have a limited operating history, there is little historical financial data upon which to evaluate our business performance.  You should consider the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development, particularly companies with limited capital in a rapidly evolving market. These risks and difficulties include our ability to meet our debt service and capital obligations, develop a commercial milling or jetting process with our AFJ technology, attract and maintain a base of customers, provide customer support, personnel, and facilities to support our business, and respond effectively to competitive and technological developments. Our business strategy may not be successful or may not successfully address any of these risks or difficulties and we may not be able to generate future revenues.

Significant amounts of our outstanding shares of common stock are restricted from immediate resale but will be available for resale into the market in the near future, which could potentially cause the market price of our common stock to drop significantly, even if our business is doing well.

Many of our outstanding shares of our common stock are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Act”).  As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws.  A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock, may have a depressive effect upon the price of our common stock in any market that may develop. An excessive sale of our shares may result in a substantial decline in the price of our common stock, and limit our ability to raise capital, even if our business is doing well.  Furthermore, the sale of a significant amount of securities into the market could cause the value of our securities to decline in value.

One principal stockholder can influence our corporate and management policies.

Berg McAfee Companies with its affiliates (“BMC”), effectively control approximately 57% of our outstanding voting shares as of the record date. Therefore, BMC has the ability to substantially influence all decisions made by us. Additionally, BMC’s control could have a negative impact on any future takeover attempts or other acquisition transactions.  Because our officers and directors do not exercise majority voting control over us, our shareholders who are not officers and directors may be able to obtain a sufficient number of votes to choose who serves as our directors. Because of this, the current composition of our board may change in the future, which could in turn have an effect on those individuals who currently serve in management positions with us. If that were to happen, our new management could affect a change in our business focus and/or curtail or abandon our business operations, which in turn could cause the value of our securities, if any, to decline.

Michael L. Peterson, Blast’s former Interim President and CEO and former board member, is also a director of Aemetis, Inc. (formerly AE Biofuels Inc.), a California-based vertically integrated biofuels company.  The Chairman and CEO of Aemetis, Inc. is Eric McAfee. Mr. McAfee is also the managing partner for McAfee Capital, LLC and president of Berg McAfee Companies, LLC, both of which are significant shareholders of Blast.  The fact that certain of our directors are also directors of entities affiliated with BMC could cause actual or perceived conflicts of interest between us and BMC and could cause the value for our securities to become devalued or worthless.

If we are late in filing our Quarterly or Annual Reports with the Securities and Exchange Commission or a market maker fails to quote our common stock on the Over-The-Counter Bulletin Board for a period of more than four days, we may be de-listed from the Over-The-Counter Bulletin Board.

Pursuant to Over-The-Counter Bulletin Board (“OTCBB”) rules relating to the timely filing of periodic reports with the Securities and Exchange Commission (“SEC”), any OTCBB issuer which fails to file a periodic report (Form 10-Q or 10-K) by the due date of such report three times during any 24 month period is automatically de-listed from the OTCBB. Such removed issuer would not be re-eligible to be listed on the OTCBB for a period of one year, during which time any subsequent late filing would reset the one-year period of de-listing. Additionally, if a market maker fails to quote our common stock on the OTCBB for a period of more than four consecutive days, we will be automatically delisted from the OTCBB (similar as to how we were automatically delisted from the OTCBB in February 2011, which forced us to take actions to requote our common stock on the OTCBB in March 2011). If our shares are de-listed, our securities may become worthless and we may be forced to curtail or abandon our business plan.

Because our common stock is considered a “penny stock,” certain rules may impede the development of increased trading activity and could affect the liquidity for stockholders.

Our common stock is subject to the SEC “penny stock rules.” These rules impose additional sales practice requirements on broker-dealers who sell penny stock securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of penny stock securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the “penny stock rules” require the delivery, prior to the transaction, of a disclosure schedule relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities, and, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These rules may restrict the ability of broker-dealers to sell our securities and may have the effect of reducing the level of trading activity of our common stock in the secondary market. In addition, the penny-stock rules could have an adverse effect on our ability to raise capital in the future from offerings of our common stock.

On July 7, 2005, the SEC approved amendments to the penny stock rules. The amendments provide that broker-dealers are required to enhance their disclosure schedule to investors who purchase penny stocks, and that those investors have an explicit “cooling-off period” to rescind the transaction. These amendments could place further constraints on broker-dealers’ ability to sell our securities.

We have incurred, and expect to continue to incur, increased costs and risks as a result of being a public company.

As a public company, we are required to comply with the Sarbanes-Oxley Act of 2002, or SOX, as well as rules and regulations implemented by the SEC. Changes in the laws and regulations affecting public companies, including the provisions of SOX and rules adopted by the SEC, have resulted in, and will continue to result in, increased costs to us as we respond to these requirements. Given the risks inherent in the design and operation of internal controls over financial reporting, the effectiveness of our internal controls over financial reporting is uncertain. If our internal controls are not designed or operating effectively, we may not be able to issue an evaluation of our internal control over financial reporting as required or we or our independent registered public accounting firm may determine that our internal control over financial reporting was not effective. In addition, our registered public accounting firm may either disclaim an opinion as it relates to management’s assessment of the effectiveness of our internal controls or may issue an adverse opinion on the effectiveness of our internal controls over financial reporting. Investors may lose confidence in the reliability of our financial statements, which could cause the market price of our common stock to decline and which could affect our ability to run our business as we otherwise would like to. New rules could also make it more difficult or more costly for us to obtain certain types of insurance, including directors’ and officers’ liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the coverage that is the same or similar to our current coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees, and as executive officers. We cannot predict or estimate the total amount of the costs we may incur or the timing of such costs to comply with these rules and regulations.

Compliance with Section 404 of the Sarbanes-Oxley Act will continue to strain our limited financial and management resources.

We incur significant legal, accounting and other expenses in connection with our status as a fully reporting public company. The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have imposed various new requirements on public companies, including requiring changes in corporate governance practices. As such, our management and other personnel need to devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations have increased our legal and financial compliance costs and made some activities more time-consuming and costly. In addition, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure of controls and procedures. Our testing may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. Our compliance with Section 404 requires that we incur substantial accounting expense and expend significant management efforts. We may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge.  Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

We do not intend to pay cash dividends on our common stock in the foreseeable future, and therefore only appreciation of the price of our common stock will provide a return to our stockholders.

We currently anticipate that we will retain all future earnings, if any, to finance the growth and development of our business.  We do not intend to pay cash dividends in the foreseeable future.  Any payment of cash dividends will depend upon our financial condition, capital requirements, earnings and other factors deemed relevant by our board of directors.  In addition, the terms of our senior credit facility prohibit us from paying dividends and making other distributions.  As a result, only appreciation of the price of our common stock, which may not occur, will provide a return to our stockholders.

We currently have a sporadic, illiquid, volatile market for our common stock, and the market for our common stock may remain sporadic, illiquid, and volatile in the future.

We currently have a highly sporadic, illiquid and volatile market for our common stock, which market is anticipated to remain sporadic, illiquid and volatile in the future and will likely be subject to wide fluctuations in response to several factors, including, but not limited to:

•	actual or anticipated variations in our results of operations;

•	our ability or inability to generate revenues;

•	the number of shares in our public float;

•	increased competition; and

•	conditions and trends in the market for oil and gas and down-hole services.

Furthermore, because our common stock is traded on the OTCBB, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock. Shareholders and potential investors in our common stock should exercise caution before making an investment in our company, and should not rely on the publicly quoted or traded stock prices in determining our common stock value, but should instead determine the value of our common stock based on the information contained in our public reports, industry information, and those business valuation methods commonly used to value private companies.

Our management chose to change the direction of our company toward a new strategy of investing in oil producing properties.

We are not an experienced oil and gas producer and will rely on the operational expertise of operators of the properties in which we invest.  There may be inherent risks in such operations that we may not be able to predict or anticipate and therefore we cannot assure you that production volume, crude oil prices and operating expense assumptions used in our acquisition analysis will be achieved.

RISKS RELATED TO BLAST’S OIL AND GAS PROPERTIES

Government regulation and liability for environmental matters may adversely affect our business and results of operations.

Crude oil and natural gas operations are subject to extensive federal, state and local government regulations, which may be changed from time to time. Matters subject to regulation include discharge permits for drilling operations, drilling bonds, reports concerning operations, the spacing of wells, unitization and pooling of properties and taxation. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of crude oil and natural gas wells below actual production capacity in order to conserve supplies of crude oil and natural gas. There are federal, state and local laws and regulations primarily relating to protection of human health and the environment applicable to the development, production, handling, storage, transportation and disposal of crude oil and natural gas, byproducts thereof and other substances and materials produced or used in connection with crude oil and natural gas operations. In addition, we may inherit liability for environmental damages caused by previous owners of property we purchase or lease. As a result, we may incur substantial liabilities to third parties or governmental entities. We are also subject to changing and extensive tax laws, the effects of which cannot be predicted. The implementation of new, or the modification of existing, laws or regulations could have a material adverse effect on us.

The crude oil and natural gas reserves we will report in our SEC filings are estimates and may prove to be inaccurate.

There are numerous uncertainties inherent in estimating crude oil and natural gas reserves and their estimated values. The reserves we will report in our filings with the SEC will only be estimates and such estimates may prove to be inaccurate because of these uncertainties. Reservoir engineering is a subjective and inexact process of estimating underground accumulations of crude oil and natural gas that cannot be measured in an exact manner. Estimates of economically recoverable crude oil and natural gas reserves depend upon a number of variable factors, such as historical production from the area compared with production from other producing areas and assumptions concerning effects of regulations by governmental agencies, future crude oil and natural gas prices, future operating costs, severance and excise taxes, development costs and work-over and remedial costs. Some or all of these assumptions may in fact vary considerably from actual results. For these reasons, estimates of the economically recoverable quantities of crude oil and natural gas attributable to any particular group of properties, classifications of such reserves based on risk of recovery, and estimates of the future net cash flows expected there from prepared by different engineers or by the same engineers but at different times may vary substantially. Accordingly, reserve estimates may be subject to downward or upward adjustment. Actual production, revenue and expenditures with respect to our reserves will likely vary from estimates, and such variances may be material.

Crude oil and natural gas development, production and drilling and completing new wells are speculative activities and involve numerous risks and substantial and uncertain costs.

Our growth will be materially dependent upon the success of our planned future development program. Drilling for crude oil and natural gas and reworking existing wells involves numerous risks, including the risk that no commercially productive crude oil or natural gas reservoirs will be encountered. The cost of drilling, completing and operating wells is substantial and uncertain, and drilling operations may be curtailed, delayed or cancelled as a result of a variety of factors beyond our control, including:

•	unexpected drilling conditions;

•	pressure or irregularities in formations;

•	equipment failures or accidents;

•	inability to obtain leases on economic terms, where applicable;

•	adverse weather conditions and natural disasters;

•	compliance with governmental requirements; and

•	shortages or delays in the availability of drilling rigs or crews and the delivery of equipment.

Drilling or reworking is a highly speculative activity. Hydraulic fracturing involves pumping a fluid with or without particulates into a formation at high pressure, thereby creating fractures in the rock and leaving the particulates in the fractures to ensure that the fractures remain open, thereby potentially increasing the ability of the reservoir to produce oil or gas. Horizontal drilling involves drilling horizontally out from an existing vertical well bore, thereby potentially increasing the area and reach of the well bore that is in contact with the reservoir. Our future drilling activities, if any, may not be successful and, if unsuccessful, such failure would have an adverse effect on our future results of operations and financial condition. The drilling and results for our future prospects may be particularly uncertain.  We cannot assure you that our future projects, if any, can be successfully developed or that the wells will, if drilled, encounter reservoirs of commercially productive crude oil or natural gas. There are numerous uncertainties in estimating quantities of proved reserves, including many factors beyond our control.

Crude oil and natural gas prices are highly volatile in general and low prices will negatively affect our financial results.

Our future revenues, operating results, profitability, cash flow, future rate of growth and ability to borrow funds or obtain additional capital, as well as the carrying value of our properties, will be substantially dependent upon prevailing prices of crude oil and natural gas. Lower crude oil and natural gas prices also may reduce the amount of crude oil and natural gas that our properties can produce economically. Historically, the markets for crude oil and natural gas have been very volatile, and such markets are likely to continue to be volatile in the future. Prices for crude oil and natural gas are subject to wide fluctuation in response to relatively minor changes in the supply of and demand for crude oil and natural gas, market uncertainty and a variety of additional factors that are beyond our control, including:

•	worldwide and domestic supplies of crude oil and natural gas;

•	the level of consumer product demand;

•	weather conditions and natural disasters;

•	domestic and foreign governmental regulations;

•	the price and availability of alternative fuels;

•	political instability or armed conflict in oil producing regions;

•	the price and level of foreign imports; and

•	overall domestic and global economic conditions.

It is extremely difficult to predict future crude oil and natural gas price movements with any certainty. Declines in crude oil and natural gas prices may materially adversely affect our financial condition, liquidity, ability to finance planned capital expenditures and results of operations. Further, oil and gas prices do not move in tandem.

Because of the inherent dangers involved in oil and gas exploration, there is a risk that we may incur liability or damages as we conduct our business operations, which could force us to expend a substantial amount of money in connection with litigation and/or a settlement.

The oil and natural gas business involves a variety of operating hazards and risks such as well blowouts, pipe failures, casing collapse, explosions, uncontrollable flows of oil, natural gas or well fluids, fires, spills, pollution, releases of toxic gas and other environmental hazards and risks. These hazards and risks could result in substantial losses to us from, among other things, injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, cleanup responsibilities, regulatory investigation and penalties and suspension of operations. In addition, we may be liable for environmental damages caused by previous owners of property purchased and/or leased by us. As a result, substantial liabilities to third parties or governmental entities may be incurred, the payment of which could reduce or eliminate the funds available for the purchase of properties and/or property interests, exploration, development or acquisitions or result in the loss of properties and/or force us to expend substantial monies in connection with litigation or settlements. As such, there can be no assurance that any insurance obtained by us in the future will be adequate to cover any losses or liabilities. We cannot predict the availability of insurance or the availability of insurance at premium levels that justify our purchase. The occurrence of a significant event not fully insured or indemnified against could materially and adversely affect our financial condition and operations. We may elect to self-insure if management believes that the cost of insurance, although available, is excessive relative to the risks presented. In addition, pollution and environmental risks generally are not fully insurable. The occurrence of an event not fully covered by insurance could have a material adverse effect on our financial condition and results of operations, which could lead to any investment in us becoming worthless.

The market for oil and gas is intensely competitive, and as such, competitive pressures could force us to abandon or curtail our business plan.

The market for oil and gas exploration and production services is highly competitive, and we only expect competition to intensify in the future. Numerous well-established companies are focusing significant resources on exploration and are currently competing with us for oil and gas opportunities. Additionally, there are numerous companies focusing their resources on creating fuels and/or materials which serve the same purpose as oil and gas, but are manufactured from renewable resources. As a result, there can be no assurance that we will be able to compete successfully or that competitive pressures will not adversely affect our business, results of operations and financial condition. If we are not able to successfully compete in the marketplace, we could be forced to curtail or even abandon our current business plan, which could cause the value of our securities to decline in value or become worthless.

RISKS RELATED TO BLAST’S DOWN-HOLE SOLUTIONS BUSINESS

One of our longer-term business strategies relies on the successful deployment of a new generation coiled tubing unit utilizing applied fluid jetting, which has not been well established in the energy service industry.

Since we believe that we are among the first to apply the applied jetting techniques to the energy producing business, we cannot guarantee that our custom drilling rig design based on the applied fluid jetting (“AFJ”) concept will be adequate or that the applied jetting technology will stimulate additional oil and gas production.  Accordingly, we may not achieve the desired results from application of this technology, which could cause a negative impact on the development of our business, including the possible impairment and write down of our AFJ assets.

We may not realize the expected benefits of enhanced production or lower costs from our applied jetting technology.

Many of the wells on which our AFJ technology might be used have been abandoned for some time due to low production volumes or other reasons. In some cases, we could experience difficulty in having the enhanced production reach the market due to the gathering field pipeline system’s disrepair resulting from the age of the fields, significant amounts of deterioration of the reservoirs in the abandoned wells or the reliability of the milling process. Our AFJ technology may not achieve enhanced production from every well drilled, or, if enhanced production is achieved initially, it may not continue for the duration necessary to achieve payout or reach the market on a timely basis. The failure to screen adequately and achieve projected enhancements could result in making the application of the technology uneconomic for us. Failure to achieve an economic benefit in the provision of this service would significantly impair the future application of this technology.

Geological uncertainties may negatively impact the effectiveness of our applied jetting services.

Oil and gas fields may be depleted and zones may not be capable of stimulation by our applied jetting technology due to geological uncertainties such as lack of reservoir drive or adequate well pressure. Such shortcomings may not be identifiable. The failure to avoid such shortcomings could have a material adverse effect on our results of operations and financial condition.

We have no issued patents for our technology and although we have recently filed a pending patent application, such patent application has not been approved to date.  As a result, companies with products similar to ours may sue us in the future claiming our activities infringe on their patent rights.

While we have recently filed a patent for our AFJ technology, such patent has not been approved or granted to date.   In the event the patent application for our AFJ technology is not granted, we will not be able to stop other companies from lawfully practicing technology identical or similar to ours.  If we are sued by another company claiming our activities infringe on their patent, and we are not able to prove the prior use of such technology, we could be forced to abandon our technology and/or expend substantial expenses in defending against another company’s claims.  This could have a severely adverse effect on our revenues and could cause any investment in our company to decline in value and/or become worthless.

RISKS RELATED TO BLAST AND ITS BUSINESS OPERATIONS POST-MERGER

We have an immediate need for additional capital.

Based on current cash reserves of approximately $[________] (as of June [__], 2012) and anticipated cash flow from operations, we currently anticipate that available funds will not be sufficient to meet our anticipated needs for working capital, capital expenditures and business expansion.  In anticipation of the merger, our operational expenses have been funded by advances from PEDCO since December 2011, which loans totaled approximately $345,000 as of the date of this proxy, and which total funding provided by PEDCO totaled $375,000 when including a $30,000 deposit.  PEDCO is under no obligation to fund additional advances and there can be no guaranty that additional funds will be available when, and if, needed, on favorable terms, if all.  If the post-merger company is unable to obtain such financing, or if the terms thereof are too costly, we may be forced to cease or curtail proposed expansion of operations until such time as alternative financing may be arranged, which could have a materially adverse impact on our planned operations after the merger.

We are required to make payments to our lenders.

We owe Centurion approximately $1.2 million pursuant to loans represented by senior secured convertible promissory notes.  These notes were originally due in February 2, 2012, but Centurion extended the term for up to four months in order to accommodate the proposed merger with PEDCO.  Centurion has the option, exercisable any time after June 9, 2012, to convert up to 50% of the outstanding amount into shares of our common stock at $0.75 per share (on a post-merger and reverse split basis) (i.e. up to approximately 800,000 shares).  The notes mature on the earlier of (i) August 1,2012 or (ii) the date all obligations and indebtedness under such notes are accelerated in accordance the terms and conditions of such notes.

In addition, in certain instances the failure to comply with the representations, warranties, and covenants under the notes and related agreements may be considered a default under the notes.  In the event of such default, Centurion would have the right to accelerate the maturity of the notes.  Our failure to repay the notes might trigger cross-default provisions in future financing agreements into which we may enter.  The redemption of the notes issued to Centurion, or the repayment of the resulting defaults and acceleration of debt under other financing arrangements we may secure, would require significant funds, which may not be available. Even if available, such funds may have to be diverted from operations, which would have a material adverse effect on our post-merger business.  In addition, the post-merger company would need to find replacement funding, which may not be available on commercially acceptable terms, or at all. If the post-merger company is unable to obtain such financing, or if the terms thereof are too costly, it may be forced to cease or curtail proposed expansion of operations until such time as financing may be arranged, which could have a materially adverse impact on our planned operations after the merger.

We expect to continue to incur operating losses, and the post-merger company will need to raise additional funds to cover its costs of operation.  If the post-merger company is not able to raise necessary additional funds, it may have to reduce or stop operations.

We have had limited operating revenues to date and cannot predict with certainty when we will begin to generate meaningful revenue, if ever.  We cannot be certain that the post-merger company will achieve or sustain profitability in the future.  Until the post-merger company begins generating significant revenue, it will be required to obtain third-party funding.  Such additional funding may not be available on commercially acceptable terms, or at all. If the post-merger company is unable to obtain adequate financing on a timely basis, it may be required to delay, reduce or stop operations, any of which could have a material adverse effect on its business.

For the foreseeable future, the post-merger company’s success will be dependent upon the management of PEDCO.

The post-merger company’s success is dependent upon the decision making of the PEDCO directors and executive officers, the continued service of its key employees, and its ability to hire additional key employees, when and as needed.  Although we currently intend to retain PEDCO’s existing management after the merger, we cannot assure you that such individuals will remain with Blast.  Although PEDCO has obtained a $3 million key man life insurance policy on the life of Frank Ingriselli, PEDCO’s Chief Executive Officer, President and Director, the unexpected loss of the services of one or more of the key executives, and the ability to find suitable replacements within a reasonable period of time thereafter, could have a material adverse effect on the financial condition and results of operations of our company.

Subsequent to the merger, the post-merger company will have a limited number of shares in its public float, which may cause the post-merger company’s common stock to be highly illiquid and volatile.

Following the merger, the post-merger company will have a public float of only approximately 700,000 shares of common stock, because all of the shares issued to PEDCO shareholders in connection with the merger will be issued as “restricted securities”. As a result, there could be extreme fluctuations and price swings in the trading value of our common stock, even if such common stock has limited liquidity. Furthermore, due to the anticipated limited trading volume of our shares following the merger and the limited public float, we believe that the post-merger company stock prices (bid, ask and closing prices) may not reflect the actual value of the post-merger company. Shareholders and potential investors should exercise caution before making an investment in Blast or the post-merger company.

RISKS RELATED TO PEDCO AND ITS BUSINESS

Risks Related to Short Operating History

PEDCO has not conducted any significant business operations and has a short operating history.  As a result, PEDCO can provide very little information to evaluate its financial position and its business plan, and there is no assurance that PEDCO will become profitable.

PEDCO is a development stage company formed in February 2011 that has not conducted any significant business operations, has only generated nominal revenues to date, and anticipates that it will operate at a loss for at least the next 12 months.  Since PEDCO has a short operating and financial history, it has minimal financial results upon which you may judge its potential.  We cannot assure you that PEDCO will ever become profitable. In the future, PEDCO may experience under-capitalization, shortages, setbacks, and many of the problems, delays and expenses encountered by any early stage business, many of which are beyond PEDCO’s control. These include, but are not limited to:

•	inability to identify suitable oil and gas prospects for acquisition on terms acceptable to PEDCO;

•	substantial delays and expenses related to exploration and development of acquired prospects; and

•	competition from larger and more established oil and gas companies.

Because PEDCO’s history is limited and it is subject to intense competition, any investment in PEDCO would be inherently risky.

Because PEDCO is a company with limited operational history and no profitability, its business activity can be expected to be extremely competitive and subject to numerous risks.  The oil and gas exploration, development and production business is highly competitive with many companies having access to the same market and prospects.  Substantially all of them have greater financial resources and longer operating histories than PEDCO has and can be expected to compete within the business in which PEDCO engages and intends to engage.  We cannot assure you that PEDCO will have the necessary resources to become or remain competitive.  PEDCO is subject to the risks which are common to all companies with a limited history of operations and profitability.  Therefore, investors should consider an investment in PEDCO to be an extremely risky venture.

PEDCO will require additional financing.

PEDCO expects to rely on the proceeds from future debt and equity fund-raisings for working capital and to finance acquisitions.  There can be no guaranty that additional funds will be available when, and if, needed.  If PEDCO is unable to obtain such financing, or if the terms thereof are too costly, PEDCO may be forced to curtail current or proposed expansion of operations until such time as alternative financing may be arranged, which could have a materially adverse impact on its planned operations.  PEDCO currently anticipates that it will seek to raise additional equity and/or debt capital in the second quarter of 2012 in connection with the possible acquisition of additional shale oil and gas assets and/or exploration and production of assets previously acquired.  The receipt of such financing cannot be guaranteed.

PEDCO may not be able to obtain the funds necessary to develop its assets.

In order for PEDCO to further the development of its existing and pending projects, it will need to raise a significant amount of additional capital.  In particular, PEDCO may be required to fund a contingent obligation of up to $1.0 million payable to the sellers of the Niobrara Asset in November 2012. In addition, in connection with PEDCO’s acquisition of the Eagle Ford Asset which occurred on March 29, 2012, PEDCO will need to potentially fund a contingent obligation of up to $1.25 million payable to the sellers of this asset in March 2013.  If PEDCO is unable to secure this financing, or any additional financing it may require in order to fully exploit these assets, it may not be able to execute its current business strategy.

PEDCO’s audited financial statements express substantial doubt about its ability to continue as a going concern.

PEDCO’s audited financial statements for the period ended December 31, 2011, have been prepared assuming that it will continue as a going concern. However, PEDCO’s auditors have expressed doubt about PEDCO’s ability to continue as a going concern. PEDCO’s ability to continue as a going concern is subject to its ability to finance its operations by generating and sustaining profits and/or obtaining necessary funding from outside sources. PEDCO only recently commenced operations, and expects to continue to experience significant losses in the foreseeable future.  We cannot assure you that PEDCO will ever achieve (or sustain) profitability, or successfully secure outside financing.  Accordingly, we cannot assure you that PEDCO will be able to continue as a going concern.

PEDCO remains at risk regarding its ability to conduct successful operations.

The results of PEDCO’s operations will depend, among other things, upon its ability to identify and acquire oil and gas prospects, and explore, develop and produce oil and gas from acquired prospects.  Further, it is possible that its operations will not generate income sufficient to meet operating expenses or will generate income and capital appreciation, if any, at rates lower than those anticipated or necessary to sustain itself.  PEDCO’s operations may be affected by many factors, some known by it, some unknown, and some which are beyond PEDCO’s control.  Any of these problems, or a combination thereof, could have a materially adverse effect on PEDCO’s viability as a going concern.  PEDCO is currently actively seeking to identify potential oil and gas prospects for possible acquisition.  However, PEDCO may be unsuccessful in identifying and acquiring oil and gas interests on terms and conditions acceptable to it. The identification and acquisition of oil and gas interests may take longer than anticipated and could be additionally delayed.  Therefore, there can be no assurance of timely acquisition of oil and gas interests on a cost-effective basis, or that such interests, if acquired, will produce sufficient quantities of oil and gas to sustain PEDCO or allow it to achieve profitable operations.

For the foreseeable future, PEDCO’s success will be dependent upon its management.

PEDCO believes that its success depends on the continued service of its key employees and its ability to hire additional key employees, when and as needed.  Although PEDCO currently intends to retain its existing management, it cannot assure you that such individuals will remain with PEDCO.  PEDCO has no fixed term employment agreement with any individuals, and has obtained key man life insurance only on the life of Frank C. Ingriselli, its Chief Executive Officer, President and Director.  The unexpected loss of the services of one or more of PEDCO’s key executives, and the inability to find suitable replacements, within a reasonable period of time thereafter, could have a material adverse effect on the financial condition and results of operations of PEDCO.

Risks Related to PEDCO’s Business

PEDCO is a development stage company with limited operating history and it expects to continue to incur losses for an indeterminable period of time.

PEDCO is a recently formed company, in the developmental stage, and with only nominal revenues to date.  PEDCO expects to continue to incur significant expenses relating to its identification of new ventures and investment costs relating to these ventures.  Additionally, fixed commitments, including salaries and fees for employees and consultants, rent and other contractual commitments may be substantial and are likely to increase as additional ventures are entered into and personnel are retained.  Since energy ventures, such as oil well drilling projects, generally require significant periods of time before they produce resources and in turn generate profits, PEDCO expects to experience losses and negative cash flows for at least twelve months and possibly longer.  We cannot assure you that PEDCO will ever achieve profitability or, if PEDCO does achieve profitability, that it can sustain or increase profitability on a quarterly or annual basis in the future.

Oil and natural gas investments are highly risky.

The selection of prospects, projects and joint venture opportunities for oil and natural gas exploration, development and drilling is highly speculative.  PEDCO cannot predict whether any prospect, project or joint venture opportunity will produce oil or natural gas or commercial quantities of oil or natural gas, nor can PEDCO predict the amount of time it will take to recover any oil or natural gas it does produce.  Drilling activities may be unprofitable, not only from non-productive wells, but from wells that do not produce oil or natural gas in sufficient quantities or quality to return a profit.  Delays and added expenses may also be caused by poor weather conditions affecting, among other things, the ability to lay pipelines.  In addition, ground water, various clays, lack of porosity and permeability may hinder, restrict or even make production impracticable or impossible.

PEDCO will require substantial funds and may need to raise additional capital in the future.

PEDCO estimates that it has sufficient cash to meet its general and administrative cash requirements for the next 6 months.  However, if PEDCO is successful in moving forward with the development of one or more planned oil and gas development projects, including the development of its Niobrara Asset or Eagle Ford Asset, or if its general and administrative expenses are greater than PEDCO anticipates, PEDCO shall require additional funding sooner.  In any event, PEDCO will require substantial additional funds for exploration, development, production, and expansion of its prospects and business.  PEDCO has no current binding arrangements with respect to sources of additional financing and any needed additional financing may not be available on commercially reasonable terms, or at all.  The inability to obtain additional financing, when needed, would have a negative effect on PEDCO, including possibly requiring PEDCO to curtail or cease operations.  If any future financing involves the sale of our equity securities, our stockholders could be substantially diluted.  If PEDCO borrows money or issues debt securities, PEDCO will be subject to the risks associated with indebtedness, including the risk that interest rates may fluctuate and the possibility that PEDCO may not be able to pay principal and interest on the indebtedness when due.  Additionally, if additional funds are raised by issuing equity securities, further dilution to investors will result and future investors may be granted rights superior to those of PEDCO’s current investors.

Insufficient funds may prevent PEDCO from implementing its business plan or may require it to delay, scale back, or eliminate certain of its programs or to license to third parties rights to commercialize rights in fields that PEDCO would otherwise seek to develop itself.

PEDCO’s ability to finance its business activities will require it to generate substantial cash flow.

PEDCO’s business activities are expected to require substantial capital.  It is PEDCO’s intention that assuming its initial business ventures begin to generate revenues, PEDCO will finance its capital expenditures in the future partially from cash flow from operations.  Future cash flows and the availability of financing will be subject to a number of variables, such as:

•	the level of production of existing wells;

•	prices of oil and natural gas;

•	the success and timing of development of proved undeveloped reserves;

•	cost overruns;

•	remedial work to improve a well’s producing capability;

•	direct costs and general and administrative expenses of operations;

•	reserves, including a reserve for the estimated costs of eventually plugging and abandoning the wells;

•	the indemnification by PEDCO and its affiliates for losses or liabilities incurred in connection with PEDCO’s activities; and

•	general economic, financial, competitive, legislative, regulatory and other factors beyond PEDCO’s control.

PEDCO cannot be sure that its business will ever generate or continue to generate cash flow at sufficient levels to accomplish this and, in such case it will need to raise additional capital through equity or debt financing.  PEDCO cannot be sure that any additional financing will be available to it on acceptable terms. The level of debt financing could also materially affect PEDCO’s operations.

If PEDCO’s anticipated future revenues were to decrease due to lower oil and natural gas prices, decreased production or other reasons, and if PEDCO cannot obtain capital through reasonable debt financing arrangements, such as a credit line, or otherwise, PEDCO’s ability to execute its business plan could be limited.

PEDCO will not be profitable if it does not successfully develop resources.

PEDCO will be operating primarily in the petroleum extraction business; therefore, if it is not successful in finding crude oil and natural gas sources with good prospects for future production, its business will not be profitable and it may be forced to terminate its operations.  Creating and maintaining an inventory of projects depends on many factors, including, among other things, obtaining rights to explore, develop and produce hydrocarbons in promising areas, drilling success, ability to bring long lead-time, capital intensive projects to completion on budget and schedule, and efficient and profitable operation of mature properties.  PEDCO’s inability to successfully implement its business plan would have a material adverse effect on its business and results of operations and would, in all likelihood, result in the cessation of its business operations.

PEDCO’s exploration and development activities may not be commercially successful.

Exploration and development activities involve numerous risks, including the risk that no commercially productive quantities of oil or natural gas will be discovered. In addition, the future cost and timing of drilling, completing and producing wells is often uncertain. Furthermore, drilling operations may be curtailed, delayed or cancelled as a result of a variety of factors, including:

•	Reductions in oil and natural gas prices;

•	Unexpected drilling conditions;

•	Pressure or irregularities in formations;

•	Equipment failures or accidents;

•	Adverse weather conditions;

•	Compliance with environmental and other governmental regulations;

•	Environmental hazards, such as natural gas leaks, oil spills, pipeline ruptures and discharges of toxic gases;

•	Unavailability or high cost of drilling rigs, equipment or labor;

•
Possible federal, state, regional and municipal regulatory moratoriums on new permits, delays in securing new permits, changes to existing permitting requirements without “grandfathering” of existing permits and possible prohibition and limitations with regard to certain completion activities;

•	Limitations in takeaway capacity or the market for oil and natural gas;

•	Increase in severance taxes;

•	Lost or damaged oil field development and services tools; and

•	Inability to retain leases due to slow or unproductive drilling.

PEDCO’s decisions to purchase, explore, develop and exploit prospects or properties depend, in part, on data obtained through geological and geophysical analyses, production data and engineering studies, the results of which are uncertain. Even when used and properly interpreted, 3-D seismic data and visualization techniques only assist geoscientists in identifying potentially productive hydrocarbon traps and geohazards. They do not allow the interpreter to know conclusively if hydrocarbons are present or producible economically. In addition, the use of 3-D seismic and other advanced technologies requires greater pre-drilling expenditures than traditional drilling strategies. Because of these factors, PEDCO could incur losses as a result of exploratory drilling expenditures.  Poor results from exploration activities could have a material adverse effect on PEDCO’s future financial position, results of operations and cash flows.

Risks Related to the Oil and Gas Industry

Oil and natural gas exploration, development and production is a high risk business and we cannot assure you that PEDCO or any of its subsidiaries will be successful in finding petrochemical sources.

Exploring and exploiting oil and gas or other sources of petrochemical energy sources is a risky business that can only be partially mitigated by technology and experienced personnel.  We cannot assure you that PEDCO or any of its subsidiaries that it may form or acquire in business combinations will be successful in finding petrochemical sources; or, if they are, that quantities will be sufficient to permit PEDCO to conduct profitable operations.  PEDCO’s future success will depend on the success of its drilling programs.  In addition to the numerous operating risks described in more detail herein, these activities involve the risk that no commercially productive oil or gas reservoirs will be discovered.  In addition, there may be uncertainty as to the future cost or timing of drilling, completing and producing wells.  Furthermore, PEDCO’s drilling operations may be curtailed, delayed or canceled as a result of a variety of factors, including:

•	adverse weather conditions;

•	unexpected drilling conditions;

•	pressure or irregularities in formations;

•	equipment failures or accidents;

•	inability or failure to comply with governmental requirements;

•	compliance with governmental requirements;

•	shortages or delays in the availability of drilling rigs and the delivery of equipment; and

•	shortages or unavailability of qualified labor to complete the drilling programs according to the business plan schedule.

An interruption in the supply of materials PEDCO plans to obtain from third party sources could cause a decline in revenue, if any.

PEDCO will require other materials and resources that it has not yet determined.  There may be a limited number of suppliers of these materials and resources and PEDCO will rely on its ability to maintain good relationships with these manufacturers and suppliers.  These manufacturers and suppliers may experience difficulty in supplying materials to PEDCO sufficient to meet its needs or may terminate or fail to renew contracts for supplying PEDCO these materials or resources on terms PEDCO finds acceptable including, without limitation, acceptable pricing terms.  Any significant interruption in the supply of any of these materials or resources, or significant increases in the amounts PEDCO is required to pay for these materials or resources could result in a reduction in PEDCO’s revenues, if any, or the cessation of its operations, if PEDCO is unable to replace any material sources in a reasonable period of time.

PEDCO’s ability to diversify risks depends upon its ability to raise capital and the availability of suitable petroleum prospects, which PEDCO may not be able to accomplish and PEDCO’s petroleum business and results could suffer.

PEDCO intends to spread the risk of oil and natural gas exploration, development and drilling, and ownership of interests in oil and natural gas properties, by participating in multiple projects and joint ventures, often participating with major national, international, and government-owned oil and gas companies as joint venture partners.  If PEDCO is unable to raise sufficient capital, PEDCO may be required to participate in a fewer number of such projects and joint ventures and/or participate in a smaller capacity, which could increase the risk to PEDCO.  As the number of projects and joint ventures in which PEDCO participates increases, and the capacity in which PEDCO participates increases, PEDCO’s diversification should increase because it may be able to obtain interests in and participate in a greater number of projects and joint ventures.  However, if PEDCO is unable to secure sufficient attractive projects and joint venture opportunities, it is possible that the average quality of the projects and joint venture opportunities may decline, and PEDCO’s business performance and results could suffer.

PEDCO's ability to successfully exploit its Niobrara Asset will depend in large part upon a third party.

PEDCO recently formed a strategic relationship with MIE Holdings, an independent upstream onshore oil company operating in China, to assist PEDCO with its plans to develop unconventional shale properties. As an initial step in implementing this strategy, in October 2011 PEDCO acquired a 50% interest in certain oil and gas interests located in Weld County, Colorado (the “Niobrara Asset”).  Upon acquiring the Niobrara Asset, PEDCO transferred 62.5% of its interest to a newly formed company ("Condor") owned 20% by PEDCO and 80% by an affiliate of MIE, resulting in PEDCO holding a net 25% interest in the Niobrara Asset, which interest has since increased to a net 31% interest.  In connection with the planned drilling of the initial well on the Niobrara Asset, and in light of PEDCO's existing cash position, MIE has informed PEDCO that it would loan funds to Condor equal to all of PEDCO’s proportional fees and expenses due in connection therewith.  Accordingly, PEDCO's ability to realize its strategy with respect to the Niobrara Asset will depend in large part on MIE's ability and willingness to actually fund these amounts, of which there can be no assurance.

Competitive conditions in the oil and gas industry may negatively affect PEDCO’s ability to conduct operations.

Competition in the oil and gas industry is intense, particularly with respect to access to drilling rigs and other services, the acquisition of properties and the hiring and retention of technical personnel.  Recently, higher commodity prices and stiff competition for acquisitions has significantly increased the cost of available properties.  Many of PEDCO’s competitors, including large international and government-owned oil companies, have an established presence in the U.S. and the Pacific Rim countries and have longer operating histories, significantly greater financial, technical, marketing and/or other resources and greater name recognition than PEDCO does.  As a result, they may be able to respond more quickly to new or emerging technologies, as well as large swings in oil and natural gas prices.  Increased competition may harm PEDCO’s ability to secure ventures on terms favorable to it and may lead to higher costs and reduced profitability, which may seriously harm PEDCO’s business.

PEDCO’s petroleum business may involve many operating risks that can cause substantial losses.

PEDCO expects to produce, transport and market materials with potential toxicity, and purchase, handle and dispose of other potentially toxic materials in the course of its business.  PEDCO’s operations will produce byproducts, which may be considered pollutants.  Any of these activities could result in liability, either as a result of an accidental, unlawful discharge or as a result of new conclusions on the effects of PEDCO’s operations on human health or the environment.  Additionally, PEDCO’s oil and gas operations may also involve one or more of the following risks:

•	fires;

•	explosions;

•	blow-outs;

•	uncontrollable flows of oil, gas, formation water or drilling fluids;

•	natural disasters;

•	pipe or cement failures;

•	casing collapses;

•	embedded oil field drilling and service tools;

•	abnormally pressured formations;

•	damages caused by vandalism and terrorist acts; and

•	environmental hazards such as oil spills, natural gas leaks, pipeline ruptures and discharges of toxic gases.

In the event that any of the foregoing, or other unforeseen, events occur, PEDCO could incur substantial losses as a result of (i) injury or loss of life; (ii) severe damage or destruction of property, natural resources and equipment; (iii) pollution and other environmental damage; (iv) investigatory and clean-up responsibilities; (v) regulatory investigation and penalties; (vi) suspension or our operations; and (vii) repairs to resume operations.  If PEDCO experiences any of these problems, its ability to conduct operations could be adversely affected.

PEDCO needs to expand its management systems and controls to support its anticipated growth.

PEDCO expects its operations and its numbers of employees to expand significantly as it grows its business.  Managing its growth is likely to place significant demands on PEDCO’s management, administrative, and operational personnel and on its financial resources.   Additionally, PEDCO needs to enhance its operating systems and support to better manage its business.  PEDCO’s failure to expand these systems to support such growth could have a material adverse effect on its operations.

Oil and natural gas prices are volatile, and a decline in oil and natural gas prices would significantly affect PEDCO’s financial results and impede its growth.  Additionally, PEDCO’s results will be subject to commodity price fluctuations related to seasonal and market conditions and reservoir and production risks.

PEDCO’s revenue, profitability and cash flow will depend substantially upon the prices of and demand for oil and natural gas. The markets for these commodities are volatile, and even relatively modest drops in prices can significantly affect PEDCO’s financial results and impede its growth. Prices for oil and natural gas fluctuate widely in response to a variety of factors beyond PEDCO’s control, such as:

•	Domestic and foreign supply of oil and natural gas;

•	Price and quantity of foreign imports of oil and natural gas;

•	Actions of the Organization of Petroleum Exporting Countries and state-controlled oil companies relating to oil price and production controls;

•	Consumer demand;

•	The impact of energy conservation efforts;

•	Regional price differentials and quality differentials of oil and natural gas;

•	Domestic and foreign governmental regulations, actions and taxes;

•	Political conditions in or affecting other oil producing and natural gas producing countries, including the current conflicts in the Middle East and conditions in South America and Russia;

•	The availability of refining capacity;

•	Weather conditions and natural disasters;

•	Technological advances affecting oil and natural gas production and consumption;

•	Overall U.S. and global economic conditions;

•	Price and availability of alternative fuels;

•	Seasonal variations in oil and natural gas prices;

•	Variations in levels of production; and

•	The completion of exploration and production projects.

Further, oil and natural gas prices do not necessarily fluctuate in direct relation to each other. PEDCO’s revenue, profitability, and cash flow will depend upon the prices of and demand for oil and natural gas, and a drop in prices can significantly affect PEDCO’s financial results and impede its growth.  In particular, declines in commodity prices will:

•	Negatively impact the value of PEDCO’s reserves, because declines in oil and natural gas prices would reduce the amount of oil and natural gas that PEDCO can produce economically;

•	Reduce the amount of cash flow available for capital expenditures, repayment of indebtedness, and other corporate purposes; and

•	Limit PEDCO’s ability to borrow money or raise additional capital.

Broad industry or economic factors may adversely affect the timing of and extent to which PEDCO can effectively implement its strategy as an onshore unconventional oil and gas resource player.

Several factors could adversely impact PEDCO’s ability to implement its strategy as an onshore unconventional oil and gas resource player, including: (i) a sustained downturn of commodity prices, (ii) a lack of inventory potential within existing resource opportunities, (iii) an inability to attract and retain the personnel necessary to implement an unconventional resource business model, and (iv) a lack of access to capital.

Adverse economic and capital market conditions may significantly affect PEDCO’s ability to meet liquidity needs, access to capital and cost of capital.

2008 and 2009 were periods of severe volatility and disruption in the economy and capital markets.  While there were signs in 2011 and 2010 that the economy may be improving, the potential remains for further volatility and disruption.  During 2008 and 2009, the markets produced downward pressure on stock prices and credit capacity for certain issuers without regard to those issuers’ underlying financial strength.  If these levels of market disruption and volatility return, PEDCO’s business, financial condition and results of operations, as well as its ability to access capital, may all be negatively impacted.

If PEDCO does not hedge its exposure to reductions in oil and gas prices, PEDCO may be subject to significant reductions in prices; alternatively, PEDCO may use oil and gas price hedging contracts, which involve credit risk and may limit future revenues from price increases and result in significant fluctuations in PEDCO’s profitability.

In the event that PEDCO chooses not to hedge its exposure to reductions in oil and gas prices by purchasing futures and by using other hedging strategies, PEDCO may be subject to significant reduction in prices which could have a material negative impact on its profitability.  Alternatively, PEDCO may elect to use hedging transactions with respect to a portion of its oil and gas production to achieve more predictable cash flow and to reduce its exposure to price fluctuations.  While the use of hedging transactions limits the downside risk of price declines, their use also may limit future revenues from price increases.  Hedging transactions also involve the risk that the counterparty may be unable to satisfy its obligations.

Compliance and enforcement of environmental laws and regulations may cause PEDCO to incur significant expenditures and require resources which it may not have.

Extensive national, regional and local environmental laws and regulations in the United States will affect PEDCO’s operations.  These laws and regulations set various standards regulating certain aspects of health and environmental quality, which provide for user fees, penalties and other liabilities for the violation of these standards.  As new environmental laws and regulations are enacted and existing laws are repealed, interpretation, application and enforcement of the laws may become inconsistent.  Compliance with applicable local laws in the future could require significant expenditures, which may adversely affect PEDCO’s operations.  The enactment of any such laws, rules or regulations in the future may have a negative impact on PEDCO’s projected growth, which could in turn decrease PEDCO’s projected revenues or increase PEDCO’s cost of doing business.

PEDCO may be required to take non-cash asset write downs if oil and natural gas prices decline.

Under accounting rules, PEDCO may be required to write down the carrying value of oil and natural gas properties if oil and natural gas prices decline or if there are substantial downward adjustments to its estimated proved reserves, increases in its estimates of development costs or deterioration in its exploration results.  Accounting standards require PEDCO to review its long-lived assets for possible impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable over time.  In such cases, if the asset’s estimated undiscounted future cash flows are less than its carrying amount, impairment exists.  Any impairment write-down, which would equal the excess of the carrying amount of the assets being written down over their fair value, would have a negative impact on PEDCO’s earnings, which could be material.

Government laws and regulations can change.

PEDCO’s activities are subject to federal, state, regional and local laws and regulations. Extensive laws, regulations and rules regulate activities and operations in the oil and gas industry. Some of the laws, regulations and rules contain provisions for significant fines and penalties for non-compliance. Changes in laws and regulations could affect PEDCO’s costs of operations, production levels, royalty obligations, price levels, environmental requirements, and other aspects of its business, including PEDCO’s general profitability. PEDCO is unable to predict changes to existing laws and regulations. For example, in response to the April 2010 fire and explosion onboard the semisubmersible drilling rig Deepwater Horizon, leading to the oil spill in the Gulf of Mexico, the BOEMRE (Bureau of Ocean Energy Management, Regulation and Enforcement) limited certain drilling activities in the U.S. Gulf of Mexico. The BOEMRE may also issue new safety and environmental guidelines or regulations for drilling in the U.S. Gulf of Mexico, and potentially in other geographic regions, and may take other steps that could increase the costs of exploration and production. This incident could also result in drilling suspensions or other regulatory initiatives in other areas of the U.S. and abroad. Furthermore, the U.S. Environmental Protection Agency has recently focused on public concerns about the risk of water contamination and public health problems from drilling and hydraulic fracturing activities.  This renewed focus could lead to additional federal and state regulations affecting the oil and gas industry. Additional regulations or other changes to existing laws and regulations could significantly impact PEDCO’s business, results of operations, cash flows, financial position and future growth.

PEDCO’s business requires a staff with technical expertise, specialized knowledge and training and a high degree of management experience.

PEDCO’s success is largely dependent upon its ability to attract and retain personnel with the skills and experience required for its business. An inability to sufficiently staff PEDCO’s operations or the loss of the services of one or more members of its senior management or of numerous employees with technical skills could have a negative effect on PEDCO’s business, financial position, results of operations, cash flows and future growth.

Market conditions or transportation impediments may hinder PEDCO’s access to oil and natural gas markets or delay PEDCO’s production operations.

Market conditions, the unavailability of satisfactory oil and natural gas processing and transportation or the remote location of certain of PEDCO’s drilling operations may hinder its access to oil and natural gas markets or delay PEDCO’s production operations. The availability of a ready market for PEDCO’s oil and natural gas production depends on a number of factors, including the demand for and supply of oil and natural gas and the proximity of reserves to pipelines or trucking and terminal facilities. Under interruptible or short term transportation agreements, the transportation of PEDCO’s gas may be interrupted due to capacity constraints on the applicable system, for maintenance or repair of the system or for other reasons specified by the particular agreements.  PEDCO may be required to shut in natural gas wells or delay initial production for lack of a market or because of inadequacy or unavailability of natural gas pipelines or gathering system capacity.  PEDCO’s anticipated concentration of operations in certain geographic areas, such as the Niobrara and Eagle Ford shale, increases this risk and the potential impact upon PEDCO.  If this also occurs, PEDCO may be unable to realize revenue from those wells until the production can be tied to a pipeline or gathering system. This could result in considerable delays from the initial discovery of a reservoir to the actual production of the oil and natural gas and realization of revenues.

Competition in the oil and natural gas industry is intense, and many of PEDCO’s competitors have resources that are greater than PEDCO’s.

PEDCO operates in a highly competitive environment for acquiring prospects and productive properties, marketing oil and natural gas and securing equipment and trained personnel. PEDCO’s competitors include major and large independent oil and natural gas companies that possess financial, technical and personnel resources substantially greater than PEDCO’s resources.  Those companies may be able to develop and acquire more prospects and productive properties at a lower cost and more quickly than PEDCO’s financial or personnel resources permit. PEDCO’s ability to acquire additional prospects and discover reserves in the future will depend on its ability to evaluate and select suitable properties and consummate transactions in a highly competitive environment.  Larger competitors may be better able to withstand sustained periods of unsuccessful drilling and absorb the burden of changes in laws and regulations more easily than PEDCO can, which would adversely affect PEDCO’s competitive position. PEDCO may not be able to compete successfully in the future in acquiring prospective reserves, developing reserves, marketing hydrocarbons, attracting and retaining quality personnel and raising additional capital.

PEDCO’s strategy as an onshore unconventional resource player may result in operations concentrated in certain geographic areas and may increase its exposure to many of the risks enumerated herein.

PEDCO currently anticipates that its initial operations will be concentrated in the Rocky Mountain Region of the United States and in the State of Texas. This anticipated concentration may increase the potential impact that many of the risks stated herein may have upon its ability to perform. For example, PEDCO may have greater exposure to regulatory actions impacting the Rocky Mountain Region or Texas, natural disasters in these geographic areas, competition for equipment, services and materials available in the areas and access to infrastructure and markets.

The unavailability or high cost of drilling rigs, equipment, supplies, personnel and oil field services could adversely affect PEDCO’s ability to execute its exploration and development plans on a timely basis and within its budget.

PEDCO’s industry is cyclical and, from time to time, there is a shortage of drilling rigs, equipment, supplies or qualified personnel. During these periods, the costs and delivery times of rigs, equipment and supplies are substantially greater. In addition, the demand for, and wage rates of, qualified drilling rig crews rise as the number of active rigs in service increases. If oil and natural gas prices increase in the future, increasing levels of exploration and production could result in response to these stronger prices, and as a result, the demand for oilfield services could rise, and the costs of these services could increase, while the quality of these services may suffer. If the unavailability or high cost of drilling rigs, equipment, supplies or qualified personnel were particularly severe in Texas or the Rockies, PEDCO could be materially and adversely affected because its initial operations and properties are expected to be concentrated in these areas.

Operating hazards, natural disasters or other interruptions of PEDCO’s operations could result in potential liabilities, which may not be fully covered by its insurance.

The oil and natural gas business involves certain operating hazards such as:

•	Well blowouts;

•	Cratering;

•	Explosions;

•	Uncontrollable flows of oil, natural gas, or well fluids;

•	Fires;

•	Hurricanes, tropical storms, earthquakes (particularly in California), mud slides, and flooding;

•	Pollution; and

•	Releases of toxic gas.

Any of these operating hazards could cause serious injuries, fatalities or property damage, which could expose PEDCO to liabilities. The payment of any of these liabilities could reduce, or even eliminate, the funds available for exploration, development, and acquisition or could result in a loss of PEDCO’s properties. PEDCO is not fully insured against all risks, including development and completion risks that are generally not recoverable from third parties or insurance. In addition, PEDCO’s insurance policies may provide limited coverage for losses or liabilities relating to sudden and accidental pollution, but not for other types of pollution. PEDCO’s insurance might be inadequate to cover its liabilities.  PEDCO expects that its energy insurance packages will be written on reasonably standard terms and conditions that are generally available to the exploration and production industry. The insurance market in general and the energy insurance market in particular have been difficult markets over the past several years. Insurance costs could increase in the future as the insurance industry adjusts to difficult exposures and PEDCO may decrease coverage and retain more risk to mitigate future cost increases. If PEDCO incurs substantial liability and the damages are not covered by insurance or are in excess of policy limits, or if PEDCO incurs a liability for a risk at a time when it does not have liability insurance, then its business, financial position, results of operations and cash flows could be materially adversely affected.

Competition and regulation of hydraulic fracturing services could impede PEDCO’s ability to develop its shale opportunities.

The unavailability or high cost of high pressure pumping services (or hydraulic fracturing services), chemicals, proppant, water, and related services and equipment could limit PEDCO’s ability to execute its exploration and development plans on a timely basis and within its budget.  The oil and gas industry is experiencing a growing emphasis on the exploitation and development of shale gas and shale oil resource opportunities which are dependent on hydraulic fracturing for economically successful development.  Hydraulic fracturing in shale opportunities requires high pressure pumping service crews.  A shortage of service crews or proppant, chemical, or water, especially if this shortage occurred in South Texas or the Rockies, could materially and adversely affect PEDCO’s operations and the timeliness of executing its development plans within its budget.  There is significant regulatory uncertainty as some states have begun to regulate hydraulic fracturing and the United States Environmental Protection Agency and United States Congress are investigating the impact of hydraulic fracturing on drinking water sources, which could affect the current regulatory jurisdiction of the states and increase the cycle times and costs to receive permits, delay or possibly preclude receipt of permits in certain areas, impact water usage and waste water disposal and require chemical additives disclosures.

Environmental matters and costs can be significant.

The oil and natural gas business is subject to various federal, state, and local laws and regulations relating to discharge of materials into, and protection of, the environment.  Such laws and regulations may impose liability on PEDCO for pollution clean-up, remediation, restoration and other liabilities arising from or related to its operations. Any noncompliance with these laws and regulations could subject PEDCO to material administrative, civil or criminal penalties or other liabilities. Additionally, PEDCO’s compliance with these laws may, from time to time, result in increased costs to its operations or decreased production.  PEDCO also may be liable for environmental damages caused by the previous owners or operators of properties it has purchased or is currently operating. The cost of future compliance is uncertain and is subject to various factors, including future changes to laws and regulations.  PEDCO has no assurance that future changes in or additions to the environmental laws and regulations will not have a significant impact on its business, results of operations, cash flows, financial condition and future growth.

Possible regulations related to global warming and climate change could have an adverse effect on PEDCO’s operations and the demand for oil and natural gas.

Recent scientific studies have suggested that emissions of certain gases, commonly referred to as “greenhouse gases,” may be contributing to the warming of the Earth’s atmosphere. Methane, a primary component of natural gas, and carbon dioxide, a byproduct of the burning of refined oil products and natural gas, are examples of greenhouse gases. The U.S. Congress is considering climate-related legislation to reduce emissions of greenhouse gases. In addition, at least 20 states have developed measures to regulate emissions of greenhouse gases, primarily through the planned development of greenhouse gas emissions inventories and/or regional greenhouse gas cap and trade programs. The EPA has adopted regulations requiring reporting of greenhouse gas emissions from certain facilities and is considering additional regulation of greenhouse gases as “air pollutants” under the existing federal Clean Air Act. In November 2010, the EPA adopted rules expanding the industries subject to greenhouse gas reporting to include certain petroleum and natural gas facilities.  These rules require data collection beginning in 2011 and reporting beginning in 2012.  Some of PEDCO’s facilities may be subject to these rules. Passage of climate change legislation or other regulatory initiatives by Congress or various states, or the adoption of other regulations by the EPA or analogous state agencies, that regulate or restrict emissions of greenhouse gases (including methane or carbon dioxide) in areas in which PEDCO may conduct business could have an adverse effect on its operations and the demand for oil and natural gas.

PEDCO’s property acquisition strategy could fail or present unanticipated problems for PEDCO’s business in the future, which could adversely affect its ability to make property acquisitions or realize anticipated benefits of those acquisitions.

PEDCO’s growth strategy includes acquiring oil and natural gas properties. PEDCO may not be able to identify suitable acquisition opportunities or finance and complete any particular acquisition successfully. Furthermore, acquisitions involve a number of risks and challenges, including:

•	Diversion of management’s attention;

•	Ability or impediments to conducting thorough due diligence activities;

•	Potential lack of operating experience in the geographic market where the acquired properties are located;

•	An increase in expenses and working capital requirements;

•	The validity of PEDCO’s assumptions about reserves, future production, revenues, capital expenditures, and operating costs, including synergies;

•	A decrease in PEDCO’s liquidity by using a significant portion of its available cash to finance acquisitions;

•	A significant increase in PEDCO’s interest expense or financial leverage if it incurs debt to finance acquisitions;

•	The assumption of unknown liabilities, losses, or costs for which PEDCO is not indemnified or for which PEDCO’s indemnity is inadequate; and

•	The occurrence of other significant charges, such as impairment of oil and natural gas properties, asset devaluation, or restructuring charges.

PEDCO’s decision to acquire a property will depend in part on the evaluation of data obtained from production reports and engineering studies, geophysical and geological analyses, and seismic and other information, the results of which are often inconclusive and subject to various interpretations.

Also, PEDCO’s reviews of acquired properties will be inherently incomplete because it generally is not feasible to perform an in-depth review of the individual properties involved in each acquisition given time constraints imposed by sellers.  Even a detailed review of records and properties may not necessarily reveal existing or potential problems, nor will it permit a buyer to become sufficiently familiar with the properties to fully access their deficiencies and potential.  Inspections may not always be performed on every well, and environmental problems, such as groundwater contamination, are not necessarily observable even when an inspection is undertaken.

THE SPECIAL MEETING OF OUR SHAREHOLDERS

Date, Time, and Place of the Special Meeting

The special meeting will be held on [_________], 2012, beginning at 9:00 a.m., local time, at The Loev Law Firm, P.C., 6300 West Loop South, Suite 280, Bellaire, Texas 77401, and at any adjournment or postponement of the special meeting.

Purpose of the Special Meeting

The purpose of the special meeting is to consider and vote upon a Proposal to approve the merger agreement, the Proposals relating to our amended and restated certificate of formation and the amended and restated certificate of designations, and the 2012 Equity Incentive Plan.  This proxy statement is being furnished to our shareholders as part of the solicitation of proxies by our board of directors for use at the special meeting.  A copy of the merger agreement and amendment thereto are attached as Appendix A to this proxy statement.  A copy of the amended and restated certificate of formation and designations is attached as Appendix B to this proxy statement.  A copy of the 2012 Equity Incentive Plan is attached as Appendix C to this proxy statement.

Unanimous Recommendation of our Board of Directors

Our Board of Directors has unanimously determined that the adoption of the merger agreement, the Proposals relating to the amended and restated certificate of formation, the amended and restated certificate of designations, and the 2012 Equity Incentive Plan are advisable, and that such documents are fair to, and in the best interests of our shareholders, has approved and authorized in all respects the merger agreement, the amended and restated certificate of formation, the amended and restated certificate of designations and the 2012 Equity Incentive Plan, and recommends that you vote “FOR” the approval of the merger agreement, “FOR” the approval of each of the Proposals relating to the amended and restated certificate of formation and amended and restated certificate of designations, and “FOR” the approval of the 2012 Equity Incentive Plan.  Blast Energy Services, Inc., as the sole shareholder of MergerCo, approved the merger on January 13, 2012.  If our shareholders fail to approve the merger agreement, the merger will not occur.  Because the approval of the Proposals relating to the amended and restated certificate of formation and the amended and restated certificate of designations are a condition to the closing of the merger, if our shareholders fail to approve all of the Proposals relating to the amended and restated certificate of formation and the amended and restated certificate of designations, the merger will not occur.  Similarly, because the amended and restated certificate of formation and the amended and restated certificate of designations are being adopted to facilitate the merger, if the merger is not approved, we will not proceed with the amended and restated certificate of formation and the amended and restated certificate of designations.  Regardless of whether the amended and restated certificate of formation, the amended and restated certificate of designations and merger have been approved by our shareholders, we will not allow such amended and restated certificate of formation and amended and restated certificate of designations to be declared effective until such time as we are certain that all of the conditions to the closing of the merger have either been met or waived.

Record Date and Shares Entitled to Vote at the Special Meeting

We have fixed the close of business on [________], 2012 as the record date for the special meeting, and only shareholders of record on the record date are entitled to vote at the special meeting.  You may vote all shares of common stock and Series A or Series B preferred stock that you owned of record at the close of business on the record date.

As of the record date, [__________] shares of our common stock, 6,000,000 shares of our Series A preferred stock, and one share of our Series B preferred stock were outstanding and entitled to vote at the special meeting.

If you beneficially own shares that are held in “street name” by your broker, bank, or other nominee, you must follow the directions that you have received, or will receive, from your broker, bank, or other nominee regarding how to provide voting instructions.  You are not entitled to vote directly shares that are registered in someone else’s name.  Unless you instruct your broker, bank, or other nominee how to vote your shares, they will not be voted at the special meeting, which will have the same effect as a vote against approval of the merger agreement, and the Proposals relating to the amended and restated certificate of formation and the amended and restated certificate of designations.

Quorum; Abstentions and Broker Non-Votes

The holders of [_______] voting shares entitled to vote at the special meeting, represented in person or by proxy, will constitute a quorum for purposes of the special meeting.  A quorum is necessary to hold the special meeting.

Once a share of our common stock or preferred stock is represented at the special meeting, it will be counted for the purpose of determining a quorum and any adjournment of the special meeting unless the holder is present solely to object to the special meeting.  However, if a new record date is set for an adjourned meeting, then a new quorum will need to be established.

Abstentions and “broker non-votes” will be treated as shares that are present and entitled to vote at the special meeting for purposes of determining whether a quorum exists and will have the same effect as votes against approval of the merger agreement, the amended and restated certificate of formation and designations.  A “broker non-vote” with respect to specified shares will result from a beneficial owner’s failure to instruct a broker, bank, or other nominee how to vote the shares with respect to the Proposal to approve the merger agreement or the Proposals relating to the amended and restated certificate of formation and the amended and restated certificate of designations.

Attendance at the Special Meeting

All of our shareholders as of the record date, or their legally authorized proxies named in the proxy card, may attend the special meeting.  Cameras, recording devices, and other electronic devices will not be permitted at the meeting.  If your shares are held in the name of a broker, bank, or other nominee, you should bring a proxy or letter from the broker, bank, or nominee confirming your beneficial ownership of the shares.  We reserve the right to refuse admittance to anyone not presenting proper proof of share ownership.

Vote Required for Approval of the Merger Agreement, the Proposals relating to the Amended and Restated Certificate of Formation and the Amended and Restated Certificate of Designations, and the 2012 Equity Incentive Plan

Approval of the merger agreement,  the Proposals relating to the amended and restated certificate of formation, and the amended and restated certificate of designations require the approval of the holders, as of the record date of [_______], 2012, of two-thirds of the outstanding shares of our common and preferred stock (voting as a single class on an as-converted to common stock basis) and two-thirds of the outstanding shares of Series A preferred stock (voting separately as a class), as well as the approval of the single holder of our Series B preferred stock.   You are entitled to one vote for each share of our common stock or Series B preferred stock that you own as of the record date.  You are entitled to 2.5 votes for each share of Series A preferred stock that you own as of the record date. Blast Energy Services, Inc., as the sole shareholder of MergerCo, approved the original merger agreement on January 13, 2012.  The Proposal to approve the adoption of our 2012 Equity Incentive Plan will be approved if the votes cast in favor of the Proposal exceed those cast against it.

Voting by Proxy

If you hold stock in your name as a shareholder of record, please complete, sign, date, and return the accompanying proxy card in the enclosed envelope.  If you hold your stock in “street name” through a broker, bank, or other nominee, please direct the broker, bank, or other nominee how to vote your shares in accordance with the instructions that you have received, or will receive, from that person.

If you sign, date, and mail your proxy card without indicating how you wish to vote, your proxy will be voted in favor of the approval of the merger agreement, each of the Proposals relating to the amended and restated certificate of formation and the amended and restated certificate of designations, and the 2012 Equity Incentive Plan.  If you fail to return your proxy card and do not vote in person at the special meeting, it will have the same effect as a vote against the approval of the merger agreement, the Proposals relating to the amended and restated certificate of formation and the amended and restated certificate of designations.

Alternatively, you may vote your shares at the meeting via Internet, fax or phone as disclosed on the attached proxy card.

Right to Revoke Proxies

You have the right to change or revoke your proxy at any time before the vote is taken at the special meeting by:  (1) attending the special meeting in person and voting; (2) submitting a later-dated proxy card; or (3) notifying us that you are revoking your proxy by delivering a later-dated written statement to that effect to us at Blast Energy Services, Inc., PO Box 710152, Houston, Texas 77271-0152, Attention: Chief Financial Officer.  Simply attending the special meeting, however, will not be sufficient to revoke your proxy.  Furthermore, if you have instructed a broker, bank, or other nominee to vote your shares, these options for changing your vote do not apply, and instead you must follow the instructions received from your broker, bank, or other nominee to change your vote.

Other Business

Our management is not aware of any matters to be presented for action at the special meeting other than those set forth in this proxy statement. However, should any other business properly come before the special meeting, or any adjournment of the meeting, the enclosed proxy confers upon the persons entitled to vote the shares represented by such proxy discretionary authority to vote the same in respect of any such other business in accordance with their best judgment in the interest of our company.

Adjournment

Although it is not currently expected, the special meeting may be adjourned for the purpose of soliciting additional proxies.  Whether or not a quorum exists, a Proposal to adjourn the special meeting for the purpose of soliciting additional proxies will be approved upon the affirmative vote of the holders holding a majority of the voting power of the total voting shares entitled to vote at the special meeting and present in person or by proxy at the special meeting.  The proxy holders will be authorized to vote any signed proxies received by us in which no voting instructions are provided on such matter in favor of an adjournment in these circumstances.  Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow our shareholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned.

Expenses of Proxy Solicitation

The expenses of preparing, printing, and mailing this proxy statement and the proxies solicited by this proxy statement will be borne by us.  Upon request, we will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable expenses for forwarding material to the beneficial owners of shares held of record by others.

In addition, our directors, officers, employees, and other agents may solicit proxies on our behalf from shareholders by telephone, by other electronic means, or in person, although such persons will not receive additional compensation from us for their proxy solicitation activities.

Questions and Additional Information

If you have more questions about the merger agreement, the amended and restated certificate of formation, the amended and restated certificate of designations, or the 2012 Equity Incentive Plan, need assistance in submitting your proxy or voting your shares, or need additional copies of the proxy statement or the enclosed proxy card, you can call (281) 453-2888.  If your broker, bank, or other nominee holds your shares, you should call that person for additional information.

PROPOSAL I - APPROVAL OF THE MERGER AGREEMENT AND MERGER

General Description of the Merger

Pursuant to the merger, MergerCo will be merged with and into PEDCO, which will continue as the surviving corporation under the name “Pacific Energy Development Corp.”  In the merger, (1) each outstanding share of PEDCO common stock will be exchanged for one share of our common stock, (2) each outstanding share of Series A preferred stock of PEDCO stock will be converted into one share of our new Series A preferred stock, (3) each outstanding option or warrant to purchase shares of common stock of PEDCO will be exchanged for an option or warrant to purchase the same number of shares of our common stock on the same terms, and (4) each outstanding warrant to purchase shares of Series A preferred stock of PEDCO will be exchanged for a warrant to purchase the same number of shares of our new Series A preferred stock on the same terms.  In the merger, and after taking into account a one-for-112 reverse stock split, we currently anticipate issuing 17,857,261 shares of our common stock to existing holders of common stock of PEDCO, 11,984,208 shares of our new Series A preferred stock to existing holders of Series A preferred stock of PEDCO, warrants to purchase 1,100,000 shares of our common stock and warrants to purchase 549,167 shares of our Series A preferred stock to existing holders of warrants to purchase common and preferred stock of PEDCO, and options to purchase 895,000 shares of our common stock to existing holders of options to purchase common stock of PEDCO.  Further, an additional 8,082,459 shares of PEDCO Series A preferred stock and three-year warrants to purchase up 808,246 shares of PEDCO Series A preferred stock exercisable at $0.75 per share may be issued to placement agents in connection with the additional sale by PEDCO in private transactions to “accredited investors” of approximately $6.0 million of Series A preferred stock of PEDCO prior to the merger, which shares and warrants, if issued prior to the merger, will also be exchanged for our new Series A Preferred Stock and warrants in the merger.

After the merger, PEDCO will be the surviving company and will be our wholly-owned subsidiary. As consideration for the merger, we will be issuing our equity securities to the existing equity holders of PEDCO as outlined above.  No cash consideration will be paid. As a condition to the merger, we also must adopt the amended and restated certificate of formation and the amended and restated certificate of designations, as discussed in greater detail under Proposals II through X, below.

Series A Preferred Stock

As a condition for closing the merger, we must adopt and file the amended and restated certificate designations, which among other actions, creates a new series of preferred stock, “Series A Preferred Stock.”  In the merger, the Series A preferred stock of PEDCO will be exchanged for this new Series A preferred stock.  The holders of our new Series A preferred stock will be entitled to cumulative annual dividends of 6% of the “Original Issue Price” of $0.75 per share (subject to adjustments) and, in preference to the holders of our common stock and any other junior stock, will be entitled to an amount equal to such Original Issue Price, plus accumulated but unpaid dividends, upon our liquidation.  No dividends may be paid on our common stock unless and until the declared dividends are paid on our Series A preferred stock.  The holders of our Series A preferred stock will be permitted to convert each such share into that number of shares of common stock equal to the Original Issue Price divided by $0.75, subject to adjustments, which will initially be a one-to-one ratio.  The holders of our Series A preferred stock are also entitled to vote with the common stock on an as-converted basis.  Our Series A preferred stock is described in greater detail under “Proposal X – Approval Of The Amended And Restated Certificate Of Designations Of Our Series A Preferred Stock.”

Warrants, Options and Derivatives

Prior to the merger, PEDCO is expected to have outstanding warrants to purchase up to 1,100,000 shares of common stock, outstanding options to purchase up to 895,000 shares of common stock, and outstanding warrants to purchase up to 549,167 shares of Series A Preferred stock of PEDCO.  Additionally, the outstanding 11,984,208 shares of PEDCO Series A preferred stock are convertible into 11,984,208 shares of PEDCO’s common stock.  If the merger is completed, these warrants and other convertible securities will convert into warrants and convertible securities to purchase, or to convert into, our common stock or Series A Preferred Stock, as applicable, on the same terms.  The terms of PEDCO’s warrants are as follows: (i) warrants to purchase 100,000 shares of common stock at an exercise price of $0.08 per share expiring in October 2021; (ii) warrants to purchase 500,000 shares of common stock at an exercise price of $1.25 per share expiring in May 2014; (iii) warrants to purchase 500,000 shares of common stock at an exercise price of $1.50 per share expiring in May 2014; and (iv) warrants to purchase an aggregate of 549,167 shares of Series A preferred stock at an exercise price of $0.75 per share expiring between October 2014 and May 17, 2015.  Additionally, up to an additional 8,082,459 shares of PEDCO Series A preferred stock and three-year warrants to purchase up 808,246 shares of PEDCO Series A preferred stock exercisable at $0.75 per share may be issued to placement agents in connection with the additional sale of up to $6.0 million of Series A preferred stock of PEDCO prior to the merger, and additional shares of PEDCO common stock and preferred stock, and convertible securities exercisable therefor, may be issued by PEDCO prior to the merger, subject to a maximum aggregate total of no more than 45 million shares of PEDCO capital stock issued and outstanding, or committed for future issuance, on a fully-diluted basis (including all issued and outstanding common stock, preferred stock, options, warrants, and issuance commitments) prior to the merger, without the prior written consent of Blast, which shares and warrants, if issued prior to the merger, will also be exchanged for our common stock, Series A Preferred Stock, options and warrants in the merger.  These warrants and options are subject to adjustments in the event of stock splits, recapitalization, dividends and similar events.

Contact Information of Material Parties to Merger

Pacific Energy Development Corp.
4125 Blackhawk Plaza Circle, Suite 201A
Danville, CA 94506
Telephone: (925) 203-5699

Blast Acquisition Corp./Blast Energy Services, Inc.
PO Box 710152
Houston, Texas 77271-0152
Telephone: (281) 453-2888

Background of Our Company

Blast Energy Services, Inc. is an independent oil and gas producer with additional revenue potential from its applied fluid jetting (“AFJ”) technology.  During 2010, our management chose to change our direction away from solely trying to commercialize the AFJ process, to also attempting to generate operating capital from investing in oil producing properties. Moving forward, we hope to acquire properties where the AFJ process can be applied on wells in which we own an interest. As a part of this shift in strategy, in September 2010, with an effective date of October 1, 2010, acquired oil and gas interests in the North Sugar Valley Field located in Matagorda County, Texas. In addition, in February 2011, we entered into a farmout agreement with Solimar Energy LLC, to participate in a drilling program in Fresno County, California.  We also determined that our prior Satellite Services business was no longer a crucial part of our future business plan and this business unit was sold in December 2010.

On December 22, 2011, we entered into a Modification Agreement with Solimar Energy, LLC (“Solimar”).  The Modification Agreement amended certain existing agreements, including the Guijarral Hills Farmout Agreement dated January 31, 2011 and the related Guijarral Hills Joint Operating Agreement with Solimar, which provided us the right to participate in a field extension drilling project to exploit an undeveloped acreage position in the Guijarral Hills Field located in the San Joaquin Basin of central California. Solimar is a wholly-owned subsidiary of Solimar Energy Limited, a publicly-traded company on the Australia Stock Exchange based in Melbourne, Australia. Under the terms of the Modification Agreement, Solimar forgave certain monies owed by us to Solimar, which totaled $311,872, in exchange for our assignment of 25% of the 100% working interest in the GH 76-33 Well (modifying the Farmout Agreement which provided for us to hold 50% of the 100% working interest), and we agreed to participate on all go-forward costs associated with the Guijarral Hills project on a heads up 25% of 100% basis (governed by the JOA).

On January 13, 2012, we entered into an Amendment to Note Purchase Agreement (the “Note Purchase Amendment”) with Centurion in connection with our debt obligations under certain secured notes with Centurion.  The purpose of the Note Purchase Amendment was to (i) obtain Centurion’s consent to the merger, (ii) waive, solely with respect to our company post-merger, certain loan covenants and restrictions as they relate to the assets of PEDCO and our operations post-merger, (iii) waive Centurion’s right of first refusal to provide additional funding to us; and (iv) provide, effective upon the effective date of the merger, for the conversion of up to 50% of the amounts owed to Centurion into our common stock at $0.75 per share on a post-reverse split basis at the option of Centurion at any time after June 9, 2012.  Additionally, the maturity dates of an aggregate of $2,522,111 in principal amount of promissory notes were extended to the first to occur of: (i) August 1, 2012, or (ii) the date all obligations and indebtedness under such promissory notes are accelerated in accordance the terms and conditions of such promissory notes.  Additionally, commencing February 2, 2012, the interest rate on the promissory notes was increased from 10% to 18% per annum.  Centurion is also a party to a voting agreement with us, pursuant to which Centurion agreed to vote the one outstanding share of Series B preferred stock which they hold in favor of the merger agreement, and the approval of each of the Proposals relating to the amended and restated certificate of formation and the amended and restated certificate of designations.

In the event the merger is not consummated, our management will continue to seek financial partners and/or business combinations to satisfy our liquidity concerns.  Any such transaction will likely have a dilutive effect on the interests of our shareholders that will, in turn, reduce your proportionate ownership and voting power in our company.

In connection with the merger agreement, on January 13, 2012, we entered into a Debt Conversion Agreement (the “BMC Debt Conversion Agreement”) with Berg McAfee Companies, LLC, a California limited liability company (“BMC”), and Clyde Berg, an individual (“Berg”).  We had previously entered into: (1) a Secured Promissory Note Agreement, dated February 27, 2008, as amended on January 5, 2011 with BMC in the aggregate principal amount of $1,120,000 (the “BMC Note”); and (2) a Promissory Note, dated May 19, 2011, with Berg in the aggregate principal amount of $100,000 (the “Berg Note” and collectively with the BMC Note, the “Notes”).  We also entered into debt conversion agreements with our officers, directors and third parties (see “Officer, Director and Other Debt Conversions”, below).

The BMC Debt Conversion Agreement modifies the Notes to provide that all principal and accrued interest under the Notes will be converted into shares of our common stock at a conversion price of two cents ($0.02) per share upon notice from us of the setting of the record date for the meeting to approve the Proposals set forth herein.  On June [_______,] 2012, the outstanding principal and accrued interest under the Notes was converted into __________________ shares of common stock.  As a result of the debt conversion, Eric A. McAfee and Clyde Berg, now beneficially own 49% and 51% respectively, and 57% collectively, of our outstanding common stock (which includes 100% of our outstanding Series A preferred stock, voting on an as-converted basis, i.e., 2.5 shares of common stock for each share of Series A preferred stock).  All common and preferred stock held by Mr. McAfee and Mr. Berg, and affiliated parties, are subject to a voting agreement, dated January 13, 2012.  Under the voting agreement, Mr. McAfee and Mr. Berg agreed to vote the outstanding capital stock they beneficially own in favor of the merger agreement and the approval of the amended and restated certificate of formation and the amended and restated certificate of designations.

Background of the Merger and Reasons for the Merger

In August 2006, we acquired Eagle Domestic Drilling Operations LLC (“Eagle”), a drilling contractor which owned three completed land rigs and three more under construction. The Eagle acquisition included five two-year term International Association of Drilling Contractors (“IADC”) contracts with day rates of $18,500 per day and favorable cost sharing provisions. The assumptions used in the Eagle acquisition included a steady and high revenue stream and full utilization rate expectations based upon these five contracts. The subsequent cancellation of these contracts by Hallwood Petroleum, LLC and Hallwood Energy, LP (collectively, “Hallwood”) and Quicksilver Resources, Inc. (“Quicksilver”) in the fall of 2006 severely impacted  our ability to service the note incurred with the acquisition of the drilling rig business. We subsequently filed suit for breach of those contracts and agreed to settlements with both Hallwood and Quicksilver.

In January 2007, Blast and Eagle filed voluntary petitions with the U.S. Bankruptcy Court for the Southern District of Texas – Houston Division (the “Court”) under Chapter 11 of Title 11 of the U.S. Bankruptcy Code in order to dispose of burdensome and uneconomical assets and reorganize our financial obligations and capital structure.  We operated our businesses as “debtors-in possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court.

In May 2007, we executed an agreement with our lender on the terms of an asset purchase agreement intended to offset the full amount of our then outstanding $40.6 million senior note, including accrued interest and default penalties.  Under the terms of this agreement, only the five land drilling rigs and associated spare parts were sold to repay the Note. As a result, our satellite communication business (which has since been sold) and our applied fluid jetting (“AFJ”) technology remained with us subsequent to the sale of the rigs.

In February 2008, the Bankruptcy Court entered an order confirming our Second Amended Plan of Reorganization (the “Plan”).  The overall impact of the confirmed Plan was for Blast to emerge with unsecured creditors fully paid, have no then existing debt service scheduled for at least two years, and keep equity shareholders’ interests intact.

Under the terms of the Plan, Blast raised $4 million in cash proceeds from the sale of convertible preferred securities to two parties related to Blast’s largest shareholder, Berg McAfee Companies.  The proceeds from the sale of the securities were used to pay 100% of the unsecured creditor claims, all administrative claims, and all statutory priority claims, for a total amount of approximately $2.4 million.  The remaining $1.6 million was used to execute an operational plan, including but not limited to, reinvesting in our applied fluid jetting technology and maintaining the Satellite Services business (which was subsequently sold as described below).

During the remainder of 2008 and through the first half of 2009, we further tested the AFJ process on wells in the Austin Chalk play in Central Texas operated by Reliance Oil & Gas, Inc. with some initial production success. Later we attempted to apply the process to third-party wells in West Texas and in Kentucky.  Due to mechanical failures of the surface equipment we were not able to achieve any lateral jetting in the down-hole environment.  Currently the AFJ rig and other support vehicles have been moved back to a storage yard in Hockley, Texas.  Once sufficient funds are available we intend to seek to resolve the mechanical issues and once again take steps to try to commercialize this technology.

During 2010, our management chose to change the direction of our company away from solely trying to commercialize the AFJ process, to also attempting to generate operating capital from investing in oil producing properties. As a part of this shift in strategy, in September 2010, with an effective date of October 1, 2010, we acquired oil and gas interests in the North Sugar Valley Field located in Matagorda County, Texas and in February 2011, we entered into a farmout agreement with Solimar Energy LLC (“Solimar”), which provided us the right to participate in a field extension drilling project to exploit an undeveloped acreage position in the Guijarral Hills Field located in the San Joaquin basin of central California.  We also determined that the Satellite Services business was no longer a crucial part of our future and steps were taken to divest this business unit.

On December 30, 2010, we entered into an Asset Purchase Agreement with GlobaLogix, Inc. (“GlobaLogix” and the “Purchase Agreement”).  Pursuant to the Purchase Agreement, we sold all of our Satellite Communications assets, rights and interests, including all goodwill, customer and vendor contracts (collectively “Satellite Contracts”), inventory, test equipment, software and other assets associated with our Satellite Communications operations to GlobaLogix in consideration for (a) $50,000; and (b) GlobaLogix agreeing to assume any and all liabilities, obligations and rights associated with the Satellite Contracts.

On February 24, 2011, we entered into a Note Purchase Agreement  and related agreements (as described below) with Centurion Credit Funding, LLC (the “Investor”) to fund our Guijarral Hills project and to repay an outstanding promissory note.  Pursuant to the agreement, we agreed with the Investor to enter into Secured Promissory Notes in the aggregate principal amount of $2,522,111 (the “Notes”).  The Notes originally accrued interest at the rate of ten percent (10%) per annum, payable on the first day of each month and originally had a maturity date of February 2, 2012.  To accommodate the merger, Centurion agreed to extend the maturity of the Notes, which now must be repaid on August 1, 2012.  We also agreed to increase the interest rate to 18% and pay the Investor an exit fee at such time as the Notes are paid in full of twelve percent (12%) of the amount of such repayment.

The repayment of the amounts loaned to us by the Investor under the Notes was guaranteed by Eagle and Blast AFJ, Inc. (“Blast AFJ”).  Additionally, Blast, Eagle and Blast AFJ each entered into a Security Agreement in favor of the Investor, pursuant to which such parties provided the Investor a first priority security interest in all of their tangible and intangible assets, including equipment, intellectual property and personal and real property as collateral to secure the repayment of the Notes (the “Security Agreement”).

We subsequently used all of the funds received in connection with the sale of the Notes to repay certain of our outstanding liabilities and to pay expenses incurred in connection with the drilling of the Solimar Energy 76-33 well in the Guijarral Hills Field Area located in Fresno County, California which reached its total drilling depth of 10,550 feet in March 2011.   The well was subsequently flow tested and none of the zones tested resulted in an oil producing well.

Due to our inability to raise sufficient funds to pay our portion of the expenses due in connection with the farmout agreement, on December 22, 2011, we entered into a Modification Agreement (“Modification Agreement”) with Solimar. The Modification Agreement amended certain existing agreements, including the farmout agreement and the related Guijarral Hills Joint Operating Agreement (“JOA”).  Under the terms of the Modification Agreement, Solimar forgave certain monies owed by us to Solimar, which totaled $311,872, in exchange for our assignment of 25% of the 100% working interest in the Solimar Energy 76-33 Well (modifying the farmout agreement which provided for us to hold 50% of the 100% working interest), and we agreed to participate on all go-forward costs associated with the Guijarral Hills project on a heads up 25% of 100% basis (governed by the JOA).

Over the past 12 months our operating expenses have exceeded our revenues and we have pursued a variety of capital raising alternatives to supplement anticipated income from our oil and gas investments in order to meet our operational capital requirements and service our outstanding debt.  Due to our operating partner’s higher than expected drilling costs to drill the well at the Guijarral Hills site and the need to put in additional funds to test the well, we were required to raise additional capital to move forward with that project, which we were unable to do and as such, we were forced to enter into the Modification Agreement, described above.  We have interests in producing wells in Texas, but the cash flow from these wells was not sufficient to meet our corporate needs or fund payment of our debts.  Accordingly, due to our current lack of liquidity, the returns on our existing assets, our operational capital needs, and our nearly $4 million of outstanding debt, much of which was to become due in February 2012 (which has since been extended or converted into common stock), we pursued a business combination transaction with an existing private enterprise in a business similar to ours that had a willingness to acquire our oil and gas assets, assume our liabilities, and take advantage of our status as a public corporation.

While serving as our interim CEO, President and member of our board, Michael L. Peterson began performing consulting services for PEDCO in September 2011.  At that time, Mr. Peterson learned that PEDCO was seeking to merge with a public operating company in order to become a publicly-traded company.  Given the failure of Blast’s Solimar Energy 76-33 well and the likelihood that Blast would be required to liquidate its assets to repay the Notes due the Investor in February, 2012, in September 2011 Mr. Peterson introduced the idea to Mr. Ingriselli, CEO and President of PEDCO, that a merger of PEDCO with Blast could be mutually beneficial for both of the companies.  In September, Mr. Peterson and Mr. Frank Ingriselli, CEO and President of PEDCO, began transaction discussions with Blast for a possible merger.

In those September 2011 discussions, Mr. Ingriselli’s primary concerns included the status of the repayment of the Notes to the Investor due in February 2012, as well as other debts to Solimar and the preferred Investors of Blast.  After consulting with both internal and external counsel of PEDCO on the most probable time of such a merger, Mr. Ingriselli expressed that a February 2012 maturity of the Notes would most likely come before the merger could be finalized and would thus make the merger very difficult to accomplish.  Mr. Ingriselli requested that Mr. Peterson approach the Investor to inquire whether it would be in favor of a merger with PEDCO and if the Investor would be willing to extend the maturity of the Notes.  Mr. Ingriselli also made it clear that other debts of Blast would need to be paid off or converted into capital stock of Blast in, or prior to, the merger.

Mr. Peterson contacted the Investor in early September 2011, explained the Proposal, and discussed the opportunity the potential merger of Blast with PEDCO could offer to the Investor and the other shareholders of Blast.  The Investor was willing to entertain the idea and a meeting was scheduled on September 12, 2011 in New York with Mr. Peterson, Mr. Ingriselli, and a representative of the Investor.  At this meeting, Mr. Ingriselli explained the business plan of PEDCO and discussed how the Notes could be extended.  Mr. Peterson also asked if the Investor would be willing to loan Blast an additional $30,000 to keep the Company moving forward, meet its public filing requirements, and allow the proposed transaction with PEDCO to move forward.  The Investor indicated that it would consider the Proposal and let Mr. Peterson know the outcome at a later date.

During the subsequent weeks, a representative of the Investor and Mr. Peterson had several phone calls to discuss the Proposal, and Mr. Peterson spoke with Mr. Roger (Pat) Herbert, Chairman of Blast, regarding the progress.  During the first week of October 2011, the Investor agreed to lend the Company $30,000 in consideration for lowering the strike price of the Blast warrants previously issued to the Investor in order to help move the transaction with PEDCO forward.  On October 7, 2011, Blast held a board of directors meeting and Mr. Peterson summarized the discussions with the Investor and the board approved moving forward with putting together the terms of the merger transaction with PEDCO. Additionally, the exercise price of the Investor’s warrants were lowered to $0.01 per share.

On September 24, 2011, Mr. Peterson sent an electronic mail message to the CEO of Solimar to discuss a meeting time when Mr. Peterson could discuss the merger and how Blast could clear its debts due to Solimar for additional cost overruns incurred with respect to the drilling of the Solimar Energy 76-33 well.  On September 28, 2011, the CEO of Solimar replied to Mr. Peterson and told him that he would be traveling to the United States from his home office in Australia during the first week of October 2011, and could meet with him at their offices in Ventura, California on Monday, October 3, 2011.  Mr. Peterson and the CEO of Solimar met on that date, and Solimar agreed to take a working interest in the Guijarall Hills prospect in lieu of payment of the overrun costs due, and definitive documents were signed between Blast and Solimar to effect the same in December 2011, which was memorialized by the Modification Agreement.

During October 2011, Mr. Peterson also met with Blast preferred stockholders Eric McAfee and Clyde Berg (the “Preferred Shareholders”) to discuss the status of Blast as a going concern, its lack of financing, the failure of the Solimar Energy 76-33 well, and Blast’s inability to fund additional testing.  The Proposal was discussed as to merging Blast with PEDCO, and the proposed terms of the Preferred Shareholders’ conversion of both their outstanding debt due from Blast and their Blast preferred shares were discussed.  Mr. McAfee knew of Mr. Ingriselli, PEDCO’s Chairman and CEO, and had a very favorable opinion of his business expertise and ability to make PEDCO successful. Mr. Berg asked Mr. McAfee to negotiate terms with respect to their possible conversion of their Blast debt and preferred stock.  Valuation of Blast was discussed on several phone calls and meetings between Mr. McAfee and Messrs. Peterson and Ingriselli in an effort to find a value of Blast that the Preferred Shareholders would agree to as they would need to be in favor and approve of the final terms of the proposed Blast-PEDCO merger in order for the transaction to occur.  The Preferred Shareholders, as well as Blast, ultimately agreed that they would support a Blast-PEDCO merger transaction pursuant to which all the shareholders of Blast would receive 2,400,000 shares of the post-merger entity, subject to downward adjustment for cash advanced by PEDCO to Blast prior to closing.  The Preferred Shareholders arrived at this number based on the share of Blast common stock the Preferred Shareholders would hold after conversion of their Blast preferred stock and Blast debt, and their perceived future value of the same in the post-merger entity.  Prior and subsequent to all of the meetings described above between Blast and the Preferred Shareholders, Mr. Peterson kept Mr. Ingriselli fully-apprised of the Proposals being considered, and the terms, conditions and agreements that Blast was negotiating and seeking to enter into in order to position Blast to move forward with the potential merger with PEDCO. During October 2011, Mr. Peterson also met with Eric McAfee and Clyde Berg, the beneficial owners of Blast’s Series A preferred stock (the “Preferred Shareholders”), to discuss the status of Blast as a going concern, its lack of financing, the failure of the Solimar Energy 76-33 well, and Blast’s inability to fund additional testing of the well.  The Proposal was discussed as to merging Blast with PEDCO, and the proposed terms of the Preferred Shareholders’ conversion of both their outstanding debt due from Blast and their Blast preferred shares were discussed.  Mr. McAfee knew of Mr. Ingriselli, PEDCO’s Chairman and CEO, and had a very favorable opinion of his business expertise and had confidence of his ability to make PEDCO successful. Mr. Berg asked Mr. McAfee to negotiate terms with respect to their possible conversion of their Blast debt and preferred stock.  The valuation of Blast was discussed on several phone calls and meetings between Mr. McAfee and Messrs. Peterson and Ingriselli in an effort to find a valuation of Blast that the Preferred Shareholders would agree to as they would need to be in favor and approve of the final terms of the proposed Blast-PEDCO merger in order for the transaction to occur.  The Preferred Shareholders, as well as Blast, ultimately agreed that they would support a Blast-PEDCO merger transaction pursuant to which all the shareholders of Blast would receive 2,400,000 shares of the post-merger entity on a fully-diluted basis, subject to downward adjustment for cash advanced by PEDCO to Blast prior to closing.  The Preferred Shareholders arrived at this number based on the share of Blast common stock the Preferred Shareholders would hold after conversion of their Blast preferred stock and Blast debt, and their perceived future value of the same in the post-merger entity.  Prior and subsequent to all of the meetings described above between Blast and the Preferred Shareholders, Mr. Peterson kept Mr. Ingriselli fully-apprised of the Proposals being considered, and the terms, conditions and agreements that Blast was negotiating and seeking to enter into in order to position Blast to move forward with the potential merger with PEDCO.

Following a December 19, 2011 Blast board meeting, Mr. Herbert asked Blast’s legal counsel to engage directly with PEDCO, the Investor, Solimar and the Preferred Shareholders to see if the parties could move their respective transactions forward and enter into definitive agreements.  Mr. Peterson also informed the board that he wanted to pursue working full-time at PEDCO and, given the discussions between Blast and PEDCO regarding merging, Mr. Peterson felt it would be in the best of interest of Blast if he stepped down as interim CEO and resign as a director of Blast.  The board accepted his resignation effective December 22, 2011, and thanked him for the work and efforts he had given to help move the proposed merger with PEDCO forward.  Mr. Herbert, Chairman of the board of directors, was appointed as the interim Chief Executive Officer and President of Blast at the meeting.

Discussions between Blast and Mr. Ingriselli continued under Blast’s new interim CEO and President, Mr. Herbert, and Blast’s legal counsel during the balance of December 2011 and into the first week of January 2012. On January 9, 2012, the board of directors of Blast met and Blast’s legal counsel presented the negotiated terms and proposed definitive agreements between Blast and each of Solimar, the Preferred Shareholders, the Investor, and PEDCO.  The board reviewed, commented and then voted to approve or ratify, as applicable, the terms of each agreement, pending approval of the deal by the Investor and PEDCO, subject to shareholder approval.  On January 13, 2012, Blast entered into the merger agreement with PEDCO, voting agreements with certain significant shareholders of Blast, the BMC Debt Conversion Agreement and the various other debt conversion agreements with its creditors (see “Officer, Director and Other Debt Conversions”, below).

We did not obtain a fairness opinion from a third party regarding the merger, which would have provided our board of directors with independent support that the merger consideration to be given to PEDCO’s shareholders is fair from a financial point of view to our shareholders.  Such a fairness opinion is not required by law and given that the equivalent per-share value PEDCO will exchange its shares for shares of Blast in the merger was, at the time of the negotiation and signing the merger agreement, more than two times the value that the public market was offering us for our shares (approximately $0.01 per share, as described below), we felt the merger was an attractive alternative for our shareholders.  In deciding not to obtain an opinion from a third party regarding the fairness of the merger to our shareholders, our board of directors also considered our lack of funds to pay for such an opinion and the relatively small size of the transaction.

During the December 2011 through January 2012 time period when the merger was being negotiated and approved by Blast’s board of directors, Blast had a market capitalization of approximately $714,260, based on a trading price of approximately $0.01 per share and 71,425,905 shares of common stock issued and outstanding.  PEDCO, on the other hand, was engaged at this same time in offering and selling shares of its Series A Preferred shares at a purchase price of $0.75 per share, which would result in a post-offering PEDCO valuation of approximately $30,000,000.  PEDCO had issued its Series A Preferred shares at this price at closings occurring on October 31, 2011 (raising $3,200,000) and January 1, 2012 (raising $626,251), and was preparing for a third closing raising approximately $650,000 on January 25, 2012.

Accordingly, our board of directors determined that the 2,400,000 shares of post-reverse split common stock that the shareholders of Blast would retain in the merger on a fully-diluted basis (which number has since been reduced in connection with loans made by PEDCO to Blast, as described under “Adjustment of Reverse Stock Split Ratio,” below) would provide the Blast shareholders approximately $1,800,000 of value (2,400,000 times $0.75 per share), which was more than two times the capitalization of Blast at and around the time the merger was negotiated and entered into (approximately $714,260, as described above).

The Blast board of directors believed that merging with PEDCO would give our shareholders an opportunity for share appreciation which would most likely be lost when the Investor foreclosed on all the pledged collateral of Blast per its debt agreement with Blast.  We also noted that we were currently an operating company with assets, operations and revenues, and thus could be of more value in a merger today than we could be after having our assets taken upon our default of the Investor’s Notes.  Non-operating public shell companies trading on the Over-The-Counter Bulletin Board were selling for values much less than our current public market value.  We strongly believed that the valuation we were receiving of approximately $1,800,000 in the PEDCO merger would be much more than we could receive for Blast post-default on our Notes to the Investor.

Though Blast had operating assets, the total sum of the valuation of these assets were felt by the Blast board of directors to be approximately equal to the amount due to the Investor under the Notes, which conclusion was also reached by the Investor less than one year earlier prior to entering into the Notes.  We felt that the valuation was correct as we had only recently purchased the assets and felt the markets had not changed much since the transaction involving the Notes closed.  That being said, we did believe that there was some additional upside that could come from these assets if they were in the right hands.  We explained this belief to PEDCO, and PEDCO agreed that there could be some additional potential for upside to these assets for PEDCO if they were left in Blast.  For example, upon merging, PEDCO would immediately be the operator of an oil asset and have revenue from oil production.  Also, though the Solimar Energy 76-33 well had failed to be an economically viable well in the three zones tested, there was still an additional zone that showed hydrocarbons that had yet to be tested and which could prove to have economic potential.  Also, during the drilling of the Solimar Energy 76-33 well, analysis of the Kreyenhagen Shale zone cuttings looked prospective and could also provide an opportunity for PEDCO to develop that shale zone.  Developing unconventional shale oil assets is expensive and not something that Blast would be able to exploit.  PEDCO, however, was looking for shale properties to develop and may have the expertise and financial ability to do so.  Lastly, Blast believed, and PEDCO agreed, that the AFJ technology held by Blast could also prove to have some value.  Given these opportunities, PEDCO was willing to give Blast a higher valuation than the market was currently giving Blast and take on the debt of the Notes against Blast’s assets in order to have the option to develop these assets further.

Finally, our board of directors took into account our significant debt due in February 2012 (the maturity of which has since been extended), secured by substantially all of our assets, that we did not believe we would have the ability to repay, and the fact that our default thereon would have provided the Investor the right to take control of substantially all of our assets and would have likely forced us to cease our business operations.

In evaluating the merger transaction, some of the important factors in our decision included: (i) the assumption and extension of $1.33 million of our senior secured debt (to take effect upon consummation of the merger); (ii) the willingness of our creditors to convert $1.45 million of our outstanding secured debt into common stock at a price of $0.02 per share (prior to the reverse stock split); (iii) the willingness of our existing holders of preferred stock to convert 6,000,000 shares of our preferred stock, with cumulative dividend rights and preferential liquidation preferences, into our common stock on a one-for-one basis (instead of a 2.5-for-one basis as provided for currently); (iv) the willingness of our Series B Preferred Stock shareholder to convert its outstanding share of preferred stock, which included the right to approve certain fundamental Company transactions, into one share of common stock upon consummation of the merger; and (v) the combination of our existing assets with PEDCO’s, a company that has agreed to manage our assets and assume our debts.

We had tried to raise additional funds to further test the Solimar Energy 76-33 well but Solimar was unwilling to do further tests that may prove the well to be economical until we paid them the amount of nearly $200,000 still owed them for the over-run of planned drilling expenses.  We had solicited investors who were interested in the well but none were willing to invest money that would be used to first pay off the past debt.  However, through a merger with PEDCO, all of our debt holders saw a way for them to receive some compensation or payment on what they were due.  Even though the Notes would be due to the Investor shortly after the merger is completed, it was felt that PEDCO had shown the ability to raise funds which could be used to repay the Loan.  The agreement with the Investor is that only the Blast assets will continue as collateral for their Notes, but that PEDCO would have a general obligation to pay it.  This would allow PEDCO to either raise the necessary funds to pay off the Notes or sell the Blast collateral assets as needed to pay down the Notes in an orderly way as PEDCO operates the business post-merger.  We believe that PEDCO has the assets and the ability to raise funds that should allow them to pay off the Notes in a timely matter.  They could also sell the Blast collateral assets, if desired, in an orderly, patient manner to get the true value of the collateral assets which Blast believes should pay off most, if not all, of the Notes.  That is something that we could not do.

In reaching the decision to merge with PEDCO, our board of directors also considered the following factors:

•	our current lack of liquidity and our outstanding liabilities;

•	the collective experience of the management of PEDCO in the oil and gas development business; and

•	the benefits of merging with an operating entity in the same industry as Blast; and

•	the significant value Blast could receive merging as an operating company verses as a non-operating shell.

The foregoing discussion of the information and factors considered by our board of directors is not intended to be exhaustive, but includes the material factors considered.  In view of the variety of factors considered in connection with its evaluation of the transaction, our board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weight to the specific factors considered in reaching its determinations and recommendations.

Based on these and other factors, our board of directors unanimously believes that the merger represents the best available option for us to continue as a going concern and the business combination provides the best existing alternative for our common and preferred stockholders and debt holders to receive value on their investment.

Management and Operations After the Merger

In the merger, after taking into account the one-for-112 reverse stock split, PEDCO shareholders will be issued a total of 17,857,261 shares of our common stock, and 11,984,208 shares of our new Series A preferred stock (plus outstanding warrants convertible into 1,100,000 shares of our common stock and 549,167 shares of our new Series A preferred stock, and options exercisable for 895,000 shares of our common stock, and additional Series A Preferred Stock that may be issued by PEDCO prior to the closing of the merger and warrants exercisable for Series A Preferred Stock issued to PEDCO’s placement agents prior to the closing of the merger, provided that pursuant to the merger agreement, no more than a total of 45 million shares of PEDCO common stock (on a fully diluted basis) shall be outstanding prior to the closing of the merger).  PEDCO’s existing shareholders will own an estimated approximately 91% of our outstanding common stock, 94% of our voting stock (common stock and Series A preferred stock, which votes one-for-one with the common stock) and 100% of our outstanding preferred stock after the merger.  After the merger, three designees of PEDCO will be appointed to our board of directors.   In the merger, PEDCO will become a wholly owned subsidiary of Blast and the certificate of formation and designations, bylaws, board of directors and officers of PEDCO will remain the certificate of formation and designations, bylaws, board of directors and officers of PEDCO, the surviving corporation.

PEDCO has advised us that immediately prior to the merger, the board of directors of PEDCO will consist of Frank Ingriselli, Michael Peterson, and Jamie Tseng.  PEDCO has advised us that the same individuals will be its designees for our board of directors.

Interests in the Merger of Our Board of Directors and Executive Officers, and Other Related Persons

As of the record date, our board of directors and officers beneficially owned approximately 2.5% of our outstanding common stock.  Other than their interest as shareholders or as described below, they have no direct or indirect interest in the merger, the merger agreement, or the amended and restated certificate of formation and the amended and restated certificate of designations.

Our former interim Chief Executive Officer, President and Director, Michael L. Peterson, began consulting for PEDCO in September 2011 while still holding positions at Blast.  Mr. Peterson left Blast in December 2011 to become fully-engaged at PEDCO as PEDCO’s Executive Vice President.  In February 2012, Mr. Peterson joined PEDCO as a full-time employee.  As of the record date, Mr. Peterson beneficially owned approximately 1.5% of our outstanding common stock, which is further discussed under “Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters” on page 119.  Mr. Peterson also beneficially owns approximately 5.3% of PEDCO’s outstanding common stock.  After the merger, Mr. Peterson will own 5.2% of the combined entity.

In connection with the merger, we have entered into various voting agreements with certain security and debt holders of our company, including Berg McAfee Companies, LLC, Clyde Berg, and Centurion Credit Funding, LLC, whereby these debt and stockholders have agreed to vote their Blast capital stock held by them in favor of the merger and the transactions contemplated thereby.  Collectively, these security and debt holders beneficially hold approximately 57% of our issued and outstanding capital stock entitled to vote at the special meeting.

Steven D. Lee, who is currently engaged to act as one of Blast’s outside legal counsels, assisted with the initial incorporation of PEDCO and purchased 100,000 shares of PEDCO common stock in February 2011 at nominal value in connection with his engagement.  He terminated his engagement with PEDCO in March 2011.  Mr. Lee was engaged by Blast in November 2011 to assist with the merger transaction, and upon consummation of the merger, was issued a warrant to purchase 100,000 shares of PEDCO, with an exercise price of $$0.08 per share and cashless exercise rights, which warrant only vests upon the consummation of the merger; provided, however, that such warrants will terminate in the event the merger does not close by August 1, 2012, or such later date as agreed upon by Mr. Lee and PEDCO.

Members of our board of directors and some of our officers have agreed to convert amounts owed to them into shares of our common stock.  See “Officer, Director and Other Debt Conversions” below

No other related person has any direct or indirect interest in the merger, the merger agreement, or the amended and restated certificate of formation and certificate of designations other than their interests as shareholders.

Interests in the Merger of PEDCO’s Directors and Executive Officers, and Other Related Persons

The directors and executive officers of PEDCO prior to the merger are expected to serve as the directors and executive officers of our company following the merger.  Other than the relationships discussed above, none of PEDCO’s directors and executive officers, or other related persons, have any other direct or indirect interest in the merger, the merger agreement, or the amended and restated certificate of formation and the amended and restated certificate of designations, other than their interests as shareholders.  The related party transactions between PEDCO and PEDCO’s directors, executive officers and other related persons, which will be assumed by us in the merger, are discussed under “Business of PEDCO” below.

Material United States Federal Income Tax Consequences of the Merger

Neither our company nor our shareholders will recognize any gain or loss or income as a result of the merger or the reverse stock split.

Accounting Treatment

The acquisition is being accounted for as a “reverse acquisition,” and Pacific Energy Development Corp. is deemed to be the accounting acquirer in the acquisition. Blast's assets and liabilities are recorded at their fair value. Pacific Energy Development Corp.'s assets and liabilities are carried forward at their historical costs. The financial statements of Pacific Energy Development Corp. are presented as the continuing accounting entity since it is the acquirer for the purpose of applying purchase accounting. The equity section of the balance sheet and earnings per share of Pacific Energy Development Corp. are retroactively restated to reflect the effect of the exchange ratio established in the merger agreement. Goodwill is recorded for the excess of fair value of consideration transferred and fair value of net assets. As a result of the issuance of the shares of common stock pursuant to the merger agreement, a change in control of Blast will occur as a result of the acquisition.

Regulatory Approvals

There are no regulatory approvals required to close the transactions contemplated by the merger agreement.

Trading of our Securities and Stock Market After the Merger

Our common stock is currently traded on the OTC markets and we anticipate that it will continue to be traded on the OTC markets after the merger, although we will request and expect to be assigned a new trading symbol from FINRA in association with the name change affected pursuant to our certificate of formation and designations.  Our current trading symbol is “BESV.OB.”  We will not know the new trading symbol until after the amended and restated certificate of formation and the amended and restated certificate of designations have been filed and FINRA has reviewed our request to voluntarily change our symbol.  Our preferred stock is not currently and will not be traded on any public market following the merger.

Restrictions on the Resale of Our Stock After the Merger

The shares of our preferred and common stock that are issued to the existing shareholders of PEDCO in the merger will be “restricted securities” (as that term is defined under Rule 144 promulgated under the Securities Act of 1933).   As such, none of the shares issued in the merger may be resold or transferred unless the transaction is registered under the Securities Act or an exemption from registration under the Securities Act and any applicable state securities law is available and complied with.

In general, under Rule 144, as currently in effect, a person (or persons whose shares are required to be aggregated) who hold shares in a public reporting company and who is not deemed to be an “affiliate” of such company, as that term is defined under the Securities Act of 1933, and who beneficially owns restricted securities for a period of at least six months since the later of the date such restricted securities were acquired from such company or from an affiliate of such company, is entitled to freely sell the “restricted securities.”

Exemption from registration for securities to be issued to PEDCO shareholders in merger transaction

Each existing shareholder of PEDCO will represent to us that it is either (a) an “accredited investor” as defined in Regulation D under the Securities Act of 1933; or (b) a non-U.S. Person, and that the securities of Blast to be issued to it in the merger are being acquired for such shareholder’s own account and not for distribution.  Accordingly, such shares will be issued by us in reliance upon the exemption from registration available under Section 4(2) of the Securities Act, including Regulation D promulgated thereunder.  All certificates representing the securities to be issued to the PEDCO shareholders will have a legend imprinted on them stating that the shares have not been registered under the Securities Act and cannot be transferred until properly registered under the Securities Act or an exemption applies.

BUSINESS OF PEDCO

The following discussion contains forward-looking statements that reflect PEDCO’s plans, estimates and beliefs, and its actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this proxy statement, particularly in “Risk Factors.”

Overview of the Business of PEDCO

PEDCO is a development stage company formed for the purpose of (i) engaging in the business of oil and gas exploration, development and production of primarily shale oil and gas and secondarily conventional oil and gas opportunities in the United States, and (ii) subsequently utilizing its strategic relationships for exploration, development and production in the Pacific Rim countries, with a particular focus in China.  PEDCO was originally formed in February 2011 as a limited liability company, and at the request of several potential investors and its placement agents in PEDCO’s Series A Convertible Preferred Stock financing commenced in 2011, was converted into a corporation in June 2011.

PEDCO is initially focused on developing shale oil and gas assets held by PEDCO in the United States, including the Niobrara Asset and the Eagle Ford Asset, each as described below.  Subsequently, PEDCO plans to seek additional shale oil and gas and traditional oil and gas asset acquisition opportunities in the United States and Pacific Rim countries utilizing its strategic relationships and technologies that may provide PEDCO a competitive advantage in accessing and evaluating such assets.  Some or all of these assets may be acquired by PEDCO’s subsidiaries, including Condor Energy Technology LLC, Pacific Energy & Rare Earth Limited, and/or Blackhawk Energy Limited, as further described below.

On October 31, 2011, PEDCO consummated the purchase of a 50% interest in certain oil and gas interests held by Esenjay Petroleum Corporation and certain parties affiliated therewith and related thereto (“Esenjay”) covering approximately 7,450.30 acres located in Weld County in Colorado, to a depth of approximately 6,500 feet to include the highly-prospective Niobrara formation (the full 100% interest (of which PEDCO acquired 50% and currently holds net 31%), the “Niobrara Asset”).  This acquisition was made pursuant to the Purchase and Sale Agreement with Esenjay, dated August 23, 2011, as amended (the “Niobrara PSA”).  PEDCO paid an aggregate purchase price of $4,283,920.88 to Esenjay for the Niobrara Asset, payable through a combination of (i) $2,141,960.44 cash at closing, (ii) $642,588.13 in cash paid into escrow which was released to Esenjay 45 days after closing, (iii) the future obligation to issue 1,333,334 shares of Series A Convertible Preferred Stock of PEDCO to Esenjay (the “Esenjay Shares”) on November 10, 2012, and (iv) an operating cash carry-forward of up to $699,372.31 for the benefit of Esenjay.  PEDCO has guaranteed the “Market Value” of the Esenjay Shares at $0.75 per Esenjay Share, for an aggregate guaranteed “Market Value” of $1 million, as more fully described below.  For the period from the closing through the date that all PEDCO’s payment obligations to Esenjay are satisfied under the Niobrara PSA, Esenjay will hold a lien on all Niobrara Asset acreage and related equipment, intangibles, accounts, personal property and proceeds attributable thereto, necessary to secure this guarantee.  At the closing of the acquisition of the Niobrara Asset, PEDCO also compensated STXRA, its technical consultant that advised PEDCO in the transaction, with (i) a cash fee of $42,839, (ii) the issuance of 285,595 shares of fully-vested PEDCO common stock, and (iii) the issuance of 230,000 fully-vested shares of PEDCO Series A preferred stock (in lieu of a working interest as previously agreed upon between STXRA and PEDCO in the Niobrara Asset).

Effective upon the closing of PEDCO’s acquisition of the Niobrara Asset, PEDCO transferred and assigned to Condor Energy Technology LLC (“Condor”), a Nevada limited liability company owned 20% by PEDCO and 80% by an affiliate of MIE Holdings, 31.25% of the full Niobrara Asset interest acquired by PEDCO, the net result of which is that upon the assignment of the interest into Condor, each of PEDCO and MIE Holdings had a 50% net working interest in the Niobrara Asset originally acquired by PEDCO, or a 25% interest in the full Niobrara Asset each. Due to a partner to the Niobrara joint operating agreement’s (the “JOA”) election not to fully-participate in the initial well on the Niobrara Asset, per the terms of the Niobrara PSA and the JOA, Condor’s interest in the full Niobrara Asset has now increased to 61.25%, with PEDCO’s net interest now being 31% of the Niobrara Asset (18.75% held directly by PEDCO, plus 12.25% held by virtue of its 20% interest in Condor, which holds 61.25% of the Niobrara Asset).  Furthermore, Condor is designated as “Operator” of the Niobrara Asset.  Condor and Condor’s contract operator, STXRA, commenced drilling the initial horizontal well on the Niobrara Asset in April 2012, and plan to complete the well in mid-June 2012.  The well has a targeted vertical depth of 6,150 feet and a planned horizontal section of approximately 5,000 feet, with plans for a 20 stage frac to be completed by Halliburton in early June 2012.  Based on approximately 250 square miles of 3D seismic data covering the Niobrara Asset area, PEDCO estimates that there are 200 potential well locations in the Niobrara Asset, with four initial well locations already identified.

In addition, on March 29, 2012, PEDCO consummated the acquisition of Excellong E&P-2, Inc. (“E&P-2”), a corporation whose sole asset is an approximately 8% working interest in certain oil and gas leases covering approximately 1,650 gross acres in the Leighton Field located in McMullen County, Texas, which is currently producing oil and natural gas from the highly-prospective Eagle Ford shale formation (the “Eagle Ford Asset”).  Pursuant to the Stock Purchase Agreement entered into with Excellong Inc. and its shareholders as the sole owners of E&P-2 (collectively, “Excellong”), as amended, through the acquisition of E&P-2, PEDCO acquired the Eagle Ford Asset for an aggregate purchase price of $3.75 million, consisting of (i) $1.5 million cash paid at closing, (ii) $1.0 million in cash payable 60 days after closing (which was paid to Excellong on May 23, 2012), and (iii) the issuance of approximately 1.67 million shares of PEDCO Series A Convertible Preferred Stock to Excellong (the “Excellong Shares”) at closing.  PEDCO guaranteed the “Market Value” of the Excellong Shares at $0.75 per Excellong Share, for an aggregate guaranteed “Market Value” of $1.25 million, on the date that is 12 months following the closing date, as more fully described below.  In addition, PEDCO receives all production revenue from the Eagle Ford Asset commencing March 1, 2012.

The Eagle Ford Asset currently has two Eagle Ford wells that have been drilled and are on production.  A third horizontal well in the Eagle Ford Asset was spudded by the operator in May 2012, with completion (including a multi-stage frac) expected by July 2012.  PEDCO has elected to fully participate in this third well.  The Eagle Ford section in the field is approximately 140 feet thick with favorable porosity, saturations, and mechanical rock properties.  Based on PEDCO’s current understanding of the field, on the approximately 1,650 gross acre Eagle Ford Asset in which PEDCO acquired an interest, 22 more Eagle Ford wells may be drilled.

            In May 2012, PEDCO merged E&P-2 into White Hawk Petroleum, LLC, a Nevada limited liability company wholly-owned by PEDCO (“White Hawk”), with White Hawk continuing as the surviving entity and holder of the Eagle Ford Asset.  Thereafter, on May 23, 2012, PEDCO completed the sale of 50% of the ownership interests in White Hawk to an affiliate of MIE Holdings, which is also PEDCO’s 80% partner in Condor as described above and a significant investor in PEDCO (the “White Hawk Sale”).  As a result of the White Hawk Sale, an affiliate of MIE Holdings and PEDCO each have an equal 50% ownership interest in the Eagle Ford Asset originally acquired by PEDCO from Excellong as described above, and each have agreed to proportionately share all expenses and revenues with respect to the Eagle Ford Asset going forward.  In consideration for the White Hawk Sale, MIE Holdings agreed to pay PEDCO an aggregate of $2.0 million in cash as follows:  (i) $500,000 in cash paid to PEDCO on May 23, 2012; (ii) $1.0 million in cash paid to Excellong on behalf of PEDCO on March 23, 2012, which amount was due to Excellong 60 days following the acquisition by PEDCO of the Eagle Ford Asset as described above; and (iii) $500,000 in cash payable to PEDCO on or before June 29, 2012.  As further inducement for MIE Holdings to participate in the White Hawk Sale, PEDCO (a) agreed to share with MIE Holdings all production revenue from the Eagle Ford Asset commencing March 1, 2012, (b) granted a two year warrant to MIE Holdings exercisable for 500,000 shares of PEDCO common stock at $1.25 per share, exercisable solely on a cash basis, and (c) granted a two year warrant to MIE Holdings exercisable for 500,000 shares of PEDCO common stock at $1.50 per share, exercisable solely on a cash basis.

PEDCO also plans to develop unconventional shale properties in the United Sates and then use the experience gained and any shale oil and gas assets acquired in the United States as leverage for a future acquisition of shale oil and gas interests in China.  In this regard, PEDCO has formed a strategic relationship with MIE Holdings, an independent upstream onshore oil company operating in China.  A subsidiary of MIE Holdings is the 80% owner of Condor, with PEDCO holding the remaining 20% interest.  MIE Holdings and PEDCO intend to use Condor to acquire additional shale properties in the United States and in China, where MIE Holdings has extensive experience working in the energy sector.  Condor is in discussions with third parties involving the potential acquisition and operatorship by Condor of certain oil and gas interests covering up to a gross 20,000 acres in the Mississippian shale oil opportunity located in Kansas.  The Mississippian oil opportunity is one of the latest oil opportunities that has recently captured attention in the industry, and PEDCO believes that there is an early mover opportunity for Condor to organically acquire interests in this emerging opportunity at attractive terms.  The Mississippian shale formation is located in Oklahoma and Kansas in an area that has a long history of production from vertical wells and that has a well-developed infrastructure system to support further development.  The formation is at a relatively shallow depth of approximately 4,500 to 7,500 feet, and consists of carbonate rocks that have a high porosity and permeability (OilandGasInvestor.com).  The industry is developing the area using the horizontal drilling that has proven effective in shale opportunities across North America.  Major companies in this emerging opportunity include PetroQuest Energy (NYSE: PQ), Range Resources (NYSE: RRC), (SandRidge Energy (NYSE: SD), Chesapeake Energy (NYSE: CHK), and Devon Energy (NYSE: DVN) (Investopedia.com).  Neither PEDCO nor Condor currently have binding agreements in place with respect to the acquisition of interests in the Mississippian shale formation, and PEDCO cannot guarantee that Condor will consummate the purchase of all or some of the targeted acreage interests in the Mississippian shale formation on terms that are reasonable or satisfactory to Condor, or at all.

In addition, through PEDCO’s wholly-owned Hong Kong subsidiary, Pacific Energy & Rare Earth Limited (“PEARL”), PEDCO owns a 6% interest in Rare Earth Ovonic Metal Hydride JV Co. Ltd. (the “Rare Earth JV”), a Chinese joint venture company.  PEDCO is seeking to monetize its interest in the Rare Earth JV, but cannot guarantee that it will be able to do so on terms that are reasonable or satisfactory to PEDCO, or at all.

The following chart reflects PEDCO’s current corporate organizational structure:

Pacific Energy DEVELOPMENT

Pacific Energy Development Corp. (PEDCO)
Nevada corporation
Holds 18.75% of Niobrara Asset
White Hawk Petroleum, LLC
A Nevada limited liability company
50% owned by PEDCO and 50% owned by MIE Holdings
Holds Eagle Ford Asset
Pacific Energy & Rare Earth Limited
Hong Kong corporation
100% owned
Holds Rare Earth JV interest
Blackhawk Energy Limited
BVI company
20% owned by PEDCO and 80% owned by MIE Holdings
Vehicle for future international ventures
BLACKHAWK ENERGY
Condor Energy Technology LLC
Nevada limited liability company
20% owned by PEDCO and 80% owned by MIE Holdings
Holds 61.25% of Niobrara Asset
CONDOR ENERGY

PEDCO is headquartered in Danville, California.

PEDCO Plan of Operations

The following describes in general terms PEDCO’s plan of operation and development strategy for the next twelve-month period (the “Next Year”).  PEDCO’s principal activities over the Next Year are expected to be the following:

•	To drill one to four wells on the Niobrara Asset through its Condor subsidiary;

•	To participate in the drilling of two wells and to seek to sole-risk one well on the Eagle Ford Asset;

•	To seek to acquire oil and gas interests in the emerging Mississippian shale opportunity and commence development of the same through its Condor subsidiary;

•	To seek to monetize the Rare Earth JV asset; and

•	To seek additional oil and gas acquisition opportunities in the U.S. and abroad.

 Shale Oil and Gas Opportunities and Strategies

PEDCO plans to engage in the business of oil and gas exploration, development and production primarily in the Pacific Rim countries over time, but with an initial focus on the acquisition and development of shale oil and gas opportunities in the United States.  PEDCO has entered into an Agreement on Joint Cooperation with STXRA, a consulting firm specializing in the delivery of petroleum resource acquisition services and practical engineering solutions to clients engaged in the acquisition, exploration and development of petroleum resources, and has been working with STXRA, and others, since January 2011 in an effort to identify suitable energy ventures for acquisition by PEDCO, focusing primarily on opportunities in shale oil and gas bearing regions in the United States.  Through the Agreement on Joint Cooperation entered into with STXRA, PEDCO and STXRA have already screened over 100 potential acquisition opportunities, and after completing substantial due diligence, including analysis of available technical data, and conducting in-depth economic analysis, PEDCO has focused its search on assets available in the Niobrara shale formation situated in northeastern Colorado’s Denver-Julesburg Basin (the “D-J Basin”), the Eagle Ford shale formation situated in southern and eastern Texas, and the Mississippian shale formation situated in southern Kansas and northern Oklahoma.

The Niobrara Asset

The Niobrara shale formation is situated in northeastern Colorado and parts of adjacent Wyoming, Nebraska, and Kansas.  Primarily an oil opportunity, it is in the D-J Basin, which has long been a major oil and gas province (OilandGasInvestor.com). An emerging opportunity, the Niobrara is in its early stages and companies have been actively leasing land for future drilling.  Samson Oil & Gas is one of the earliest companies to establish a position in the Niobrara, which some call the “NeoBakken.” Other operators active in the Niobrara include EOG Resources (NYSE: EOG), Anadarko Petroleum (NYSE: APC), SM Energy (NYSE: SM), Noble Energy (NYSE: NBL), Chesapeake Energy (NYSE: CHK), Whiting Petroleum (NYSE: WLL), Quicksilver Resources (NYSE: KWK), MDU Resources (NYSE: MDU), and Bill Barrett Corp. (NYSE: BBG) (Oil and Gas Financial Journal).

On October 31, 2011, PEDCO consummated the purchase of a 50% interest in certain oil and gas interests held by Esenjay Petroleum Corporation and certain parties affiliated therewith and related thereto (“Esenjay”) covering approximately 7,450.30 acres located in Weld County in Colorado, to a depth of approximately 6,500 feet to include the highly-prospective Niobrara formation (the full 100% interest (of which PEDCO acquired 50% and currently holds net 31%), the “Niobrara Asset”).  This acquisition was made pursuant to the Purchase and Sale Agreement with Esenjay, dated August 23, 2011, as amended (the “Niobrara PSA”).  PEDCO paid an aggregate purchase price of $4,283,920.88 to Esenjay for the Niobrara Asset, payable through a combination of (i) $2,141,960.44 cash at closing, (ii) $642,588.13 cash paid into escrow which was released to Esenjay 45 days after closing, (iii) the future obligation to issue 1,333,334 shares of Series A Convertible Preferred Stock of PEDCO to Esenjay (the “Esenjay Shares”) on November 10, 2012, and (iv) an operating cash carry-forward of up to $699,372.31 for the benefit of Esenjay.  PEDCO has guaranteed the “Market Value” of the Esenjay Shares at $0.75 per Esenjay Share, for an aggregate guaranteed “Market Value” of $1 million (the “Esenjay Floor Value”), on the date that is 12 months following the closing date (the “Esenjay Date of Determination”).  On the Esenjay Date of Determination, the “Market Value” of the Esenjay Shares will be calculated as the thirty (30) day average closing sales price quoted for PEDCO’s publicly-traded securities as reported on Yahoo! Finance or other reliable source on the Esenjay Date of Determination (or such shorter period if PEDCO’s securities have been publicly-traded for less than thirty (30) days prior to the Esenjay Date of Determination) (the “Esenjay Market Value”).  In the event the Esenjay Market Value is less than the Esenjay Floor Value as calculated on the Esenjay Date of Determination, or if PEDCO’s common stock is not publicly-traded on the Esenjay Date of Determination, or if the rights, obligations, restrictions, and potential liabilities attributable to the Esenjay Shares are unacceptable to Esenjay, Esenjay may, in its sole discretion within five calendar days following the Esenjay Date of Determination, require PEDCO to pay Esenjay $1,000,000 in cash in exchange for the assignment of the Esenjay Shares to PEDCO.  For the period from the closing through the date that all PEDCO’s payment obligations to Esenjay are satisfied under the Niobrara PSA, Esenjay will hold a lien on all Niobrara Asset acreage and related equipment, intangibles, accounts, personal property and proceeds attributable thereto, necessary to secure this guarantee.

At the closing of the acquisition of the Niobrara Asset, PEDCO also compensated STXRA, its technical consultant that advised PEDCO in the transaction, with (i) a cash fee of $42,839, (ii) the issuance of 285,595 shares of fully-vested PEDCO common stock, and (iii) the issuance of 230,000 fully-vested shares of PEDCO Series A preferred stock (in lieu of a working interest as previously agreed upon between STXRA and PEDCO in the Niobrara Asset).

Effective upon the closing of PEDCO’s acquisition of the Niobrara Asset, PEDCO transferred and assigned to Condor Energy Technology LLC (“Condor”), a Nevada limited liability company owned 20% by PEDCO and 80% by an affiliate of MIE Holdings, 31.25% of the full Niobrara Asset interest acquired by PEDCO, the net result of which is that upon the assignment of the interest into Condor, each of PEDCO and MIE Holdings had a 50% net working interest in the Niobrara Asset originally acquired by PEDCO, or a 25% interest in the full Niobrara Asset each. Due to a partner to the Niobrara joint operating agreement’s (the “JOA”) election not to fully-participate in the initial well on the Niobrara Asset, per the terms of the Niobrara PSA and the JOA, Condor’s interest in the full Niobrara Asset has now increased to 61.25%, with PEDCO’s net interest now being 31% of the Niobrara Asset (18.75% held directly by PEDCO, plus 12.25% held by virtue of its 20% interest in Condor, which holds 61.25% of the Niobrara Asset). The day to day operations of Condor are managed by PEDCO’s executive management team, and Condor’s Board of Managers is comprised of PEDCO’s President and Chief Executive Officer, Mr. Frank Ingriselli, and two designees of MIE Holdings.  In addition, MIE Holdings has agreed to carry PEDCO at both the Condor and the PEDCO levels for all of PEDCO’s proportional fees and expenses due in connection with the drilling of the initial well on the Niobrara Asset, including the operating cash carry-forward of up to $699,372.31 for the benefit of Esenjay, which carry shall be in the form of loans made by MIE Holdings to Condor and repayable by Condor from production from the Niobrara Asset.

Condor is designated as “Operator” of the Niobrara Asset, and together with Condor’s contract operator, STXRA, Condor commenced drilling the initial horizontal well on the Niobrara Asset in April 2012, with plans to complete the well in mid-June 2012.  The well has a targeted vertical depth of 6,150 feet and a planned horizontal section of approximately 5,000 feet, with plans for a 20 stage frac to be completed by Halliburton in early June 2012.  Based on approximately 250 square miles of 3D seismic data covering the Niobrara Asset area, PEDCO estimates that there are 200 potential well locations in the Niobrara Asset, with four initial well locations already identified.

PEDCO believes that the Niobrara Asset acquired in October 2011 will afford PEDCO with the opportunity to enter this emerging opportunity at an early stage.  PEDCO believes that the Niobrara Asset will provide it with the opportunity to obtain a position in the D-J Basin adjacent to significant drilling activity.  The Niobrara Asset is located approximately 60 miles northeast of Denver, Colorado, in Weld County, with all subject leases found within the northern quarter of the area known as the “Indian Peaks 3-D area” located within the 7N 59W & 7N 60W townships.

The Eagle Ford Asset

The Eagle Ford Asset represents what we believe to be an attractive opportunity in the U.S. shale market. First discovered in 2008, the Eagle Ford shale resource area entered 2012 with an active drilling rig count of 265 rigs, which accounts for nearly half of all the horizontal drilling in the State of Texas (EagleFordShale.com).  Due to the large amount of oil and natural gas liquids (“NGLs”) that each Eagle Ford well typically produces, exploration and production (“E&P”) companies throughout the United States have shown interest in acquiring a position in this relatively mature resource opportunity (Center for Community and Business Research at the University of Texas at San Antonio Institute for Economic Development).  The success of the Eagle Ford shale opportunity has caused land prices on the Texas Gulf Coast to increase rapidly from approximately $200/acre in recent years to over $23,000/acre as seen recently in Marathon Oil Corp’s acquisition of Hilcorp Resource Holdings’ Eagle Ford shale assets announced in June 2011 (Oil and Gas Financial Journal).  With very predictable geology, existing 2D & 3D seismic, substantial production rates, and major interstate pipelines in existence, the Eagle Ford opportunity has the potential to become a large producing field in the U.S.  There are already over 1,000 producing wells in the opportunity, which is notable in that they have been largely all drilled in the last three years (The New York Times).

PEDCO believes that the Eagle Ford shale formation offers an opportunity for PEDCO to grow its asset base through the acquisition of shale oil and gas rights.  As described above,  PEDCO consummated the acquisition of Excellong E&P-2, Inc. (“E&P-2”) on March 29, 2012.  E&P-2’s Eagle Ford Asset is an approximately 8% working interest in certain oil and gas leases covering approximately 1,650 gross acres in the Leighton Field located in McMullen County, Texas, which is currently producing oil and natural gas from the highly-prospective Eagle Ford shale formation (the “Eagle Ford Asset”).  Pursuant to the Stock Purchase Agreement entered into with Excellong Inc. and its shareholders as the sole owners of E&P-2 (collectively, “Excellong”), PEDCO acquired the Eagle Ford Asset for an aggregate purchase price of $3.75 million, consisting of (i) $1.5 million cash paid at closing, (ii) $1.0 million in cash payable on or before 60 days following the closing (which was paid to Excellong on May 23, 2012), and (iii) the issuance of approximately 1.67 million shares of PEDCO Series A Convertible Preferred Stock to Excellong (the “Excellong Shares”) at closing.  PEDCO has guaranteed the “Market Value” of the Excellong Shares at $0.75 per Excellong Share, for an aggregate guaranteed “Market Value” of $1.25 million (the “Excellong Floor Value”), on the date that is 12 months following the closing date (the “Excellong Date of Determination”).  On the Excellong Date of Determination, the “Market Value” of the Excellong Shares will be calculated as the 30 day average closing sales price quoted for PEDCO’s publicly-traded securities as reported on Yahoo! Finance or other reliable source on the Excellong Date of Determination (or such shorter period if PEDCO’s securities have been publicly-traded for less than 30 days prior to the Excellong Date of Determination) (the “Excellong Market Value”).  In the event the Excellong Market Value is less than the Excellong Floor Value as calculated on the Excellong Date of Determination, or if PEDCO’s common stock is not publicly-traded on the Excellong Date of Determination, Excellong may, in its sole discretion within 10 business days following the Excellong Date of Determination, require PEDCO to repurchase some or all of the Esenjay Shares at a price per share of $0.75, for up to an aggregate of $1,250,000 if all Excellong Shares are repurchased.  In addition, PEDCO receives all production revenue from the Eagle Ford Asset commencing March 1, 2012.

The Eagle Ford Asset currently has two Eagle Ford wells that have been drilled and are on production.  A third horizontal well in the Eagle Ford Asset was spudded by the operator in May 2012, with completion (including a multi-stage frac) expected by July 2012.  PEDCO has elected to fully participate in this third well.  The Eagle Ford section in the field is approximately 140 feet thick with favorable porosity, saturations, and mechanical rock properties.  Based on PEDCO’s current understanding of the field, on the approximately 1,650 gross acre Eagle Ford Asset in which PEDCO acquired an interest, 22 more Eagle Ford wells may be drilled.

 In May 2012, PEDCO merged E&P-2 into White Hawk Petroleum, LLC, a Nevada limited liability company wholly-owned by PEDCO (“White Hawk”), with White Hawk continuing as the surviving entity and holder of the Eagle Ford Asset.  Thereafter, on May 23, 2012, PEDCO completed the sale of 50% of the ownership interests in White Hawk to an affiliate of MIE Holdings, which is also PEDCO’s 80% partner in Condor as described above and a significant investor in PEDCO (the “White Hawk Sale”).  As a result of the White Hawk Sale, an affiliate of MIE Holdings and PEDCO each have an equal 50% ownership interest in the Eagle Ford Asset originally acquired by PEDCO from Excellong as described above, and each have agreed to proportionately share all expenses and revenues with respect to the Eagle Ford Asset going forward.  In consideration for the White Hawk Sale, MIE Holdings agreed to pay PEDCO an aggregate of $2.0 million in cash as follows:  (i) $500,000 in cash paid to PEDCO on May 23, 2012; (ii) $1.0 million in cash paid to Excellong on behalf of PEDCO on March 23, 2012, which amount was due to Excellong 60 days following the acquisition by PEDCO of the Eagle Ford Asset as described above; and (iii) $500,000 in cash payable to PEDCO on or before June 29, 2012.  As further inducement for MIE Holdings to participate in the White Hawk Sale, PEDCO (a) agreed to share with MIE Holdings all production revenue from the Eagle Ford Asset commencing March 1, 2012, (b) granted a two year warrant to MIE Holdings exercisable for 500,000 shares of PEDCO common stock at $1.25 per share, exercisable solely on a cash basis, and (c) granted a two year warrant to MIE Holdings exercisable for 500,000 shares of PEDCO common stock at $1.50 per share, exercisable solely on a cash basis.

The Mississippian Opportunity

Through Condor, PEDCO is currently in discussions with third parties involving the potential acquisition and operatorship by Condor of certain oil and gas interests covering up to a gross 20,000 acres in the Mississippian shale oil opportunity located in southern Kansas.  The Mississippian oil opportunity is one of the latest oil opportunities that has recently captured attention in the industry, and PEDCO believes that there is an early mover opportunity for Condor to organically acquire interests in this emerging opportunity at attractive terms.  The Mississippian shale formation is located in Oklahoma and Kansas in an area that has a long history of production from vertical wells and that has a well-developed infrastructure system to support further development.  The formation is at a relatively shallow depth of approximately 4,500 to 7,500 feet, and consists of carbonate rocks that have a high porosity and permeability (OilandGasInvestor.com).  The industry is developing the area using the horizontal drilling that has proven effective in shale opportunities across North America.  Major companies in this emerging opportunity include PetroQuest Energy (NYSE: PQ), Range Resources (NYSE: RRC), SandRidge Energy (NYSE: SD), Chesapeake Energy (NYSE: CHK), and Devon Energy (NYSE: DVN) (Investopedia.com). Condor does not currently have any binding agreements in place with respect to the acquisition of interests in the Mississippian shale formation, and PEDCO cannot guarantee that Condor will consummate the purchase of all or some of the targeted acreage interests in the Mississippian shale formation on terms that are reasonable or satisfactory to Condor, or at all.

Rare Earth JV Asset, Opportunities and Strategies

PEDCO, through its wholly-owned Hong Kong subsidiary, PEARL, owns a 6% interest in Rare Earth Ovonic Metal Hydride JV Co. Ltd. (the “Rare Earth JV”), a China-based rare earth manufacturing joint venture.   PEDCO originally acquired its Rare Earth JV interest in April 2011 from Global Venture Investments LLC (“GVEST”), a company owned and controlled by Mr. Frank Ingriselli, PEDCO’s President, Chief Executive Officer, Director, and major stockholder, upon contribution of PEARL and all assets held thereby to PEDCO in exchange for 4,100,000 membership units of PEDCO (which units were subsequently converted into the same number of shares of common stock pursuant to the conversion of PEDCO from a limited liability company into a corporation in June 2011).  See “Related Party Transactions,” below.

The Rare Earth JV produces mischmetal –based metal hydride used to manufacture NiMH batteries that are used around the world in hybrid electric vehicles, electric bicycles, stationary applications, consumer electronics, power tools with utility and industrial applications, and 36/42 volt batteries for higher power and energy voltage and storage.  The Rare Earth JV commenced construction of its manufacturing facility in China in 2002 and production commenced in 2004. Manufacturing ramped up to full capacity in 2005.

PEDCO is seeking to monetize its 6% Rare Earth joint venture interest, although PEDCO cannot guarantee that it will be able to do so on terms that are reasonable or satisfactory to PEDCO, or at all.

Liquidity and Capital Resources

PEDCO does not have sufficient working capital to sustain its operations and will need to secure additional working capital within the next 6 months through the sale of its capital stock, the issuance of debt or other financial instruments, strategic partnerships or farm-in arrangements with third parties, and generation of revenues from operations.  We cannot assure you that any such financings, partnerships or farm-in arrangements will be negotiated on terms favorable to PEDCO’s shareholders, or at all, or that PEDCO will generate meaningful revenue from operations.  Failure to secure such financings, partnerships or farm-in arrangements, or generate meaningful revenue from operations in the near future will have a material adverse impact on PEDCO’s business, which could include a reduction in the scope of or discontinuation of PEDCO’s operations.

As of March 31, 2012, PEDCO had a net working capital deficit of $2,192,000 and cash, cash equivalents and short-term investments of $251,000.  The net working capital deficit includes accrued current liabilities of $1,699,000 related to the Niobrara Asset acquisition.  From the period from inception (February 9, 2011) through March 31, 2012, PEDCO incurred a net loss of $1,160,000.  As a result of PEDCO’s operating losses from its inception through March 31, 2012, PEDCO generated a cash flow deficit of $987,000 from operating activities during this period.  PEDCO met its cash requirements during this period through net proceeds of approximately $5,054,000 raised from the private placement of restricted equity securities (primarily Series A Preferred Stock).

PEDCO had the following material financial obligations as of March 31, 2012:

•
An operating cash carry-forward of up to $699,372.31 to be applied to the drilling of the initial well on the Niobrara Asset for the benefit of Esenjay (which MIE Holdings has agreed to carry on behalf of PEDCO, to be repaid from revenues from the initial well on the Niobrara Asset);

•	The contingent obligation to pay up to $1 million to Esenjay for the assignment of the Esenjay Shares to PEDCO on November 10, 2012; and

•	The contingent obligation to repurchase the Excellong Shares for up to $1.25 million in March 2013.

In connection with the planned drilling of the initial well on the Niobrara Asset, PEDCO’s 80% partner in Condor, MIE Holdings, has agreed to carry PEDCO at both the Condor and the PEDCO levels for all of PEDCO’s proportional fees and expenses due in connection therewith, which “carry” shall be in the form of loans made by MIE Holdings to Condor and repayable by Condor from production from the Niobrara Asset.  However, following the completion of the drilling of the initial well on the Niobrara Asset, it is anticipated that PEDCO will be required to bear its proportional interest (net 31%) in future drilling operations on the Niobrara Asset.  Assuming that each well on the Niobrara Asset costs approximately $4.5 million to drill and bring to production, PEDCO would be required to fund approximately $1.4 million per well drilled on the Niobrara Asset during the Niobrara Asset development phase in order to fully-participate in such wells, although PEDCO may elect not to participate in any such wells in its sole discretion, subject to certain penalties as set forth in the applicable joint operating agreement.

Similarly, as the owner of 50% of an approximately 8% non-operating interest holder in the Eagle Ford Asset, PEDCO’s operating partner in the asset, Texon Petroleum Ltd (“Texon”), an Australian company, or a successor in interest thereto, may desire to drill one or more wells on the Eagle Ford Asset.  Assuming that each well on the Eagle Ford Asset costs approximately $9.8 million to drill and bring to production, PEDCO would be required to fund approximately $400,000 per well drilled in the Eagle Ford Asset in order to fully participate in such wells, although PEDCO may elect not to participate in any such wells in its sole discretion, subject to certain penalties as set forth in the applicable joint operating agreement.  Furthermore, PEDCO may seek to sole-risk one or more wells in the Eagle Ford Asset and, if Texon chooses not to participate as the operator, PEDCO may serve as the operator with respect to such well(s) by bearing the full cost of development of such well(s).

To the extent PEDCO acquires additional energy-related rights consistent with its business plan, including potential interests in the Mississippian opportunity through Condor, PEDCO will need to raise additional funds for such projects.

PEDCO Business Strategies and Team

PEDCO plans to act as a holding company for new energy ventures and assets, including the Niobrara Asset and the Eagle Ford Asset, which will be developed and invested in as either wholly-owned subsidiaries of PEDCO, or as partnerships that will leverage its risk with other investors or partners. This strategy is designed to maximize returns, lower exposure and spread risk appropriately among several ventures.  PEDCO plans to re-invest the proceeds from any of its successful ventures into new opportunities and to further exploit existing opportunities, and PEDCO does not intend to make dividend payments, if any, for the foreseeable future.

PEDCO has assembled a management and advisory team with extensive experience in the fields of international business development, petroleum engineering, geology, petroleum field development and production, petroleum operations and finance.  Several members of the team developed and ran what PEDCO believes were successful energy ventures that were commercialized at Texaco, CAMAC Energy Inc. (formerly Pacific Asia Petroleum), and Rosetta Resources.  PEDCO believes that its management team is qualified to identify, acquire and exploit energy resources in the United States and other Pacific Rim countries.

Members of PEDCO’s management and advisory team previously held responsibilities in similar oil and gas development and screening roles at Texaco, CAMAC Energy Inc. (formerly Pacific Asia Petroleum), and Rosetta Resources, and will seek to utilize their global contacts to provide PEDCO with access to a variety of energy projects which PEDCO plans to screen to select opportunities that it believes will offer PEDCO the potential to achieve satisfactory returns. Among the strategies that PEDCO plans to use are:

•	Focusing on profitable investments that provide an opportunity for PEDCO’s expertise;

•	Leveraging PEDCO’s productive asset base and capabilities to develop value;

•	Actively managing PEDCO’s assets and on-going operations while attempting to limit capital exposure;

•	Enlisting external resources and talent as necessary to operate/manage PEDCO’s properties during peak operations; and

•	Implementing an exit strategy with respect to each investment and project with a view to maximizing asset values and returns.

PEDCO’s executive team is headed by its President and Chief Executive Officer Frank C. Ingriselli, an international oil and gas industry veteran with over 30 years of experience in the energy industry, including as the President of Texaco International Operations Inc., President and CEO of Timan Pechora Company, President of Texaco Technology Ventures, and President, CEO and founder of CAMAC Energy Inc. (formerly Pacific Energy Development, Inc.).  PEDCO’s management team also includes Executive Vice President Michael Peterson, who brings extensive experience in the energy, corporate finance and securities sectors, including as a Vice President of Goldman Sachs & Co., Chairman and Chief Executive Officer of Nevo Energy, Inc. (formerly Solargen Energy, Inc.), a current director of Aemetis, Inc. (formerly AE Biofuels Inc.), and former Interim President, CEO and director of Blast.  In addition, PEDCO’s Senior Vice President and Chief Financial Officer, Jamie Tseng,  has over 25 years of financial management and operations experience and was a co-founder of CAMAC Energy Inc., and its Executive Vice President and General Counsel, Clark R. Moore, formerly served as acting general counsel of CAMAC Energy Inc.

PEDCO’s key advisors include STXRA and other industry veterans.  The STXRA team has experience in drilling and completing horizontal wells, including over 30 horizontal wells with lengths exceeding 14,000 ft. in 2010-2011, as well as experience in both slick water and hybrid multi-stage hydraulic fracturing technologies and in the operation of shale wells and fields.  PEDCO’s management believes that its relationship with STXRA will supplement the core competencies of its management team and provide PEDCO with petroleum and reservoir engineering, petrophysical, and operational competencies that will help PEDCO to evaluate, acquire develop, and operate petroleum resources into the future.

Shale Oil and Gas Market Overview

The relatively recent surge of oil and natural gas production from underground shale rock formations has had a dramatic impact on the oil and gas market in the U.S., where the practice was first developed, and globally.  Shale oil production is facilitated by the combination of a set of technologies that had been applied separately to other hydrocarbon reservoir types for many decades.  In combination these technologies and techniques have enabled large volumes of oil to be produced from deposits with characteristics that would not otherwise permit oil to flow at rates sufficient to justify their exploitation.  The application of horizontal drilling, hydraulic fracturing and advanced reservoir assessment tools to these reservoirs is unlocking a global resource of shale and other unconventional oil and gas that the International Energy Agency estimates could eventually double recoverable global oil reserves (International Energy Agency).

In 2008, U.S. natural gas production was in decline, and the U.S. was on its way to becoming a significant importer of liquefied natural gas (LNG).  By 2009, U.S.-marketed gas production was 14% higher than in 2005, and through October 2010 it was on track to equal or surpass the previous annual production record set in 1973.  This turnaround is mainly attributable to shale oil and gas output that has more than tripled since 2007.  Knowledge is expanding rapidly concerning the shale oil reservoirs that are already being exploited and others that appear suitable for development with current technology. In its preliminary 2011 Annual Energy Outlook, the U.S. Department of Energy (DOE) increased its estimate of recoverable U.S. shale gas resources by 238% compared to its previous estimate, bringing U.S. potential natural gas resources to 2,552 trillion cubic feet (TCF), equivalent to more than a century’s supply at current consumption rates.  Shale gas accounts for just under a third of the total (U.S. Energy Information Administration).

Along with the reduction in economic activity resulting from the recession, the increase in production from shale gas has had a significant impact on U.S. average natural gas wellhead prices, which have fallen by more than 30% since 2007.  As a result, the value of natural gas has diverged significantly from that of petroleum on an energy-equivalent basis.  That has provided substantial economic benefits to gas-consuming industries.  It has also led to both economic and environmental benefits for the electricity sector, as gas-fired power plants displace power from higher-cost and higher-emitting sources.  Shale gas has been cited by U.S. Secretary of Energy, Stephen Chu, as helping the world shift to cleaner fuels.  A report by the National Petroleum Council (NPC) to Stephen Chu in September 2011 stated that shale oil fields in the United States could produce 2 to 3 million barrels of oil per day by 2025, given the right regulatory environment and technology breakthroughs (U.S. Energy Information Administration and National Petroleum Council).

Gas and oil produced from shale is considered an unconventional resource. Commercial oil and gas production from unconventional sources requires special techniques in order to achieve attractive oil and gas flow rates.  Unlike conventional oil and gas, which is typically generated in deeper source rock and subsequently migrates into a sandstone structure with an overlying impermeable layer forming a “trap”, shale oil and gas is generated from organic material contained within the shale and retained by the rock’s inherent low permeability.  Permeability is a measure of the ease with which gas, oil or other fluids can flow through the material.  The same low permeability that secures large volumes of gas and liquids in place within the shale strata makes it much more difficult to extract them, even with a large pressure difference between the reservoir and the surface.  The location and potential of many of today’s productive shale reservoirs were known for many years, but until the development of current shale oil and gas techniques these deposits were considered uncommercial or inaccessible (American Petroleum Institute, STXRA, and U.S. Department of Energy Office of Fossil Energy).

The main challenge of shale oil and gas drilling is to overcome the low permeability of the shale reservoirs. A conventional vertical oil or gas well drilled into one of these reservoirs might achieve production, though at reduced rates and for a limited duration before the oil or gas volume in proximity to the wellbore is exhausted. That often renders such an approach impractical and uneconomic for exploiting shale oil and gas. The two main technologies associated with U.S. shale oil and gas production are horizontal drilling and hydraulic fracturing, or “hydrofracking”.  They are employed to overcome these constraints by greatly increasing the exposure of each well to the shale stratum and enabling oil and gas located farther from the well to flow through the rock and replace the nearby oil and gas that has been extracted to the surface (American Petroleum Institute, STXRA, and U.S. Department of Energy Office of Fossil Energy).

Instead of drilling a simple vertical well through the shale and then perforating the well within the zone where it is in contact with the shale, the drilling company drills a directional well vertically to within proximity of the shale and then executes a 90-degree turn in order to intersect the shale and then travel for a significant horizontal distance through it.  A typical North American shale well has a horizontal extent of from 1,000 feet to 5,000 feet or more (American Petroleum Institute, STXRA, and U.S. Department of Energy Office of Fossil Energy).

Once the lateral portion of the well has reached the desired extent, the other main technique of shale oil and gas drilling is deployed.  After the well has been completed, the farthest section of the lateral is perforated, opening up holes through which fluid can flow.  This portion of the reservoir is then hydrofracked by injecting fluid into the well under high pressure to fracture the exposed shale rock and open up pathways through which oil and gas can flow.  The “fracking fluid” consists mainly of water with a variety of chemical additives intended to reduce friction and dissolve minerals, among other purposes, along with sand or sand-like material to prop open the new pathways created by hydrofracking. This process is then repeated at intervals along the well’s horizontal extent, successively perforating and hydrofracking each section in turn.  This process creates a producing well that emulates the effect of a vertical well drilled into a conventional oil and gas reservoir by substituting multiple horizontal “pay zones” in the shale stratum for the thinner but more prolific vertical pay zone in a more permeable reservoir.   Compared to conventional oil and gas drilling, the production of oil and gas from shale reservoirs thus entails more drilling, on average, and requires a substantial supply of water (American Petroleum Institute, STXRA, and U.S. Department of Energy Office of Fossil Energy).

Shale oil and gas is currently being produced from a number of reservoirs in the U.S.  Among these are the Bakken shale in Montana and North Dakota, the Niobrara shale in northeastern Colorado and parts of adjacent Wyoming, Nebraska, and Kansas, the Eagle Ford shale in southern Texas, the Mississippian shale in Kansas and Oklahoma, and the Marcellus shale spanning several states in the northeastern U.S.    Accordingly to the 2007 Survey of Energy Resources Report issued by the World Energy Counsel in 2007, the total world resources of shale oil are conservatively estimated at 2.8 trillion barrels, with an estimated nearly 74% of the world’s potentially recoverable shale oil resources being concentrated in the U.S., totaling approximately 1.96 trillion barrels of oil.

Competition

PEDCO competes with major integrated oil and gas companies, government-affiliated oil and gas companies and other independent oil and gas companies for the acquisition of licenses and leases, properties and reserves and the equipment, materials, services and employees and other contract personnel (including geologists, geophysicists, engineers and other specialists) required to explore for, develop, produce and market crude oil and natural gas.  Many of PEDCO’s competitors have financial and other resources substantially greater than those PEDCO possesses and have established strategic long-term positions and strong governmental relationships in countries in which PEDCO may seek new or expanded entry.  As a consequence, PEDCO may be at a competitive disadvantage in certain respects, such as in bidding for drilling rights.  In addition, many of PEDCO’s larger competitors may have a competitive advantage when responding to factors that affect demand for crude oil and natural gas, such as changing worldwide prices and levels of production and the cost and availability of alternative fuels.  PEDCO also faces competition, to a lesser extent, from competing energy sources, such as liquefied natural gas imported into the United States from other countries, and alternative energy sources.

Government Regulations

United States Regulation of Crude Oil and Natural Gas Production

Crude oil and natural gas production operations are subject to various types of regulation, including regulation in the United States by federal and state agencies.

United States legislation affecting the oil and gas industry is under constant review for amendment or expansion.  Also, numerous departments and agencies, both federal and state, are authorized by statute to issue and have issued rules and regulations which, among other things, require permits for the drilling of wells, regulate the spacing of wells, prevent the waste of natural gas and liquid hydrocarbon resources through proration and restrictions on flaring, require drilling bonds, regulate environmental and safety matters and regulate the calculation and disbursement of royalty payments, production taxes and ad valorem taxes.

The transportation and sale for resale of natural gas in interstate commerce are regulated pursuant to the Natural Gas Act of 1938 (NGA) and the Natural Gas Policy Act of 1978.  These statutes are administered by the Federal Energy Regulatory Commission (FERC).  Effective January 1, 1993, the Natural Gas Wellhead Decontrol Act of 1989 deregulated natural gas prices for all “first sales” of natural gas, which would include all sales by PEDCO of its own production.  All other sales of natural gas by PEDCO, such as those of natural gas purchased from third parties, remain jurisdictional sales subject to a blanket sales certificate under the NGA, which has flexible terms and conditions.  Consequently, all of PEDCO’s sales of natural gas currently may be made at market prices, subject to applicable contract provisions.  PEDCO’s jurisdictional sales, however, are subject to the future possibility of greater federal oversight, including the possibility that the FERC might prospectively impose more restrictive conditions on such sales.  Conversely, sales of crude oil and condensate and natural gas liquids by PEDCO are made at unregulated market prices.

PEDCO’s gathering operations also may be, or become, subject to safety and operational regulations relating to the design, installation, testing, construction, operation, replacement and management of such facilities.  Additional rules and legislation pertaining to these matters are considered and/or adopted from time to time.  Although PEDCO cannot predict what effect, if any, such legislation might have on its operations and financial condition, participants in the industry could be required to incur additional capital expenditures and increased costs depending on future legislative and regulatory changes.

Proposals and proceedings that might affect the oil and gas industry are considered from time to time by Congress, state legislatures, the FERC and the federal and state regulatory commissions and courts.  PEDCO cannot predict when or whether any such Proposals or proceedings may become effective.  The oil and gas industry historically has been very heavily regulated; therefore, there is no assurance that the approach currently being followed by the FERC will continue indefinitely.

United States Environmental Regulation

Various federal, state and local laws and regulations covering the discharge of materials into the environment, or otherwise relating to the protection of the environment, affect PEDCO’s operations and costs as a result of their effect on crude oil and natural gas exploration, development and production operations.  These laws and regulations could cause PEDCO to incur remediation or other corrective action costs in connection with a release of regulated substances, including crude oil, into the environment.  In addition, PEDCO has acquired certain oil and gas properties from third parties whose actions with respect to the management and disposal or release of hydrocarbons or other wastes were not under PEDCO’s control and, under environmental laws and regulations, PEDCO could be required to remove or remediate wastes disposed of or released by prior owners or operators.  PEDCO also could incur costs related to the clean-up of sites to which it sent regulated substances for disposal or to which it sent equipment for cleaning, and for damages to natural resources or other claims related to releases of regulated substances at such sites.  In addition, PEDCO could be responsible under environmental laws and regulations for oil and gas properties in which PEDCO owns an interest but is not the operator.  Moreover, PEDCO may be subject to the U.S. Environmental Protection Agency’s (U.S. EPA) rule requiring annual reporting of greenhouse gas (GHG) emissions and may in the future be subject to federal, state and local laws and regulations regarding hydraulic fracturing.

Compliance with such laws and regulations increases PEDCO’s overall cost of business, but has not had, to date, a material adverse effect on PEDCO’s operations, financial condition, results of operations or competitive position.  It is not anticipated, based on current laws and regulations, that PEDCO will be required in the near future to expend amounts (whether for environmental control facilities or otherwise) that are material in relation to its total exploration and development expenditure program in order to comply with such laws and regulations but, inasmuch as such laws and regulations are frequently changed, PEDCO is unable to predict the ultimate cost of compliance or the effect on PEDCO’s operations, financial condition, results of operations and competitive position.

Climate Change

PEDCO is aware of the increasing focus of local, state, national and international regulatory bodies on GHG emissions and climate change issues.  In addition to the EPA’s rule requiring annual reporting of GHG emissions that may apply to PEDCO, PEDCO is also aware of legislation proposed by United States lawmakers to reduce GHG emissions and a recent EPA rulemaking that may result in the regulation of GHGs as pollutants under the Federal Clean Air Act.

PEDCO is unable to predict the timing, scope and effect of any currently proposed or future laws, regulations or treaties regarding climate change and GHG emissions, but the direct and indirect costs of such laws, regulations and treaties (if enacted) could materially and adversely affect PEDCO’s business, results of operations, financial condition and competitive position.

Hydraulic Fracturing

There have been various Proposals to regulate hydraulic fracturing at the federal level.  Hydraulic fracturing technology, which has been used by the oil and gas industry for more than 60 years and is constantly being enhanced, enables companies to produce crude oil and natural gas that would otherwise not be recovered.  Specifically, hydraulic fracturing is a process in which pressurized fluid is pumped into underground formations to create tiny fractures or spaces that allow crude oil and natural gas to flow from the reservoir into the well so that it can be brought to the surface.  The makeup of the fluid used in the hydraulic fracturing process is typically more than 99% water and sand, and less than 1% highly diluted chemical additives.  While the majority of the sand remains underground to hold open the fractures, a significant percentage of the water and chemical additives flow back and are then either recycled or safely disposed of at sites that are approved and permitted by the appropriate regulatory authorities.  Hydraulic fracturing generally takes place thousands of feet underground, a considerable distance below any drinking water aquifers, and there are impermeable layers of rock between the area fractured and the water aquifers.

Currently, the regulation of hydraulic fracturing is primarily conducted at the state level through permitting and other compliance requirements.  Any new federal regulations that may be imposed on hydraulic fracturing could result in additional permitting and disclosure requirements (such as the reporting and public disclosure of the chemical additives used in the fracturing process) and in additional operating restrictions.  In addition to these federal Proposals, some states and local governments have considered imposing various conditions and restrictions on drilling and completion operations, including requirements regarding casing and cementing of wells; testing of nearby water wells; restrictions on access to, and usage of, water; and restrictions on the type of chemical additives that may be used in hydraulic fracturing operations.  Such federal and state permitting and disclosure requirements and operating restrictions and conditions could lead to operational delays and increased operating and compliance costs and, moreover, could delay or effectively prevent the development of crude oil and natural gas from formations which would not be economically viable without the use of hydraulic fracturing.

PEDCO is unable to predict the timing, scope and effect of any currently proposed or future laws or regulations regarding hydraulic fracturing, but the direct and indirect costs of such laws and regulations (if enacted) could materially and adversely affect PEDCO’s business, results of operations, financial condition and competitive position.

Other International Regulation

PEDCO’s anticipated future exploration and production operations outside the United States will be subject to various types of regulations imposed by the respective governments of the countries in which PEDCO’s operations may be conducted, and may affect PEDCO’s operations and costs within that country.  PEDCO currently has no operations outside of the United States.

PEDCO is unable to predict the timing, scope and effect of any currently proposed or future laws, regulations or treaties, including those regarding climate change and hydraulic fracturing, but the direct and indirect costs of such laws, regulations and treaties (if enacted) could materially and adversely affect PEDCO’s business, results of operations, financial condition and competitive position.  PEDCO will continue to review the risks to its business and operations associated with all environmental matters, including climate change and hydraulic fracturing.  In addition, PEDCO will continue to monitor and assess any new policies, legislation, regulations and treaties in the areas where it operates to determine the impact on its operations and take appropriate actions, where necessary.

Employees

PEDCO currently has six full-time employees.  PEDCO believes that its relations with its employees are satisfactory.  In order for PEDCO to attract and retain quality personnel, PEDCO anticipates it will have to offer competitive salaries to its employees. During the next 12 months, PEDCO plans to hire additional employees in the areas of corporate development, petroleum engineering, geological and geophysical sciences and accounting, as well as additional technical, operations, and administrative staff as required to support its expansion efforts, and to maintain focus on its then existing and new projects. The number and skill sets of individual employees will be primarily dependent on the relative rates of growth of PEDCO’s different projects, and the extent to which operations and development are executed internally or contracted to outside parties. Subject to the availability of sufficient working capital and assuming initiation of additional projects, PEDCO currently plans to increase staffing to over 12 people during the next 12 months, although such hiring may not occur or may be inadequate to execute PEDCO’s growth plans. As PEDCO continues to expand, it will incur additional cost for personnel.

Description of Property

PEDCO maintains an approximately 1,000 square foot executive corporate office located at 4125 Blackhawk Plaza Circle, Suite 201A, Danville, California 94506, pursuant to a lease that expires June 30, 2012 and with a base monthly rent payable by PEDCO of $2,038.

PEDCO owns undeveloped oil and gas interests in Colorado that it acquired in October 2011 and on which PEDCO commenced initial drilling operations in April 2012 (see the Niobrara Asset described above), and PEDCO also owns interests in producing oil and gas assets in Texas that it acquired in March 2012 (see the Eagle Ford Asset described above).

Legal Proceedings

To PEDCO’s knowledge, there are no material legal proceedings pending, or threatened, against PEDCO.

Financial Information

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION ON PEDCO

The following table sets forth certain of PEDCO’s consolidated financial data.  The consolidated financial data is derived from PEDCO’s audited and unaudited consolidated financial statements included elsewhere in this proxy statement.  The selected historical financial data below should be read in conjunction with the consolidated financial statements and related notes and “PEDCO Plan of Operations” contained elsewhere herein.

		Period from	Period from
	Three Months	February 9, 2011	February 9, 2011
	Ended March 31,	(Inception) to	(Inception) to
	2012	March 31, 2011	March 31, 2012

Operating expenses:
Occupancy	$8,315	$-	$26,853
Travel and entertainment	12,978	-	88,070
Professional services	94,865	-	300,065
Personnel	304,327	-	616,675
Administration	18,261	740	55,208

Total operating expenses	438,746	740	1,086,871

Loss from operations	(438,746)	(740)	(1,086,871)

Other Expense
Interest expense	-	(25)	(12,912)
Equity in loss of equity method investment	(27,571)	-	(53,446)
Other expenses	-	-	(7,098)

Total other expenses	(27,571)	(25)	(73,456)

Net loss	$(466,317)	$(765)	$(1,160,327)

	March 31, 2012	December 31, 2011
Consolidated Balance Sheet Data:
Cash and cash equivalents	$250,884	$176,471
Receivables from related entities	58,292	302,315
Deferred costs	309,635	111,828
Total assets	6,683,952	2,938,628
Accrued liabilities	2,756,009	1,904,647
Total liabilities	2,830,522	2,050,075
Total shareholders’ equity	$3,853,430	$888,553

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF BLAST

The following table sets forth certain of our consolidated financial data.  The consolidated financial data as of and for the three months ended March 31, 2012 and 2011, and the years ended December 31, 2011, 2010, 2009, 2008, and 2007, is derived from our audited and unaudited consolidated financial statements.  The selected balance sheet data as of March 31, 2012, December 31, 2011, and 2010 and selected statements of operations data for the three months ended March 31, 2012 and 2011, and the years ended December 31, 2011 and 2010 are derived from our audited and unaudited financial statements included in this proxy statement.  The selected balance sheet data as of December 31, 2009, 2008, and 2007 and selected statements of operations data for the years ended December 31, 2009, 2008, and 2007 are derived from our audited financial statements not included in this proxy statement

The selected historical financial data below should be read in conjunction with the consolidated financial statements for those periods and their accompanying notes.

	Three Months Ended March 31,		Years Ended December 31,
	2012	2011	2011	2010	2009	2008	2007
Consolidated Statements of Operations Data:
Total revenue	$118,214	106,527	$446,526	$109,443	$330,908	$432,012	$418,468

Operating expenses
Cost of sales - services	-	5,502	8,069	83,025	665,523	682,995	451,853
Lease operating costs	67,353	70,374	270,746	68,216	-	-	-
Depreciation - services	15,332	15,510	61,506	135,439	139,426	38,458	93,366
Depletion and impairment – oil & gas	19,787	18,911	86,085	69,432	-	-	-
Asset impairment	-	-	1,640,489	454,082	50,479	-	975,000
Accretion expense	1,005	495	-	472	-	-	-
(Gain) loss on disposal of equipment	-	1,315	-	(3,337)	3,885	-	-
Bad debt	-	-	-	-	6,716	-	12,436
Selling, general and administrative	190,981	425,199	1,469,061	766,845	1,036,254	1,923,814	4,185,847
Total operating expenses	294,458	537,306	3,535,956	1,574,174	1,902,283	2,645,267	5,718,502

Operating loss	(176,244)	(430,779)	(3,089,430)	(1,464,731)	(1,571,375)	(2,213,255)	(5,300,034)

Interest income	-	-	-	17	245	22,177	2,740
Interest expense	(189,391)	(113,775)	(1,057,331)	(97,860)	(106,785)	(112,951)	(23,758)
Other income (expense), net	(189,391)	(113,775)	1,407	3,921	-	18,677	232,434

Loss from continuing operations	(365,635)	(544,554)	(4,145,354)	(1,558,653)	(1,677,915)	(2,285,352)	(5,088,618)

Loss (income) from discontinuing operations	-	(3,686)	(3,686)	38,695	-	9,296,352	(4,785,554)

Net income (loss)	(365,635)	(548,240)	(4,149,040)	(1,519,958)	(1,677,915)	7,011,000	(9,874,172)
Preferred dividends	59,836	59,178	(240,000)	(240,000)	(240,000)	(253,151)	-

Net loss attributable to common shareholders	(425,471)	(607,418)	$(4,389,040)	$(1,759,958)	$(1,917,915)	$6,757,849	$(9,874,172)

Net income (loss) per share attributable to common shareholders - basic	$(0.01)	(0.01)	$(0.06)	$(0.03)	$(0.03)	$0.12	$(0.16)
Net income (loss) per share attributable to common shareholders - diluted	$(0.01)	(0.01)	$(0.06)	$(0.03)	$(0.03)	$0.10	$(0.16)
Shares used in calculation - basic	71,425,905	69,941,090	71,059,786	63,572,000	61,526,377	57,627,725	61,680,431
Shares used in calculation - diluted	71,425,905	69,941,090	71,059,786	63,572,000	61,526,377	67,098,771	61,680,431

	March 31,	December 31,
	2012	2011	2010	2009	2008	2007
Consolidated Balance Sheet Data:
Cash	$3,097	$19,428	$373,470	$261,164	$731,631	$48,833
Current portion of long-term receivable	-	-	1,440,000	1,440,000	666,667	-
Working capital	(2,726,292)	(2,396,782)	876,622	1,255,831	1,299,761	(8,313,301)
Total assets	1,869,944	1,882,430	3,627,597	4,338,889	5,683,213	1,236,179
Total liabilities	3,980,498	3,627,349	2,123,379	1,676,687	1,378,856	8,587,835
Stockholders’ equity (deficit)	(2,110,554)	(1,744,919)	1,504,218	2,662,202	4,304,357	(7,351,656)

 UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined consolidated financial statements are based on the historical financial statements of Blast and PEDCO after giving effect to the agreement for our merger with PEDCO, and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma combined financial statements.

The unaudited pro forma combined balance sheet as of March 31, 2012, is presented as if the merger with PEDCO had occurred on March 31, 2012.  The unaudited pro forma combined statements of operations for the three months ended March 31, 2012, are presented as if the merger had occurred on January 1, 2012, and on the audited pro forma combined statements of operations for the year ended December 31, 2011, are presented as if the date of the merger had occured on January 1, 2011, with recurring merger-related adjustments reflected in each of the periods.

Determination of the purchase price and allocations of the purchase price used in the unaudited pro forma combined financial statements are based upon preliminary estimates and assumptions. These preliminary estimates and assumptions could change significantly during the purchase price measurement period as we finalize the valuations of the net tangible assets and intangible assets. Any change could result in material variances between our future financial results and the amounts presented in these unaudited combined financial statements, including variances in fair values recorded, as well as expenses associated with these items.

The unaudited pro forma combined financial statements are prepared for illustrative purposes only and are not necessarily indicative of or intended to represent the results that would have been achieved had the transaction been consummated as of the dates indicated or that may be achieved in the future. The unaudited pro forma combined financial statements do not reflect any operating efficiencies and associated cost savings that we may achieve with respect to the combined companies.

The unaudited pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes and other information pertaining to Blast and PEDCO contained in this proxy statement and/or in Blast’s filings with the SEC.

PEDEVCO CORP.
(formerly Blast Energy Services, Inc.)
Pro forma Consolidated Balance Sheets
(Unaudited)

		Pacific Energy
	Blast Energy	Development			Pro forma
	Services, Inc.	Corporation		Pro forma	Consolidated
	03/31/12	03/31/12		Adjustments	03/31/12
Assets

Current assets:
Cash	$3,097	$250,884			$253,981
Accounts receivable, net	20,742	58,292			79,034
Deferred costs	-	309,635			309,635
Prepaid expenses and other current assets	68,655	20,170			88,825
Total current assets	92,494	638,981			731,475

Oil and gas properties - full cost method
Proved oil and gas properties	1,212,824	-			1,212,824
Unproved oil and gas properties	696,178	-			696,178
Less: accumulated depletion	(512,973)	-			(512,973)
Total oil and gas properties, net	1,396,029	-			1,396,029

Oil and gas properties– successful efforts
Proved oil and gas properties	-	3,750,000			3,750,000
Unproven oil and gas properties	-	1,729,989			1,729,989
Equity method investment	-	560,882			560,882
Total oil and gas properties	-	6,040,871			6,040,871

Other investment	-	4,100			4,100

Equipment, net	381,421	-			381,421

Goodwill	-	-	(1)	2,091,000	2,091,000

Total assets	$1,869,944	$6,683,952		2,091,000	$10,644,896

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$82,437	$74,513			$156,950
Accrued expenses	672,197	2,756,009			3,428,206
Accrued expenses – related parties	396,413	-	(6)	(344,997)	51,416
Note payable – related parties	106,150	-			106,150
Notes payable – other	1,561,589	-			1,561,589
Total current liabilities	2,818,786	2,830,522			5,304,311

Long-term liabilities:
Notes payable – related party	1,120,000	-	(6)	(1,120,000)	-
Asset retirement obligations	41,712	-			41,712
Total liabilities	3,980,498	2,830,522			5,346,023

Stockholders’ equity:
Series A Preferred Stock, $.001 par value, 20,000,000 shares
authorized, 6,000,000 shares issued and outstanding	6,000	-	(2)	(6,000)	11,984
			(5)	11,984
Series A Preferred Stock, $.001 par value, 100,000,000 shares
authorized, 6,666,667 shares issued and outstanding	-	11,224	(5)	(6,667)	4,557
Series B Preferred Stock, $.001 par value, 1 share authorized
1 and 0 share issued and outstanding, respectively	-	-	(2)	-	-
Common Stock, $.001 par value, 180,000,000 shares authorized;
71,425,905 shares and 19,202,580 shares issued and outstanding, respectively	71,426	-	(2)	6,000	19,203
			(3)	(76,734)
			(4)	17,857
			(6)	654
Common stock, $0.001 par value, 200,000,000 shares authorized;
15,502,261 shares issued and outstanding	-	15,503	(4)	(15,503)	-
Subscription receivable	-	(69,667)	(4)	69,667	-
Additional paid-in capital	76,389,124	5,056,697	(1)	2,091,000	6,789,091
			(3)	76,734
			(4)	(78,283,490)
			(5)	(5,317)
			(6)	1,464,343
Accumulated deficit	(78,577,104)	(1,160,327)	(4)	78,211,469	(1,525,962)
Total stockholders’ equity	(2,110,554)	3,853,430			5,298,873

Total Liabilities and stockholders’ equity	$1,869,944	$6,683,952		$2,091,000	$10,644,896

Pro forma footnotes:

(1) To record goodwill for the difference between the fair value of consideration transferred and the fair value of assets acquired and liabilities assumed (which valuation and allocation is not final, is not based on any valuation and is subject to change).
(2) To convert all outstanding Series A and Series B preferred stock into shares of the Company's common stock on a one-for-one basis.
(3) To adjust common stock par value and the additional paid-in capital to reflect one-for-one hundred and twelve (1:112) reverse stock split.
(4) To record the issuance of 17,857,261 shares of the Company's common stock to existing holders of common stock of PEDCO.
(5) To record the issuance of 11,984,208 shares of the Company's Series A preferred stock to existing holders of Series A preferred stock of PEDCO.
(6) To record the conversion of $1.465 million of Blast related party secured debt converted into common stock of PEDCO.

PEDEVCO CORP.
(formerly Blast Energy Services, Inc.)
Pro forma Consolidated Statements of Operations
(Unaudited)

		Pacific Energy
	Blast Energy	Development			Pro forma
	Services, Inc.	Corporation			Consolidated
	for Quarter	for Quarter			for Quarter
	Ended	Ended		Pro forma	Ended
	3/31/2012	3/31/2012		Adjustments	3/31/2012

Revenues:	$118,214	$-			$118,214
					-
Cost of revenues
Services	-	-			-
Lease operating costs	67,353	-			67,353
Total cost of revenues	67,353	-			67,353

Operating expenses					-
Selling, general and administrative expense	190,981	438,746			629,727
Depreciation, depletion and amortization	36,124	-			36,124
Total operating expenses	227,105	438,746			665,851

Operating loss	(176,244)	(438,746)			(614,990)

Other income (expense):
Interest expense	(189,391)	-			(189,391)
Equity in loss of equity method investment	-	(27,571)			(27,571)
Other income (expense)	-	-			-
Total other expense	(189,391)	(27,571)			(216,962)
					-
Loss from continuing operations	(365,635)	(466,317)			(831,952)
Net Loss	(365,635)	(466,317)			(831,952)

Preferred dividends	(59,836)	-			(59,836)
Net loss attributable to common shareholders	$(425,471)	$(466,317)			$(891,788)

Net loss per common share - Basic :
Continuing operations	$(0.01)				$(0.05)
Discontinued operations	(0.00)				-
Total	$(0.01)				$(0.05)

Net loss per common share - Diluted :
Continuing operations	$(0.01)				$(0.05)
Discontinued operations	(0.00)				-
Total	$(0.01)				$(0.05)

Weighted average common shares outstanding - basic and diluted	71,425,905		(1)(2)	(52,223,325)	19,202,580

Pro forma footnotes:

(1) The weighted average common shares outstanding - basic and diluted is adjusted to reflect the following:
       - The conversion of all outstanding Series A and Series B preferred stock into shares of the Company's common stock on a one-for-one basis;
       - The one-for-one hundred and twelve (1:112) reverse stock split;
       - The issuance of 17,857,261 shares of the Company's common stock to existing holders of common stock of PEDCO;
       - The issuance of 11,984,208 shares of the Company's Series A preferred stock to existing holders of Series A preferred stock of PEDCO; and
       - The conversion of $1.465 million of Blast related party secured debt converted into common stock of PEDCO.

(2) The weighted average common shares outstanding do not include the following potentially dilutive securities:
- The grant of warrants to purchase 1,100,000 of the Company's common stock to existing warrant holders of PEDCO;
- The grant of options to purchase 895,000 of the Company's common stock to existing option holders of PEDCO; and
- The issuance of 11,984,208 shares of the Company's Series A preferred stock to existing holders of Series A preferred stock of PEDCO.

PEDEVCO CORP.
(formerly Blast Energy Services, Inc.)
Pro forma Consolidated Statements of Operations
(Unaudited)

		Pacific Energy
	Blast Energy	Development		Pro forma
	Services, Inc.	Corporation		Consolidated
	for Year	for Year		for Year
	Ended	Ended	Pro forma	Ended
	12/31/2011	12/31/2011	Adjustments	12/31/2011

Revenues:	$446,526	$-		$446,526
				-
Cost of revenues
Services	8,069	-		8,069
Lease operating costs	270,746	-		270,746
Total cost of revenues	278,815	-		278,815

Operating expenses				-
Selling, general and administrative expense	1,469,061	648,125		2,117,186
Depreciation, depletion and amortization	147,591	-		147,591
Impairment loss	1,640,489	-		1,640,489
Total operating expenses	3,257,141	648,125		3,905,266

Operating loss	(3,089,430)	(648,125)		(3,737,555)

Other income (expense):
Interest expense	(1,057,331)	(12,912)		(1,070,243)
Equity in loss of equity method investment	-	(25,875)		(25,875)
Other income (expense)	1,407	(7,098)		(5,691)
Total other expense	(1,055,924)	(45,885)		(1,088,897)
				-
Loss from continuing operations	(4,145,354)	(694,010)		(4,826,452)
Loss from discontinued operations	(3,686)	-		(3,686)
Net Loss	(4,149,040)	(694,010)		(4,830,138)

Preferred dividends	(240,000)	-		(240,000)
Net loss attributable to common shareholders	$(4,389,040)	$(694,010)		$(5,070,138)

Net loss per common share - Basic :
Continuing operations	$(0.06)			$(0.26)
Discontinued operations	(0.00)			-
Total	$(0.06)			$(0.26)

Net loss per common share - Diluted :
Continuing operations	$(0.06)			$(0.26)
Discontinued operations	(0.00)			-
Total	$(0.06)			$(0.26)

Weighted average common shares outstanding - basic and diluted	71,059,786	(1)	(51,837,195)	19,222,591

Pro forma footnotes:

(1) The weighted average common shares outstanding - basic and diluted is adjusted to reflect the following:
- The conversion of all outstanding Series A and Series B preferred stock into shares of the Company's common stock on a one-for-one basis;
- The one-for-one hundred and twelve (1:112) reverse stock split;
- The issuance of 17,857,261 shares of the Company's common stock to existing holders of common stock of PEDCO;
- The issuance of 11,984,208 shares of the Company's Series A preferred stock to existing holders of Series A preferred stock of PEDCO; and
- The conversion of $1.465 million of Blast related party secured debt converted into common stock of PEDCO.

(2) The weighted average common shares outstanding do not include the following potentially dilutive securities:
- The grant of warrants to purchase 1,100,000 of the Company's common stock to existing warrant holders of PEDCO;
- The grant of options to purchase 895,000 of the Company's common stock to existing option holders of PEDCO; and
- The issuance of 11,984,208 shares of the Company's Series A preferred stock to existing holders of Series A preferred stock of PEDCO.

Market Price of and Dividends on Common Equity and Related Stockholder Matters of PEDCO

PEDCO is a private company.  There is no trading in PEDCO’s common stock or preferred stock and no public trading market for PEDCO’s common stock or preferred stock.   As of May 30, 2012, there were approximately 25 holders of record of PEDCO’s common stock and 53 holders of its Series A convertible preferred stock.

PEDCO has not paid any dividends on its common stock or preferred stock to date.  Its policy has been to accumulate retained earnings to augment its capital.

PEDCO has a 2012 Equity Incentive Plan in place with approximately 3,000,000 shares of common stock reserved for issuance thereunder, and PEDCO has previously issued shares of its stock and options exercisable for shares of its stock as compensation for future services pursuant to its 2012 Equity Incentive Plan and individual agreements.

Directors and Officers

The following is a brief description of the business experience and background of PEDCO’s current directors and executive officers, who are also expected to become the directors and officers of our company after the merger:

Frank C. Ingriselli, Director, President and Chief Executive Officer

Mr. Ingriselli, 57, has served as the President, Chief Executive Officer, and Director of PEDCO since its inception.  Mr. Ingriselli has over 30 years’ experience in the energy industry. Mr. Ingriselli began his career at Texaco, Inc. (“Texaco”) in 1979 and held management positions in Texaco’s Producing-Eastern Hemisphere Department, Middle East/Far East Division, and Texaco’s International Exploration Company. While at Texaco, Mr. Ingriselli negotiated a successful foreign oil development investment contract in China in 1983. In 1992, Mr. Ingriselli was named President of Texaco International Operations Inc. and over the next several years directed Texaco’s global initiatives in exploration and development. In 1996, he was appointed President and CEO of the Timan Pechora Company, a Houston, Texas headquartered company owned by affiliates of Texaco, Exxon, Amoco and Norsk Hydro, which was developing an investment in Russia. In 1998, Mr. Ingriselli returned to Texaco’s Executive Department with responsibilities for Texaco’s power and gas operations, merger and acquisition activities, pipeline operations and corporate development. In August 2000, Mr. Ingriselli was appointed President of Texaco Technology Ventures, which was responsible for all of Texaco’s global technology initiatives and investments. In 2001, Mr. Ingriselli retired from Texaco after its merger with Chevron, and founded Global Venture Investments LLC (“GVEST”), an energy consulting firm, for which Mr. Ingriselli continues to serve as the President and Chief Executive Officer. In 2005, Mr. Ingriselli co-founded CAMAC Energy Inc. (NYSE:  CAK) (formerly Pacific Asia Petroleum, Inc.) an independent energy company headquartered in Houston, Texas, and served as its President, Chief Executive Officer and a member of its Board of Directors from 2005 to July 2010.

From 2000 to 2006, Mr. Ingriselli sat on the Board of the Electric Drive Transportation Association (where he was also Treasurer) and the Angelino Group, and was an officer of several subsidiaries of Energy Conversion Devices Inc., a U.S. public corporation engaged in the development and commercialization of environmental energy technologies.  From 2001 to 2006, he was a Director and Officer of General Energy Technologies Inc., a “technology facilitator” to Chinese industry serving the need for advanced energy technology and the demand for low-cost high quality components, and Eletra Ltd, a Brazilian hybrid electric bus developer.  Mr. Ingriselli currently sits on the Advisory Board of the Eurasia Foundation, a Washington D.C.-based non-profit that funds programs that build democratic and free market institutions in the new independent states of the former Soviet Union.  Since 2006, Mr. Ingriselli has also served on the Board of Directors and as an executive officer of Brightening Lives Foundation Inc., a New York charitable foundation headquartered in Danville, California.

Mr. Ingriselli graduated from Boston University in 1975 with a Bachelor of Science degree in Business Administration. He also earned a Master of Business Administration degree from New York University in both Finance and International Finance in 1977 and a Juris Doctor degree from Fordham University School of Law in 1979.

Jamie Tseng, Chief Financial Officer, Senior Vice President, Director, and Managing Director

Mr. Tseng, 57, has served as PEDCO’s Senior Vice President, Director and Managing Director,, since its inception, and as PEDCO’s Chief Financial Officer since December 2011. Mr. Tseng brings to PEDCO more than 25 years of financial management and operations experience in the People’s Republic of China, the Republic of China and the United States. In 2005, Mr. Tseng co-founded CAMAC Energy Inc. (NYSE:  CAK) (formerly Pacific Asia Petroleum, Inc.), an independent energy company headquartered in Houston, Texas, and served as its Executive Vice President from 2005 through his retirement from the company in January 2010.  From February 2000 to August 2005, Mr. Tseng served as Chief Financial Officer of General Energy Technologies Inc., a “technology facilitator” to Chinese industry serving the need for advanced energy technology and the demand for low cost high quality components. From 1998 to February 2000, Mr. Tseng served as Chief Financial Officer of Multa Communications Corporation, a California-based Internet service provider focusing on China. From 1980 until 1998, he held management positions with Collins Company, Hilton International, China Airlines and Tatung Company of America. Mr. Tseng is fluent in Chinese Mandarin.  He has a BD degree in Accounting from Soochow University in Taiwan.

Michael L. Peterson, Executive Vice President

Mr. Peterson, 50, joined PEDCO as its Executive Vice President in September 2011. Mr. Peterson brings to PEDCO extensive experience in the energy, corporate finance and securities sectors.  In addition, Mr. Peterson currently serves as a director (since May 2006) of Aemetis, Inc. (formerly AE Biofuels Inc.), a Cupertino, California-based global advanced biofuels and renewable commodity chemicals company (AMTX.PK), and since February 2006, Mr. Peterson has served as founder and managing partner of California-based Pascal Management, a registered investment advisor and manager of hedge and private equity investments. Mr. Peterson also currently serves as Chairman and Chief Executive Officer of Nevo Energy, Inc. (NEVE.PK) (formerly Solargen Energy, Inc.), a Cupertino, California-based developer of utility-scale solar farms which he helped form in December 2008.  Mr. Peterson formerly served as Interim President and CEO (from June 2009 to December 2011) and as director (from May 2008 to December 2011) of Blast, and from 2005 to 2006, he co-founded and became a managing partner of American Institutional Partners, a venture investment fund based in Salt Lake City.  From 2000 to 2004, he served as a First Vice President at Merrill Lynch, where he helped establish a new private client services division to work exclusively with high net worth investors. From September 1989 to January 2000, Mr. Peterson was employed by Goldman Sachs & Co. in a variety of positions and roles, including as a Vice President with the responsibility for a team of professionals that advised and managed over $7 billion in assets.

Mr. Peterson received his MBA at the Marriott School of Management and a BS in statistics/computer science from Brigham Young University.

Clark R. Moore, Executive Vice President, General Counsel and Secretary

Mr. Moore, 39, has served as Executive Vice President, General Counsel, and Secretary of PEDCO since its inception.  Mr. Moore began his career in 2000 as a corporate attorney at the law firm of Venture Law Group located in Menlo Park, California, which later merged into Heller Ehrman LLP in 2003.  In 2004 Mr. Moore left Heller Ehrman LLP and launched a legal consulting practice focused on representation of private and public company clients in the energy and high-tech industries.  In September 2006, Mr. Moore joined CAMAC Energy Inc. (NYSE:  CAK) (formerly Pacific Asia Petroleum, Inc.), an independent energy company headquartered in Houston, Texas, as its acting General Counsel and continued to serve in that role through June 2011.

Mr. Moore received his J.D. with Distinction from Stanford Law School and his B.A. with Honors from the University of Washington.

Related Party Transactions

Founders

Since the founding of PEDCO, an aggregate of 14,520,000 fully-vested shares of common stock have been directly and indirectly purchased by various parties as founder’s shares for nominal value, including:  7,600,000 shares originally beneficially owned by Frank C. Ingriselli (including the shares issued to GVEST, as described below), of which Mr. Ingriselli currently beneficially owns 5,880,000 shares; 2,000,000 shares currently beneficially owned by Jamie Tseng; and 1,900,000 shares originally beneficially owned by Clark R. Moore, of which Mr. Moore currently beneficially owns 1,775,000 shares.

Global Venture Investments LLC (“GVEST”), an entity wholly owned and controlled by Mr. Ingriselli, and PEDCO entered into a Subscription Agreement, dated April 30, 2011, pursuant to which GVEST contributed the Rare Earth JV interest to PEDCO in exchange for 4,100,000 fully-vested shares of common stock.

Agreements with Management

Mr. Frank Ingriselli, currently the Chief Executive Officer, President, and a Director of PEDCO, is currently the beneficial owner of approximately 21.4% of the fully-diluted shares of PEDCO.  Mr. Jamie Tseng, currently Chief Financial Officer, Senior Vice President, a Director and Managing Director, of PEDCO, is currently the beneficial owner of approximately 10.0% of the fully-diluted shares of PEDCO.  Mr. Michael L. Peterson, currently the Executive Vice President of PEDCO, is currently the beneficial owner of approximately 5.3% of the fully-diluted shares of PEDCO.  Mr. Clark Moore, currently the Executive Vice President, General Counsel and Secretary of PEDCO, is currently the beneficial owner of approximately 6.8% of the fully-diluted shares of PEDCO.  The majority of the shares of PEDCO held by Messrs. Ingriselli, Tseng and Moore were acquired through the direct purchase of such shares from PEDCO at a price of approximately $0.001 per share, and are fully-vested.  A total of 700,000 of the shares of PEDCO held by Mr. Peterson are subject to forfeiture in the event Mr. Peterson is no longer an employee, officer, director or consultant to PEDCO, which risk of forfeiture lapses with respect to 50% of the shares on June 1, 2012, 25% of the shares on December 1, 2012, and the balance, 25% of the shares on June 1, 2013.  In addition, 750,000, 500,000, and 250,000 of the shares of PEDCO held by Messrs. Peterson, Ingriselli and Moore, respectively, were acquired through a grant of such shares as restricted stock by PEDCO, and are subject to forfeiture in the event the holder is no longer an employee, officer, director or consultant to PEDCO, which risk of forfeiture lapses with respect to 50% of the shares on August 9, 2012, 20% of the shares on February 9, 2013, 20% of the shares on August 9, 2013, and the balance of 10% of the shares on February 9, 2014.

GVEST, an entity wholly-owned and controlled by Mr. Ingriselli, loaned PEDCO $900,000, as evidenced by a secured convertible promissory note (the “GVEST Note”), dated July 6, 2011.  The GVEST Note accrued interest at a rate of 3% per annum, compounded annually.  Pursuant to the terms of the GVEST Note, all principal under the GVEST Note was converted into 2,400,000 shares of PEDCO Series A Preferred Stock on October 31, 2011, all accrued interest was paid in cash, and the GVEST Note was cancelled.   In addition, upon conversion of the GVEST Note effective October 31, 2011, PEDCO issued to GVEST a 3-year warrant to purchase an additional 480,000 shares of PEDCO Series A Preferred Stock with an exercise price equal to $0.75 per Share.  The warrants may be exercised on a cashless basis.

Mr. Frank Ingriselli loaned PEDCO $200,000 pursuant to a Secured Promissory Note, dated February 14, 2011 (the “Ingriselli Note”).  The Ingriselli Note accrued interest at a rate of 3% per annum, compounded annually.  All principal and accrued interest under the Ingriselli Note was paid in full on October 31, 2011, and the Ingriselli Note was cancelled.  Upon receipt of the repayment of principal under the Ingriselli Note, GVEST purchased 266,667 shares of PEDCO Series A Preferred at a purchase price of $0.75 per share pursuant to a subscription agreement entered into with PEDCO on October 31, 2011.

PEDCO has entered into an employment agreement with Frank Ingriselli, its President and Chief Executive Officer, pursuant to which, effective June 15, 2011, Mr. Ingriselli has been employed by PEDCO with a base annual salary of $200,000 ($350,000 commencing November 1, 2011), and a target annual cash bonus of between 20% and 40% of his base salary, awardable by the Board in its discretion.  In addition, Mr. Ingriselli’s employment agreement includes, among other things, severance payment provisions that would require PEDCO to make lump sum payments equal to 36 months’ salary and target bonus to Mr. Ingriselli in the event his employment is terminated without “cause” or if he voluntarily resigns for “good reason” (48 months in connection with a “change of control”), and continuation of benefits for up to 48 months, as such terms are defined in the employment agreement.  The employment agreement also prohibits Mr. Ingriselli from engaging in competitive activities during and following termination of his employment that would result in disclosure of PEDCO’s confidential information, but does not contain a general restriction on engaging in competitive activities.

PEDCO has entered into an employment agreement with Clark Moore, its Executive Vice President and General Counsel, pursuant to which, effective June 1, 2011, Mr. Moore has been employed by PEDCO with a base annual salary of $150,000 ($250,000 commencing November 1, 2011), and a target annual cash bonus of between 20% and 40% of his base salary, awardable by the Board in its discretion.  In addition, Mr. Moore’s employment agreement includes, among other things, severance payment provisions that would require PEDCO to make lump sum payments equal to 18 months’ salary and target bonus to Mr. Moore in the event his employment is terminated without “cause” or if he voluntarily resigns for “good reason” (36 months in connection with a “change of control”), and continuation of benefits for up to 36 months, as such terms are defined in the employment agreement.   The employment agreement also prohibits Mr. Moore from engaging in competitive activities during and following termination of his employment that would result in disclosure of PEDCO’s confidential information, but does not contain a general restriction on engaging in competitive activities.

On January 6, 2012, PEDCO entered into an employment offer letter with Jamie Tseng, PEDCO’s Chief Financial Officer, Senior Vice President, Director and Managing Director, pursuant to which Mr. Tseng is paid an annual base salary of $120,000.

On September 1, 2011, PEDCO entered into a Consulting Agreement engaging Michael L. Peterson to serve as PEDCO’s Executive Vice President, which was superseded by an employment offer letter dated February 1, 2012.  Pursuant to the employment offer letter, Mr. Peterson serves as PEDCO’s Executive Vice President at an annual base salary of $250,000. In addition, Mr. Peterson’s employment offer letter includes, among other things, severance payment provisions that would require PEDCO to make lump sum payments equal to 6 months’ salary to Mr. Peterson in the event his employment is terminated without “cause”, as such term is defined in the employment offer letter.  Mr. Peterson previously served as a member of the Board of Directors and as the Interim President and Chief Executive Officer of Blast.

PEDCO has also issued to Mr. Peterson an option to purchase 300,000 shares of PEDCO common stock, with an exercise price of $0.08 per share, vesting 50% on March 1, 2012, 25% on June 1, 2012, and the balance of 25% on January 1, 2013, subject to Mr. Peterson’s continued service as an employee, officer, director or consultant to the Company.  In addition, Mr. Peterson holds an aggregate of 1,450,000 shares of restricted common stock of PEDCO, of which (i) 700,000 are subject to forfeiture in the event Mr. Peterson is no longer an employee, officer, director or consultant to PEDCO, which risk of forfeiture lapses with respect to 50% of the shares on June 1, 2012, 25% of the shares on December 1, 2012, and the balance of 25% of the shares on June 1, 2013 (this vesting schedule was adopted on February 9, 2012, and superseded the original vesting schedule which provided for vesting based on achievement of PEDCO fundraising and “going public” milestones), and (ii) 750,000 are subject to forfeiture in the event Mr. Peterson is no longer an employee, officer, director or consultant to PEDCO, which risk of forfeiture lapses with respect to 50% of the shares on August 9, 2012, 20% of the shares on February 9, 2013, 20% of the shares on August 9, 2013, and the balance of 10% of the shares on February 9, 2014.  If PEDCO terminates Mr. Peterson’s employment or consulting relationship without “cause” (as defined in the option and restricted stock purchase agreements, respectively), then 100% of the options and restricted stock granted to Mr. Peterson will automatically vest.

Agreements with Affiliates

PEDCO has entered into the Condor Energy Technology LLC (“Condor”) Operating Agreement, dated October 31, 2011, with MIE Jurassic Energy Corporation (“MIE Jurassic”), an affiliate of MIE Holdings Corporation (“MIE Holdings”), pursuant to which MIE Jurassic owns 80% of Condor, and PEDCO owns 20% of Condor.  Effective October 31, 2011 PEDCO has transferred and assigned 62.50% of its interest in those certain oil and gas interests located in the State of Colorado’s Niobrara shale formation to Condor (31.25% of the full Niobrara Asset).  MIE Holdings, an independent upstream onshore oil company operating in China and abroad, may be deemed to be an affiliate of PEDCO due to its beneficial ownership of 4,000,000 shares of PEDCO Series A Preferred Stock it acquired from PEDCO on October 31, 2011 at a price of $0.75 per share.  The day to day operations of Condor are managed by PEDCO’s executive management team, and Condor’s Board of Managers is comprised of PEDCO’s President and Chief Executive Officer, Mr. Frank Ingriselli, and two designees of MIE Holdings.  In addition, MIE Holdings has agreed to carry PEDCO at both the Condor and the PEDCO levels for all of PEDCO’s proportional fees and expenses due in connection with the drilling of the initial well on the Niobrara Asset, which “carry” shall be in the form of loans made by MIE Holdings to Condor and repayable by Condor from production from the Niobrara Asset.

PEDCO has also entered into the White Hawk Petroleum, LLC (“White Hawk”) Operating Agreement, dated May 23, 2012, with MIE Jurassic, pursuant to which MIE Jurassic owns 50% of White Hawk, and PEDCO owns 50% of White Hawk.  White Hawk currently holds the approximately 8% interest in those certain oil and gas interests located in the State of Texas’ Eagle Ford shale formation acquired by PEDCO in March 2012 from Excellong, Inc.  The day to day operations of White Hawk are managed by PEDCO’s executive management team, and White Hawk’s Board of Managers is comprised of PEDCO’s President and Chief Executive Officer, Mr. Frank Ingriselli, and one designee of MIE Holdings.  Each of PEDCO and MIE Jurassic proportionately share all expenses and revenues with respect to White Hawk, and the Eagle Ford Asset held thereby, going forward.  As further inducement for MIE Jurassic to acquire its interest in White Hawk, PEDCO (a) agreed to share with MIE Jurassic all production revenue from the Eagle Ford Asset commencing March 1, 2012, (b) granted a two year warrant to MIE Jurassic exercisable for 500,000 shares of PEDCO common stock at $1.25 per share, exercisable solely on a cash basis, and (c) granted a two year warrant to MIE Jurassic exercisable for 500,000 shares of PEDCO common stock at $1.50 per share, exercisable solely on a cash basis.

PEDCO has entered into a Consulting Agreement with Liviakis Financial Communications, Inc., dated December 5, 2011, for certain investor relations services post-merger, pursuant to which PEDCO issued an aggregate of 696,666 fully-vested shares of PEDCO Common Stock to Liviakis Financial Communications, Inc., and an employee thereof.  John Liviakis, the President and owner of Liviakis Financial Communications, Inc., beneficially owns an aggregate of 1,333,333 fully-vested shares of PEDCO Common Stock (including shares held by Liviakis Financial Communications, Inc.).

THE MERGER AGREEMENT

This section describes the material terms of the merger agreement.  The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement and amendment thereto, a copy of which are attached to this proxy statement as Appendix A and which we incorporate by reference into this proxy statement.  This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you.  We encourage you to read carefully the merger agreement in its entirety.

The merger agreement has been included as an appendix to this proxy statement to provide you with information regarding its terms.  Except for the merger agreement’s status as a contractual document that establishes and governs the legal relations among the parties with respect to the merger, the merger agreement is not intended to be a source of factual, business, or operational information about the parties to the merger agreement, namely, our company, MergerCo or PEDCO.

The merger agreement contains representations and warranties of the parties to the merger agreement, which are made to and solely for the benefit of each other.  The assertions embodied in the representations and warranties are qualified and modified by information contained in disclosure schedules that the parties exchanged in connection with the signing of the merger agreement.  Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts about our company, MergerCo, or PEDCO because (1) they were made only as of the date of the merger agreement or a prior specified date, (2) in some cases they are subject to qualifications with respect to materiality and knowledge, and (3) they are modified in important part by the underlying disclosure schedule.  Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement, and such subsequent information may or may not be fully reflected in our public disclosures.

Structure of the Merger

MergerCo will be merged with and into PEDCO, which will continue as the surviving corporation under the name “Pacific Energy Development Corp.”  In the merger, (1) each outstanding share of common stock of PEDCO will be exchanged for one share of our common stock, (2) each outstanding share of PEDCO’s Series A preferred stock will be converted into one share of our new Series A preferred stock, (3) each outstanding option or warrant to purchase shares of common stock of PEDCO will be exchanged for an option or warrant to purchase the same number of shares of our common stock on the same terms, and (4) each outstanding option or warrant to purchase shares of Series A preferred stock of PEDCO will be exchanged for an option or warrant to purchase the same number of shares of our of new Series A preferred stock on the same terms.  Neither our company nor PEDCO will receive any other consideration for the merger. After the merger, PEDCO will be the surviving company and will be our wholly-owned subsidiary. As a further condition to the merger, we also must adopt the amended and restated certificate of formation and the amended and restated certificate designations, as discussed in greater detail under Proposals II through X.

Effective Time of the Merger

The closing of the transactions contemplated by the merger agreement will occur as soon as all of the conditions to the merger set forth in the merger agreement have been satisfied or waived, including the filing of the amended and restated certificate of formation and the amended and restated certificate of designations.  These are described in greater detail below under “Closing Conditions”.  The effective time of the merger will occur at the time that the parties to the merger agreement file an agreement of merger (with attached officers’ certificates) with the Secretary of State of the State of Nevada.

Consideration for Merger

After the merger, PEDCO will be the surviving company and will be our wholly-owned subsidiary.  As consideration for the merger, we will be issuing equity securities to the existing equity holders of PEDCO.  No cash consideration will be exchanged.

Series A Preferred Stock

As a condition for closing the merger, we must adopt and file the amended and restated certificate of formation and the amended and restated certificate of designations, which among other actions, increases the authorized number of shares of preferred stock from 20,000,000 to 100,000,000, eliminates our existing Series A and Series B preferred stock, and creates a series of new preferred stock, “Series A Preferred Stock.”  In the merger, the Series A preferred stock of PEDCO will be exchanged for our new Series A preferred stock.  Holders of our Series A preferred stock will be entitled to annual dividends of 6% of the “Original Issue Price” of $0.75 per share (subject to adjustments), in preference to our common stock and any other junior stock, and will be entitled to such Original Issue Price plus declared but unpaid dividends upon liquidation.  The dividends are only payable if declared by our Board of Directors.  No dividends may be paid on our common stock unless and until the declared dividends, if any, are paid on our Series A preferred stock.  The holders of our Series A preferred stock are permitted to convert their shares into that number of shares of common stock equal to the Original Issue Price divided by $0.75, subject to adjustments.   The holders of our Series A preferred stock are also entitled to vote with the common stock on an as-converted basis.  Our Series A preferred stock is described in greater detail under “Proposal X – Approval of the Amended and Restated Certificate of Designations of our Series A Preferred Stock.”

Warrants, Options and Derivatives

Prior to the merger, PEDCO is expected to have outstanding warrants to purchase up to 1,100,000 shares of PEDCO common stock, outstanding options to purchase up to 895,000 shares of PEDCO common stock, and outstanding warrants to purchase up to 549,167 shares of PEDCO Series A preferred stock.  Additionally, the outstanding 11,984,208 shares of PEDCO Series A preferred stock are convertible into 11,984,208 shares of PEDCO’s common stock.  If the merger is completed, these warrants and other convertible securities will convert into warrants and convertible securities to purchase, or to convert into, our common stock or Series A preferred stock, as applicable, on the same terms.

The terms of PEDCO’s warrants are as follows: (i) warrants to purchase 100,000 shares of common stock at an exercise price of $0.08 per share expiring in October 2021; (ii) warrants to purchase 500,000 shares of common stock at an exercise price of $1.25 per share expiring in May 2014; (iii) warrants to purchase 500,000 shares of common stock at an exercise price of $1.50 per share expiring in May 2014; and (iv) warrants to purchase an aggregate of 549,167 shares of Series A preferred stock at an exercise price of $0.75 per share expiring between October 2014 and May 17, 2015.  Additionally, up to an additional 8,082,459 shares of PEDCO Series A preferred stock and three-year warrants to purchase up to 808,246 shares of PEDCO Series A preferred stock exercisable at $0.75 per share may be issued to placement agents in connection with the additional sale by PEDCO in private transactions to “accredited investors” of approximately $6.0 million of Series A preferred stock of PEDCO prior to the merger, and additional shares of PEDCO common stock and preferred stock, and convertible securities exercisable therefor, may be issued by PEDCO prior to the merger, subject to a maximum aggregate total of no more than 45 million shares of PEDCO capital stock issued and outstanding, or committed for future issuance, on a fully-diluted basis (including all issued and outstanding common stock, preferred stock, options, warrants, and issuance commitments) prior to the merger, without the prior written consent of Blast, which shares and warrants, if issued prior to the merger, will also be exchanged for our common stock, Series A Preferred Stock, options and warrants in the merger.  These warrants and options are subject to adjustments in the event of stock splits, recapitalization, dividends and similar events.

Effect of Merger on Our Stock

Our existing shareholders will not be affected by the merger other than the dilutive effects of the issuance of additional shares of our company to the shareholders of PEDCO and the effects of the amended and restated certificate of formation as discussed below in Proposals II through X.  If the proposed merger is completed, (1) each outstanding share of common stock of PEDCO will be converted into one share of our common stock, (2) each outstanding share of PEDCO’s Series A preferred stock will be converted into one share of our new Series A preferred stock, (3) each outstanding option or warrant to purchase shares of common stock of PEDCO will be exchanged for an option or warrant to purchase the same number of shares of our common stock on the same terms, and (4) each outstanding option or warrant to purchase shares of Series A preferred stock of PEDCO will be exchanged for an option or warrant to purchase the same number of shares of our new Series A preferred stock on the same terms.

Adjustment to Reverse Stock Split

Pursuant to the merger agreement, PEDCO has agreed to advance funds to Blast to enable Blast to fund certain transaction costs incurred by Blast in connection with the merger. The merger agreement further provides that if any such advances remain outstanding as of the closing of the merger, the number of shares to be retained by the existing Blast shareholders will be reduced by one share for each one dollar of unreimbursed advances. Such reduction would be accomplished through a corresponding change in the reverse stock split ratio. The parties currently estimate that the maximum unreimbursed advances will total approximately $500,000 at closing (comprised of total advances of approximately $375,000 made to date plus an estimated additional approximately $125,000 to be advanced through the closing).  The reverse stock split ratio of 1-for-112 used throughout this proxy statement is based on such total of maximum anticipated unreimbursed advances. If the total unreimbursed advances at closing is less than this amount, the reverse stock split ratio will be appropriately adjusted.  If no additional money is advanced to Blast (and no existing advances are repaid), then the reverse stock split ratio would be approximately one for 100. By approving the amended and restated certificate of formation  and the merger, shareholders will provide our board of directors the ability, in its sole discretion, without further shareholder approval, to adjust the amount of the reverse stock split, based on the criteria set forth above, provided  that our Board of Directors has determined not to move forward with the merger transaction and approval of the amended and restated certificate of formation in the event the total reverse split required to be effected pursuant to the terms of the merger (as summarized above) would be greater than 1:112.

Our Charter Documents; Executive Officers and Directors

Since we are not one of the merging entities, our certificate of formation and designations and our bylaws will not be directly affected by the merger.  However, as a condition to completing the merger, we must adopt the amended and restated certificate of formation and the amended and restated certificate of designations, as discussed in greater detail under Proposals II through X.

Also as a condition to completing the merger, our board of directors is required to increase the number of directors on our board of directors from two to three and appoint the three persons designated by PEDCO, and the current officers and directors of Blast are required to resign.  PEDCO has advised us that it intends to designate Frank Ingriselli, Michael Peterson, and Jamie Tseng to our board of directors.  We intend to retain the management of PEDCO after the merger.

Officer, Director and Other Debt Conversions

In connection with the merger, we approved the conversion of certain outstanding debt obligations of our company at a conversion rate of $0.02 per share (pre-reverse stock split), to take effect immediately prior to the effectiveness of the 1:112 reverse stock split.

The following table summarizes those debt conversions, all of which are contingent on the closing of the merger:

Name	Title	Dollar Amount of Debt to be Converted	Number of Shares to be Issued (1)
Roger P. (Pat) Herbert	Director and CEO	$85,000(2)	4,250,000
		$2,050(3)	102,500

Donald Boyd	Director	$85,000(2)	4,250,000
		$2,050(3)	102,500

Michael Peterson	Former Director	$48,000(2)	2,400,000
		$2,050(3)	102,500

John MacDonald	CFO	$72,159(4)	3,607,950

Andrew Wilson	Non-Executive Vice President	$153,800(4)	7,690,000

Other		$47,960(5)	2,398,000

(1)	Shares of Blast common stock to be issued upon conversion of debt, on a pre-reverse split basis.

(2)	Represents accrued director compensation.

(3)	Represents short-term loan made to Blast.

(4)	Represents accrued salary and vacation pay.

(5)	Represents finders’ fees owed to third parties in connection with prior financing transactions.

Charter Documents of PEDCO; Executive Officers and Directors

After the merger, the certificate of formation and designations, bylaws, board of directors, and officers of PEDCO will become the certificate of formation and designations, bylaws, board of directors and officers of the surviving corporation, a wholly-owned subsidiary of Blast.

PEDCO has advised us that immediately prior to the merger, the board of directors of PEDCO will consist of Mr. Frank Ingriselli, Michael Peterson, and Jamie Tseng.  PEDCO has advised us that prior to the merger, the officers of PEDCO will be Frank Ingriselli (Chief Executive Officer and President), Michael Peterson (Executive Vice President), Jamie Tseng (Chief Financial Officer, Senior Vice President, and Managing Director), and Clark Moore (Executive Vice President, General Counsel and Secretary).

Representations and Warranties; Survival

PEDCO, on the one hand, and our company and MergerCo, on the other hand, have made representations and warranties in the merger agreement to each other regarding, among other things:

•	due organization, valid existence, good standing, and qualification to do business;

•
the power and authority to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement, including approval of the merger agreement by the party’s board of directors or other governing body;

•	capitalization, including the number of shares of stock and options and warrants outstanding;

•
the absence of certain specified violations of, or conflicts with, organizational documents, applicable law, and certain agreements as a result of entering into the merger agreement and consummating the merger;

•
the required consents and approvals of governmental authorities in connection with the execution, delivery, and performance of the merger agreement, the merger, and the other transactions contemplated by the merger agreement;

•	the accuracy of financial statements;

•	assets used and owned, including title to the assets, and outstanding liabilities, including the absence of undisclosed liabilities;

•	taxes, including the filing of tax returns and the payment of taxes;

•	material contracts, including compliance with the contracts;

•	legal proceedings;

•	compliance with applicable laws, rules, and regulations;

•	the absence of a material adverse effect and certain other changes or events;

•	related party transactions; and

•	the accuracy of representations and warranties in the merger agreement, including no omission to state any material facts.

Many of the representations and warranties are qualified by a “knowledge,” “material adverse effect” or “material adverse change” standard.

None of the representations and warranties made in the merger agreement will survive the effective time of the merger.

Covenants

The merger agreement contains covenants among the parties relating to the following matters, among other things, and the majority of these covenants must be performed prior to the completion of the merger:

•	Conduct of Business Prior to the Merger - Each of our company and MergerCo must conduct its activities in the ordinary course prior to the completion of the merger.

•	Due Diligence – Each party to the merger agreement must cooperate with the other parties in their pre-merger due diligence investigation.

•	Confidentiality – Each party must maintain the confidentiality of non-public information that it obtains about other parties to the merger agreement.

•
Directors on our Board of Directors – Upon the closing of the merger, the number of directors on our board of directors will be increased to three.  Our two directors will then nominate and elect to our board of directors the three persons designated by PEDCO, and our directors and officers immediately prior to the closing will thereafter resign from all positions with our company.

•
Delivery of Common and Preferred Shares – On or as soon as practicable after the closing of the merger, PEDCO must use reasonable efforts to cause all holders of PEDCO preferred and common stock to surrender to our transfer agent for cancellation certificates representing their shares of PEDCO common stock and PEDCO preferred stock, as applicable, against delivery of certificates representing the shares of our common stock and our new Series A preferred stock, as applicable, for which the PEDCO shares are to be converted in the merger.

•
Restrictions on Issuance of Shares and Dividends - Other than as provided for in the amended and restated certificate of formation and the amended and restated certificate of designations, until the closing of the merger, we are prohibited from issuing any shares of stock or granting any options or warrants exercisable into any shares, from effectuating any stock dividend, stock split, recapitalization, or exchange of shares, or from paying any dividends or other distributions on our stock.

Closing Conditions

The obligation of PEDCO to complete the merger is subject to the satisfaction or waiver (if permitted under applicable law) of certain conditions, including the following:

•
Accuracy of Representations and Warranties – The representations and warranties by or on behalf of our company and MergerCo contained in the merger agreement or in any certificate or document delivered pursuant to the provisions thereof or in connection therewith being true and correct in all material respects at and as of the closing of the merger as though such representations and warranties were made at and as of such time.

•
Performance of Covenants – Our company and MergerCo having performed and complied with all covenants, agreements, and conditions set forth or otherwise contemplated in, and having executed and delivered all documents required by, the merger agreement to be performed or complied with or executed and delivered by them prior to or at the closing of the merger.

•
Approval of the Amended and Restated Certificate of Formation and Designations - On or before the closing, our directors and shareholders having approved, in accordance with applicable Texas law, the filing of the amended and restated certificate of formation and designations, which is attached hereto as Appendix B  and described in greater detail under Proposals II through X.

•
Approval of Merger Agreement - On or before the closing, our directors and, to the extent legally required, the shareholders of our company and MergerCo, having approved in accordance with applicable state corporation law the execution and delivery of the merger agreement and the consummation of the transactions contemplated therein.

•
Appointment of New Directors – Our board of directors having appointed PEDCO’s three nominees to our board of directors and delivered the resignations of our current officers and directors, effective as of the closing of the merger.

•
Sufficient Capital Stock - Our having sufficient shares of our capital stock authorized to complete the merger and the transactions contemplated thereby and the shares of our common stock and preferred stock to be issued to PEDCO shareholders at the closing of the merger being validly issued, nonassessable and fully paid under Texas law and being issued in a nonpublic offering in compliance with all federal, state and applicable securities laws.

•	Conversion of Certain Outstanding Debt - Certain promissory notes issued by Blast having converted into common stock or otherwise satisfied prior to the closing.

•
Insurance – Blast having obtained directors and officers “tail” insurance, and all other general commercial and other applicable insurance coverage extensions and/or assignments as reasonably acceptable to PEDCO.

•	No Prohibition Under Law - The merger being permitted by applicable state law and otherwise.

•	OTC Quotation – The Blast common stock continuing to be quoted on the Over the Counter Bulletin Board, and Blast not having received any notice of any pending removal therefrom.

The obligation of Blast and MergerCo to complete the merger is subject to the satisfaction or waiver (if permitted under applicable law) of the following additional conditions:

•
Accuracy of Representations and Warranties – The representations and warranties by or on behalf of PEDCO contained in the merger agreement or in any certificate or document delivered pursuant to the provisions thereof or in connection therewith being true and correct in all material respects at and as of the closing of the merger as though such representations and warranties were made at and as of such time.

•	Capital Stock of PEDCO – Prior to the closing, PEDCO having no more than an aggregate of 45 million shares issued and outstanding, or committed for future issuance, on a fully-diluted basis.

•	Series A Preferred Stock - PEDCO having received at least $3 million in funds and subscriptions to purchase its Series A Preferred Stock in its private placement.

•
Performance of Covenants – PEDCO having performed and complied with all covenants, agreements, and conditions set forth or otherwise contemplated in, and having have executed and delivered all documents required by, the merger agreement to be performed or complied with or executed and delivered by it prior to or at the closing of the merger.

Termination of the Merger Agreement

The merger agreement and all obligations thereunder (other than those related to fees) may be terminated at any time at the discretion of either party’s board of directors if such party’s board of directors believes that terminating the merger agreement is in the best interests of said corporation’s stockholders, or in the event that either party fails to receive the requisite stockholder vote.

In the event that the merger is not consummated, all fees, expenses and out-of-pocket costs, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred by the parties hereto shall be borne solely and entirely by the party that has incurred such costs and expenses, unless the failure to consummate the merger constitutes a breach of the terms hereof, in which event the breaching party shall be responsible for all costs of all parties to the merger.

Any amounts owing to PEDCO, which as of the date of this proxy statement total $30,000 as an initial deposit for the merger agreement and approximately $345,000 of our operation costs and expenses related to the merger that were paid by PEDCO, must be repaid within ten days following the termination of the merger agreement.  In addition, all amounts outstanding under our secured promissory notes with Centurion Credit Funding, LLC, which as of the date of this proxy statement total approximately $1.2 million in principal amount, must be repaid on August 1, 2012.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE MERGER AGREEMENT.

INTRODUCTION TO PROPOSALS II THROUGH X

Proposals II through X below each relate to the approval of certain amendments and modifications to our certificate of formation as currently in effect, which are set forth in the amended and restated certificate of formation and designations, a copy of which is attached to this proxy statement as Appendix B, and which we incorporate by reference into this proxy statement. The descriptions of such amended and restated certificate of formation and designations in Proposals II through X and elsewhere in this proxy statement are qualified in their entirety by reference to the amended and restated certificate of formation and designations. The description of the amended and restated certificate of formation and designations described herein do not purport to be complete and may not contain all of the information about the amended and restated certificate of formation and designations that is important to you.  We encourage you to read carefully the amended and restated certificate of formation and designations in their entirety.

While shareholders are being asked to approve Proposals II through X separately at the meeting, the approval of all such Proposals is a required condition to the closing of the merger. Therefore, we will not move forward with affecting the amendments and modifications to our certificate of formation and designations unless each of Proposals II through X is approved by shareholders at the meeting.  Consequently, we have only included the full amended and restated certificate of formation and designations as an appendix to this proxy statement, as we will either adopt and file the entire amended and restated certificate of formation and designations, effecting the amendments and modifications described in Proposals II through X, or if any of Proposals II through X is not approved by the shareholders at the meeting, will not move forward with the merger or the adoption and filing of the amended and restated certificate of formation and designations.

The general descriptions and summary information relating to the amended and restated certificate of formation and designations set forth below should be read in connection with each of the Proposals II through X set forth herein.

The following sets forth a summary of the material amendments to our existing certification of formation to be effected pursuant to Proposals II through X.  Texas law requires that any action to amend, or amend and restate our certificate of formation and designations be approved by our board of directors and by the holders of at least two-thirds of the outstanding shares of our common and preferred stock, at least two-thirds of the outstanding shares of our Series A preferred stock, and the single share of our Series B preferred stock.

Effective Time of the Amended and Restated Certificate of Formation

The amended and restated certificate of formation was approved and authorized by our board of directors on January 13, 2012.  If the Proposals relating to the amended and restated certificate of formation and designations are approved by our shareholders, it will become effective immediately prior to the merger. We currently intend for this to occur promptly after the day of the shareholders’ meeting.  If the merger is not approved by our shareholders, we will not proceed with the filing of the amended and restated certificate of formation and designation.

Reasons for Amending and Restating the Certificate of Formation and Designations

As stated elsewhere in this proxy statement, we have pursued a business combination transaction with an existing private business enterprise seeking to utilize our current oil and gas assets and to take advantage of our status as a public corporation.  We currently anticipate consummating such a business combination with PEDCO.  The amendments to our certificate of formation and designations are necessitated by the terms of the merger agreement with PEDCO, and the filing of the amended and restated certificate of formation and designations is a condition to closing the merger.  The reasons and effects of each particular change are discussed in greater detail in Proposals II through X below.

PROPOSAL II – APPROVAL OF THE CONVERSION OF OUR SERIES A AND SERIES B PREFERRED STOCK INTO SHARES OF OUR COMMON STOCK

In this Proposal, we are asking our stockholders to approve, as part of the amended and restated certificate of formation, the conversion of all outstanding shares of our Series A preferred stock and Series B preferred stock into shares of our common stock on a one to one basis, to be immediately followed by the reverse stock split.

What will the effect of the conversion of the outstanding shares of Series A preferred stock and Series B preferred stock be on shareholders of the Series A and B preferred stock?

Upon the filing of the amended and restated certificate of formation and the amended and restated certificate of designations, all of our outstanding shares of Series A and B preferred stock will convert into shares of our common stock on a one-for-one basis.  Upon such conversion, our existing holders of preferred stock will therefore lose the rights, preferences, privileges and rights associated with such shares.  These rights include, with respect to the Series A preferred stock, the right to accrued dividends at the rate of 8% per annum and, in the event we receive a “Cash Settlement” (defined as an aggregate total cash settlement received by us, net of legal fees and expenses, in connection with our previously settled litigation proceedings in excess of $4 million), the right to receive payment on all outstanding dividends in cash or stock, at the holder’s option.  Holders of our Series A preferred stock are also entitled to convert their shares into common stock at the rate of 2.5 shares of common stock for each share of Series A preferred stock converted.  Holders of our Series B preferred stock have the right to consent to and approve Blast’s or any of its subsidiaries entry into any bankruptcy proceeding, consent to the appointment of a receiver, liquidator or trustee or the assignment by Blast or any of its subsidiaries for the benefit of any creditors.

Reasons for the conversion of our Series A and Series B preferred stock

The conversion of our Series A and Series B preferred stock into shares of our common stock on a one-for-one basis is a required term and condition of the merger.  Further, as we have agreed to designate a new series of Series A preferred stock, as described in greater detail below under “Proposal X – Approval Of The Amended And Restated Certificate Of Designations Of Our Series A Preferred Stock”, the holders of our current Series A preferred stock are required to relinquish their rights to our current Series A preferred stock and allow for the designations of the new series of Series A preferred stock.  Finally, PEDCO has required, as a term and condition of the merger, that the rights associated with our currently outstanding shares of Series A and B preferred stock, including the right of the Series A preferred stock to receive dividends and the right of the Series B preferred stock to consent to our entry into bankruptcy be waived and released by the current holders of our Series A and B preferred stock.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE CONVERSION OF OUR SERIES A AND SERIES B PREFERRED STOCK INTO SHARES OF OUR COMMON STOCK.

PROPOSAL III – APPROVAL OF A REVERSE STOCK SPLIT OF
OUR COMMON STOCK OF BETWEEN 1:100 AND 1:112

In this Proposal, we are asking our stockholders to approve, as part of the amended and restated certificate of formation, a 1-for-112 stock split of our outstanding common stock (including the common stock issued in connection with the conversion of our existing preferred stock).

Reasons for the Reverse Stock Split

Pursuant to the merger agreement, we will be issuing to the existing holders of PEDCO common stock and preferred stock, shares of our common stock and Series A preferred stock, and issuing to holders of PEDCO options and warrants of our company on the same terms.  In the merger, we anticipate issuing to the shareholders of PEDCO 17,857,261 shares of our common stock, 11,984,208 shares of our new Series A preferred stock, options to purchase up to 895,000 shares of our common stock, warrants to purchase up to 1,100,000 shares of our common stock, and warrants to purchase up to 549,167 shares of our new Series A preferred stock, in each case after taking into account the one-for-112 reverse stock split.  In addition, we may issue up to an additional 8,082,459 shares of our new Series A preferred stock and three-year warrants to purchase up to 808,246 shares of our new Series A preferred stock exercisable at $0.75 per share to placement agents of PEDCO in connection with the possible additional sales by PEDCO of Series A preferred stock of PEDCO prior to the merger, and additional shares of our common stock and preferred stock, and convertible securities exercisable therefor, to persons and parties to whom PEDCO may issue additional PEDCO securities to prior to the merger, subject to a maximum aggregate total of no more than 45 million shares of our fully-diluted capital stock issuable to security holders of PEDCO, without the prior written consent of Blast.  We are undertaking the reverse stock split because it is a condition to closing the merger.

Effect of Reverse Stock Split

If approved by our shareholders, the reverse stock split will take effect immediately prior to the merger. Upon effectiveness, each 112 shares (subject to adjustment based on the total unpaid cash advances made by PEDCO to Blast as described below) of our outstanding common stock immediately prior to effectiveness will automatically be changed to represent one share of our common stock, with any fractional shares rounded up to the next nearest whole share (on a shareholder by shareholder basis).  In addition to the reverse stock split, we will increase the number of authorized shares of our common stock from 180,000,000 shares to 200,000,000 shares (see “Proposal V – Approval Of An Increase In Our Authorized Shares Of Common Stock From 180 Million Shares To 200 Million Shares And Preferred Stock From 20 Million Shares To 100 Million Shares”).  The reverse stock split, in and of itself, will not effect any shareholder’s proportional equity interest, nor will it change any of the rights of the existing holders of our common stock.  Shareholders should recognize that after the reverse stock split is effectuated, they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the reverse stock split divided by 112). In addition, the reverse stock split will likely increase the number of our shareholders who own odd-lots (less than 100 shares). Shareholders who hold odd-lots generally experience an increase in the cost of selling their shares, as well as greater difficulty in effectuating such sales.

Immediately subsequent to the effectiveness of the reverse stock split, the number of authorized shares of our common stock will be increased from 180,000,000 shares to 200,000,000 shares of common stock.  We anticipate that immediately prior to the effectiveness of the reverse split, we will not have any shares of common stock available for further issuance.  Immediately subsequent to the effectiveness of the reverse split, we will have approximately 170,000,000 shares of authorized but unissued shares of common stock.  Immediately prior to the effectiveness of the merger, we will have 20,000,000 shares of authorized preferred stock and 13,999,999 shares of preferred stock available for future issuance. Subsequent to the effectiveness of the reverse split, we will have 100,000,000 authorized shares of preferred stock and approximately 88,015,792 shares of preferred stock available for future issuance.  We anticipate issuing approximately 17,857,261 shares of common stock and 11,984,208 shares of new Series A preferred stock in connection with the merger.  The issuance of shares in the merger will result in a decrease in our existing shareholders’ proportional equity interest in our company to approximately 4.25% on a post-split fully-diluted basis.  The remaining shares may be issued by our board of directors in its discretion.

In connection with our reverse stock split and our name change, we expect to request a new trading symbol.  Our current trading symbol is “BESV.OB”.

Adjustment of Reverse Stock Split Ratio

Pursuant to the merger agreement, PEDCO has agreed to advance funds to Blast to enable Blast to fund certain approved transaction costs incurred by Blast in connection with the merger. The merger agreement further provides that if any such advances remain outstanding as of the closing of the merger, the number of shares to be retained by the existing Blast shareholders will be reduced by one share for each one dollar of unreimbursed advances. Such reduction would be accomplished through a corresponding change in the reverse stock split ratio. The parties currently estimate that the maximum unreimbursed advances will total approximately $500,000 at closing (comprised of total advances and deposits of approximately $375,000 made to date plus an estimated additional $125,000 to be advanced through the closing).  The reverse stock split ratio of 1-for-112 used throughout this proxy statement is based on such total of maximum anticipated unreimbursed advances. If the total unreimbursed advances at closing is less than this amount, the reverse stock split ratio will be appropriately adjusted.  If no additional advances are made to Blast (and no outstanding advances are repaid), the reverse stock split ratio would be one-for-110.  By approving the amended and restated certificate of formation, the amended and restated certificate of designations, and the merger, shareholders will provide our board of directors the ability, in its sole discretion, without further shareholder approval, to adjust the amount of the reverse stock split, based on the criteria set forth above, provided that our Board of Directors has determined not to move forward with the merger transaction and approval of the amended and restated certificate of formation in the event the total reverse split required to be effected pursuant to the terms of the merger (as summarized above) would be greater than 1:112.

What Will the Effect of the Reverse Stock Split be on our Outstanding Options, Warrants And Convertible Notes?

The ratio of the reverse stock split is based on the advances made by PEDCO to Blast that remain outstanding at the closing of the merger as discussed above.   The reverse stock split ratio of 1-for-112 used throughout this proxy statement is based on the total anticipated unreimbursed advances at the maximum end of the range.  Following the reverse stock split, the exercise price and number of shares issuable in connection with the exercise of our outstanding options and warrants will be adjusted in proportion to the reverse stock split approved by our board of directors within a ratio of approximately 1:110 and 1:112.  For example, an outstanding warrant to purchase 100 shares of common stock at an exercise price of $0.05 per share would, upon a reverse stock split in the ratio of 1:112, automatically adjust to provide for the right to purchase one share of common stock at an exercise price of $5.60 per share.

The effect of the proposed reverse stock split on our outstanding shares is shown in the table below:

	Issued and outstanding shares of common stock (3)	Shares of common stock reserved for issuance*	Authorized but unreserved common stock
As of the date of this proxy statement	151,375,835	42,453,881	(13,829,716) (1)

Following the approval of the merger and a 1:110 Reverse Stock Split (2)	19,563,663	14,788,410	165,647,926
Following the approval of the merger and a 1:112 Reverse Stock Split (2)	19,533,192	14,783,767	165,683,041

*	Represents shares issuable upon conversion or exercise of outstanding options, warrants and shares of our convertible preferred stock.

(1)
This amount, together with the issued and outstanding common stock, exceeds the authorized amount of common stock by 13,829,716, and is based on 180,000,000 shares of common stock currently authorized.  The company currently has standstill and buyback arrangements in place with certain option holders, warrant holders, holders of convertible debt and preferred stockholders not to exercise these convertible instruments prior to August 1, 2012 or upon termination of the merger agreement.

(2)
Assumes: (i)  the amended certificate of formation and designation has been approved and filed to authorize 200,000,000 shares of common stock on a post-reverse split basis (see “Proposal V – Approval Of An Increase In Our Authorized Shares Of Common Stock From 180 Million Shares To 200 Million Shares And Preferred Stock From 20 Million Shares To 100 Million Shares”), and (ii) the merger with PEDCO is effectuated, resulting in 17,857,261 additional shares of common stock and 11,984,208 shares of Series A preferred stock (on post-reverse split as converted basis) being issued to former PEDCO stockholders in connection with the merger, together with outstanding options and warrants.

(3)	Does not include shares of common stock issuable upon conversion of our Series A preferred stock.

Accounting Matters

The reverse stock split will not affect the par value of our common stock. As a result, as of the effective time of the reverse stock split, the stated capital on the balance sheet attributable to common stock will be reduced proportionately based on the reverse stock split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock for past financial periods will be restated because there will be fewer shares of common stock outstanding.

Tax Consequences

We believe that the federal income tax consequences of the reverse stock split to our shareholders will be as follows:

•	No gain or loss will be recognized by any of our shareholders;

•	The aggregate tax basis of the shares after the reverse stock split will equal the aggregate tax basis of the shares exchanged therefor;

•	The holding period of the shares after the reverse stock split will include the holding period of the holder’s existing shares; and

•	The conversion of the existing shares into the new shares after the reverse stock split will produce no gain or loss to us.

Our belief as outlined above is not binding upon the Internal Revenue Service or the courts, and we cannot assure you that the Internal Revenue Service or the courts will accept the positions expressed above.  This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, non-resident foreign individuals, broker-dealers and tax exempt entities.  This summary also assumes that the existing shares of our capital stock were, and our new shares of capital stock will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment).  The state and local tax consequences of the reverse stock split may vary significantly as to each shareholder, depending upon the state in which the shareholder resides.  The foregoing summary is included for general information only.  Accordingly, shareholders are urged to consult their own tax advisors with respect to the federal, state and local tax consequences of the reverse stock split.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

After the reverse stock split becomes effective, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.  Promptly after the effective date of the merger, you will be notified that the amended and restated certificate of formation and designations has been filed and that the reverse stock split has been affected. Our stock transfer agent, First American Stock Transfer, Inc., whom we refer to as the “Exchange Agent”, will implement the exchange of stock certificates representing post-reverse split shares of our common stock in exchange for pre-reverse split shares of our common stock and shares of post-reverse split common stock in exchange for and in connection with the conversion of shares of our outstanding preferred stock, from our stockholders of record. You will be asked to surrender to the Exchange Agent certificate(s) representing your pre-split (and pre-conversion) shares in exchange for certificates representing your post-split shares in accordance with the procedures to be set forth in a letter of transmittal which we will send to you following the effectiveness of the merger. You will not receive a new stock certificate representing your post-split shares until you surrender your outstanding certificate(s) representing your pre-split (or pre-conversion) shares, together with the properly completed and executed letter of transmittal to the Exchange Agent and any other information or materials which the Exchange Agent may require.

PLEASE DO NOT DESTROY ANY STOCK CERTIFICATE OR SUBMIT ANY OF YOUR CERTIFICATES
UNTIL YOU ARE REQUESTED TO DO SO.

Fractional Shares

No scrip or fractional shares, or certificates for fractional shares, will be issued in connection with the reverse stock split. If the number of shares held by a shareholder is not evenly divisible by 112, the number of shares will be rounded up to the nearest whole number. Given that the value of any fractional share will likely be de minimis, we believe that this method is preferable to paying cash in lieu of issuing fractional shares.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE
APPROVAL OF A REVERSE STOCK SPLIT OF OUR COMMON STOCK
OF BETWEEN 1:100 AND 1:112.

PROPOSAL IV – APPROVAL OF A NAME CHANGE TO “PEDEVCO CORP.”

Name Change

The amended and restated certificate of formation will change our name from “Blast Energy Services, Inc.” to “PEDEVCO CORP.”

Reasons for Name Change

The change in our name is a condition to closing the merger.

Effect of Name Change

The name change will not have any effect on the rights of our existing shareholders.  As previously mentioned, we will request a new trading symbol as a result of the name change and as a result of the changes in our amended and restated certificate of formation.

In connection with our reverse stock split and our name change, we expect to request a new trading symbol.  Our current trading symbol is “BESV.OB”.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE
APPROVAL OF A NAME CHANGE TO “PEDEVCO CORP.”

PROPOSAL V – APPROVAL OF AN INCREASE IN OUR AUTHORIZED SHARES OF COMMON STOCK FROM 180 MILLION SHARES TO 200 MILLION SHARES AND PREFERRED STOCK FROM 20 MILLION SHARES TO 100 MILLION SHARES

In this Proposal, we are asking our stockholders to approve, as part of the amended and restated certificate of formation, an increase in the number of shares of our authorized common stock, $0.001 par value per share, from 180,000,000 shares to 200,000,000 shares.  Immediately after the reverse stock split, the amended and restated certificate of formation will increase the number of shares of our authorized preferred stock, par value $.001 per share, from 20,000,000 shares to 100,000,000 shares.  .  Our company currently has 6,000,000 shares of Series A preferred stock outstanding and one share of Series B preferred stock outstanding.  These preferred stock shares will be converted into common stock on a one-to-one basis immediately prior to the reverse stock split in connection with the amended and restated certificate of formation and such existing Series A and B preferred stock designations will be cancelled.

Reasons for Increase in Authorized Preferred Stock and Creation of Preferred Stock

The increase in the number of authorized shares of common and preferred stock and the creation of the rights and preferences of the new Series A preferred stock is a condition to closing the merger.  Our existing Series A and Series B preferred stock will be eliminated.  Pursuant to the merger agreement, we will issue to the holders of Series A preferred stock of PEDCO shares of our new Series A preferred stock.  We anticipate issuing 11,984,208 shares of our new Series A preferred stock in the merger to the shareholders of PEDCO, subject to increase in the event PEDCO issues additional shares of Series A preferred stock prior to the merger, subject to a maximum aggregate total of no more than 45 million Blast shares on a fully-diluted basis being issuable to security holders of PEDCO, without the prior written consent of Blast.

Effects of Increase in Authorized Common Stock and Preferred Stock

The increase in the number of authorized shares of common stock and preferred stock will not have any immediate effect on the rights of our existing shareholders, except to the extent such preferred stock will be issued in the merger and may be issued in the future.  To the extent that the additional authorized shares of common and preferred stock are issued, in the merger or otherwise, they will decrease our existing shareholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to our existing shareholders.  Any issuance of additional shares of common or preferred stock also could have the effect of diluting any future earnings per share and book value per share of the outstanding shares of our stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of our company.  The increase in the authorized number of shares of common and preferred stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change-in-control of our company without further action by our shareholders.

If our shareholders approve the increase in our authorized shares of common stock and preferred stock, our board of directors does not intend to solicit further shareholder approval prior to the issuance of any authorized shares of common or preferred stock, except as may be required by applicable law.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” AN INCREASE IN OUR AUTHORIZED SHARES OF COMMON STOCK FROM 180 MILLION SHARES TO 200 MILLION SHARES AND PREFERRED STOCK FROM 20 MILLION SHARES TO 100 MILLION SHARES.

PROPOSAL VI – APPROVAL OF AN AMENDMENT TO
OUR CERTIFICATE OF FORMATION TO LIMIT THE LIABILITY OF OUR DIRECTORS FOR MONETARY DAMAGES IN CONNECTION WITH THE BREACH OF THEIR FIDUCIARY DUTY

In this Proposal, we are asking our stockholders to approve, as part of the amended and restated certificate of formation, an amendment to our certificate of formation to limit the liability of our directors for monetary damages in connection with the breach of their fiduciary duty and prohibit our shareholders from adopting any amendment to our certificate of formation which would make our directors personally liable to us or our stockholders for monetary damages for a breach of their fiduciary duty.

What is the specific wording of the proposed amendment to our certificate of formation?

The specific wording of the proposed amendment, which will become Article VII of our certificate of formation is as follows:

“ARTICLE VII

A director of the Corporation shall, to the fullest extent permitted by the Texas Business Organizations Code, as revised, as they now exist or as they may hereafter be amended, not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exception from liability is not permitted under the Texas Business Organizations Code, as revised, as the same exist or may hereafter be amended.

Any amendment, repeal or modification of the foregoing provisions of this Article VII, or the adoption of any provision in an amended or restated Articles of Incorporation inconsistent with this Article VII, by the stockholders of the Corporation shall not apply to, or adversely affect, any right or protection of a director of the Corporation existing at the time of such amendment, repeal, modification or adoption.”

What will the effect of the amendment be?

The amendment will make it so that our directors are not personally liable to the company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exception from liability is not permitted under the Texas Business Organizations Code.  The amendment will also prohibit our shareholders from adopting any amendment to, repealing or modifying such personal liability limitation of our directors.

Why are shareholders being asked to approve this amendment?

The amendment is part of the amended and restated certificate of formation, the adoption of which in its entirety is a required term and condition of the merger.

Additionally, while the amendment limits the liability of our directors for breaches of fiduciary duty (where permitted under the Texas Business Organizations Code) we believe that such amendment may help us attract and retain qualified directors, who may not otherwise desire to be directors due to concerns about potentially being liable for monetary damages for breaches of their fiduciary duties, and to allow our directors to perform their duties without being concerned about frivolous lawsuits or personal liability.

We are not aware of any pending, threatened or possible matters that may be impacted by this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” AN AMENDMENT TO OUR CERTIFICATE OF FORMATION TO LIMIT THE LIABILITY OF OUR DIRECTORS FOR MONETARY DAMAGES IN CONNECTION WITH THE BREACH OF THEIR FIDUCIARY DUTY.

PROPOSAL VII – APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF FORMATION TO CLARIFY THAT THAT ANY AMENDMENT OR MODIFICATION OF THE PROVISION OF OUR CERTIFICATE OF AMENDMENT WHICH PROVIDES FOR US TO INDEMNIFY OUR AGENTS, WILL NOT ADVERSELY AFFECT ANY RIGHT OR PROTECTION OF AGENTS OCCURRING PRIOR TO THE DATE OF SUCH AMENDMENT OR MODIFICATION

In this Proposal, we are asking our stockholders to approve, as part of the amended and restated certificate of formation, an amendment to our certificate of formation to clarify that any amendment or modification of the provision of our certificate of amendment which provides for us to indemnify our agents, will not adversely affect any right or protection of agents occurring prior to the date of such amendment or modification.

What will the effect of the amendment be?

While our current certificate of formation provides that the company shall indemnify, to the fullest extent provided by the Texas Business Organizations code, all persons whom it has the power to indemnify, including those persons who have ceased to be a director, officer, employee or agent of the company, the amendment clarifies that no amendment, repeal or modification of such indemnification rights (as updated and reworded in Article VIII of the amended and restated certificate of formation), shall adversely affect any right or protection of agents occurring prior to the date of such amendment, repeal or modification.

Why are shareholders being asked to approve this amendment?

The amendment is part of the amended and restated certificate of formation, the adoption of which in its entirety is a required term and condition of the merger.

Additionally, because the amendment clarifies the indemnification rights applicable to agents of the company, including officers and directors, such amendment may help us attract and retain qualified officers and directors, who may not otherwise desire to be officers or directors due to concerns about the company’s authority to indemnify such officers and directors, and further allow our officers and directors to perform their duties without being concerned about frivolous lawsuits or personal liability.

We are not aware of any pending, threatened or possible matters that may be impacted by this Proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” AN AMENDMENT TO CLARIFY THAT THAT ANY AMENDMENT OR MODIFICATION OF THE PROVISION OF OUR CERTIFICATE OF AMENDMENT WHICH PROVIDES FOR US TO INDEMNIFY OUR AGENTS, WILL NOT ADVERSELY AFFECT ANY RIGHT OR PROTECTION OF AGENTS OCCURRING PRIOR TO THE DATE OF SUCH AMENDMENT OR MODIFICATION.

PROPOSAL VIII – APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF FORMATION TO REDUCE THE SHAREHOLDER VOTE REQUIRED TO AMEND OUR CERTIFICATE OF FORMATION AND UNDERTAKE CERTAIN OTHER FUNDAMENTAL ACTIONS FROM TWO-THIRDS OF SUCH VOTING SHARES TO A MAJORITY OF OUR VOTING SHARES

In this Proposal, we are asking our stockholders to approve, as part of the amended and restated certificate of formation, an amendment to our certificate of formation to reduce the shareholder vote required to amend our certificate of formation and undertake certain other Fundamental Actions from two-thirds of such voting shares to a majority of our voting shares.

What vote of shareholders is currently required to approve amendments to our certificate of formation and other Fundamental Transactions under Texas law?

Under the Texas Business Organizations Code, the approval of certain transactions defined as “Fundamental Actions” requires the affirmative vote by the shareholders holding at least two-thirds of the outstanding shares entitled to vote on the Fundamental Action, unless the certificate of formation provides otherwise (provided that such vote cannot be less than a majority of the shares entitled to vote on such matter). Fundamental Actions under the Texas Business Organizations Code include: (1) an amendment of a certificate of formation; (2) a voluntary winding up; (3) a revocation of a voluntary decision to wind up; (4) a cancellation of an event requiring winding up; and (5) a reinstatement of a certificate of formation.

As our certificate of formation as currently in place does not provide for the shareholder vote required to affect Fundamental Actions, the default voting provisions under the Texas Business Organizations Code apply, and we are required to obtain the affirmative vote by the shareholders holding of at least two-thirds of the outstanding shares entitled to vote on the Fundamental Action, in order to approve any such Fundamental Action.

Why are shareholders being asked to change the vote required to approve fundamental Actions?

The amendment is part of the amended and restated certificate of formation, the adoption of which in its entirety is a required term and condition of the merger.

The majority of states other than Texas, including Delaware, Florida, Wyoming and Nevada, some of the most popular jurisdictions in which corporations incorporate, require only that a majority of a company’s voting shares approve amendments to a company’s certificate of formation.  We believe that lowering the vote required to approve amendments brings our shareholder voting requirements more in line with similarly situated companies organized in states such as Delaware, Florida, Wyoming and Nevada.  Furthermore, we believe that the requirement to receive not less than two-thirds approval of amendments to our certificate of formation is too high a burden and may limit our ability to timely affect changes to our organizational documents that our management may desire favorable and in our best interests moving forward.  Finally, we believe that the requirement that amendments and other Fundamental Actions receive a majority of the shareholder vote is sufficient and reasonable.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” AN AMENDMENT TO REDUCE THE SHAREHOLDER VOTE REQUIRED TO AMEND OUR CERTIFICATE OF FORMATION AND UNDERTAKE CERTAIN OTHER FUNDAMENTAL ACTIONS FROM TWO-THIRDS OF SUCH VOTING SHARES TO A MAJORITY OF OUR VOTING SHARES.

PROPOSAL IX – APPROVAL TO UPDATE CERTAIN OUTDATED PROVISIONS AND REMOVE CERTAIN REDUNDANT PROVISIONS OF OUR CERTIFICATE OF FORMATION AND TO FURTHER REWORD, CLARIFY AND AFFECT CERTAIN OTHER NON-MATERIAL CHANGES TO OUR CERTIFICATE OF FORMATION

In this Proposal, we are asking our stockholders to approve, as part of the amended and restated certificate of formation, an amendment to our certificate of formation to update certain outdated provisions, remove certain redundant and non-material provisions of our certificate of formation and to further reword, clarify and affect certain other non-material changes to our certificate of formation. The amended and restated certificate of formation includes changes to remove the names and addresses of our first board of directors, to reword and clarify the indemnification rights provided by the company to agents of the company, to remove certain unneeded, outdated, redundant and immaterial provisions of our certificate of formation, and to add certain new provisions and wording to our certificate of formation. We do not believe that these are substantive or material changes.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL TO UPDATE CERTAIN OUTDATED PROVISIONS AND REMOVE CERTAIN REDUNDANT PROVISIONS OF OUR CERTIFICATE OF FORMATION AND TO FURTHER REWORD, CLARIFY AND AFFECT CERTAIN OTHER NON-MATERIAL CHANGES TO OUR CERTIFICATE OF FORMATION.

PROPOSAL X – APPROVAL OF THE AMENDED AND RESTATED CERTIFICATE OF DESIGNATIONS OF OUR SERIES A PREFERRED STOCK

 In this Proposal, we are asking our stockholders to approve, as part of the amended and restated certificate of formation, an amendment to our certificate of formation to increase the number of shares of our authorized common stock, $0.001 par value per share, from 180,000,000 shares to 200,000,000 shares.  Immediately after the reverse stock split, the amended and restated certificate of formation will increase the number of shares of our authorized preferred stock, par value $.001 per share, from 20,000,000 shares to 100,000,000 shares.  The amended and restated certificate of designations shall create 25,000,000 shares of Series A preferred stock.  Our company currently has 6,000,000 shares of Series A preferred stock outstanding and one share of Series B preferred stock outstanding.  These preferred stock shares will be converted into common stock on a one-to-one basis immediately prior to the reverse stock split in connection with the amended and restated certificate of formation and such existing Series A and B preferred stock designations will be cancelled (see also “Proposal II – Approval Of The Conversion Of Our Series A And Series B Preferred Stock Into Shares Of Our Common Stock” for a discussion of the cancellation of the currently existing Series A and B preferred stock and the rights and preferences of the currently existing Series A and B preferred stock of Blast).

Reasons for Increase in Authorized Preferred Stock and Creation of Preferred Stock

The increase in the number of authorized shares of common and preferred stock and the creation of the rights and preferences of the new Series A preferred stock is a condition to closing the merger.  Our existing Series A and Series B preferred stock will be eliminated.  Pursuant to the merger agreement, we will issue to the holders of Series A preferred stock of PEDCO shares of our new Series A preferred stock.  We anticipate issuing 11,984,208 shares of our new Series A preferred stock in the merger to the shareholders of PEDCO, subject to increase in the event PEDCO issues additional shares of Series A preferred stock prior to the merger, subject to a maximum aggregate total of no more than 45 million Blast shares on a fully-diluted basis being issuable to security holders of PEDCO, without the prior written consent of Blast.

Effects of Creation of New Series A Preferred Stock

The designation of the new series of Series A preferred stock will create rights for the holders of such preferred stock with certain preferences and priorities over the holders of our common stock.  These rights are described below.  After the merger, there will be an estimated 11,984,208 shares of new Series A preferred stock outstanding, all of which shares will be issued to the holders of Series A preferred stock of PEDCO, subject to increase in the event PEDCO issues additional shares of Series A preferred stock prior to the merger, subject to a maximum aggregate total of no more than 45 million Blast shares on a fully-diluted basis being issuable to security holders of PEDCO, without the prior written consent of Blast.

Dividends

Upon issuance, the holders of the shares of our new Series A preferred stock will be entitled to receive non-cumulative dividends at an annual rate of 6% of the “Original Issue Price” per share for the new Series A preferred stock, which is $0.75 per share (as appropriately adjusted for any recapitalizations).  These dividends will only accrue and become payable if declared by our board of directors in its discretion.  The right to receive dividends on shares of Series A preferred stock will not be cumulative, and no right to such dividends will accrue to holders of Series A preferred stock by reason of the fact that dividends on said shares are not declared or paid in any calendar year.  All declared but unpaid dividends of the shares of new Series A preferred stock will be payable in cash upon conversion of such shares.  Any dividends declared on our new Series A preferred stock will be prior and in preference to any declaration or payment of any dividends or other distributions on our common stock.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of our company, either voluntary or involuntary, the holders of our new Series A preferred stock will be entitled to receive distributions of any of our assets prior and in preference to the holders of our common stock in an amount per share of new Series A preferred stock equal to the sum of (i) the Original Issue Price of $0.75, and (ii) all declared but unpaid dividends on such shares of new Series A preferred stock.

If upon the liquidation, dissolution or winding up of our company, the assets of our company legally available for distribution to the holders of our new Series A preferred stock are insufficient to permit the payment to such holders of the full amounts of their liquidation preferences, then the entire assets of our company legally available for distribution will be distributed pro rata among the holders of our new Series A preferred stock, in proportion to the full amounts they would otherwise be entitled to receive.

After the payment to the holders of our new Series A preferred stock of the full preferential amounts specified above, the remaining assets of our company legally available for distribution will be distributed with equal priority and pro rata among the holders of our common stock in proportion to the number of shares of common stock held by them.

Conversion Rights

Each share of new Series A preferred stock will be convertible at the option of the holder into that number of fully-paid, nonassessable shares of common stock determined by dividing the “Original Issue Price” for the new Series A preferred stock by the conversion price of $0.75 per share (subject to adjustment).  Therefore, each share of new Series A preferred stock will initially be convertible into one share of our common stock.  Upon any decrease or increase in the conversion price of the new Series A preferred stock, the number of shares which each share of new Series A preferred stock will convert into will be appropriately increased or decreased.

Our shares of new Series A preferred stock will automatically convert into shares of common stock according to the conversion rate described above upon the first to occur of (i) the consent of a majority of the outstanding shares of Series A preferred stock or (ii) the date on which the new Series A preferred stock issued on the original issuance date to holders who are not affiliates of the company may be re-sold by such holders without registration in reliance on Rule 144 promulgated under the Securities Act of 1933 or another similar exemption.

Redemption

We have no obligation to or rights to redeem the new Series A preferred stock.

Voting

The holders of our new Series A preferred stock will vote together with the holders of our common stock as a single class (on an as converted basis) on all matters to which our shareholders have the right to vote, except as may otherwise be required by law. In addition, approval of the holders of a majority of the new Series A preferred stock will be required to: (a) increase or decrease (other than by redemption or conversion) the total number of authorized shares of new Series A preferred stock; (b) effect an exchange, reclassification, or cancellation of all or a part of the new Series A preferred stock, including a reverse stock split, but excluding a stock forward split; (c) effect an exchange, or create a right of exchange, of all or part of the shares of another class of shares into shares of Series A preferred stock; (d) alter or change the rights, preferences or privileges of the shares of Series A preferred stock so as to affect adversely the shares of such series; (e) authorize or issue, or obligate our company to issue, any other equity security, including any other security convertible into or exercisable for any equity security having a preference over (or on parity with) the new Series A preferred stock with respect to voting, dividends or upon liquidation; or (f) amend or waive any provision of our amended and restated certificate of formation or designations or bylaws relative to the new Series A preferred stock so as to affect adversely the shares of new Series A preferred stock.

Other Changes in our Company’s Voting and Amendment Procedures

The amended and restated certificate designations also effectuates certain other changes in our company’s voting and amendment procedures.  The amended and restated certificate of designations is similar to our former certificate of designations, in that the affirmative vote of the holders of not less than a majority of the outstanding shares of our Series A preferred stock then entitled to vote, voting together as a single class, will be required to amend or repeal, or to adopt any provision which:

• Increases or decreases (other than by redemption or conversion) the total number of authorized shares of Series A Convertible Preferred Stock;

• Effects an exchange, reclassification, or cancellation of all or a part of the Series A Convertible Preferred Stock, including a reverse stock split, but excluding a stock forward split;

•Effects an exchange, or creates a right of exchange, of all or part of the shares of another class of shares into shares of Series A Convertible Preferred Stock;

• Alters or changes the rights, preferences or privileges of the shares of Series A Convertible Preferred Stock so as to affect adversely the shares of such series;

•Authorizes or issues, or obligates itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security having a preference over (or on parity with) the Series A Convertible Preferred Stock with respect to voting, dividends or upon liquidation; or

•Amends or waives any provision of our amended and restated certificate of formation or Bylaws relative to the Series A Convertible Preferred Stock so as to affect adversely the shares of Series A Convertible Preferred Stock.

These changes were requested by PEDCO and are a condition to closing of the merger.  Our board of directors has determined that such amendments are in the best interest of our company and our shareholders because they will facilitate the merger.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDED AND RESTATED CERTIFICATE OF DESIGNATIONS.

PROPOSAL XI – APPROVAL OF ADOPTION OF THE 2012 EQUITY INCENTIVE PLAN

On June __, 2012, our board adopted the Blast Energy Services, Inc. 2012 Equity Incentive Plan (the “2012 Plan”), and recommended that the adoption of the 2012 Plan be submitted for approval by our stockholders.  Our board adopted the 2012 Plan because there are a limited number of shares available for grants of awards under our prior stock option plan, the 2009 Stock Incentive Plan (the “Prior Plan”).  In addition, the Prior Plan will expire in April 2019.  Upon the expiration of the Prior Plan, we will no longer be able to grant any stock options or other awards to our employees, officers and directors.  The Prior Plan authorized our company to grant options to purchase a total of 5,000,000 shares, provided that the Prior Plan also provided that the number of shares available for issuance under the Prior Plan would be increased on the first day of each fiscal year beginning with the company’s 2010 fiscal year, in an amount equal to the greater of (i) 2,000,000 shares; or (ii) three percent (3%) of the number of issued and outstanding shares of the company’s common stock on the first day of such Fiscal Year.  As of June __, 2012, awards for 2,000,000 shares had been granted under the Prior Plan and 9,000,000 shares remained available for future grants.  Management of our company believes that granting options and other stock awards is an important incentive tool for our company’s employees, officers and directors.  As a result, our board adopted the 2012 Plan to continue to provide a means by which employees, directors and consultants of our company may be given an opportunity to benefit from increases in the value of our common stock, and to attract and retain the services of such persons.  All of our employees, directors and consultants are eligible to participate in the 2012 Plan.

If stockholders do not approve this Proposal, we will not implement the 2012 Plan, and any currently outstanding awards under the 2012 Plan will terminate and be of no further force or effect.

A summary of the 2012 Plan is set forth below.  The summary is qualified in its entirety by reference to the full text of the 2012 Plan, a copy of which is set forth as Appendix B to this proxy statement.

General

The 2012 Plan provides for awards of incentive stock options, non-statutory stock options, rights to acquire restricted stock, stock appreciation rights, or SARs, and performance units and performance shares.  Incentive stock options granted under the 2012 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  Non-statutory stock options granted under the 2012 Plan are not intended to qualify as incentive stock options under the Code.  See “Federal Income Tax Consequences” below for a discussion of the principal federal income tax consequences of awards under the 2012 Plan.

Purpose

Our board adopted the 2012 Plan to provide a means by which our employees, directors and consultants may be given an opportunity to benefit from increases in the value of our common stock, to assist in attracting and retaining the services of such persons, to bind the interests of eligible recipients more closely to our company’s interests by offering them opportunities to acquire shares of our common stock and to afford such persons stock-based compensation opportunities that are competitive with those afforded by similar businesses.  All of our employees, directors and consultants are eligible to participate in the 2012 Plan.

Administration

Unless it delegates administration to a committee as described below, our board will administer the 2012 Plan.  Subject to the provisions of the 2012 Plan, our board has the power to construe and interpret the 2012 Plan, and to determine: (i) the fair value of common stock subject to awards issued under the 2012 Plan; (ii) the persons to whom and the dates on which awards will be granted; (iii) what types or combinations of types of awards will be granted; (iv) the number of shares of common stock to be subject to each award; (v) the time or times during the term of each award within which all or a portion of such award may be exercised; (vi) the exercise price or purchase price of each award; and (vii) the types of consideration permitted to exercise or purchase each award and other terms of the awards.

Our board has the power to delegate administration of the 2012 Plan to a committee composed of one or more directors.  In the discretion of our Board, a committee may consist solely of two or more “independent directors” or two or more “non-employee directors” (as such terms are defined in the 2012 Plan).

Stock Subject to the 2012 Plan

Subject to the provisions of the 2012 Plan relating to adjustments upon changes in our common stock, an aggregate of 6,000,000 shares of common stock (after taking into account the reverse split of our common stock discussed above) will be reserved for issuance under the 2012 Plan.

If shares of common stock subject to an option, SAR or performance share or unit granted under the 2012 Plan expire or otherwise terminate without being exercised (or exercised in full), such shares shall become available again for grants under the 2012 Plan.  If shares of restricted stock awarded under the 2012 Plan are forfeited to us or repurchased by us, the number of shares forfeited or repurchased shall again be available under the 2012 Plan.  Where the exercise price of an option granted under the 2012 Plan is paid by means of the optionee’s surrender of previously owned shares of common stock, or our withholding of shares otherwise issuable upon exercise of the option as may be permitted under the 2012 Plan, only the net number of shares issued and which remain outstanding in connection with such exercise shall be deemed “issued” and no longer available for issuance under the 2012 Plan.

Eligibility

Incentive stock options may be granted under the 2012 Plan only to employees of our company and its affiliates.  Employees, directors and consultants of our company and its affiliates are eligible to receive all other types of awards under the 2012 Plan.

No incentive stock option may be granted under the 2012 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of our company or any affiliate of our company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant.  In addition, no employee may be granted options under the 2012 Plan exercisable for more than four million shares of common stock during any twelve-month period.

Terms of Options and SARs

Options, SARs and performance shares and units may be granted under the 2012 Plan pursuant to stock option agreements, stock appreciation rights agreements and performance award agreements, respectively.  The following is a description of the permissible terms of options, SARs and performance units under the 2012 Plan.  Individual grants of options, SARs and performance shares and units may be more restrictive as to any or all of the permissible terms described below.

Exercise Price; Payment

The exercise price of incentive stock options may not be less than the fair market value of the common stock subject to the option on the date of the grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value.  The exercise price of nonstatutory options also may not be less than the fair market value of the common stock on the date of grant.  The base value of an SAR or performance share or unit may not be less than the fair market value of the common stock on the date of grant. The exercise price of options granted under the 2012 Plan must be paid either in cash at the time the option is exercised or, at the discretion of our board, (i) by delivery of already-owned shares of our common stock, (ii) pursuant to a deferred payment arrangement, (iii) pursuant to a net exercise arrangement, or (iv) pursuant to a cashless exercise as permitted under applicable rules and regulations of the Securities and Exchange Commission.

In addition, the holder of an SAR is entitled to receive upon exercise of such SAR only shares of our common stock at a fair market value equal to the benefit to be received by the exercise.

Vesting

Options granted under the 2012 Plan may be exercisable in cumulative increments, or “vest,” as determined by our board.  Our board has the power to accelerate the time as of which an option may vest or be exercised.

Tax Withholding

To the extent provided by the terms of an option, SAR or performance share or unit, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option, SAR or performance share or unit by a cash payment upon exercise, or in the discretion of our Board, by authorizing our company to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned shares of our common stock or by a combination of these means.

Term

The maximum term of options, SARs and performance shares and units under the 2012 Plan is ten years, except that in certain cases (see “Eligibility” above) the maximum term is five years.  Options, SARs and performance shares and units awarded under the 2012 Plan generally will terminate three months after termination of the participant’s service; however, pursuant to the terms of the 2012 Plan, a grantee’s employment shall not be deemed to terminate by reason of such grantee’s transfer from our company to an affiliate of our company, or vice versa, or sick leave, military leave or other leave of absence approved by our Board, if the period of any such leave does not exceed ninety (90) days or, if longer, if the grantee’s right to reemployment by our company or any of its affiliate is guaranteed either contractually or by statute.

Restrictions on Transfer

A recipient may not transfer an incentive stock option otherwise than by will or by the laws of descent and distribution.  During the lifetime of the recipient, only the recipient may exercise an option, SAR or performance share or unit.  Our board may grant nonstatutory stock options, SARs and performance shares and units that are transferable to the extent provided in the applicable written agreement.

Terms of Restricted Stock Awards

Restricted stock awards may be granted under the 2012 Plan pursuant to restricted stock purchase or grant agreements.  No awards of restricted stock may be granted under the 2012 Plan after ten (10) years from our board’s adoption of the 2012 Plan.

Payment

Our board may issue shares of restricted stock under the 2012 Plan as a grant or for such consideration, including services, and, subject to the Sarbanes-Oxley Act of 2002, promissory notes, as determined in its sole discretion.  If restricted stock under the 2012 Plan is issued pursuant to a purchase agreement, the purchase price must be paid either in cash at the time of purchase or, at the discretion of our board, pursuant to any other form of legal consideration acceptable to our board.

Vesting

Shares of restricted stock acquired under a restricted stock purchase or grant agreement may, but need not, be subject to forfeiture to us or other restrictions that will lapse in accordance with a vesting schedule to be determined by our board. In the event a recipient’s employment or service with our company terminates, any or all of the shares of common stock held by such recipient that have not vested as of the date of termination under the terms of the restricted stock agreement may be forfeited to our company in accordance with such restricted stock agreement.

Tax Withholding

Our board may require any recipient of restricted stock to pay to us in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements.  If the recipient fails to pay the amount demanded, our board may withhold that amount from other amounts payable by us to the recipient, including salary, subject to applicable law.  With the consent of our Board in its sole discretion, a recipient may deliver shares of our common stock to our company to satisfy this withholding obligation.

Restrictions on Transfer

Rights to acquire shares of common stock under the restricted stock purchase or grant agreement shall be transferable by the recipient only upon such terms and conditions as are set forth in the restricted stock agreement, as our board shall determine in its discretion, so long as shares of common stock awarded under the restricted stock agreement remain subject to the terms of such agreement.

Adjustment Provisions

If any change is made to our outstanding shares of common stock without our receipt of consideration (whether through reorganization, stock dividend or stock split, or other specified change in the capital structure of our company, other than in connection with the reverse stock split discussed above in connection with the merger), appropriate adjustments may be made in the class and maximum number of shares of common stock subject to the 2012 Plan and outstanding awards.  In that event, the 2012 Plan will be appropriately adjusted in the class and maximum number of shares of common stock subject to the 2012 Plan, and outstanding awards may be adjusted in the class, number of shares and price per share of common stock subject to such awards.

Effect of Certain Corporate Events

In the event of (i) a liquidation or dissolution of our company; (ii) a merger or consolidation of our company with or into another corporation or entity (other than a merger with a wholly-owned subsidiary); (iii) a sale of all or substantially all of the assets of our company; or (iv) a purchase or other acquisition of more than 50% of the outstanding stock of our company by one person or by more than one person acting in concert, any surviving or acquiring corporation may assume awards outstanding under the 2012 Plan or may substitute similar awards.  Unless the stock award agreement otherwise provides, in the event any surviving or acquiring corporation does not assume such awards or substitute similar awards, then the awards will terminate if not exercised at or prior to such event.

Duration, Amendment and Termination

Our board may suspend or terminate the 2012 Plan without stockholder approval or ratification at any time or from time to time.  Unless sooner terminated, the 2012 Plan will terminate ten years from the date of its adoption by our board, i.e., in March 2022.

Our board may also amend the 2012 Plan at any time, and from time to time.  However, except as relates to adjustments upon changes in common stock, no amendment will be effective unless approved by our stockholders to the extent stockholder approval is necessary to preserve incentive stock option treatment for federal income tax purposes.  Our board may submit any other amendment to the 2012 Plan for stockholder approval if it concludes that stockholder approval is otherwise advisable.

Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to the recipient and our company with respect to participation in the 2012 Plan.  This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

Incentive Stock Options

There will be no federal income tax consequences to either us or the recipient upon the grant of an incentive stock option.  Upon exercise of the option, the excess of the fair market value of the stock over the exercise price, or the “spread,” will be added to the alternative minimum tax base of the recipient unless a disqualifying disposition is made in the year of exercise.  A disqualifying disposition is the sale of the stock prior to the expiration of two years from the date of grant and one year from the date of exercise.  If the shares of common stock are disposed of in a disqualifying disposition, the recipient will realize taxable ordinary income in an amount equal to the spread at the time of exercise, and we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a federal income tax deduction equal to such amount.  If the recipient sells the shares of common stock after the specified periods, the gain or loss on the sale of the shares will be long-term capital gain or loss and we will not be entitled to a federal income tax deduction.

Non-statutory Stock Options and Restricted Stock Awards

Non-statutory stock options and restricted stock awards granted under the 2012 Plan generally have the following federal income tax consequences.

There are no tax consequences to the participant or us by reason of the grant.  Upon acquisition of the stock, the recipient will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price.  However, to the extent the stock is subject to “a substantial risk of forfeiture” (as defined in Section 83 of the Code), the taxable event will be delayed until the forfeiture provision lapses unless the recipient elects to be taxed on receipt of the stock by making a Section 83(b) election within 30 days of receipt of the stock.  If such election is not made, the recipient generally will recognize income as and when the forfeiture provision lapses, and the income recognized will be based on the fair market value of the stock on such future date.  On that date, the recipient’s holding period for purposes of determining the long-term or short-term nature of any capital gain or loss recognized on a subsequent disposition of the stock will begin.  If a recipient makes a Section 83(b) election, the recipient will recognize ordinary income equal to the difference between the stock’s fair market value and the purchase price, if any, as of the date of receipt and the holding period for purposes of characterizing as long-term or short-term any subsequent gain or loss will begin at the date of receipt.

With respect to employees, we are generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized.  Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income with respect to the stock.  Such gain or loss will be long-term or short-term depending on whether the stock has been held for more than one year.

Stock Appreciation Rights or SARs

A recipient receiving a stock appreciation right will not recognize income, and we will not be allowed a tax deduction, at the time the award is granted. When a recipient exercises the stock appreciation right, the fair market value of any shares of common stock received will be ordinary income to the recipient and will be allowed as a deduction to us for federal income tax purposes.

Potential Limitation on Company Deductions

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain senior executives of our company (a “covered employee”) in a taxable year to the extent that compensation to such employees exceeds $1,000,000.  It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from our company, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation.  In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the award is granted by a committee solely comprising “outside directors” (as defined in the 2012 Plan) and, among other things, the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant.  Awards to purchase restricted stock under the 2012 Plan will not qualify as performance-based compensation under the Treasury Regulations issued under Section 162(m).

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE 2012 EQUITY INCENTIVE PLAN.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

 The table below sets forth certain information with respect to beneficial ownership of our securities as of (i) [_________], 2012, the record date of the special meeting of shareholders, and (ii) immediately following the merger, by:

•	persons known by us to be the beneficial owners of more than five percent (5%) of our issued and outstanding common stock;

•	each of our executive officers and directors; and

•	all of our executive officers and directors as a group.

Ownership voting percentages as of the record date are computed using a denominator of 166,375,836 voting shares which includes the voting rights associated with the common stock and preferred stock (i.e., 2.5 votes per share of Series A preferred stock and one vote per share of Series B preferred stock) outstanding, which is the total number of voting shares outstanding as of the record date of the merger, and does not reflect the 1:112 reverse stock split, which has not yet become effective.  Ownership percentages post-merger are computed using 31,517,400 voting shares outstanding, which reflects the 1:112 reverse split, the merger with PEDCO, certain conversions triggered by the merger (as described in greater detail in the footnotes below and under “Officer, Director and Other Debt Conversions” described above) and the issuance of shares of common stock and new Series A preferred stock in connection with the merger.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and/or investing power with respect to securities. We believe that, except as otherwise noted and subject to applicable community property laws, each person named in the following table has sole investment and voting power with respect to the securities shown as beneficially owned by such person.  Additionally, shares of common stock subject to options, warrants or other convertible securities that are currently exercisable or convertible, or exercisable or convertible within 60 days of the applicable date below, are deemed to be outstanding and to be beneficially owned by the person or group holding such options, warrants or other convertible securities for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group; provided that any securities issuable upon consummation of the merger have been excluded from the “As of Record Date” tables of the spreadsheet below, as we are uncertain as to whether the merger will occur within the next 60 days and the issuance of such securities is contingent upon the closing of the merger, which closing is subject to certain closing conditions as otherwise disclosed herein and which may therefore never occur.

Additionally certain shareholders have agreed to enter into standstill agreements with Blast, which agreements will be finalized in writing, pursuant to which they agreed not to exercise their outstanding warrants or options until after August 1, 2012 or the Merger Agreement is terminated.

Name and Address of Beneficial Owner(1)	As of the Record Date		Post-Merger
	Number of Voting Shares Beneficially Owned	Percentage of Voting Shares Beneficially Owned(2)	Number of Voting Shares Beneficially Owned	Percentage of Voting Shares Beneficially Owned(3)
Current Officers and Directors
Roger P. (Pat) Herbert (4)	2,146,500 (5)	1.1%	58,027 (6)	*
Donald E. Boyd(7)	1,855,500 (8)	*	47,839 (9)	*
John MacDonald(10)	772,000(11)	*	39,107(12)	*
All current executive officers and directors as a group (three persons) (13)	4,774,000	2.5%	144,973	*

Greater than 5% Shareholders
Berg McAfee Companies LLC (14)	83,849,936 (15)	43.3%	748,660(16)	2.4%
McAfee Capital LLC(17)	9,580,000 (18)	5%	45,357 (19)	*
Eric A. McAfee(20)	94,643,034 (21)	48.8%	804,849 (22)	2.6%
Clyde Berg(23)	99,787,836 (24)	51.5%	850,784 (25)	2.7%
Laurus Master Fund Ltd. (26)	8,995,089	4.6%	80,313	*

Additional post-merger significant stockholders(27)
Frank C. Ingriselli (28)	-	0%	6,386,668(29)	20.3%
MIE Holdings Corporation(30)	-	0%	5,000,000(31)	16.4%
Jamie Tseng(32)	-	0%	3,000,000(33)	9.5%
Gregory G. Galdi(34)	-	0%	2,200,000(35)	7.0%
Clark R. Moore(36)	-	0%	2,025,000(37)	6.4%
Michael L. Peterson(38)	2,950,000(39)	1.5%	1,648,683(40)	5.2%
KKSH Holdings Ltd(41)	-	0%	613,333(42)	2.0%
Post-merger Executive Officers as a group(43)	13,011,668	1.5%	13,060,351	41.4%

*	less than one percent.

(1)	Unless otherwise indicated, the mailing address of each of the current officers and Directors of Blast is c/o Blast Energy Services, Inc., PO Box 710152, Houston, Texas 77271-0152.

(2)
Based on 151,375,835 shares of common stock and 6,000,000 shares of Series A preferred stock (which vote 2.5 shares of voting stock for each preferred stock share outstanding) outstanding, totaling 157,375,835 voting shares.

(3)
Based on 187,704,253 shares of converted common stock held by Blast stockholders, subject to the 1:112 reverse split and resulting in 1,675,931 shares outstanding post reverse split, taking into account all shares of common stock issuable in connection with the merger, including shares of common stock issued for our currently outstanding Series A and Series B preferred stock (converted on a one-for-one basis) and certain issuances to our executive officers and directors which are triggered by the merger, as described in greater detail below, plus 29,841,469 shares of outstanding voting stock (including common stock and new Series A preferred stock) issued to PEDCO stockholders in connection with the merger, totaling: 31,517,400 voting shares outstanding post-merger.  Also assumes the consummation of all transactions contemplated by the merger agreement.  Does not include an additional 8,082,459 shares of PEDCO Series A preferred stock and three-year warrants to purchase up to 808,246 shares of PEDCO Series A preferred stock exercisable at $0.75 per share which may be issued to placement agents in connection with the additional sale by PEDCO in private transactions to “accredited investors” of approximately $6 million of Series A preferred stock of PEDCO prior to the merger, which shares and warrants, if issued prior to the merger, will also be exchanged for our new Series A Preferred Stock and warrants in the merger.

(4)	Chairman of the Board of Directors and interim President and CEO of the company pre-merger.

(5)
Consisting of (i) 1,972,500 shares of common stock and (ii) 174,000 shares of common stock underlying currently exercisable stock options exercisable, including 12,000 exercisable at $0.38 per share, 12,000 exercisable at $0.61 per share and 150,000 exercisable at $0.20 per share.

(6)
Consisting of the following, after affecting the merger and 1:112 reverse split: (i) 17,617 shares of common stock, (ii) 1,554 shares of common stock underlying currently exercisable stock options exercisable from between $22.40 and $68.32 per share, (iii) $85,000 of accrued board of directors pay which converts immediately prior to the consummation of the merger into shares of common stock at $0.02 per share ($2.24 per share post-reverse split or 37,946 total post-split shares), and (iv) a $2,050 loan which converts immediately prior to the consummation of the merger into shares of common stock at $0.02 per share (915 total post-split shares).

(7)	Member of the Board of Directors of the company pre-merger.

(8)	Consisting of 1,855,500 shares of common stock.

(9)
Consisting of the following, after affecting the merger and 1:112 reverse split: (i) 16,567 shares of common stock, (ii) $68,000 of accrued Board of Directors pay which converts immediately prior to the consummation of the merger into shares of common stock at $0.02 per share 30,357 total post-split shares), and (iii) a $2,050 loan which converts immediately prior to the consummation of the merger into shares of common stock at $0.02 per share 915 total post-split shares).

(10)	Chief Financial Officer of the company pre- merger.

(11)
Consisting of: (i) 122,000 shares of common stock; (ii) 450,000 shares of common stock underlying currently exercisable stock options exercisable, including 100,000 exercisable at $0.40 per share, 50,000 exercisable at $0.80 per share and 300,000 exercisable at $0.09 per share; and (iii) 200,000 shares of common stock underlying currently exercisable warrants exercisable at $0.20 per share.

(12)
Consisting of the following, after affecting the merger and 1:112 reverse split: (i) 1,089 shares of common stock; (ii) 4,018 shares of common stock underlying currently exercisable stock options exercisable from between $10.08 and $89.60 per share; (iii) 1,786 shares underlying currently exercisable warrants exercisable at $22.40 per share, and (iv) $72,160 of accrued payroll and accrued vacation which converts immediately prior to the consummation of the merger into shares of common stock at $0.02 per share 32,214 total post-split shares).

(13)	Consisting of the holdings for Messrs. Herbert, Boyd and MacDonald provided for above in notes 4 through 12.

(14)	Address: 20400 Stevens Creek Blvd., Suite 700, Cupertino, California 95014. Berg McAfee Companies LLC is controlled by Clyde Berg and Eric McAfee.

(15)	Consisting of 83,849,936 shares of common stock.

(16)	Represents 748,660 post 1:112 reverse stock split shares of common stock.

(17)	Address: 20400 Stevens Creek Blvd., Suite 700, Cupertino, California 95014. McAfee Capital is controlled by Eric McAfee.

(18)
The 9,580,000 shares above consist of (i) 2,080,000 shares of common stock; and (ii) 7,500,000 shares of common stock issuable upon conversion of 3,000,000 shares of Series A preferred stock issued and outstanding under the current certificate of designations.

(19)
Under the terms of the amended and restated certification of formation to be adopted in connection with the merger, the 3,000,000 shares of Series A preferred stock held by McAfee Capital will automatically convert on a 1:1 basis into common shares, resulting in 26,786 shares of common stock outstanding after the 1:112 reverse stock split, and a total of 45,357 shares outstanding after the 1:112 reverse stock split when including the 18,571 shares of common stock (on a post 1:112 reverse stock basis) held by McAfee Capital after the merger.

(20)	Address: 20400 Stevens Creek Blvd., Suite 700, Cupertino, California 95014. Eric McAfee is the Company’s former Vice-Chairman.

(21)
Consisting of: (i) 1,123,098 common shares held personally, including 90,000 shares held by members of Mr. McAfee’s household, which Mr. McAfee is deemed to beneficially own; (ii) 82,719,786 shares of common stock held by Berg McAfee Companies LLC, which Mr. McAfee is deemed to beneficially own; (iii) 2,080,000 shares of common stock held by McAfee Capital LLC, which Mr. McAfee is deemed to beneficially own; and (iv) 7,500,000 shares of common stock issuable upon conversion of 3,000,000 shares of Series A preferred stock under the current certificate of designations held by McAfee Capital LLC, which Mr. McAfee is deemed to beneficially own.

(22)
Consisting of the following, after affecting the merger and 1:112 reverse split: (i) 10,028 shares of common stock held personally, including 804 shares held by members of Mr. McAfee’s household, which Mr. McAfee is deemed to beneficially own; (ii) 748,660 shares of common stock held by Berg McAfee Companies LLC, which Mr. McAfee is deemed to beneficially own; (iii) 18,571 common shares of common stock held by McAfee Capital LLC, which Mr. McAfee is deemed to beneficially own; and (iv) 26,786 shares of common stock issuable upon conversion of the currently outstanding Series A preferred stock in connection with the adoption of the amended and restated certificate of formation, held by McAfee Capital LLC, which Mr. McAfee is deemed to beneficially own.

(23)	Address: 20400 Stevens Creek Blvd., Suite 700, Cupertino, California 95014.

(24)
Consisting of: (i) 2,455,000 common shares held personally; (ii) 83,849,936 shares of common stock held by Berg McAfee Companies LLC, which Clyde Berg is deemed to beneficially own; and (iii) 7,500,000 shares of common stock issuable upon conversion of 3,000,000 shares of Series A preferred stock under the current certificate of designations.

(25)
Consisting of the following, after affecting the merger and 1:112 reverse split: (i) 21,920 common shares held personally; (ii) 748,660 shares of common stock held by Berg McAfee Companies LLC, which Clyde Berg is deemed to beneficially own; and (iii) 26,786 shares of common stock issuable upon conversion of the currently outstanding Series A preferred stock in connection with the adoption of the amended and restated certificate of formation.

(26)	Address: 335 Madison Ave., New York, NY 10017.

(27)
This assumes the consummation of the 1:112 reverse stock split and the merger, as noted in footnote 3, and the additional former stockholders of PEDCO receiving Blast common stock and new Series A preferred stock in connection with the merger.

(28)	Director, Chief Executive Officer and President of the company post-merger. Address: c/o Pacific Energy Development Corp., 4125 Blackhawk Plaza Circle, Suite 201A, Danville, CA 94506.

(29)
Includes: (i) 3,500,000 fully-vested shares of PEDCO common stock held by Mr. Ingriselli; (ii) 500,000 shares of PEDCO common stock held by Mr. Ingriselli vesting with respect to 50% of the shares on August 9, 2012, 20% of the shares of February 9, 2013, 20% of the shares on August 9, 2013, and 10% of the shares on February 9, 2014; (iii) 2,380,000 fully-vested shares of PEDCO common stock held by Global Venture Investments LLC, a limited liability company owned and controlled by Mr. Ingriselli (“GVEST”); (iv) 5,668 shares of PEDCO Series A preferred stock held by GVEST; and (v) warrants exercisable for 1,000 shares of PEDCO Series A preferred stock held by GVEST at $0.75 per share.

(30)
Address: c/o MIE Holdings Corporation, Suite 1501, Block C, Grand Palace, 5 Huizhong Road, Chaoyong District, Beijing, China 100101.  To the best of PEDCO’s knowledge the beneficial owners of MIE Holdings Corporation are Zhang Ruilin, its Executive Director, Chairman and Chief Executive Officer, and Zhao Jiangwei, its Executive Director, Vice Chairman and Senior Vice President.

(31)
Representing 4,000,000 post-merger Series A convertible preferred stock representing approximately 33.4% of the series, and warrants to purchase 500,000 shares of PEDCO common stock with an exercise price of $1.25 per share, and 500,000 shares of PEDCO common stock with an exercise price of $1.50 per share.

(32)
Director, Chief Financial Officer, Senior Vice President, and Managing Director of the company post-merger.  Address: c/o Pacific Energy Development Corp., 4125 Blackhawk Plaza Circle, Suite 201A, Danville, CA 94506.

(33)
Includes:  (i) 2,000,000 fully-vested shares of PEDCO common stock held by Mr. Tseng; and (ii) 1,000,000 fully-vested shares of PEDCO common stock held by Uni-bright Technology Limited, an entity owned and controlled by Mr. Tseng.

(34)	Address: c/o Pacific Energy Development Corp., 4125 Blackhawk Plaza Circle, Suite 201A, Danville, CA 94506.

(35)
Includes:  (i) 1,333,333 shares of PEDCO Series A preferred stock held by Mr. Galdi; (ii) 666,667 shares of PEDCO Series A preferred stock held in joint tenancy by Mr. Galdi and his spouse; and (iii) warrants exercisable for 200,000 shares of PEDCO Series A preferred stock at $0.75 per share.  Represents approximately 7.4% of the PEDCO Series A preferred stock series.

(36)	Executive Vice President, General Counsel and Secretary of the company post-merger. Address: c/o Pacific Energy Development Corp., 4125 Blackhawk Plaza Circle, Suite 201A, Danville, CA 94506.

(37)
Includes:  (i) 1,700,000 fully-vested shares of PEDCO common stock; (ii) 50,000 fully-vested shares of PEDCO common stock held by each of Mr. Moore’s minor children, which he is deemed to beneficially own; and (iii) 250,000 shares of PEDCO common stock held by Mr. Moore vesting with respect to 50% of the shares on August 9, 2012, 20% of the shares of February 9, 2013, 20% of the shares on August 9, 2013, and 10% of the shares on February 9, 2014.

(38)
Michael L. Peterson served on our Board of Directors from May 2008 until December 2011.  He also served as interim President and CEO from June 2009 until December 2011.  He has been an Executive Vice President of PEDCO since February 2012.  Address: c/o Pacific Energy Development Corp., 4125 Blackhawk Plaza Circle, Suite 201A, Danville, CA 94506.

(39)
Consisting of (i) 1,800,000 shares of common stock held personally, including 1,000,000 shares of common stock held by a family trust which Mr. Peterson is deemed to beneficially own and (ii) 1,150,000 shares of common stock underlying currently exercisable stock options, of which 1,000,000 options are exercisable at $0.09 per share and 150,000 options are exercisable at $0.20 per share.

(40)
Includes the common stock and options described in footnote 39 above, after affecting the 1:112 reverse stock split, plus $48,000 of accrued board of directors pay and a $2,050 loan made to Blast while he was employed by Blast, which converts immediately prior to the consummation of the merger into shares of common stock at $0.02 per share ($2.20 per share post-reverse split or 22,344 total post-split shares), plus PEDCO stock consisting of the following:  (i) 700,000 shares of PEDCO common stock held by Mr. Peterson vesting with respect to 50% of the shares on June 1, 2012, 25% of the shares on December 1, 2012, and 25% of the shares on June 1, 2013 (this vesting schedule was adopted on February 9, 2012, and superseded the original vesting schedule which provided for vesting based on achievement of PEDCO fundraising and “going public” milestones); (ii) 750,000 shares of PEDCO common stock held by Mr. Peterson vesting with respect to  50% of the shares on August 9, 2012, 20% of the shares of February 9, 2013, 20% of the shares on August 9, 2013, and 10% of the shares on February 9, 2014; and (iii) options to purchase 150,000 shares of PEDCO common stock exercisable by Mr. Peterson on June 1, 2012 at an exercise price of $0.08 per share (this vesting schedule was adopted on February 9, 2012, and superseded the original vesting schedule which provided for vesting based on achievement of PEDCO fundraising and “going public” milestones).

(41)	Address: Level 6, Princes Building, Chater Road, Hong Kong. KKSH Holdings Ltd. is beneficially owned by Messrs. Richard Grigg and Ho Kin Kyun.

(42)	PEDCO Series A Preferred Stock representing approximately 5.1% of the series.

(43)	Figure includes all shares beneficially held by the officers and directors of the company post-merger, including Messrs. Ingriselli, Moore, Tseng, and Peterson.

Changes in Control

Other than the merger previously described in this proxy statement, our board of directors is not aware of any arrangements, the operation of which may at a subsequent date result in a change in control of our company.  After the merger, none of our directors, officers or any of our other existing shareholders will beneficially own more than 5% of our common stock.

EXISTING SIGNIFICANT STOCKHOLDERS OF PEDCO

The table below sets forth certain information with respect to beneficial ownership of PEDCO securities as of [_________], 2012, the record date of the special meeting of shareholders of the stockholders of PEDCO.

Name of Beneficial Owner	Shares Beneficially Owned (1)		Percentage Beneficially Owned On a Fully- Diluted Basis (10)

Frank C. Ingriselli	6,386,668	(2)	21.4%
Director, Chief Executive Officer and President

MIE Holdings Corporation	5,000,000	(3)	17.3%

Jamie Tseng	3,000,000	(4)	10.1%
Director, Chief Financial Officer, Senior Vice President, and Managing Director

Gregory G. Galdi	2,200,000	(5)	7.3%

Clark R. Moore	2,025,000	(6)	6.8%
Executive Vice President, General Counsel and Secretary

Michael L. Peterson	1,600,000	(7)	5.3%
Executive Vice President

KKSH Holdings Ltd	613,333	(8)	2.0%

All executive officers and directors as a group (four persons)	13,011,668	(9)	43.4%

(1)	Based on 17,857,261 shares of PEDCO common stock and 11,984,208 shares of PEDCO Series A preferred stock outstanding.

(2)
Includes: (i) 3,500,000 fully-vested shares of PEDCO common stock held by Mr. Ingriselli; (ii) 500,000 shares of PEDCO common stock held by Mr. Ingriselli vesting with respect to 50% of the shares on August 9, 2012, 20% of the shares of February 9, 2013, 20% of the shares on August 9, 2013, and 10% of the shares on February 9, 2014; (iii) 2,380,000 fully-vested shares of PEDCO common stock held by Global Venture Investments LLC, a limited liability company owned and controlled by Mr. Ingriselli (“GVEST”); (iv) 5,668 shares of PEDCO Series A Preferred Stock held by GVEST; and (v) warrants exercisable for 1,000 shares of PEDCO Series A Preferred Stock held by GVEST at $0.75 per share.

(3)
Includes PEDCO Series A preferred stock representing approximately 33.4% of the series, and warrants to purchase 500,000 shares of PEDCO common stock with an exercise price of $1.25 per share, and 500,000 shares of PEDCO common stock with an exercise price of $1.50 per share.  Address: c/o MIE Holdings Corporation, Suite 1501, Block C, Grand Palace, 5 Huizhong Road, Chaoyong District, Beijing, China 100101.  To the best of PEDCO’s knowledge the beneficial owners of MIE Holdings Corporation are Zhang Ruilin, its Executive Director, Chairman and Chief Executive Officer, and Zhao Jiangwei, its Executive Director, Vice Chairman and Senior Vice President.

(4)
Includes:  (i) 2,000,000 fully-vested shares of PEDCO common stock held by Mr. Tseng; and (ii) 1,000,000 fully-vested shares of PEDCO common stock held by Uni-bright Technology Limited, an entity owned and controlled by Mr. Tseng.

(5)
Includes:  (i) 1,333,333 shares of PEDCO Series A Preferred Stock held by Mr. Galdi; (ii) 666,667 shares of PEDCO Series A preferred stock held in joint tenancy by Mr. Galdi and his spouse; and (iii) warrants exercisable for 200,000 shares of PEDCO Series A Preferred Stock at $0.75 per share.  Represents approximately 7.4% of the PEDCO Series A preferred stock series.

(6)
Includes:  (i) 1,675,000 fully-vested shares of PEDCO common stock; (ii) 50,000 fully-vested shares of PEDCO common stock held by each of Mr. Moore’s minor children, which he is deemed to beneficially own; and (iii) 250,000 shares of PEDCO common stock held by Mr. Moore vesting with respect to 50% of the shares on August 9, 2012, 20% of the shares of February 9, 2013, 20% of the shares on August 9, 2013, and 10% of the shares on February 9, 2014.

(7)
Consisting of the following:  (i) 700,000 shares of PEDCO common stock held by Mr. Peterson vesting with respect to 50% of the shares on June 1, 2012, 25% of the shares on December 1, 2012, and 25% of the shares on June 1, 2013 (this vesting schedule was adopted on February 9, 2012, and superseded the original vesting schedule which provided for vesting based on achievement of PEDCO fundraising and “going public” milestones); (ii) 750,000 shares of PEDCO common stock held by Mr. Peterson vesting with respect to  50% of the shares on August 9, 2012, 20% of the shares of February 9, 2013, 20% of the shares on August 9, 2013, and 10% of the shares on February 9, 2014; and (iii) options to purchase 150,000 shares of PEDCO common stock exercisable by Mr. Peterson on June 1, 2012 at an exercise price of $0.08 per share (this vesting schedule was adopted on February 9, 2012, and superseded the original vesting schedule which provided for vesting based on achievement of PEDCO fundraising and “going public” milestones).

(8)
PEDCO Series A preferred stock representing approximately 5.1% of the series. Address: Level 6, Princes Building, Chater Road, Hong Kong. KKSH Holdings Ltd. is beneficially owned by Messrs. Richard Grigg and Ho Kin Kyun.

(9)	Figure includes all shares beneficially held by the officers and directors of the company post-merger, including Messrs. Ingriselli, Moore, Tseng, and Peterson.

DESCRIPTION OF SECURITIES TO BE ISSUED IN CONNECTION WITH MERGER

As of ______________, 2012, there were (i) _____________ shares of our common stock, which does not include 1,150,000 approved but unissued shares arising from the class action settlement from 2005, (ii) 6,000,000 shares of our Series A preferred stock, and (iii) one share of our Series B Preferred Stock, issued and outstanding.

Common Stock

Holders of shares of common stock are entitled to one vote per share on each matter submitted to a vote of shareholders. In the event of liquidation, holders of common stock are entitled to share pro rata in the distribution of assets remaining after payment of liabilities, if any and payments to the holders of our preferred stock.  Holders of common stock have no cumulative voting rights.  Holders of common stock have no preemptive or other rights to subscribe for shares. Holders of common stock are entitled to such dividends as may be declared by our board out of funds legally available therefore. The outstanding shares of common stock are validly issued, fully paid and non-assessable.

Series A Convertible Preferred Stock

The 6,000,000 shares of Series A preferred stock accrue dividends at the rate of 8% per annum, in arrears for each month that the Series A preferred stock is outstanding.  We have the right to repay any or all of the accrued dividends at any time by providing the holders of the Series A preferred stock at least five days written notice of our intention to do so.

Additionally, holders of our Series A preferred stock have optional conversion rights, which provide the holders the right, at any time, to convert their Series A preferred stock (including accrued but unpaid dividends) into shares of our common stock at a conversion price of $0.20 per share. In addition, all of our shares of Series A preferred stock automatically convert into common stock at the same rate if our common stock trades for a period of more than 20 consecutive trading days at a price greater than $3.00 per share and the average trading volume of our common stock exceeds 50,000 shares per day over the same period.  Each share of Series A preferred stock entitles the holder thereof to that number of votes equal to the number of shares of common stock into which such share of Series A preferred stock is then convertible.

Series B Preferred Stock

As additional security for the repayment of the funds loaned to us by Centurion, we issued Centurion one share of our newly designated Series B preferred stock, in consideration for $100.  This share entitles Centurion to consent to and approve our entry into any bankruptcy proceeding, the appointment of a receiver, liquidator or trustee or the assignment of our assets for the benefit of creditors.

Shares Issuable In Connection With the Merger

In connection with and pursuant to the amended and restated certificate of formation and the merger, (a) each share of outstanding Series A and Series B preferred stock will be converted into shares of our common stock on a one-for-one basis prior to affecting the 1:112 reverse stock split described in greater detail above; (b) all outstanding shares of our Series A and B preferred stock will be cancelled and the designations providing for such securities terminated; and (b) an aggregate of 17,857,261 shares of our common stock, 11,984,208 shares of newly designated Series A preferred stock, warrants to purchase 1,100,000 shares of our common stock, and warrants to purchase 549,167 shares of our newly designated shares of Series A preferred stock will be issued to existing security holders of PEDCO, and options to purchase 895,000 shares of our common stock will be issued to existing holders of options to purchase common stock of PEDCO.  Further, an additional 8,082,459 shares of PEDCO Series A preferred stock and three-year warrants to purchase up to 808,246 shares of PEDCO Series A preferred stock exercisable at $0.75 per share may be issued to placement agents in connection with the additional sale by PEDCO in private transactions to “accredited investors” of approximately $6.0 million of Series A preferred stock of PEDCO prior to the merger, which shares and warrants, if issued prior to the merger, will also be exchanged for our new Series A Preferred Stock and warrants in the merger, subject to a maximum aggregate total of no more than 45 million shares of PEDCO capital stock being issued and outstanding, or committed for future issuance, on a fully-diluted basis (including all issued and outstanding common stock, preferred stock, options, warrants, and issuance commitments) prior to the merger, without the prior written consent of Blast.  Such additional shares of PEDCO Series A preferred stock and warrants to purchase shares of PEDCO Series A preferred stock have not been included in the number of securities outstanding in the company post-merger, as such securities are not currently outstanding.

Rights and Privileges of Our New Series A Preferred Stock

In connection with the adoption of our amended and restated certificate of formation, we will adopt a new series of Series A preferred stock.  The holders of our new Series A preferred stock will be entitled to cumulative annual dividends of 6% of the “Original Issue Price” of $0.75 per share (subject to adjustments) and, in preference to the holders of our common stock and any other junior stock, will be entitled to an amount equal to such Original Issue Price, plus accumulated but unpaid dividends, upon our liquidation.  No dividends may be paid on our common stock unless and until the declared dividends are paid on our Series A preferred stock.  The holders of our Series A preferred stock will be permitted to convert each such share into that number of shares of common stock equal to the Original Issue Price divided by $0.75, subject to adjustments.  The holders of our Series A preferred stock are also entitled to vote with the common stock on an as-converted basis.  Our Series A preferred stock is described in greater detail above under “Proposal X – Approval Of The Amended And Restated Certificate Of Designations Of Our Series A Preferred Stock.”  We are adopting the new Series A preferred stock designation and issuing the new Series A preferred stock as a required term and condition of the merger.

MARKET FOR BLAST’S COMMON STOCK

Market Information and Holders

Our common stock is traded on the OTCBB under the symbol “BESV”.  On February 23, 2011, our stock was delisted from the OTCBB due to the failure of a market maker to quote our common stock on the OTCBB for the time period required under FINRA rules and regulations.  Following delisting, our common stock began trading on the OTC Pinks market (i.e., the OTCQB).  We took steps to remedy the matter and our stock was requoted on the OTCBB on March 11, 2011. As of April 20, 2012, there were approximately 318 holders of record of our common stock.  This number does not include stockholders for whom shares were held in “nominee” or “street name”.  Our common stock trades on a limited, sporadic and volatile basis.

The table below shows the high and low per-share bid information for our common stock for the periods as indicated as reported by the OTCBB.

	PRICE RANGES
QUARTER ENDED	HIGH	LOW

June 30, 2012 (through May 30, 2012)	$0.009	$0.003
March 31, 2012	$0.018	$0.003

December 31, 2011	$0.055	$0.005
September 30, 2011	$0.090	$0.030
June 30, 2011	$0.200	$0.025
March 31, 2011	$0.200	$0.020

December 31, 2010	$0.070	$0.060
September 30, 2010	$0.060	$0.060
June 30, 2010	$0.060	$0.060
March 31, 2010	$0.090	$0.080

Dividends

We have never declared or paid any cash dividends on our common stock, and we do not anticipate paying any dividends in the foreseeable future.  We intend to devote any earnings to fund the operations and the development of our business.

BLAST'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

All dollar amounts discussed below are rounded to the nearest $1,000, or for larger numbers, to the nearest tenth of a million dollars.  Please consult the financial statements for exact dollar amounts.

Comparison of the Three Months Ended March 31, 2012 with the Three Months Ended March 31, 2011

Oil and Gas Properties.  Oil and gas revenues increased by $11,000 to $118,000 for the three months ended March 31, 2012 compared to $107,000 for the three months ended March 31, 2011.  Operating expenses associated with the oil and gas properties decreased by $2,000 to $88,000 for the three months ended March 31, 2012 compared to $90,000 for the three months ended March 31, 2011. The gross profit from oil and gas activities for the three months ended March 31, 2012 was $30,000 compared to $17,000 for the same period in 2011.

Down-hole Solutions.  There were no Down-hole Solutions’ revenues for the three months ended March 31, 2012 or 2011. The loss from Down-hole Solutions decreased by $6,000 to $15,000 for the three months ended March 31, 2012 compared to a loss of $21,000 for the three months ended March 31, 2011. This reduction is related to storage fees and equipment related insurance premiums in 2011 which were not applicable to 2012.

Depreciation, Depletion and Amortization (“DD&A”). DD&A costs increased $1,000 to $36,000 for the three months ended March 31, 2012 compared to $35,000 for the three months ended March 31, 2011.

Selling, General and Administrative. Selling, general and administrative (“SG&A”) expenses decreased by $236,000 to $191,000 for the three months ended March 31, 2012 compared to $427,000 for the three months ended March 31, 2011. The decrease was primarily due to stock compensation expense in 2011 not applicable to 2012 and a reduction in payroll and overhead costs.

	For the Three Months Ended March 31,		Increase
(in thousands)	2012	2011	(Decrease)
Payroll and related costs	$38	$103	$(65)
Option and warrant expense	0	171	(171)
Legal fees and settlements	65	12	53
External services	68	92	(24)
Insurance	12	21	(9)
Travel & entertainment	0	8	(8)
Office rent, communications, misc.	8	20	(12)
	$191	$427	$(236)

Interest Expense.  Interest expense was $189,000 for the three months ended March 31, 2012 compared to $114,000 for the three months ended March 31, 2011, an increase of $75,000 from the prior period. This increase is primarily due to interest incurred on the lending arrangement that closed in February 2011, the accretion and amortization of the related debt discount and deferred financing costs, the expensing of the portion of the debt discount and deferred financing costs associated with the principal payment during the 2011 period as well as the Exit Fee calculated on the remaining principle balance which was triggered by the agreement with the lender to extend the maturity date of the note from February 2012 to June 2012.

Loss From Continuing Operations. The loss from continuing operations decreased by $179,000 to $366,000 for the three months ended March 31, 2012 compared to a loss from continuing operations of $545,000 for the three months ended March 31, 2011. This decrease is primarily due to stock compensation expense associated with the granting of options in 2011 not applicable to 2012.

Loss From Discontinued Operations. Loss from discontinued operations was $-0- for the three months ended March 31, 2012 compared to a loss from discontinued operations of $3,686 for the three months ended March 31, 2011.

Net Loss.  Net loss decreased by $182,000 to a net loss of $366,000 for the three months ended March 31, 2012 compared to a net loss of $548,000 for the three months ended March 31, 2011.  This decrease is primarily due to stock compensation expense associated with the granting of options in 2011, which was not applicable to 2012.

Comparison of Year Ended December 31, 2011 with the Year Ended December 31, 2010

Oil and Gas Properties.  Oil and Gas Properties revenues were $447,000 for the year ended December 31, 2011 compared to $109,000 for the year ended December 31, 2010. Lease operating costs for Oil and Gas Properties were $271,000 for the year ended December 31, 2011 compared to $68,000 for the year ended December 2010, an increase of $203,000 from the prior period.  Impairment expense of $1,640,489 was recognized primarily as a result of the unsuccessful well drilled in the Guijarral Hills Field Exploitation project. The operating loss from Oil and Gas Properties for the year ended December 31, 2011 was $3.1 million compared to an operating loss of $1.5 million for the year ended December 2010. The increase in revenues was mainly the result of the fact that oil and gas operations in 2010 represented only three months of activity as Blast's oil and gas properties were purchased with an effective date of October 1, 2010.

Down-hole Solutions.  Down-hole Solutions revenues were $-0- for the years ended December 31, 2011 and 2010.  Cost of sales for Down-hole Solutions decreased $603,000 to $70,000 for the year ended December 31, 2011, compared to $673,000 for the year ended December 31, 2010. The operating loss from Down-hole Solutions decreased by $603,000, to a loss of $70,000 for the year ended December 31, 2011, compared to a loss of $673,000 for the year ended December 31, 2010. The higher operating loss in 2010 was primarily due to a one-time impairment to the market value of Blast's Applied Fluid Jetting ("AFJ") rig in 2010 after unsuccessfully attempting to drill laterals on several wells in 2009, partially offset by lower expenses associated with the suspension of field testing of this technology.   The loss in 2011 was primarily a result of depreciation expense related to Down-hole Solutions property and equipment.

Selling, General and Administrative Expense. Selling, general and administrative (“SG&A”) expense increased by $705,000 to $1,469,000 for the year ended December 31, 2011, compared to $764,000 for the year ended December 31, 2010.  The following table details the major components of SG&A expense over the periods:

	For the Year Ended December 31,
(In Thousands)	2011	2010	Increase/ (Decrease)
Payroll and related costs	$365	$261	$104
Option and warrant expense	643	47	596
Legal fees and settlements	57	79	(22)
Consulting and professional fees	264	236	28
Insurance	75	80	(5)
Travel & entertainment	14	21	(7)
Office rent, communications and miscellaneous	51	40	11
	$1,469	$764	$705

The increase is primarily due to stock compensation expenses associated with warrants granted in 2011, an increase in payroll, and increased professional fees offset by a reduction in insurance costs associated with the cessation of activities, reduced legal expenses and reduced overhead related expenses all attributed to the reduction in general and administrative expenses. The main reason for the increase in expenses was due to increased professional service fees, payroll, selling expenses and corporate reporting expenses.

Depreciation - services. Depreciation expense decreased by $74,000 to $61,000 for the year ended December 31, 2011 compared to $135,000 for the year ended December 31, 2010. This decrease is primarily related to the sale of surplus equipment no longer needed for AFJ operations.

Depletion, Amortization and impairment – oil and gas. Amortization costs of $78,000 for 2011 were the result of depletion on units of production basis for the full year compared to depletion of $22,000 for three months in 2010. Additionally, an impairment expense of $1,640,489 was recognized pursuant to the year-end full cost ceiling test for 2011 primarily as a result of the unsuccessful well drilled in the Guijarral Hills Field Exploitation project compared to an oil and gas impairment of $48,000 pursuant to the year-end full cost ceiling test for 2010.

Asset Impairment – services equipment.  There was no asset impairment on services equipment in 2011. During 2010, an asset impairment in the amount of $454,000 was taken on the carrying value of the AFJ rig which is currently being temporarily stored and is not in service. The rig was impaired based upon the estimated market price of similar oil field service equipment.

Interest Expense. Interest expense increased by $959,000 to $1,057,000 for the year ended December 31, 2011 compared to $98,000 for the year ended December 31, 2010. This increase is primarily related to the additional debt incurred in order to participate in the Solimar project in California and interest thereon.

Other Income. Other income was $1,400 for the year ended December 31, 2011 compared to $4,000 for the year ended December 31, 2010.

Loss From Continuing Operations. The loss from continuing operations increased by $2.5 million to $4.1 million for the year ended December 31, 2011 compared to a loss of $1.6 million for the year ended December 31, 2010.  This increase is primarily due to increased interest expense and administrative expenses.

Income (Loss) From Discontinued Operations. Loss from discontinued operations was $4,000 for the year ended December 31, 2011 compared to income from discontinued operations of $39,000 for the year ended December 31, 2010.

Net Loss.  Net loss was $4.1 million for the year ended December 31, 2011 compared to net loss of $1.5 million for the year ended December 31, 2010.

Liquidity and Capital Resources

We have no current commitment from our officers, Directors or any of our shareholders to supplement our operations or provide us with financing in the future. In the future, we may be required to seek additional capital by selling debt or equity securities, selling assets or partial interests in oil and gas properties, or otherwise be required to bring cash flows in balance when we approach a condition of cash insufficiency. The sale of additional equity or debt securities, if accomplished, may result in dilution to our then shareholders. We provide no assurance that financing will be available in amounts or on terms acceptable to us, or at all.

Blast had total current assets of $92,000 as of March 31, 2012, including cash of $3,000, compared to total current assets of $66,000 as of December 31, 2011, including a cash balance of $19,000.

Blast had total assets of $1.9 million as of March 31, 2012 and December 31, 2011.  Included in total assets as of March 31, 2012 and December 31, 2011 were $1.2 million of proved oil and gas properties subject to amortization.

Blast had total liabilities of $4.0 million as of March 31, 2012, including current liabilities of $2.8 million, compared to total liabilities of $3.6 million as of December 31, 2011, including current liabilities of $2.5 million.

Blast had negative working capital of $2.7 million, total stockholders’ deficit of $2.1 million and a total accumulated deficit of $78.6 million as of March 31, 2012, compared to negative working capital of $2.4 million, total stockholders’ deficit of $1.7 million and a total accumulated deficit of $78.2 million as of December 31, 2011.

Cash Flows From Operating Activities. Blast had net cash used in operating activities of approximately $160,000 for the three months ended March 31, 2012 which was primarily due to $366,000 of loss from continuing operations.

Cash Flows from Investing Activities. Blast had no net cash used in investing activities for the three months ended March 31, 2012.

Cash Flows from Financing Activities. Blast had net cash provided from financing activities of $144,000 for the three months ended March 31, 2012 which was due to borrowings on short-term debt.

A secured $1.12 million note with Berg McAfee Companies, LLC ("BMC") remains outstanding as of March 31, 2012.  The note bears interest at eight-percent (8%) per annum, and contains an option to be convertible into shares of Blast's common stock at the rate of one share of common stock for each $0.20 of the note outstanding. In January 2011, BMC agreed to revise and amend the terms of the note to extend the maturity date of such note from February 27, 2011, to February 27, 2013, to increase the amount of notice Blast is required to provide BMC in the event Blast desires to prepay the note from five (5) days to thirty (30) days), to subordinate the security for such note to Blast’s obligations due to and in connection with the drilling and completion of the Guijarral Hills development project, and to reduce the conversion rate for amounts outstanding under the Note from $0.20 per share  of Blast’s common stock to a rate of $0.08 per share.

In May 2011, Blast obtained a $100,000 loan from Clyde Berg, who is affiliated with BMC, Blast’s largest shareholder.  The loan bears interest at the rate of 25% per annum.  The loan is evidenced by a promissory note payable on May 18, 2012.  The loan is guaranteed by Eric McAfee, another affiliate of BMC. The proceeds from this loan will be used to partially cover the cost of testing operations on the Solimar 76-33 well.

In connection with the merger agreement, on January 13, 2012, Blast entered into a Debt Conversion Agreement (the “BMC Debt Conversion Agreement”) with BMC, and Clyde Berg (“Berg”).  The BMC Debt Conversion Agreement modifies the BMC and Berg Notes to provide that all principal and accrued interest under the BMC and Berg Notes shall be converted into shares of Blast's common stock (pre-Reverse Split) at a conversion price of Two Cents ($0.02) per share (the “Conversion”).  Pursuant to the BMC Debt Conversion Agreement, the Conversion shall take place, at such time as Blast shall provide the debt holders one (1) day’s prior notice of Blast’s intent to convert such debt, which shall not be more than five (5) business days prior to the record date of the Shareholder Meeting for voting on the Merger transaction (referenced above)(the “Conversion Date”).  The BMC Debt Conversion Agreement can be terminated by either party in the event the record date for the shareholder meeting has not occurred by August 1, 2012 (and the cause of such delay is not the result of the actions of the terminating party) or if the Board of Directors of Blast withdraws or materially modifies their recommendation of the merger (the “Termination Rights”).

On February 24, 2011, Blast entered into a Note Purchase Agreement (the “Purchase Agreement”) and related agreements with Centurion Credit Funding, LLC (the "Lender") to fund its Guijarral Hills project and to repay the Sun promissory note.  Pursuant to the Purchase Agreement, Blast agreed with the Lender to enter into Secured Promissory Notes in the aggregate principal amount of $2,522,111.  These funds were expected to be repaid from the net proceeds of the sale of crude oil and natural gas produced from the Guijarral Hills project. However, since the initial well drilled in this project did not yield any commercial quantities of oil or gas, we are unable to provide any assurance that funds will be adequate to repay this loan. The loan is evidenced by Notes which accrue interest at the rate of ten percent (10%) per annum, payable on the first day of each month beginning in March 2011.

In connection with the merger agreement, on January 13, 2012 Blast entered into the Amendment to Note Purchase Agreement (the “Note Purchase Amendment”), with the Lender.   The Note Purchase Amendment modified the Purchase Agreement primarily in order (i) to grant consent to the merger agreement, (ii) to waive, solely with respect to Blast post-Merger, certain loan covenants and restrictions as they relate to the assets of PEDCO and the operations of Blast post-Merger, (iii) to waive the Lender’s right of first refusal to provide additional funding to Blast; and (iv) to provide, effective upon the effective date of the Merger, for the conversion of up to 50% of the loan amounts outstanding to the Lender, into shares of Blast’s common stock at $0.75 per share on a post-Reverse Split basis at the option of Lender at any time after June 9, 2012, provided that Blast in its sole discretion may waive the 50% conversion limitation.  The conversion rights described above are subject to the Lender being prohibited from converting any portion of the outstanding notes which would cause it to beneficially own more than 4.99% of Blast’s then outstanding shares of common stock, subject to the Lender’s right to increase such limit up to 9.99% of Blast’s outstanding shares with 61 days prior written notice to Blast.

In connection with the Note Purchase Amendment, Blast further amended certain terms and conditions of the other documents previously entered into with the Lender and referenced and defined in the Note Purchase Amendment, including: the Security Agreement, the First Tranche Promissory Note, and the Second Tranche Promissory Note (individually each a “Promissory Note,” and collectively, the “Promissory Notes” or the “Notes”).  The Security Agreement was amended: (i) to grant consent to the merger agreement, and (ii) to waive, solely with respect to Blast post-Merger, certain covenants and restrictions on Blast’s collateral as they relate to the assets of PEDCO and the operations of Blast post-Merger, and (iii) to include a subsidiary guarantee with PEDCO (the “PEDCO Guarantee”), which shall be effective only after the consummation of the Merger.  Pursuant to the PEDCO Guarantee, which is to be entered into at the Effective Time of the Merger PEDCO agreed to guaranty the full and punctual payment and collection when due of the principal, interest and other related fees due under the Promissory Notes, provided that the Lender must first foreclose on any collateral securing the Promissory Notes, and use reasonable efforts to collect from Blast.

The Promissory Notes were amended in January 2012, and again in May 2012, to provide an extension of the maturity date of such Promissory Notes, which were due February 2, 2012, to: the earlier of (i) August 1, 2012, or (ii) the date all obligations and indebtedness under such Promissory Notes are accelerated in accordance the terms and conditions of such Promissory Notes.  Furthermore, commencing February 2, 2012, the interest amount on the Promissory Notes was increased from 10% to 18% per annum, and the new interest rate includes both the principal amount and the Exit Fee payable below, and as further described under the Promissory Notes.  Lastly, the Exit Fee, which is 12% of the repayment amount, was increased by an aggregate of $30,000 for the Promissory Notes (the “Exit Fee”).

Since the execution of the merger agreement, PEDCO has advanced Blast approximately $345,000 to cover Blast’s operating and merger expenses and an additional $30,000 in the form of a deposit.  The merger agreement provides for an automatic adjustment in the reverse stock split ratio (and therefore a reduction in the percentage of shares to be retained by Blast shareholders in the merger) based on the total amount of unpaid advances at closing.  The parties currently anticipate that the total of such unpaid advances, at closing, will equal approximately $500,000, resulting in a reverse split ratio of one-for-112.  Our Board of Directors has previously determined not to move forward with the merger transaction and approval of the amended and restated certificate of formation in the event the total reverse split required to be effected pursuant to the terms of the merger (as summarized above) would be greater than 1:112. In the event the merger agreement is terminated, the amounts owed to PEDCO will be payable within ten days.

If the merger is not completed, we will not have sufficient cash available to repay the amounts owed to PEDCO and the Lender.  As such, we may be forced to curtail or abandon our operations, liquidate our assets (notwithstanding the fact that the lender holds a first priority security interest over substantially all of our assets), seek bankruptcy protection (if available) and/or cease filing reports with the SEC.  In such case, an investment in us will likely decline in value or become worthless and our shareholders may lose their entire investment.

Cash Flows From Operating Activities. Blast had net cash used in operating activities of approximately $160,000 for the three months ended March 31, 2012 which was primarily due to $366,000 of loss from continuing operations.

Cash Flows from Investing Activities. Blast had no net cash used in investing activities for the three months ended March 31, 2012.

Cash Flows from Financing Activities. Blast had net cash provided from financing activities of $144,000 for the three months ended March 31, 2012 which was due to borrowings on short-term debt.

OTHER MATTERS

Our management does not intend to present any other items of business and knows of no other matters that will be brought before the special meeting.  However, if any other matters properly come before the special meeting, the person named in the enclosed proxy will vote the shares of capital stock he represents in accordance with his best judgment.  Whether or not you plan to attend the special meeting, please sign and date the enclosed proxy card and return it in the enclosed envelope to ensure your representation at the special meeting.

HOUSEHOLDING

In order to reduce our printing costs and postage fees, in certain circumstances we may send only one copy of this proxy statement to multiple shareholders if multiple shareholders of record have the same address.  If you are an eligible shareholder of record receiving multiple copies of this proxy statement at your household, you can request householding orally or in writing by contacting Blast Energy Services, Inc., PO Box 710152, Houston, Texas 77271-0152, Attn: Chief Financial Officer, by calling (_______) _______-_______ or by following the instructions at http://www.iproxydirect.com/BESV.  If you are a shareholder of record residing at an address that participates in householding and you wish to receive a separate document in the future, you may contact us in the same manner.  If you own your shares through a bank, broker or other nominee, you can request householding by contacting the nominee.

SUBMISSION OF SHAREHOLDER PROPOSALS

Any Proposal that a shareholder intends to present for inclusion in our proxy statement and form of proxy for our 2012 annual meeting of shareholders must be received by us on or before [_______], 2012 in order to be included in the proxy statement and must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934 regarding shareholder Proposals.  Any Proposal that a shareholder intends to present at our annual meeting but does not desire to include in our proxy statement must be received by us on or before [_______], 2012 in order to be presented at the annual meeting. All shareholder Proposals described in this paragraph should be sent to Blast Energy Services, Inc., PO Box 710152, Houston, Texas 77271-0152, Attn: Chief Financial Officer.

WHERE YOU CAN FIND MORE INFORMATION

Blast Energy Services, Inc. files reports, proxy statements, and other information with the SEC.  You can read and copy these reports, proxy statements, and other information concerning our company at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information about the operation of the SEC’s Public Reference Room.  The SEC also maintains an Internet site that contains all reports, proxy statements and other information that we file electronically with the SEC.  The address of that website is http://www.sec.gov.

PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE.  YOU MAY REVOKE YOUR PROXY BY GIVING US WRITTEN NOTICE OF REVOCATION PRIOR TO THE SPECIAL MEETING, BY EXECUTING A LATER DATED PROXY AND DELIVERING IT TO OUR CORPORATE SECRETARY PRIOR TO THE SPECIAL MEETING OR BY ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON.

By Order of the Board of Directors,
Roger P. (Pat) Herbert
Chairman, President and Chief Executive Officer
[__________], 2012

PACIFIC ENERGY DEVELOPMENT CORPORATION
(A DEVELOPMENT STAGE COMPANY)

UNAUDITED FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011

Financial Statements
Unaudited Consolidated Balance Sheets as of March 31, 2012 and December 31, 2011	F-2

Unaudited Consolidated Statement of Operations For the Three Months Ended March 31, 2012, the Period From February 5, 2011 (Inception) Through March 31, 2011 and the Period From February 5, 2011 (Inception) Through March 31, 2012
F-4

Unaudited Condensed Consolidated Statement of Stockholders’ Equity Consolidated Statement of Stockholders’ Deficit, for the Period From February 5, 2011 (Inception) Through March 31, 2012	F-5

Unaudited Consolidated Statements of Cash Flows For the Three Months Ended March 31, 2012 and 2011	F-6

Notes to Unaudited Consolidated Financial Statements

AUDITED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010 (RESTATED)

Report of Independent Registered Public Accounting Firm	F-24

Financial Statements
Consolidated Balance Sheet—December 31, 2011	F-25

Consolidated Statements of Operations— For the Period From February 5, 2011 (Inception) Through December 31, 2011	F-26

Consolidated Statement of Stockholders’ Deficit—For the Period From February 5, 2011 (Inception) Through December 31, 2011	F-27

Consolidated Statements of Cash Flows— For the Period From February 5, 2011 (Inception) Through December 31, 2011	F-28

Notes to Consolidated Financial Statements	F-29

PACIFIC ENERGY DEVELOPMENT CORPORATION AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2012	December 31, 2011

ASSETS

Current assets
Cash and cash equivalents	$250,884	$176,471
Receivables from related entities	58,292	302,315
Prepaid expenses	20,170	26,533
Deferred costs	309,635	111,828

Total current assets	638,981	617,147

Oil and gas property and equipment, net	5,479,989	1,728,928
Equity method investment	560,882	588,453
Other investment	4,100	4,100

Total assets	$6,683,952	$2,938,628

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$74,513	$145,428
Accrued liabilities	2,756,009	1,904,647

Total current liabilities	2,830,522	2,050,075

Commitments and Contingencies (Note 7)

Stockholders’ equity
Series A convertible preferred stock, $0.001 par value
Authorized shares - 100,000,000
11,222,874 and 6,666,667 shares issued and outstanding	11,224	6,667
at March 31, 2012 and December 31, 2011, respectively
(liquidation preference of $5,000,000)
Common stock, $0.001 par value, Authorized shares - 200,000,000
15,502,261 shares issued and outstanding at March 31, 2012 and	15,503	15,503

December 31, 2011, respectively
Additional paid in capital	5,056,697	1,630,060
Stock service receivable	(69,667)	(69,667)
Accumulated deficit	(1,160,327)	(694,010)

Total stockholders’ equity	3,853,430	888,553

Total liabilities and stockholders’ equity	$6,683,952	$2,938,628

The accompanying notes are an integral part of these financial statements.

PACIFIC ENERGY DEVELOPMENT CORPORATION AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

		Period from	Period from
	Three Months	February 9, 2011	February 9, 2011
	Ended March 31,	(Inception) to	(Inception) to
	2012	March 31, 2011	March 31, 2012

Operating expenses:
Occupancy	$8,315	$-	$26,853
Travel and entertainment	12,978	-	88,070
Professional services	94,865	-	300,065
Personnel	304,327	-	616,675
Administration	18,261	740	55,208

Total operating expenses	438,746	740	1,086,871

Loss from operations	(438,746)	(740)	(1,086,871)

Other Expense
Interest expense	-	(25)	(12,912)
Equity in loss of equity method investment	(27,571)	-	(53,446)
Other expenses	-	-	(7,098)

Total other expenses	(27,571)	(25)	(73,456)

Net loss	$(466,317)	$(765)	$(1,160,327)

The accompanying notes are an integral part of these financial statements.

PACIFIC ENERGY DEVELOPMENT CORPORATION AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

	Series A Convertible					Service
	Preferred Stock		Common Stock			Receivable
					Additional
	Shares	Amount	Shares	Amount	Paid-In Capital	Amount	Accumulated Deficit	Total
Balances at February 9, 2011	-	$-	-	$-	$-	$-	$-	$-
Issuance of common stock for cash	-	-	10,420,000	10,420	-	-	-	10,420
Issuance of common stock for interest in Rare Earth JV	-	-	4,100,000	4,100	-	-	-	4,100
Issuance of Series A preferred stock for cash	4,266,667	4,267	-	-	3,195,733	-	-	3,200,000
Contribution of corporate investor capital
to equity method investee	-	-	-	-	(2,457,312)	-	-	(2,457,312)
Issuance of Series A preferred stock
upon conversion of notes payable	2,400,000	2,400	-	-	897,600	-	-	900,000
Issuance costs for Series A preferred stock	-	-	-	-	(106,865)	-	-	(106,865)
Issuance of common stock for services	-	-	285,595	286	28,274	-	-	28,560
Issuance of common stock in exchange for services receivable	-	-	696,666	697	68,970	(69,667)	-	-
Stock compensation	-	-	-	-	3,660	-	-	3,660
Net loss	-	-	-	-		-	(694,010)	(694,010)
Balances at December 31, 2011	6,666,667	$6,667	15,502,261	$15,503	$1,630,060	$(69,667)	$(694,010)	$888,553

Issuance of Series A preferred stock for cash	2,659,540	2,660	-	-	1,947,955	-	-	1,950,615
Issuance of common stock for Excellong E&P-2, Inc.	1,666,667	1,667	-	-	1,248,333	-	-	1,250,000
Issuance of Series A preferred stock to STXRA	230,000	230	-	-	172,270	-	-	172,500
Stock compensation	-	-	-	-	58,079	-	-	58,079
Net loss	-	-	-	-		-	(466,317)	(466,317)
Balances at March 31, 2012	11,222,874	$11,224	15,502,261	$15,503	$5,056,697	$(69,667)	$(1,160,327)	$3,853,430

The accompanying notes are an integral part of these financial statements.

PACIFIC ENERGY DEVELOPMENT CORPORATION AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

		Period from	Period from
	Three Months	February 9, 2011	February 9, 2011
	Ended March 31,	(Inception) to	(Inception) to
	2012	March 31, 2011	March 31, 2012

Cash flows from operating activities
Net loss	$(466,317)	$(765)	$(1,160,327)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	489	-	1,151
Stock based compensation expense	58,079	-	61,739
Equity in loss of equity method investment	27,571	-	53,446
Changes in operating assets and liabilities:
Receivables from related entities	244,023	-	(58,292)
Prepaid expenses	6,363	-	(16,070)
Accounts payable	(70,915)	-	74,513
Accrued liabilities	23,862	740	56,637

Net cash used in operating activities	(176,845)	(25)	(987,203)

Cash flows from investing activities
Deferred costs	(197,807)	-	(309,635)
Acquisition of oil and gas interest	(1,500,000)	-	(4,399,542)
Acquisition of property and equipment	(1,550)	-	(6,906)

Net cash used in investing activities	(1,699,357)	-	(4,716,083)

Cash flows from financing activities
Proceeds from issuance of notes payable to related party	-	200,000	1,100,000
Repayment of notes payable to related party	-	-	(200,000)
Proceeds from issuance of common stock	-	9,730	10,420
Proceeds from issuance of Series A preferred stock (net of issuance costs
of $41,035, $0 and $147,900)	1,950,615	-	5,043,750

Net cash provided by financing activities	1,950,615	209,730	5,954,170

Net increase in cash and cash equivalents	74,413	209,705	250,884
Cash and cash equivalents at beginning of the period	176,471	-	-
Cash and cash equivalents at end of the period	$250,884	$209,705	$250,884

Supplemental Disclosures of Cash Flow Information
Interest paid	$-	$-	$12,912

Supplemental disclosure of noncash investing and financing activities:
Issuance of 1,666,667 shares of Series A preferred stock in exchange
for investment in Excellong E&P-2, Inc.	$1,250,000	$-	$1,250,000
Issuance of 230,000 shares of Series A preferred stock in connection
with the Niobrara purchase	$172,500	$-	$172,500
Issuance of 4,100,000 shares of common stock in exchange
for investment in Rare Earth JV	$-	$-	$4,100
Accrual of oil and gas interest purchase obligations	$1,000,000	$-	$2,871,872
Conversion of notes payable into 2,400,000 shares of Series A preferred stock	$-	$-	$1,800,000
Contribution of 62.5% of oil and gas interest to equity method investee	$-	$-	$3,071,640
Issuance of common stock as part of oil and gas interest purchase	$-	$-	$28,560

The accompanying notes are an integral part of these financial statements.

PACIFIC ENERGY DEVELOPMENT CORPORATION AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – DESCRIPTION OF BUSINESS

Pacific Energy Development Corporation and subsidiary (the “Company”) is a development stage company formed for the purpose of (i) engaging in the business of oil and gas exploration, development and production of primarily shale oil and gas and secondarily conventional oil and gas opportunities in the United States, and (ii) subsequently utilizing the Company’s strategic relationships for exploration, development and production in Pacific Rim countries, with a particular focus in China. The Company was originally formed in February 2011 as a limited liability company, and converted to a C corporation in June 2011.  In October 2011, the Company formed a new subsidiary called Condor Energy Technology LLC (“Condor”), a limited liability company organized under the laws of the State of Nevada.  The Company owns 20% of Condor and a corporate investor owns 80%. The Company also holds a 6% joint venture interest in Rare Earth Ovonic Metal Hydride JV Co. Ltd. Joint Venture, a Chinese rare earth metal manufacturing and production company (the “Rare Earth JV”) through its 100% owned subsidiary Pacific Energy & Rare Earth Inc.   In March of 2012, the Company acquired 100% of Excellong E&P-2, Inc., a Texas corporation whose sole asset is an approximately 8 percent working interest in certain oil and gas leases covering approximately 1,650 net acres in the Leighton Field located in McMullen County, Texas, which is currently producing oil and natural gas from the Eagle Ford shale formation (the “Eagle Ford Asset”).

The Company plans to focus initially on developing shale oil and gas assets held by the Company in the United States, including its first oil and gas working interest known as “the Niobrara Asset” and its second oil and gas working interest known as the “the Eagle Ford Asset”, each as described below.  Subsequently, the Company plans to seek additional shale oil and gas and traditional oil and gas asset acquisition opportunities in the United States and Pacific Rim countries utilizing its strategic relationships and technologies that may provide the Company a competitive advantage in accessing and exploring such assets. Some or all of these assets may be acquired by subsidiaries, including Condor, or others that may be formed at a future date.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has incurred losses from operations of $1,160,327 from the date of inception (February 9, 2011) through March 31, 2012. Additionally the Company is dependent on obtaining additional debt and or equity financing to roll-out and scale its planned principal business operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Management’s plans in regard to these matters consist principally of seeking additional debt and/or equity financing combined with expected cash flows from planned oil & gas asset acquisitions.  There can be no assurance that the Company’s efforts will be successful.  The financial statements do not include any adjustments that may result from the outcome of this uncertainty.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and, accordingly, do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. These condensed consolidated financial statements are prepared on the same basis and should be read in conjunction with the audited financial statements and related notes included in the Company's financial statements for the year ended December 31, 2011. Interim results are not necessarily indicative of the results to be expected for the full year, and no representation is made thereto.

In the opinion of management, these financial statements include all adjustments necessary to state fairly the financial position and results of operations for each interim period shown. All such adjustments occur in the ordinary course of business and are of a normal, recurring nature.

The condensed consolidated financial statements include the Company and its wholly-owned subsidiary, Pacific Energy and Rare Earth, Inc. All inter-company accounts and transactions have been eliminated in consolidation.

Use of Estimates
The preparation of condensed consolidated financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ materially from those estimates.

The Company’s most significant estimates relate to the valuation of its investment in the Rare Earth JV, its valuation of its common stock, options and warrants, and the valuation and allocation of its purchase of the Eagle Ford asset.

Cash and Cash Equivalents
The Company classifies all highly liquid investments purchased with an original maturity of three months or less at the date of purchase as cash equivalents. As of March 31, 2012 and December 31, 2011, cash equivalents consisted of money market funds.

Deferred Property Acquisition Costs
The Company defers the costs, such as title and legal fees, related to oil and gas property acquisitions. At the time the acquisition is completed, these costs are reclassified and included as part of the purchase price of the property acquired. To the extent a property acquisition is not consummated these costs are expensed.

Exploration and Evaluation Assets and Oil and Gas Properties
The successful efforts method of accounting is used for oil and gas exploration and production activities. Under this method, all costs for development wells, support equipment and facilities, and proved mineral interests in oil and gas properties are capitalized. Geological and geophysical costs are expensed when incurred. Costs of exploratory wells are capitalized as exploration and evaluation assets pending determination of whether the wells find proved oil and gas reserves. Proved oil and gas reserves are the estimated quantities of crude oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, (i.e., prices and costs as of the date the estimate is made). Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Exploratory wells in areas not requiring major capital expenditures are evaluated for economic viability within one year of completion of drilling. The related well costs are expensed as dry holes if it is determined that such economic viability is not attained. Otherwise, the related well costs are reclassified to oil and gas properties and subject to impairment review. For exploratory wells that are found to have economically viable reserves in areas where major capital expenditure will be required before production can commence, the related well costs remain capitalized only if additional drilling is under way or firmly planned. Otherwise the related well costs are expensed as dry holes.

Exploration and evaluation expenditure incurred subsequent to the acquisition of an exploration asset in a business combination is accounted for in accordance with the policy outlined above.

The cost of oil and gas properties is amortized at the field level based on the unit of production method. Unit of production rates are based on oil and gas proved and probable developed producing reserves estimated to be recoverable from existing facilities based on the current terms of the respective production agreements. The Company’s reserves estimates represent crude oil and gas which management believes can be reasonably produced within the current terms of their production agreements.

Concentrations of Credit Risk
Financial instruments which potentially subject the Company to concentrations of credit risk include cash deposits placed with financial institutions. The Company maintains its cash in bank accounts which, at times, may exceed federally insured limits as guaranteed by the Federal Deposit Insurance Corporation (FDIC). At March 31, 2012, none of the Company’s cash balances were uninsured. The Company has not experienced any losses in such accounts.

Income Taxes
The Company accounts for income taxes under the asset and liability method, which requires, among other things, that deferred income taxes be provided for temporary differences between the tax basis of the Company’s assets and liabilities and their financial statement reported amounts. In addition, deferred tax assets are recorded for the future benefit of utilizing net operating losses and tax credit carry-forwards. A valuation allowance is provided against deferred tax assets unless it is more likely than not that they will be realized.

Significant judgment is required in determining any valuation allowance recorded against deferred tax assets. In assessing the need for a valuation allowance, the Company considers all available evidence, including past operating results, estimates of future taxable income and the feasibility of tax planning strategies. In the event that the Company changes its determination as to the amount of deferred tax assets that is more likely than not to be realized, the Company will adjust its valuation allowance with a corresponding impact to the provision for income taxes in the period in which such determination is made.

The Company adopted authoritative guidance regarding uncertain tax positions. This guidance requires that realization of an uncertain income tax position must be more likely than not (i.e. greater than 50% likelihood of receiving a benefit) before it can be recognized in the financial statements. The guidance further prescribes the benefit to be realized assuming a review by taxing authorities having all relevant information and applying current conventions. The interpretation also clarifies the financial statement classification of tax related penalties and interest and sets forth new disclosures regarding unrecognized tax benefits. The Company recognizes potential accrued interest and penalties related to unrecognized tax benefits as income tax expense.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock Based Compensation
ASC 718, Compensation-Stock Compensation (“ASC 718”), establishes accounting for share-based awards exchanged for employee services and requires companies to expense the estimated fair-value of these awards over the requisite employee service period. Under ASC 718, share-based compensation cost related to stock options is determined at the grant date using an option-pricing model. The value of the award that is ultimately expected to vest is recognized as expense on a straight-line basis over the employee’s requisite service period.

Fair Value of Financial Instruments
The Company follows Financial Accounting Standards Board (“FASB”) ASC 820, Fair Value Measurement (“ASC 820”), which clarifies fair value as an exit price, establishes a hierarchal disclosure framework for measuring fair value, and requires extended disclosures about fair value measurements. The provisions of ASC 820 apply to all financial assets and liabilities measured at fair value.

Fair Value of Financial Instruments (continued)
As defined in ASC 820, fair value, clarified as an exit price, represents the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As a result, fair value is a market-based approach that should be determined based on assumptions that market participants would use in pricing an asset or a liability.

As a basis for considering these assumptions, ASC 820 defines a three-tier value hierarchy that prioritizes the inputs used in the valuation methodologies in measuring fair value.

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

Recent Accounting Pronouncements
In May 2011, the FASB issued Accounting Standards Update No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in US GAAP and IFRSs (“ASU 2011-04”), to converge the guidance in generally accepted accounting principles in the United States of America (“US GAAP”) and International Financial Reporting Standards (“IFRS”). The amended guidance changes several aspects of the fair value measurement guidance in ASC 820. In addition, the amended guidance includes several new fair value disclosure requirements, including, among other things, information about valuation techniques and unobservable inputs used in Level 3 fair value measurements and a narrative description of Level 3 measurements’ sensitivity to changes in unobservable inputs. For nonpublic entities, the amended guidance must be applied prospectively for annual periods beginning after December 15, 2011.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (continued)

In June 2011, the FASB issued ASU 2011-05, “Presentation of Comprehensive Income” (ASU 2011-05) which amends ASC Topic 220, Comprehensive Income. The updated guidance in ASC Topic 220 gives an entity the option to present the total of comprehensive income, the components of net income and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. The updated guidance in ASC Topic 220 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011.

Implementation of these recent accounting pronouncements did not have a significant impact on the Company’s financial statements.

NOTE 4 – OIL AND GAS PROPERTY AND EQUIPMENT, NET

Property and equipment as of March 31, 2012 and December 31, 2011 consisted of the following:

	March 31, 2012	December 31, 2011

Oil and gas interests	$5,474,233	$1,724,234
Computers and software	6,906	5,356
Accumulated depreciation	(1,151)	(662)

Property and equipment, net	$5,479,988	$1,728,928

Depreciation expense for the period from February 9, 2011 (Inception) through March 31, 2012 was $1,151, and is included in operating expenses in the accompanying statement of operations. Depreciation expense for the quarter ended March 31, 2012 was $489, and is included in operating expenses in the accompanying statement of operations.

Oil and gas interests -- The Company acquired oil and gas interests in Colorado in a geologic formation known as the Niobrara formation (“the Niobrara Asset”) on October 31, 2011 for a total cost of $4,914,624.  62.50% of the value of the Niobrara interest acquired by the Company was assigned into Condor (see Note 5), of which the Company owns 20%. The following details the purchase price components:

•	$2,827,387 cash paid at closing.
•	1,333,334 shares of Series A Preferred, with a guaranteed minimum value of $1 million to be issued on November 10, 2012.*
•	$699,372 cash carry of the Sellers share of future drilling costs.*
•	285,595 shares of Common Stock of the Company valued at $28,560 issued to a due diligence provider, South Texas Reservoir Alliance, LLC (“STXRA”)
•	230,000 shares of Series A Preferred Stock to be issued in February of 2012 at a share price of $0.75, or $172,500 to STXRA.*
•	Other acquisition transaction costs in the amount of $186,806.

NOTE 4 – OIL AND GAS PROPERTY AND EQUIPMENT, NET (Continued)

*These obligations totaling $1,871,872 have been recorded as part of accrued liabilities in the balance sheet as of December 31, 2011.  Due to the satisfaction of the $172,500 obligation to STXRA through the issuance of 230,000 shares of Series A Preferred stock in the quarter ended March 31, 2012, these obligations total $1,699,372 as of March 31, 2012.

NOTE 5 – BUSINESS ACQUISITION

During the quarter ended March 31, 2012, the Company acquired Excellong E&P-2, Inc., a Texas corporation whose sole asset is an approximately 8 percent working interest in certain oil and gas leases covering approximately 1,650 net acres in the Leighton Field located in McMullen County, Texas, which is currently producing oil and natural gas from the Eagle Ford shale formation (the “Eagle Ford Asset”).  This area is currently producing oil and natural gas from two wells, but the remainder of the land is under development. The acquisition closed on March 29 and the total purchase price was $3.75 million, consisting of

•	$1,500,000 cash paid at closing.
•	$1,000,000 million due 60 days following closing on May 28, 2012 *
•
1,666,667 shares of Series A Preferred Stock with a total value of $1,250,000 and with a guaranteed value of $1.25 million on the date that is twelve months from the date of closing.  In the event that, on this twelve month anniversary (i) the Series A Stock has no Public Market Value, or (ii) the Series A Stock has a Public Market Value but the total Public Market Value of the Closing Stock issued to Sellers is less than $1,250,000, then each Seller shall have the right to require Buyer to repurchase some or all of such Seller’s shares of Closing Stock still then-held by such Seller for cash in an amount equal to $0.75 per share of Series A Stock repurchased (subject to adjustment for stock splits, conversions and the like) (the “Put”). For example, if all Sellers exercise the Put as to all shares of Closing Stock, the total repurchase price payable in connection with the Put would be $1,250,000.

*This obligation totaling $1,000,000 has been recorded as part of accrued liabilities in the balance sheet as of March 31, 2012.

The following table summarizes the allocation of the aggregate purchase price as follows:

Asset	Valuation

Tangible equipment	$147,000
Proved oil and gas reserves	3,603,000

Total	$3,750,000

NOTE 5 – BUSINESS ACQUISITION (Continued)

Management determined that there were no intangible assets.  Goodwill represents the excess of the purchase price over the fair value of the net tangible and identifiable intangible assets acquired and represents intangible assets that do not qualify for separate recognition. There was no Goodwill recognized associated with this acquisition. The fair value of the acquired tangible assets and proved oil and gas reserves is preliminary pending the final valuation of those assets.

The estimated future net recoverable oil and gas reserves from proved resources, both developed and undeveloped which were acquired in this transaction are as follows:

	Crude Oil (M Bbls)	Natural Gas (M Mcf)

Net recoverable oil and gas from proved resources	7,390.0	16,448.7
Current working interest	7.9%	7.9%

	586.7	1,305.9

NOTE 6 – EQUITY METHOD INVESTMENT

In October 2011, the Company formed a new subsidiary called Condor Energy Technology LLC (“Condor”), a limited liability company organized under the laws of the State of Nevada.  The Company owns 20% of Condor and a subsidiary of MIE Holdings Corporation (“MIE Holdings”) owns 80%. The Company acquired oil and gas interests in the Niobrara formation (the “Niobrara Asset”) on October 31, 2011.  62.50% of the value of the Niobrara interest acquired by the Company has been assigned into Condor at a value of $3,071,640.  In connection with this transaction, the Company recorded $614,328 as its investment in Condor and the difference of $2,457,312 was recorded as an offset to additional paid-in capital as a reduction of the Series A preferred stock proceeds received from MIE Holdings. Because the Series A preferred stock funding, formation of Condor and purchase of the Niobrara asset transactions were completed in contemplation of each other, the Company concluded that this accounting best represented the economic substance.

The Company accounts for its 20% ownership in Condor using the equity method. The Company evaluated its relationship with Condor to determine if Condor was a variable interest entity, (“VIE”) as defined in ASC 810-10, and whether the Company was the primary beneficiary of Condor, in which case consolidation with the Company would be required. The Company determined that Condor qualified as a VIE, however the Company concluded that the MIE Holdings was the primary beneficiary as a result of its voting and Board control combined with its funding commitments to Condor. The Company’s entire investment in Condor is at risk of loss.  The Company’s total investment in Condor at March 31, 2012 was $560,882, after recording its share of Condor’s 2012 losses of $27,571.

NOTE 6 – EQUITY METHOD INVESTMENT (Continued)

Condor’s financial information, derived from its unaudited financial statements, is as follows:

As of March 31, 2012
Current assets	$375,823
Noncurrent assets	$3,942,739
Total Assets	$4,318,562
Current liabilities	$1,514,149
Total Liabilities	$1,514,149

For the Quarter ended March 31, 2012
Gross Revenue	$-
Net Loss	$(137,854)

During the quarter ended March 31, 2012, and from inception through March 31, 2012, the Company advanced Condor $56,518 and $356,268 respectively for organizational, administrative, managerial and other costs. Subsequent to March 31, 2012 all of the advances were repaid in full. These advances are included in the balance sheet at March 31, 2012 and December 31, 2011 as part of receivables from related entities.

NOTE 7 – NOTES PAYABLE TO RELATED PARTY

In February 2011, the Company received a $200,000 loan from its president and chief executive officer.  Interest accrued at an annual rate of 3%, and principal and interest were due on October 31, 2011.  The loan plus accrued interest of $4,258 was repaid in full on October 31, 2011.  Upon receipt of these proceeds, the president and chief executive officer used the proceeds to purchase through Global Venture Investments, LLC, an entity owned and controlled by him, 266,667 shares of the Company’s Series A Preferred Stock at a price of $0.75 per share.

In July 2011, the Company received a $900,000 loan from Global Venture Investments, LLC.  Interest accrued at an annual rate of 3%, and principal and interest were due on November 30, 2011.  The note was convertible into equity securities of the Company in the event of the closing of a qualified financing (defined as receipt of at least $2,000,000 in gross proceeds), and the note converted into the securities being sold in the qualified financing at a 50% discount.  The qualified financing occurred in October 2011 and the principal amount of this note was converted into 2,400,000 shares of Series A Preferred Stock pursuant to the loan’s original conversion terms.  The accrued interest of $8,655 was paid in cash.

The note agreement also provided for the issuance of a warrant to the holder in the event that the note was automatically converted into a qualified financing. The warrant would have a three year term and an exercise price equal to the price paid by the investors in the qualified financing. In connection with the initial closing of the Company’s Series A Preferred Stock financing in October 2011, which was a qualified financing, the Company issued this warrant for 480,000 shares of Series A Preferred Stock at an exercise price of $0.75 per share.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

The Company has entered into a non-cancelable lease agreement ending in June 2012 for certain office space.  As of March 31, 2012, the remaining obligation under this lease was $6,114.

NOTE 9 – STOCKHOLDERS’ EQUITY

Common Stock
At March 31, 2012, the Company was authorized to issue 200,000,000 shares of its common stock with a par value of $0.001, of which 10,420,000 shares had been issued to its founders in exchange for cash in the amount of $10,420 in February 2011.  The shares issued are fully vested.  An additional 4,100,000 shares were issued in February 2011 to a company that is wholly owned by the Company’s president and chief executive officer in exchange for that company’s 6% interest in the Rare Earth JV.  These shares were valued at $4,100.  As of December 31, 2011, the Company had issued a total of 14,520,000 shares of common stock to its founders for total value received of $14,520.

In October 2011, the Company’s board of directors granted 700,000 shares of its restricted common stock to a non-employee executive vice president.  The shares were originally subject to forfeiture by the Company in the event the officer was no longer an employee, officer, director or consultant to the Company, which risk of forfeiture would lapse with respect to 75% of the shares if the Company (i) received $6 million in financing (excluding funds raised from certain investors) and (ii) “goes public” through the effectiveness of the registration of a class of the Company’s securities under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or through the Company’s merger with a public company.  The remaining 25% of the shares would have been released from the risk of forfeiture on that date six months from the latter date of these two events.  In addition, if the Company did not raise $6 million (excluding funds raised from certain investors), then 50% of the shares would have been released from the risk of forfeiture if the Company (i) received $3 million in financing (excluding funds raised from certain investors) and (ii) “goes public” through the effectiveness of the registration of a class of the Company’s securities under the Exchange Act or through the Company’s merger with a public company.  Furthermore, 25% of the shares would have been released from the risk of forfeiture six months from the latter date of these two events, and the remaining 25% would have been released from the risk of forfeiture six months later.

Common Stock (continued)
Contemporaneous with this grant, the executive vice president received an option exercisable for 300,000 shares of the Company’s common stock that may be exercised at $0.08 per share, with vesting occurring at various intervals based upon achievement of certain objectives, and expiring in October 2021 if not exercised earlier. As of December 31, 2011, none of the vesting milestones had been reached so none of the shares were vested and as a result they are not being shown as outstanding shares in the financial statements. In February 2012 the Company’s board of directors and the executive vice president agreed to a revised time-based vesting schedule with respect to these shares and options in connection with this executive vice president becoming a full-time employee of the Company.  The revised terms provide that the Company’s right of forfeiture shall lapse with respect to 50% of the shares on June 1, 2012, 25% on December 1, 2012, and the final 25% on June 1, 2013, all contingent upon the recipient’s continued service with the Company, with 100% of the shares being released from the Company’s right of forfeiture in the event the Company terminates his relationship with the Company without cause (as defined in the grant agreement). At March 31, 2012 all 700,000 shares are subject to forfeiture.

In conjunction with the Niobrara Asset acquisition, a grant of 285,595 fully vested shares of the Company’s common stock was paid to the company that arranged the purchase and provided various technical and due diligence assistance services to the Company. These shares were valued at $0.10 per share.

NOTE 9 – STOCKHOLDERS’ EQUITY (Continued)

In October 2011, the Company signed a non-binding letter of intent to merge with a publicly traded oil and gas exploration and production company.  Related to this merger, the Company issued fully vested stock awards for a total of 696,666 common shares to certain investor relations consultants, but performance is not required until after the merger is complete. These shares were valued at $0.10 per share and have been shown as outstanding in the balance sheet with an offsetting contra-equity account called service receivable.

In February 2012, the Company granted to five of its consultants and employees a total of 1,655,000 shares of its restricted common stock valued at $0.10 per share.  The shares are subject to forfeiture in the event the recipient is no longer an employee, officer, director or consultant to the Company, which risk of forfeiture lapses with respect to 50% of the shares on the date that is six months from the date of grant, 20% on the date that is twelve months from the date of grant, 20% on the date that is eighteen months from the date of grant, and the final 10% on the date that is twenty-four months from the date of grant, all contingent upon the recipient’s continued service with the Company. These awards were authorized and issued under the Company’s equity incentive plan adopted in February 2012.  At March 31, 2012, all 1,655,000 shares were subject to forfeiture.

Preferred Stock
At March 31, 2012, the Company was authorized to issue 100,000,000 shares of its preferred stock with a par value of $0.001. 11,222,874 shares of its Series A Preferred Stock were issued and outstanding at March 31, 2012 and 6,666,667 shares of its Series A Preferred Stock were issued and outstanding at December 31, 2011.

In October 2011, the Company sold 4,000,000 shares of its Series A Preferred Stock to a corporate investor for $3,000,000.

When the Company acquired the Niobrara Asset on October 31, 2011, additional consideration due to the sellers on November 10, 2012 is 1,333,334 shares of the Company’s Series A Preferred Stock. The Company has guaranteed to the sellers that the market value of these shares will be no less than $1 million on such date, calculated as the 30 day average closing sales price quoted for the Company’s publicly-traded securities (if, and as applicable).  Under certain conditions, the sellers may elect to receive their proportionate share of the $1 million in cash rather than shares, including in the event the Company’s shares are not publicly-traded.  As collateral for this obligation, from October 31, 2011 until the Company satisfies this obligation to the sellers, the sellers hold a lien on all of the Company’s interests in the Niobrara Asset, together with tangible and intangible assets attributable thereto.

In October 2011, the Company repaid the $200,000 note payable to its president and chief executive plus accrued interest of $4,258.  Upon receipt of these proceeds, the president and chief executive officer used the proceeds to purchase through an entity owned and controlled by him, 266,667 shares of the Company’s Series A Preferred Stock at a price of $0.75 per share.

In October 2011, the Company converted the $900,000 note payable to Global Venture Investments, LLC into 2,400,000 shares of the Company’s Series A Preferred Stock.  Pursuant to the terms of the note, the note’s principal converted into Series A Preferred Stock at a price per share of $0.375, which was equal to 50% of the $0.75 price per share of the Series A Preferred Stock, as required pursuant to the note.  As required pursuant to the terms of the note, the Company also issued a warrant to purchase 480,000 shares of Series A Preferred Stock to the noteholder as described in Note 6.

NOTE 9 – STOCKHOLDERS’ EQUITY (Continued)

Preferred Stock (continued)

On February 9, 2012, the Company issued 230,000 shares of Series A Preferred Stock at a value of $172,500 to South Texas Reservoir Alliance LLC.  A liability was accrued as of December 31, 2011 for this issuance, which is satisfaction of certain obligations to STXRA associated with the Niobrara Asset purchase.

On March 29, 2012, the Company issued 1,666,667 shares of its Series A Preferred Stock for a total value of $1,250,000 as part of the consideration issuable by the Company in the Eagle Ford acquisition.

On March 28, 2012, 4000 shares of Series A Preferred Stock were issued to Oracle as a Series A placement fee valued at $3000.

The rights, preferences, and conversion privileges of the Series A Preferred Stock are as follows:

Issuances in the quarter ended March 31, 2012, totaled 4,556,207 shares of Series A Preferred Stock.  Issuances were for cash 2,665,540 shares, as part of the Eagle Ford acquisition 1,666,667 shares, to SXTRA 230,000 shares and to Oracle Capital Securities, LLC (“Oracle”) as a placement fee 4,000 shares.  Total cash received in the quarter ended March 31, 2012 from issuances 2,655,540 shares was $1,991,650.

Liquidation Preferences
In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, holders of the Series A Preferred Stock are entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of the common stock, an amount per share equal to the amount paid for their shares and all declared but unpaid dividends on such shares of Series A Preferred Stock. If upon the liquidation, dissolution or winding up of the Company, the assets of the Company legally available for distribution to the holders of the Series A Preferred Stock are insufficient to permit the payment to such holders of the full amounts due to them, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series A Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive.

Dividend Rights
Dividends, if and when declared by the board of directors, accrue at an annualized rate of 6% and are not cumulative.

Conversion Rights
Holders of Series A Preferred Stock may voluntarily convert their shares into the identical number of shares of the Company’s common stock.  Automatic conversion will be effective at the time one of the following events occurs:

•
The date on which the shares of Series A Preferred Stock issued on the original issuance date to holders who are not affiliates of the Company may be re-sold by such holders without registration in reliance on Rule 144 promulgated under the Securities Act or another similar exemption under the Securities Act is available for such resale.

•	The holders of a majority of the then outstanding shares of Series A Preferred Stock elect to convert all of their shares of Series A Preferred Stock into shares of common stock.

NOTE 9 – STOCKHOLDERS’ EQUITY (Continued)

Preferred Stock (continued)

Conversion Rights (continued)
The conversion price is subject to adjustment in the event of stock splits, stock dividends, reclassifications, reorganization and other equity restructuring type transactions.

Warrants
In October 2011, the Company signed a non-binding letter of intent to merge with a publicly traded oil and gas exploration and production company.  The Company issued a warrant to purchase 100,000 shares of its common stock at an exercise price of $0.08 per share to an adviser in this possible transaction.  The warrant expires in October 2021, but is revocable by the Company if the transaction does not close by August 1, 2012, unless otherwise extended by mutual agreement between the holder and the Company.

In October 2011, the Company issued a warrant to purchase 480,000 shares of Series A Preferred Stock to an entity owned and controlled by the Company’s president and chief executive officer in connection with the conversion of outstanding principal under a promissory note into Series A Preferred Stock of the Company as described in Note 5.  The warrant has a three year term and has an exercise price of $0.75 per share.

In March 2012, in connection with the Series A closings in Q1 2012, the Company issued warrants to a placement firm for 20,000 shares of Series A Preferred Stock at an exercise price of $0.75 per share.

NOTE 10 – STOCK-BASED COMPENSATION

Stock-based compensation expense for all share-based payment awards granted in 2011 and 2012 are based on the grant-date calculated fair value. The Company recognizes these compensation costs, net of an estimated forfeiture rate, and recognizes the compensation costs for only those shares expected to vest on a straight-line basis over the requisite service period of the award.  For the quarter ended March 31, 2012, awards were authorized and issued under the Company’s equity incentive plan adopted in February 2012.

For the year ended December 31, 2011, the Company recorded stock-based compensation expense of $3,660.  At December 31, 2011 there was approximately $12,210 of unamortized stock based compensation cost related to unvested stock options which is expected to be recognized over a weighted average period of 1.75 years.

For the quarter ended March 31, 2012, the Company recorded stock-based compensation expense of $58,079 related to stock options and grants of restricted common stock. At March 31, 2012 there was approximately $30,410 of unamortized stock based compensation cost related to unvested stock options which is expected to be recognized over a weighted average period of 1.30 years. At March 31, 2012 there was approximately $195,721 of unamortized stock based compensation cost related to unvested restricted stock grants which is expected to be recognized over a weighted average period of 1.64 years.

NOTE 10 – STOCK-BASED COMPENSATION (Continued)

In October 2011, the Company granted to three of its consultants and employees, non-qualified and incentive stock options exercisable for a total of 110,000 shares of its common stock at an exercise price of $0.08 per share. 50% of the shares subject to the options vest six months from the date of grant, 20% vest one year from the date of grant, 20% vest eighteen months from the date of grant, and the final 10% vest two years from the date of grant, all contingent upon the recipient’s continued service with the Company.  The options have a ten year term.

In October 2011, the Company also granted options, exercisable for 120,000 shares of the Company’s common stock at an exercise price of $0.08 per share with a ten year term, as partial consideration for STXRA’s agreement to provide consulting services to the Company and serve as the operator of the Niobrara Asset.  50% of the shares subject to the option vest six months from the date of grant, 25% vest one year from the date of grant, and the balance of 25% vests eighteen months from the date of grant, all contingent upon the operator’s continued service with the Company.

In October 2011, the Company granted a non-qualified performance-based option to its consulting executive vice president for 300,000 shares at $0.08 per share with a term of 10 years. At December 31, 2011 none of the performance milestones had been met and, as a result, no expense was recorded in 2011 for this award. This award was modified in February 2012 to a time-based vesting schedule in connection with this consultant becoming a full-time employee of the Company.  The vesting terms of the option exercisable for these 300,000 shares are now 50% of the shares subject to the option vesting on March 1, 2012, 25% on June 1, 2012, and the balance of 25% on January 1, 2013, all contingent upon the recipient’s continued service with the Company.

Stock option activity through the quarter ended March 31, 2012 is as follows:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life
Options granted	530,000	0.08
Options exercised	-	-
Options cancelled/forfeited/expired	-	-
Outstanding at December 31, 2011	530,000	0.08	9.77
Vested and exercisable at December 31, 2011	-

Options granted	265,000	0.10	9.87
Options exercised	-	-
Options cancelled/forfeited/expired	-	-
Outstanding at March 31, 2012	795,000	0.09	9.64
Vested and exercisable at March 31, 2012	150,000	0.08	9.52

The weighted average grant date calculated fair value of options granted during the year ended December 31, 2011 was $0.069. The weighted average grant date calculated fair value of options granted during the quarter ended March 31, 2012 was $0.072.

No cash was received for option exercises and purchases of shares of Company common stock as stock-based compensation for the year ended December 31, 2011 and the quarter ended March 31, 2012.

NOTE 10 – STOCK-BASED COMPENSATION (Continued)

The calculated fair value of option grants was estimated using the Black-Scholes option pricing model with the following weighted average assumptions for the year ended December 31, 2011 and the quarter ended March 31, 2012.

	December 31, 2011	March 31, 2012
Expected dividend yield (1)	0%	0%
Risk-free interest rate (2)	0.41%	0.41%
Expected volatility (3)	173%	173%
Expected life (in years) (4)	3.0	1.5

(1)	The Company has no current plans to pay dividends.
(2)	The risk-free interest rate is based on the U.S. Treasury yield for a term consistent with the expected life of the awards in effect at the time of grant.
(3)	The Company estimated the volatility based on comparable public companies.
(4)	The expected life represents the period of time that options granted are expected to be outstanding.

NOTE 11 – RELATED PARTY TRANSACTIONS

As discussed in Note 6, the Company repaid a loan from the president and chief executive officer and a company wholly owned by its president and chief executive officer.

Effective upon the closing of the Company’s acquisition of the Niobrara Asset in October 2011, the Company transferred and assigned to Condor, a Nevada limited liability company owned 20% by the Company and 80% by an affiliate of MIE Holdings, 62.5% of the Niobrara Asset interest acquired by the Company, the net result of which is that each of the Company and MIE Holdings have a 50% net working interest in the Niobrara Asset originally acquired by the Company.  Furthermore, Condor was designated as “Operator” of the Niobrara Asset.  Condor’s Board of Managers is comprised of the Company’s President and Chief Executive Officer, Mr. Frank Ingriselli, and two designees of MIE Holdings.  In addition, MIE Holdings has agreed to carry the Company at both the Condor and the Company levels for all of the Company’s proportional fees and expenses due in connection with the drilling and completion of the initial well on the Niobrara Asset, which carry shall be in the form of loans made by MIE Holdings to Condor and repayable by Condor from production from the Niobrara Asset.

In October 2011, the Company also sold 4,000,000 shares of its Series A Preferred Stock to MIE Holdings for $3,000,000.

NOTE 12 – SUBSEQUENT EVENTS

The Company evaluates events occurring subsequent to the date of the financial statements in determining the accounting for and disclosure of transactions and events that affect the financial statements. Subsequent events have been evaluated through May 25, 2012, which is the date the financial statements were available to be issued.

On April 3, 2012, the Company sold 266,667 shares of its Series A Preferred Stock for a total of $200,000 in cash proceeds.

On April 5, 2012, the Company sold 266,667 shares of its Series A Preferred Stock for a total of $200,000 in cash proceeds.

NOTE 12 – SUBSEQUENT EVENTS (Continued)

On April 11, 2012, the Company sold 133,333 shares of its Series A Preferred Stock for a total of $100,000 in cash proceeds.

On April 18, 2012, the Company sold 86,667 shares of its Series A Preferred Stock for a total of $65,000 in cash proceeds.

In April of 2012, the Company issued warrants to purchase a total of 60,000 shares of its Series A Preferred Stock at an exercise price of $0.75 per share to two Series A Preferred stock placement agents.  These warrants expire in April 2015.

In April 2012, the Company granted to an advisor fully vested options exercisable for a total of 100,000 shares of its common stock at an exercise price of $0.10 per share with a ten-year term.  This award was authorized and issued under the Company’s equity incentive plan adopted in February 2012.

On April 23, 2012, the Company received an AFE Cost Estimate from Texoz E&P II, Inc., the operator of the Company’s Eagle Ford Asset held in White Hawk (defined below), in connection with the proposed drilling of a third well in the Eagle Ford Asset (the “EFS #1H Well”). The Company has consented to participate in the drilling of the EFS #1H Well, and this well is currently being drilled by the operator. The total AFE Cost Estimate for the EFS #1H Well is $9,846,300, of which the Company has elected to participate to its full proportionate share of 7.939%. On May 8, 2012, the operator of the EFS #1H Well notified the Company that one of the working interest owners had elected to non-consent to participating in the drilling of the EFS #1H Well, and, effective May 9, 2012, the Company elected to increase its working interest by an additional 0.6846% in this well, which will proportionately increase the Company’s share of the drilling and completion expenses under the AFE Cost Estimate to 8.6236%.

On May 11, 2012, the Company merged its wholly-owned subsidiary, Excellong E&P-2, Inc. (“E&P-2”), into White Hawk Petroleum, LLC (“White Hawk”), a newly-formed Nevada limited liability company also wholly-owned by the Company (the “E&P-2 Merger”). White Hawk was the surviving entity in the E&P-2 Merger, with all the properties, rights, privileges, immunities, powers and franchises of E&P-2 vesting in White Hawk as the surviving entity, and all debts, liabilities, obligations and duties of E&P-2 becoming the debts, liabilities, obligations and duties of White Hawk. The separate corporate existence of E&P-2 ceased as a result of the E&P-2 Merger. White Hawk now holds all of the Eagle Ford Assets of the Company.

In May of 2012, the Company issued warrants to purchase a total of 9,167 shares of its Series A Preferred Stock at an exercise price of $0.75 per share to an advisor who also acted as a placement agent.  These warrants expire in May 2015. In May of 2012, the Company also issued 533 shares of its Series A Preferred Stock to this same advisor valued at a price of $0.75 per share.

NOTE 12 – SUBSEQUENT EVENTS (Continued)

On May 23, 2012, the Company completed the sale of 50% of the ownership interests in White Hawk to an affiliate of MIE Holdings, which is also the Company’s 80% partner in Condor as described above and a significant investor in the Company (the “White Hawk Sale”).  As a result of the White Hawk Sale, an affiliate of MIE Holdings and the Company each have an equal 50% ownership interest in the Eagle Ford Asset originally acquired by the Company in March 2012 as described above, and each have agreed to proportionately share all expenses and revenues with respect to the Eagle Ford Asset going forward.  In consideration for the White Hawk Sale, MIE Holdings paid to the Company an aggregate of $2.0 million in cash as follows:  (i) $500,000 in cash paid to the Company on May 23, 2012; (ii) $1.0 million in cash paid to the original sellers of the Eagle Ford Asset on behalf of Company on March 23, 2012, which amount was due to such sellers 60 days following the acquisition by the Company of the Eagle Ford Asset as described above; and (iii) $500,000 in cash payable to the Company on or before June 29, 2012.  As further inducement for MIE Holdings to participate in the White Hawk Sale, the Company (a) agreed to share with MIE Holdings all production revenue from the Eagle Ford Asset commencing March 1, 2012, (b) granted a two year warrant to MIE Holdings exercisable for 500,000 shares of Company common stock at $1.25 per share, exercisable solely on a cash basis, and (c) granted a two year warrant to MIE Holdings exercisable for 500,000 shares of Company common stock at $1.50 per share, exercisable solely on a cash basis.  These warrants were granted effective May 23, 2012.

On May 29, 2012, the Company, Blast Energy Services, Inc., a Texas corporation (“Blast”), and Blast Acquisition Corp., a newly formed wholly-owned Nevada subsidiary of Blast (“MergerCo”), entered into a First Amendment to the Agreement and Plan of Reorganization (the “First Amendment to the Merger Agreement”), which amended the Agreement and Plan of Reorganization (the “Merger Agreement”) entered into between the parties in January 2012, to extend the termination date of the Merger Agreement from June 1, 2012, to August 1, 2012.

INDEPENDENT AUDITORS’ REPORT

To Board of Directors
Pacific Energy Development Corporation
4125 Blackhawk Plaza Circle, Suite 201A
Danville, CA 94506

We have audited the accompanying consolidated balance sheet of Pacific Energy Development Corporation and its subsidiary (the “Company”) as of December 31, 2011, and the related consolidated statements of operations, stockholders’ equity and cash flows for the period from February 9, 2011 (Inception) to December 31, 2011.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2011, and the results of its operations and its cash flows for the period from February 9, 2011 (Inception) through December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has incurred net losses from operations and has no revenue producing activities at December 31, 2011. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3.  The financial statements do not include any adjustments that may result from the outcome of this uncertainty.

As discussed in Note 2, these financial statements have been restated to correct for certain errors related to the Company’s accounting for its deferred costs and equity method investment.

/s/ SingerLewak LLP

San Francisco, California
March 27, 2012, except for Note 2 as
to which the date is May 23, 2012

PACIFIC ENERGY DEVELOPMENT CORPORATION AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEET
December 31, 2011
(As restated)

ASSETS

Current assets
Cash and cash equivalents	$176,471
Receivables from related entities	302,315
Prepaid expenses	26,533
Deferred costs	111,828

Total current assets	617,147

Oil and gas property and equipment, net	1,728,928
Equity method investment	588,453
Other investment	4,100

Total assets	$2,938,628

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$145,428
Accrued liabilities	1,904,647

Total current liabilities	2,050,075

Commitments and Contingencies (Note 7)

Stockholders’ equity
Series A convertible preferred stock, $0.001 par value
Authorized shares - 100,000,000
Issued and outstanding shares - 6,666,667	6,667
(liquidation preference of $5,000,000)
Common stock, $0.001 par value, Authorized shares - 200,000,000
Issued and outstanding shares - 15,502,261	15,503
Additional paid in capital	1,630,060
Stock service receivable	(69,667)
Accumulated deficit	(694,010)

Total stockholders’ equity	888,553

Total liabilities and stockholders’ equity	$2,938,628

The accompanying notes are an integral part of these financial statements.

PACIFIC ENERGY DEVELOPMENT CORPORATION AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF OPERATIONS
For the Period From February 9, 2011 (Inception)
Through December 31, 2011
(Restated)
Operating expenses:
Occupancy	$18,538
Travel and entertainment	75,092
Professional services	205,200
Personnel	312,348
Administration	36,947

Total operating expenses	648,125

Loss from operations	(648,125)

Other Expense
Interest expense	(12,912)
Equity in loss of equity method investment	(25,875)
Other expenses	(7,098)

Total other expenses	(45,885)

Net loss	$(694,010)

The accompanying notes are an integral part of these financial statements.

PACIFIC ENERGY DEVELOPMENT CORPORATION AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT
For the Period From February 9, 2011 (Inception)
Through December 31, 2011
(Restated)

	Series A Convertible
	Preferred Stock		Common Stock
					Additional	Service
	Shares	Amount	Shares	Amount	Paid-In Capital	Receivable Amount	Accumulated Deficit	Total
Balances at February 9, 2011	-	$-	-	$-	$-	$-	$-	$-
Issuance of common stock for cash	-	-	10,420,000	10,420	-	-	-	10,420
Issuance of common stock for interest in Rare Earth JV	-	-	4,100,000	4,100	-	-	-	4,100
Issuance of Series A preferred stock for cash	4,266,667	4,267	-	-	3,195,733	-	-	3,200,000
Contribution of corporate investor capital
to equity method investee	-	-	-	-	(2,457,312)	-	-	(2,457,312)
Issuance of Series A preferred stock
upon conversion of notes payable	2,400,000	2,400	-	-	897,600	-	-	900,000
Issuance costs for Series A preferred stock	-	-	-	-	(106,865)	-	-	(106,865)
Issuance of common stock for services	-	-	285,595	286	28,274	-	-	28,560
Issuance of common stock in exchange for services receivable	-	-	696,666	697	68,970	(69,667)	-	-
Stock compensation	-	-	-	-	3,660	-	-	3,660
Net loss	-	-	-	-		-	(694,010)	(694,010)
Balances at December 31, 2011	6,666,667	$6,667	15,502,261	$15,503	$1,630,060	$(69,667)	$(694,010)	$888,553

The accompanying notes are an integral part of these financial statements.

PACIFIC ENERGY DEVELOPMENT CORPORATION AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF CASH FLOWS
For the Period From February 9, 2011 (Inception)
Through December 31, 2011
(Restated)

Cash flows from operating activities
Net loss	$(694,010)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	662
Stock based compensation expense	3,660
Equity in loss of equity method investment	25,875
Changes in operating assets and liabilities:
Receivables from related entities	(302,315)
Prepaid expenses	(22,433)
Accounts payable	145,428
Accrued liabilities	32,775

Net cash used in operating activities	(810,358)

Cash flows from investing activities
Deferred costs	(111,828)
Acquisition of oil and gas interest	(2,899,542)
Acquisition of property and equipment	(5,356)

Net cash used in investing activities	(3,016,726)

Cash flows from financing activities
Proceeds from issuance of notes payable to related party	1,100,000
Repayment of notes payable to related party	(200,000)
Proceeds from issuance of common stock	10,420
Proceeds from issuance of Series A preferred stock (net of issuance costs of $106,865)	3,093,135

Net cash provided by financing activities	4,003,555

Net increase in cash and cash equivalents	176,471
Cash and cash equivalents, February 9, 2011	-
Cash and cash equivalents, December 31, 2011	$176,471

Supplemental Disclosures of Cash Flow Information
Interest paid	$12,912

Supplemental disclosure of noncash investing and financing activities:
Issuance of 4,100,000 shares of common stock in exchange
for investment in Rare Earth JV	$4,100
Accrual of oil and gas interest purchase obligations	$1,871,872
Conversion of notes payable into 2,400,000 shares of Series A preferred stock	$1,800,000
Contribution of 62.5% of oil and gas interest to equity method investee	$3,071,640
Issuance of common stock as part of oil and gas interest purchase	$28,560

The accompanying notes are an integral part of these financial statements.

PACIFIC ENERGY DEVELOPMENT CORPORATION AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

NOTE 1 – DESCRIPTION OF BUSINESS

Pacific Energy Development Corporation and subsidiary (the “Company”) is a development stage company formed for the purpose of (i) engaging in the business of oil and gas exploration, development and production of primarily shale oil and gas and secondarily conventional oil and gas opportunities in the United States, and (ii) subsequently utilizing the Company’s strategic relationships for exploration, development and production in Pacific Rim countries, with a particular focus in China. In October 2011, the Company formed a new subsidiary called Condor Energy Technology LLC (“Condor”), a limited liability company organized under the laws of the State of Nevada.  The Company owns 20% of Condor and a corporate investor owns 80%. The Company also holds a 6% joint venture interest in Rare Earth Ovonic Metal Hydride JV Co. Ltd. Joint Venture, a Chinese rare earth metal manufacturing and production company (the “Rare Earth JV”) through its 100% owned subsidiary Pacific Energy & Rare Earth Inc. The Company was originally formed in February 2011 as a limited liability company, and converted to a C corporation in June 2011.

The Company plans to focus initially on developing shale oil and gas assets held by the Company in the United States, including its first oil and gas working interest known as “the Niobrara Asset” and, if and when acquired, “the Eagle Ford Asset”, each as described below.  Subsequently, the Company plans to seek additional shale oil and gas and traditional oil and gas asset acquisition opportunities in the United States and Pacific Rim countries utilizing its strategic relationships and technologies that may provide the Company a competitive advantage in accessing and exploring such assets. Some or all of these assets may be acquired by subsidiaries, including Condor, or others that may be formed at a future date.

NOTE 2 – RESTATEMENT

These financial statements have been restated as a result of two errors discovered subsequent to their original issuance. These errors are as follows:

•	$87,668 of improperly deferred costs associated with the Eagle Ford Asset acquisition (as described in Note 13).
•	$19,200 of improper intercompany profit eliminations related to intercompany transactions between Condor and the Company.

The impact on the previously reported balance sheet as of December 31, 2011 is as follows:

	As Reported	As Restated

Deferred costs	$199,496	$111,828
Total current assets	$704,815	$617,147
Equity method investment	$607,653	$588,453
Total assets	$3,045,496	$2,938,628
Accumulated deficit	$587,142	$694,010
Total stockholders’ equity	$995,121	$888,553

NOTE 2 – RESTATEMENT (Continued)

The impact on the previously reported loss from operations and net loss for the period from February 9, 2011 (Inception) through December 31, 2011 is as follows:

	As Reported	As Restated

Equity in loss of equity method investment	$(6,675)	$(25,875)
Loss from operations	$(560,457)	$(648,125)
Net loss	$(587,142)	$(694,010)

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has incurred net losses from operations of $694,010 from the date of inception (February 9, 2011) through December 31, 2011 and as of December 31, 2011, has no revenue producing activities. Additionally the Company is dependent on obtaining additional debt and or equity financing to roll-out and scale its planned principal business operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Management’s plans in regard to these matters consist principally of seeking additional debt and/or equity financing combined with expected cash flows from planned oil and gas asset acquisitions.  There can be no assurance that the Company’s efforts will be successful.  The financial statements do not include any adjustments that may result from the outcome of this uncertainty.

NOTE 4 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

The consolidated financial statements include the Company and its wholly-owned subsidiary, Pacific Energy and Rare Earth, Inc. All inter-company accounts and transactions have been eliminated in consolidation.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ materially from those estimates.

The Company’s most significant estimates relate to the valuation of its investment in the Rare Earth JV and its valuation of its common stock, options and warrants.  With respect to the Rare Earth JV, given that there is no established market for this interest combined with the highly speculative nature of this investment, management used their best good faith judgment and estimated a nominal value of $4,100 for this asset at the time of its exchange for shares of the Company’s common stock. Management considered the following in arriving at their judgment of value: the joint venture’s historical operating results, the lack of marketability, restrictions on transfer, and its minority interest position.  The Company intends to sell this asset and the actual results of a subsequent sale could be materially different from management’s estimated value.

NOTE 4 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and Cash Equivalents
The Company classifies all highly liquid investments purchased with an original maturity of three months or less at the date of purchase as cash equivalents. As of December 31, 2011, cash equivalents consisted of money market funds.

Deferred Property Acquisition Costs
The Company defers the costs, such as title and legal fees, related to oil and gas property acquisitions. At the time the acquisition is completed, these costs are reclassified and included as part of the purchase price of the property acquired. To the extent a property acquisition is not consummated these costs are expensed.

Concentrations of Credit Risk
Financial instruments which potentially subject the Company to concentrations of credit risk include cash deposits placed with financial institutions. The Company maintains its cash in bank accounts which, at times, may exceed federally insured limits as guaranteed by the Federal Deposit Insurance Corporation (FDIC). At December 31, 2011, none of the Company’s cash balances were uninsured. The Company has not experienced any losses in such accounts.

Income Taxes
The Company accounts for income taxes under the asset and liability method, which requires, among other things, that deferred income taxes be provided for temporary differences between the tax basis of the Company’s assets and liabilities and their financial statement reported amounts. In addition, deferred tax assets are recorded for the future benefit of utilizing net operating losses and tax credit carry-forwards. A valuation allowance is provided against deferred tax assets unless it is more likely than not that they will be realized.

Significant judgment is required in determining any valuation allowance recorded against deferred tax assets. In assessing the need for a valuation allowance, the Company considers all available evidence, including past operating results, estimates of future taxable income and the feasibility of tax planning strategies. In the event that the Company changes its determination as to the amount of deferred tax assets that is more likely than not to be realized, the Company will adjust its valuation allowance with a corresponding impact to the provision for income taxes in the period in which such determination is made.

The Company adopted authoritative guidance regarding uncertain tax positions. This guidance requires that realization of an uncertain income tax position must be more likely than not (i.e. greater than 50% likelihood of receiving a benefit) before it can be recognized in the financial statements. The guidance further prescribes the benefit to be realized assuming a review by taxing authorities having all relevant information and applying current conventions. The interpretation also clarifies the financial statement classification of tax related penalties and interest and sets forth new disclosures regarding unrecognized tax benefits. The Company recognizes potential accrued interest and penalties related to unrecognized tax benefits as income tax expense.

Stock Based Compensation
ASC 718, Compensation-Stock Compensation (“ASC 718”), establishes accounting for share-based awards exchanged for employee services and requires companies to expense the estimated fair-value of these awards over the requisite employee service period. Under ASC 718, share-based compensation cost related to stock options is determined at the grant date using an option-pricing model. The value of the award that is ultimately expected to vest is recognized as expense on a straight-line basis over the employee’s requisite service period.

NOTE 4 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments
The Company follows Financial Accounting Standards Board (“FASB”) ASC 820, Fair Value Measurement (“ASC 820”), which clarifies fair value as an exit price, establishes a hierarchal disclosure framework for measuring fair value, and requires extended disclosures about fair value measurements. The provisions of ASC 820 apply to all financial assets and liabilities measured at fair value.

As defined in ASC 820, fair value, clarified as an exit price, represents the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As a result, fair value is a market-based approach that should be determined based on assumptions that market participants would use in pricing an asset or a liability.

As a basis for considering these assumptions, ASC 820 defines a three-tier value hierarchy that prioritizes the inputs used in the valuation methodologies in measuring fair value.

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

At December 31, 2011 the Company had no financial instruments for which disclosure of fair value was required.

Recent Accounting Pronouncements
In May 2011, the FASB issued Accounting Standards Update No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in US GAAP and IFRSs (“ASU 2011-04”), to converge the guidance in generally accepted accounting principles in the United States of America (“US GAAP”) and International Financial Reporting Standards (“IFRS”). The amended guidance changes several aspects of the fair value measurement guidance in ASC 820. In addition, the amended guidance includes several new fair value disclosure requirements, including, among other things, information about valuation techniques and unobservable inputs used in Level 3 fair value measurements and a narrative description of Level 3 measurements’ sensitivity to changes in unobservable inputs. For nonpublic entities, the amended guidance must be applied prospectively for annual periods beginning after December 15, 2011.

NOTE 4 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In June 2011, the FASB issued ASU 2011-05, “Presentation of Comprehensive Income” (ASU 2011-05) which amends ASC Topic 220, Comprehensive Income. The updated guidance in ASC Topic 220 gives an entity the option to present the total of comprehensive income, the components of net income and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. The updated guidance in ASC Topic 220 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011.

Implementation of these recent accounting pronouncements is not expected to have a significant impact on the Company’s financial statements.

NOTE 5 – OIL AND GAS PROPERTY AND EQUIPMENT, NET

The Company had not commenced drilling operations as of December 31, 2011. Property and equipment as of December 31, 2011 consisted of the following:

Oil and gas interests	$1,724,234
Computers and software	5,356
Accumulated depreciation	(662)

Property and equipment, net	$1,728,928

Depreciation expense for the period from February 9, 2011 (Inception) through December 31, 2011 was $662, and is included in operating expenses in the accompanying statement of operations.

Oil and gas interests -- The Company acquired oil and gas interests in Colorado in a geologic formation known as the Niobrara formation (“the Niobrara Asset”) on October 31, 2011 for a total cost of $4,914,624.  62.50% of the value of the Niobrara interest acquired by the Company was assigned into Condor (see Note 6), of which the Company owns 20%. The following details the purchase price components:

•	$2,827,387 cash paid at closing.
•	1,333,334 shares of Series A Preferred, with a guaranteed minimum value of $1 million to be issued on November 10, 2012.*
•	$699,372 cash carry of the Sellers share of future drilling costs.*
•	285,595 shares of common stock of the Company valued at $28,560 issued to a due diligence provider, South Texas Reservoir Alliance, LLC (“STXRA”).
•	230,000 shares of Series A Preferred Stock to be issued in February of 2012 at a share price of $0.75, or $172,500 to STXRA.*
•	Other acquisition transaction costs in the amount of $186,806.

*These obligations totaling $1,871,872 have been recorded as part of accrued liabilities in the balance sheet.

NOTE 6 – EQUITY METHOD INVESTMENT

In October 2011, the Company formed a new subsidiary called Condor Energy Technology LLC (“Condor”), a limited liability company organized under the laws of the State of Nevada.  The Company owns 20% of Condor and a subsidiary of MIE Holdings Corporation (“MIE Holdings”) owns 80%. The Company acquired oil and gas interests in the Niobrara formation (the “Niobrara Asset”) on October 31, 2011.  62.50% of the value of the Niobrara interest acquired by the Company has been assigned into Condor at a value of $3,071,640.  In connection with this transaction, the Company recorded $614,328 as its investment in Condor and the difference of $2,457,312 was recorded as an offset to additional paid-in capital as a reduction of the Series A preferred stock proceeds received from MIE Holdings. Because the Series A preferred stock funding, formation of Condor and purchase of the Niobrara Asset transactions were completed in contemplation of each other, the Company concluded that this accounting best represented the economic substance.

The Company accounts for its 20% ownership in Condor using the equity method. The Company evaluated its relationship with Condor to determine if Condor was a variable interest entity, (“VIE”) as defined in ASC 810-10, and whether the Company was the primary beneficiary of Condor, in which case consolidation with the Company would be required. The Company determined that Condor qualified as a VIE, however the Company concluded that the MIE Holdings was the primary beneficiary as a result of its voting and Board control combined with its funding commitments to Condor. The Company’s entire investment in Condor is at risk of loss. The Company’s total investment in Condor at December 31, 2011 was $588,453, after recording its share of Condor’s 2011 losses of $25,875.

Condor’s financial information, derived from its unaudited financial statements, is as follows:

As of December 31, 2011
Current assets	$154,826
Noncurrent assets	$3,275,390
Total Assets	$3,430,216
Current liabilities	$487,979
Total Liabilities	$487,949

For the Period from October 31, 2011 (inception) through December 31, 2011
Gross Revenue	$-
Net Loss	$(129,374)

During the period from inception through December, 31, 2011, the Company advanced Condor $299,750 for organizational, administrative, managerial and other costs. Subsequent to December 31, 2011 all of the advances were repaid in full. These advances are included in the balance sheet at December 31, 2011 as part of receivables from related entities.

NOTE 7 – NOTES PAYABLE TO RELATED PARTY

In February 2011, the Company received a $200,000 loan from its president and chief executive officer.  Interest accrued at an annual rate of 3%, and principal and interest were due on October 31, 2011.  The loan plus accrued interest of $4,258 was repaid in full on October 31, 2011.  Upon receipt of these proceeds, the president and chief executive officer used the proceeds to purchase through Global Venture Investments, LLC, an entity owned and controlled by him, 266,667 shares of the Company’s Series A Preferred Stock at a price of $0.75 per share.

In July 2011, the Company received a $900,000 loan from Global Venture Investments, LLC.  Interest accrued at an annual rate of 3%, and principal and interest were due on November 30, 2011.  The note was convertible into equity securities of the Company in the event of the closing of a qualified financing (defined as receipt of at least $2,000,000 in gross proceeds), and the note converted into the securities being sold in the qualified financing at a 50% discount.  The qualified financing occurred in October 2011 and the principal amount of this note was converted into 2,400,000 shares of Series A Preferred Stock pursuant to the loan’s original conversion terms.  The accrued interest of $8,655 was paid in cash.

The note agreement also provided for the issuance of a warrant to the holder in the event that the note was automatically converted into a qualified financing. The warrant would have a three year term and an exercise price equal to the price paid by the investors in the qualified financing. In connection with the closing of the Company’s Series A Preferred Stock financing in October 2011, which was a qualified financing, the Company issued this warrant for 480,000 shares of Series A Preferred Stock at an exercise price of $0.75 per share.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

The Company has entered into a non-cancelable lease agreement ending in June 2012 for certain office space.  As of December 31, 2011, the remaining obligation under this lease was $12,227.

NOTE 9 – STOCKHOLDERS’ EQUITY

Common Stock
At December 31, 2011, the Company was authorized to issue 200,000,000 shares of its common stock with a par value of $0.001, of which 10,420,000 shares had been issued to its founders in exchange for cash in the amount of $10,420 in February 2011.  The shares issued are fully vested.  An additional 4,100,000 shares were issued in February 2011 to a company that is wholly owned by the Company’s president and chief executive officer in exchange for that company’s 6% interest in the Rare Earth JV.  These shares were valued at $4,100.  As of December 31, 2011, the Company had issued a total of 14,520,000 shares of common stock to its founders for total value received of $14,520.

NOTE 9 – STOCKHOLDERS’ EQUITY (Continued)

Common Stock (continued)
In October 2011, the Company’s board of directors granted 700,000 shares of its restricted common stock to a non-employee executive vice president.  The shares were originally subject to forfeiture by the Company in the event the officer was no longer an employee, officer, director or consultant to the Company, which risk of forfeiture would lapse with respect to 75% of the shares if the Company (i) received $6 million in financing (excluding funds raised from certain investors) and (ii) “goes public” through the effectiveness of the registration of a class of the Company’s securities under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or through the Company’s merger with a public company.  The remaining 25% of the shares would have been released from the risk of forfeiture on that date six months from the latter date of these two events.  In addition, if the Company did not raise $6 million (excluding funds raised from certain investors), then 50% of the shares would have been released from the risk of forfeiture if the Company (i) received $3 million in financing (excluding funds raised from certain investors) and (ii) “goes public” through the effectiveness of the registration of a class of the Company’s securities under the Exchange Act or through the Company’s merger with a public company.  Furthermore, 25% of the shares would have been released from the risk of forfeiture six months from the latter date of these two events, and the remaining 25% would have been released from the risk of forfeiture six months later.   Contemporaneous with this grant, the executive vice president received an option exercisable for 300,000 shares of the Company’s common stock that may be exercised at $0.08 per share, with vesting occurring at various intervals based upon achievement of certain objectives, and expiring in October 2021 if not exercised earlier. As of December 31, 2011, none of the vesting milestones had been reached so none of the shares were vested and as a result they are not being shown as outstanding shares in the financial statements. In February 2012 the Company’s board of directors and the executive vice president agreed to a revised time-based vesting schedule with respect to these shares and options in connection with this executive vice president becoming a full-time employee of the Company (see Note 13 – Subsequent Events).

In conjunction with the Niobrara Asset acquisition, a grant of 285,595 fully vested shares of the Company’s common stock was paid to the company that arranged the purchase and provided various technical and due diligence assistance services to the Company. These shares were valued at $0.10 per share.

In October 2011, the Company signed a non-binding letter of intent to merge with a publicly traded oil and gas exploration and production company.  Related to this merger, the Company issued fully vested stock awards for a total of 696,666 common shares to certain investor relations consultants, but performance is not required until after the merger is complete. These shares were valued at $0.10 per share and have been shown as outstanding in the balance sheet with an offsetting contra-equity account called service receivable.

NOTE 9 – STOCKHOLDERS’ EQUITY (Continued)

Preferred Stock
At December 31, 2011, the Company was authorized to issue 100,000,000 shares of its preferred stock with a par value of $0.001.  6,666,667 shares of its Series A Preferred Stock were issued and outstanding at December 31, 2011.

In October 2011, the Company sold 4,000,000 shares of its Series A Preferred Stock to a corporate investor for $3,000,000.

When the Company acquired the Niobrara Asset on October 31, 2011, additional consideration due to the sellers on November 10, 2012 is 1,333,334 shares of the Company’s Series A Preferred Stock. The Company has guaranteed to the sellers that the market value of these shares will be no less than $1 million on such date, calculated as the 30 day average closing sales price quoted for the Company’s publicly-traded securities (if, and as applicable).  Under certain conditions, the sellers may elect to receive their proportionate share of the $1 million in cash rather than shares, including in the event the Company’s shares are not publicly-traded.  As collateral for this obligation, from October 31, 2011 until the Company satisfies this obligation to the sellers, the sellers hold a lien on all of the Company’s interests in the Niobrara Asset, together with tangible and intangible assets attributable thereto.

In October 2011, the Company repaid the $200,000 note payable to its president and chief executive plus accrued interest of $4,258.  Upon receipt of these proceeds, the president and chief executive officer used the proceeds to purchase through an entity owned and controlled by him, 266,667 shares of the Company’s Series A Preferred Stock at a price of $0.75 per share.

In October 2011, the Company converted the $900,000 note payable to Global Venture Investments, LLC into 2,400,000 shares of the Company’s Series A Preferred Stock.  Pursuant to the terms of the note, the note’s principal converted into Series A Preferred Stock at a price per share of $0.375, which was equal to 50% of the $0.75 price per share of the Series A Preferred Stock, as required pursuant to the note.  As required pursuant to the terms of the note, the Company also issued a warrant to purchase 480,000 shares of Series A Preferred Stock to the noteholder as described in Note 7.

The rights, preferences, and conversion privileges of the Series A Preferred Stock are as follows:

Liquidation Preferences
In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, holders of the Series A Preferred Stock are entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of the common stock, an amount per share equal to the amount paid for their shares and all declared but unpaid dividends on such shares of Series A Preferred Stock. If upon the liquidation, dissolution or winding up of the Company, the assets of the Company legally available for distribution to the holders of the Series A Preferred Stock are insufficient to permit the payment to such holders of the full amounts due to them, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series A Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive.

NOTE 9 – STOCKHOLDERS’ EQUITY (Continued)
Preferred Stock (continued)

Dividend Rights
Dividends, if and when declared by the board of directors, accrue at an annualized rate of 6% and are not cumulative.

Conversion Rights
Holders of Series A Preferred Stock may voluntarily convert their shares into the identical number of shares of the Company’s common stock.  Automatic conversion will be effective at the time one of the following events occurs:

•
The date on which the shares of Series A Preferred Stock issued on the original issuance date to holders who are not affiliates of the Company may be re-sold by such holders without registration in reliance on Rule 144 promulgated under the Securities Act or another similar exemption under the Securities Act is available for such resale.

•	The holders of a majority of the then outstanding shares of Series A Preferred Stock elect to convert all of their shares of Series A Preferred Stock into shares of common stock.

The conversion price is subject to adjustment in the event of stock splits, stock dividends, reclassifications, reorganization and other equity restructuring type transactions.

Warrants
In October 2011, the Company signed a non-binding letter of intent to merge with a publicly traded oil and gas exploration and production company.  The Company issued a warrant to purchase 100,000 shares of its common stock at an exercise price of $0.08 per share to an adviser in this possible transaction.  The warrant expires in October 2021, but is revocable by the Company if the transaction does not close by June 1, 2012.

In October 2011, the Company issued a warrant to purchase 480,000 shares of Series A Preferred Stock to an entity owned and controlled by the Company’s president and chief executive officer in connection with the conversion of outstanding principal under a promissory note into Series A Preferred Stock of the Company as described in Note 7.  The warrant has a three year term and has an exercise price of $0.75 per share.

NOTE 10 – STOCK-BASED COMPENSATION

Stock-based compensation expense for all share-based payment awards granted in 2011 is based on the grant-date calculated fair value. The Company recognizes these compensation costs, net of an estimated forfeiture rate, and recognizes the compensation costs for only those shares expected to vest on a straight-line basis over the requisite service period of the award. As of December 31, 2011, the Company had not adopted a stock option plan.

For the year ended December 31, 2011, the Company recorded stock-based compensation expense of $3,660.  At December 31, 2011 there was approximately $12,210 of unamortized stock based compensation cost related to unvested stock options which is expected to be recognized over a weighted average period of 1.75 years.

NOTE 10 – STOCK-BASED COMPENSATION (Continued)

In October 2011, the Company granted to three of its consultants and employees, non-qualified and incentive stock options exercisable for a total of 110,000 shares of its common stock at an exercise price of $0.08 per share. 50% of the shares subject to the options vest six months from the date of grant, 20% vest one year from the date of grant, 20% vest eighteen months from the date of grant, and the final 10% vest two years from the date of grant, all contingent upon the recipient’s continued service with the Company.  The options have a ten year term.

In October 2011, the Company also granted options, exercisable for 120,000 shares of the Company’s common stock at an exercise price of $0.08 per share with a ten year term, as partial consideration for STXRA’s agreement to provide consulting services to the Company and serve as the operator of the Niobrara Asset.  50% of the shares subject to the option vest six months from the date of grant, 25% vest one year from the date of grant, and the balance of 25% vests eighteen months from the date of grant, all contingent upon the operator’s continued service with the Company.

In October 2011, the Company granted a non-qualified performance-based option to its consulting executive vice president for 300,000 shares at $0.08 per share with a term of 10 years. At December 31, 2011 none of the performance milestones had been met and, as a result, no expense was recorded in 2011 for this award. As discussed in Note 13 - Subsequent Events, this awards was modified in February 2012 to a time-based vesting schedule in connection with this consultant becoming a full-time employee of the Company.

Stock option activity for the year ended December 31, 2011 is as follows:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life
Options granted	530,000	0.08
Options exercised	-	-
Options cancelled/forfeited/expired	-	-
Outstanding at December 31, 2011	530,000	0.08	9.75
Vested and exercisable at December 31, 2011	-

The weighted average grant date calculated fair value of options granted during the year ended December 31, 2011 was $0.069.

No cash was received for option exercises and purchases of shares of Company common stock as stock-based compensation for the year ended December 31, 2011.

NOTE 10 – STOCK-BASED COMPENSATION (Continued)

The calculated fair value of option grants was estimated using the Black-Scholes option pricing model with the following weighted average assumptions for the year ended December 31, 2011.

Expected dividend yield (1)  0%
Risk-free interest rate (2) 0.41%
Expected volatility (3)  173%
Expected life (in years) (4) 3.0

(1)  The Company has no current plans to pay dividends.
(2)  The risk-free interest rate is based on the U.S. Treasury yield for a term consistent with the expected life of the awards in effect at the time of grant.
(3)  The Company estimated the volatility based on comparable public companies.
(4)  The expected life represents the period of time that options granted are expected to be outstanding.

NOTE 11 – INCOME TAXES

Due to the Company’s net loss, there was no provision for income taxes for the period from February 9, 2011 (Inception) through December 31, 2011.

The difference between the income tax expense of zero shown in the statement of operations and pre-tax book net loss times the federal statutory rate of 34% is principally due to the change in the valuation allowance.

Deferred income taxes assets for the period from February 9, 2011 (Inception) through December 31, 2011 are as follows:

Deferred tax assets
Net operating loss carryovers	$272,936
Less valuation allowance	(272,936)

Total deferred tax assets	$-

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of deferred assets will not be realized.  The ultimate realization of the deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.

Based on the available objective evidence, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, management has applied a full valuation allowance against its net deferred tax assets at December 31, 2011.  The net change in the total valuation allowance for the period from February 9, 2011 (Inception) through December 31, 2011 was an increase of $272,936.

NOTE 11 – INCOME TAXES (Continued)

The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense.   As of December 31, 2011, the Company did not have any significant uncertain tax positions or unrecognized tax benefits.  The Company did not have associated accrued interest or penalties, nor was any interest expense or penalties recognized during the period from February 9, 2011 (Inception) through December 31, 2011.

As of December 31, 2011 the Company has net operating loss carryforwards of approximately $659,302 for federal and state tax purposes, respectively. If not utilized, these losses will begin to expire beginning in 2031 for both federal and state purposes.

Utilization of NOL and tax credit carryforwards may be subject to a substantial annual limitation due to ownership change limitations that may have occurred or that could occur in the future, as required by the Internal Revenue Code (the “Code”), as amended, as well as similar state provisions. In general, an "ownership change" as defined by the Code results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percent of the outstanding stock of a company by certain stockholders or public groups.

NOTE 12 – RELATED PARTY TRANSACTIONS

As discussed in Note 7, the Company repaid a loan from the president and chief executive officer and a company wholly owned by its president and chief executive officer.

Effective upon the closing of the Company’s acquisition of the Niobrara Asset in October 2011, the Company transferred and assigned to Condor, a Nevada limited liability company owned 20% by the Company and 80% by an affiliate of MIE Holdings, 62.5% of the Niobrara Asset interest acquired by the Company, the net result of which is that each of the Company and MIE Holdings have a 50% net working interest in the Niobrara Asset originally acquired by the Company.  Furthermore, Condor was designated as “Operator” of the Niobrara Asset.  Condor’s Board of Managers is comprised of the Company’s President and Chief Executive Officer, Mr. Frank Ingriselli, and two designees of MIE Holdings.  In addition, MIE Holdings has agreed to carry the Company at both the Condor and the Company levels for all of the Company’s proportional fees and expenses due in connection with the drilling and completion of the initial well on the Niobrara Asset, which carry shall be in the form of loans made by MIE Holdings to Condor and repayable by Condor from production from the Niobrara Asset.

In October 2011, the Company also sold 4,000,000 shares of its Series A Preferred Stock to MIE Holdings for $3,000,000.

NOTE 13 – SUBSEQUENT EVENTS

The Company evaluates events occurring subsequent to the date of the financial statements in determining the accounting for and disclosure of transactions and events that affect the financial statements. Subsequent events have been evaluated through March 27, 2012, which is the date the financial statements were available to be issued.

On January 9, 2012, the Company sold 835,002 shares of its Series A Preferred Stock for a total of $626,251 in cash proceeds.

NOTE 13 – SUBSEQUENT EVENTS (Continued)

On January 25, 2012, the Company sold 863,868 shares of its Series A Preferred Stock for a total of $647,901 in cash proceeds.

On February 9, 2012, the Company issued 230,000 shares of Series A Preferred Stock at a value of $172,500 to STXRA.  See Note 4 above.

On February 23, 2012, the Company sold 206,667 shares of its Series A Preferred Stock for a total of $155,001 in cash proceeds.

In February 2012, the Company adopted an equity incentive plan that provides for the issuance of incentive and nonqualified stock options, restricted stock, restricted units and performance grants to employees, directors and consultants of the Company or any parent or subsidiary of the Company. The Company reserved 3,000,000 shares of common stock for issuance under the plan.

In February 2012, the Company granted to five of its consultants and employees a total of 1,655,000 shares of its restricted common stock.  The shares are subject to forfeiture in the event the recipient is no longer an employee, officer, director or consultant to the Company, which risk of forfeiture lapses with respect to 50% of the shares on the date that is six months from the date of grant, 20% on the date that is twelve months from the date of grant, 20% on the date that is eighteen months from the date of grant, and the final 10% on the date that is twenty-four months from the date of grant, all contingent upon the recipient’s continued service with the Company. These awards were authorized and issued under the Company’s equity incentive plan adopted in February 2012.

In February 2012, the Company granted to five of its consultants and employees options exercisable for a total of 265,000 shares of its common stock at an exercise price of $0.10 per share and a ten-year term. 50% of the shares subject to the options vest six months from the date of grant, 20% vest one year from the date of grant, 20% vest eighteen months from the date of grant, and the final 10% vest two years from the date of grant, all contingent upon the recipient’s continued service with the Company. These awards were authorized and issued under the Company’s equity incentive plan adopted in February 2012.

In February of 2012, the vesting terms were revised for two restricted stock and option grants issued in October 2011 to an executive vice president of the Company as described in Note 8.  In October 2011, the Company’s board of directors originally granted the officer 700,000 shares of its restricted common stock, subject to a Company right of forfeiture in the event certain milestones were not achieved. The revised terms provide that the Company’s right of forfeiture shall lapse with respect to 50% of the shares on June 1, 2012, 25% on December 1, 2012, and the final 25% on June 1, 2013, all contingent upon the recipient’s continued service with the Company, with 100% of the shares being released from the Company’s right of forfeiture in the event the Company terminates his relationship with the Company without cause (as defined in the grant agreement). The vesting terms of the option exercisable for 300,000 shares of the Company’s common stock at an exercise price of $0.08 per share were also revised in February 2012, with 50% of the shares subject to the option vesting on March 1, 2012, 25% on June 1, 2012, and the balance of 25% on January 1, 2013, all contingent upon the recipient’s continued service with the Company.

NOTE 13 – SUBSEQUENT EVENTS (Continued)

On January 13, 2012, the Company signed a reverse merger agreement with Blast Energy Services, Inc. (“BLAST”), an oil and gas development and production company that is publicly traded on the over-the-counter exchange in the U.S. under the symbol BESV. At closing, BLAST is expected to acquire the Company as a wholly-owned subsidiary and to issue shares of BLAST common stock and BLAST preferred stock, as applicable, to the stockholders of the Company upon the terms and conditions set forth in the merger agreement. BLAST Acquisition Corp. is a wholly-owned subsidiary corporation of BLAST that is expected to be merged with and into the Company, whereupon the Company will be the surviving corporation of the merger and will become a wholly-owned subsidiary of BLAST. In connection with the merger, Blast will be required to convert all of its existing preferred stock into common stock and consummate a reverse stock split resulting in no more than 2,400,000 shares of its common stock remaining issued and outstanding on a fully-diluted basis prior to the merger’s effective date, subject to downward adjustment in the event Blast does not reimburse the Company for certain of Blast’s transaction-related fees and expenses currently being funded by the Company (see below for advances made to date). As a result of the merger, the Company stockholders will receive one (1) share of Blast’s common stock or Series A preferred stock for each share of the Company’s common stock or Series A Preferred Stock, respectively, and the stockholders of the Company are anticipated to receive up to approximately 95% of the issued and outstanding capital stock of BLAST. The merger is expected to close as soon as possible, but no later than June 1, 2012, subject to the satisfaction of a number of conditions precedent and milestones, including the conversion of various outstanding debts of BLAST into equity of BLAST, and the approval of the merger by the BLAST and the Company boards of directors and stockholders, respectively. As of March 13, 2012, advances made to BLAST by the Company amount to $228,016 and as of December 31, 2011 the Company had advanced Blast $112,138, which is shown in the balance sheet as part of deferred costs.

The Company signed amendatory letters on each of February 9, 2012 and February 29, 2012 that amended a Stock Purchase Agreement entered into by and among the Company, Excellong, Inc., and various other sellers, dated December 16, 2011 (the Stock Purchase Agreement, as amended, the “SPA”).  Pursuant to the SPA, the Company plans to acquire Excellong E&P-2, Inc., a Texas corporation whose sole asset is an approximately 8 percent working interest in certain oil and gas leases covering approximately 1,650 net acres in the Leighton Field located in McMullen County, Texas, which is currently producing oil and natural gas from the Eagle Ford shale formation (the “Eagle Ford Asset”). This area is currently producing oil and natural gas from two wells, but the remainder of the land is under development. The total purchase price was negotiated to be approximately $3.75 million, consisting of $1.5 million in cash to be paid at closing, an additional $1.0 million due 60 days following closing, and $1.25 million worth of the Company’s Series A preferred stock, issued at the same terms as the Company’s initial Series A financing closing, and with a guaranteed value of $1.25 million on the date that is twelve months from the date of closing. The amendment signed on February 29, 2012 provides that the acquisition of the Eagle Ford Assets is to be closed by March 29, 2012.

On March 15, 2012, the Company sold 301,334 shares of its Series A Preferred Stock for a total of $226,000 in cash proceeds.

BLAST ENERGY SERVICES, INC.

BLAST ENERGY SERVICES, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)

	March 31,	December 31,
	2012	2011
Assets

Current assets:
Cash	$3,097	$19,428
Accounts receivable, net	20,742	16,507
Prepaid expenses and other current assets	68,655	30,472
Total current assets	92,494	66,407

Oil and gas properties - full cost method
Proved oil and gas properties	1,212,824	1,216,277
Unproved oil and gas properties	696,178	696,178
Less: accumulated depletion	(512,973)	(493,186)
Oil and gas properties, net	1,396,029	1,419,269

Equipment, net	381,421	396,754
Total assets	$1,869,944	$1,882,430

Liabilities and Stockholders' Equity (Deficit)

Current liabilities:
Accounts payable	$82,437	$84,196
Accrued expenses	672,197	632,349
Accounts payable and accrued expenses - related parties	396,413	367,763
Note payable - related parties	106,150	106,150
Notes payable - net of discount of $79,009 and $11,944, respectively	1,561,589	1,272,731
Total current liabilities	2,818,786	2,463,189

Long term liabilities:
Notes payable - related party	1,120,000	1,120,000
Asset retirement obligations	41,712	44,160
Total liabilities	3,980,498	3,627,349

Commitments and contingencies	-	-
Stockholders' equity (deficit):
Series A Preferred Stock, $.001 par value, 20,000,000 shares
authorized; 6,000,000 shares issued and outstanding	6,000	6,000
Series B Preferred Stock, $.001 par value, 1 share authorized
1 share issued and outstanding, respectively	-	-
Common Stock, $.001 par value, 180,000,000 shares authorized;
71,425,905 and 71,425,905 shares issued and outstanding	71,426	71,426
Additional paid-in capital	76,389,124	76,389,124
Accumulated deficit	(78,577,104)	(78,211,469)
Total stockholders' equity (deficit)	(2,110,554)	(1,744,919)

Total liabilities and stockholders' equity (deficit)	$1,869,944	$1,882,430
See accompanying notes to unaudited consolidated financial statements

BLAST ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended March 31, 2012 and 2011
(unaudited)

	2012	2011
Revenues	$118,214	$106,527

Cost of revenues
Services	-	5,502
Lease operating costs	67,353	70,374
Total cost of revenues	67,353	75,876

Operating expenses:
Selling, general and administrative expense	190,981	190,981
Depreciation, depletion and amortization	36,124	34,916
Total operating expenses	227,105	461,430

Operating loss	(176,244)	(430,779)

Other expense:
Interest expense	(189,391)	(113,775)
Total other expense	(189,391)	(113,775)

Loss from continuing operations	(365,635)	(544,554)
Loss from discontinued operations	-	(3,686)
Net loss	$(365,635)	$(548,240)

Preferred dividends	59,836	59,178
Net loss attributable to common shareholders	$(425,471)	$(607,418)

Net (loss) per common share - Basic and Diluted:
Continuing operations	$(0.01)	$(0.01)
Discontinued operations	0.00	0.00
	$(0.01)	$(0.01)

Weighted average common shares outstanding:
Basic and diluted	71,425,905	69,941,090

See accompanying notes to unaudited consolidated financial statements

BLAST ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Three Months Ended March 31, 2012 and 2011
(unaudited)

	2012	2011
Cash Flows From Operating Activities:
Net loss	$(365,635)	$(548,240)
Loss from discontinued operations	-	3,686
Loss from continuing operations	(365,635)	(544,554)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, depletion and amortization - oil and gas	36,124	34,916
Amortization of discount and financing costs	111,745	69,791
Stock-based compensation	-	171,168
Loss on disposal of equipment	-	1,315
Changes in:
Accounts receivable	(4,235)	53,506
Prepaid expenses and other current assets	(5,082)	11,827
Accounts payable	(1,758)	(30,064)
Accrued expenses	39,848	93,566
Accrued expense – related party	28,650	22,400
Net cash used in operating activities	(160,343)	(116,129)

Cash Flows From Investing Activities:
Proceeds from sale of fixed assets	-	11,200
Net cash used in investing activities	-	11,200

Cash Flows From Financing Activities:
Payments on short term debt	(11,246)	(36,586)
Borrowings on short term debt, net of financing costs	155,258	84,352
Proceeds from warrants exercised	-	7,500
Net cash provided by (used in) financing activities	144,012	55,266

Net cash provided by discontinued operating activities	-	(3,686)

Net change in cash	(16,331)	(53,349)
Cash at beginning of period	19,428	373,470
Cash at end of period	$3,097	$320,121

Cash paid for:
Interest	$47,283	$3,992
Income taxes	-	-

Non-cash investing and financing transactions:
Note payable issued to finance insurance	53,893	59,039
Shares issued for accrued expenses	-	249,000

See accompanying notes to unaudited consolidated financial statements

BLAST ENERGY SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

NOTE 1 – BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of Blast Energy Services, Inc. (“Blast” or the “Company”), have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and the rules of the Securities and Exchange Commission (“SEC”) and should be read in conjunction with the audited financial statements and notes thereto contained in Blast’s latest Annual Report filed with the SEC on Form 10-K. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.  Notes to the financial statements that would substantially duplicate disclosures contained in the audited financial statements for the most recent fiscal year, as reported in the Form 10-K, have been omitted.

Blast’s consolidated financial statements include the accounts of Blast and its wholly-owned subsidiaries. All significant inter-company accounts and transactions have been eliminated in consolidation.

NOTE 2 – DESCRIPTION OF BUSINESS

Business.  Blast Energy Services, Inc. (“Blast” or the “Company”) is seeking to become an independent oil and gas producer with additional revenue potential from its applied fluid jetting ("AFJ") technology. Blast plans to grow operations, initially through the acquisition of oil producing properties, and then eventually through the acquisition of oil and gas properties where its applied fluid jetting process could be used to increase field production volumes and, therefore, the value of the properties in which it owns an interest.

As a part of this shift in strategy, in September 2010, with an effective date of October 1, 2010, Blast closed on the acquisition of oil and gas interests in the North Sugar Valley Field located in Matagorda County, Texas, and in October 2010, Blast entered into a Letter of Intent with Solimar Energy LLC as described in Note 7 below.  Blast also determined that the Satellite Services business was no longer a crucial part of Blast’s future and steps were taken to divest this business unit further discussed in Note 15.

On January 13, 2012, the Company entered into an Agreement and Plan of Reorganization with Blast Acquisition Corp., a newly formed wholly-owned Nevada subsidiary of the Company (“MergerCo”), and Pacific Energy Development Corp., a privately-held Nevada corporation (“PEDCO”), pursuant to which MergerCo will be merged with and into PEDCO, with PEDCO being the surviving entity and becoming a wholly-owned subsidiary of the Company, in a transaction structured to qualify as a tax-free reorganization.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Reclassifications.  Certain amounts in the consolidated financial statements of the prior year have been reclassified to conform to the current presentation for comparative purposes.

Use of Estimates in Financial Statement Preparation.  The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, as well as certain financial statement disclosures.  While management believes that the estimates and assumptions used in the preparation of the financial statements are appropriate, actual results could differ from these estimates.  Significant estimates include those with respect to the amount of recoverable oil and gas reserves, the fair value of financial instruments, oil and gas depletion, asset retirement obligations and stock based compensation.

Revenue Recognition.   All revenue is recognized when persuasive evidence of an arrangement exists, the service or sale is complete, the price is fixed or determinable and collectability is reasonably assured.  Revenue is derived from the sale of crude oil and down hole services. Revenue from crude oil sales is recognized when the crude oil is delivered to the purchaser and collectability is reasonably assured. Revenue from services is recognized when the service is delivered or completed and collection is reasonably assured.  The Company follows the “sales method” of accounting for oil and natural gas revenue, so it recognizes revenue on all natural gas or crude oil sold to purchasers, regardless of whether the sales are proportionate to its ownership in the property. A receivable or liability is recognized only to the extent that the Company has an imbalance on a specific property greater than its share of the expected remaining proved reserves. If collection is uncertain, revenue is recognized when cash is collected.  We recognize reimbursements received from third parties for out-of-pocket expenses incurred as service revenues and account for out-of-pocket expenses as direct costs.

Cash Equivalents.  Blast considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Allowance for Doubtful Accounts.  Blast does not require collateral from its customers with respect to accounts receivable, but performs periodic credit evaluations of such customer’s financial condition. Blast determines any required allowance by considering a number of factors including length of time accounts receivable are past due and Blast’s previous loss history. Blast provides reserves for accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts. As of March 31, 2012 and December 31, 2011, Blast determined that no allowance for doubtful accounts was required.

Equipment.  Equipment is stated at cost less accumulated depreciation and amortization.  Maintenance and repairs are charged to expense as incurred.  Renewals and betterments which extend the life or improve existing equipment are capitalized. Upon disposition or retirement of equipment, the cost and related accumulated depreciation are removed and any resulting gain or loss is reflected in operations.  Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which are 3 to 10 years.

Oil and Gas Properties, Full Cost Method.  Blast uses the full cost method of accounting for oil and gas producing activities. Costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells used to find proved reserves, and to drill and equip development wells, including directly related overhead costs, and related asset retirement costs are capitalized.

Under this method, all costs, including internal costs directly related to acquisition, exploration and development activities, if any, are capitalized as oil and gas property costs on a field by field basis. Sales of oil and gas properties or interests therein are credited against capitalized costs in the full cost pool. Properties not subject to amortization consist of exploration and development costs which are evaluated on a property-by-property basis. Amortization of these unproved property costs begins when the properties become proved or their values become impaired. Blast will assess the probability of realization of unproved properties, if any, on at least an annual basis or when there has been an indication that impairment in value may have occurred.  Impairment of unproved properties is assessed based on management's intention with regard to future exploration and development of individually significant properties and the ability of Blast to obtain funds to finance such exploration and development. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized. Costs of oil and gas properties are amortized using the units of production method.

Ceiling Test.  In applying the full cost method, Blast performs an impairment test (ceiling test) at each reporting date, whereby the carrying value of oil and gas property and equipment is compared to the “estimated present value” of its proved reserves, discounted at a 10% interest rate of future net revenues based on current operating conditions at the end of the period and the average, first day of the month price received for oil and gas production over the preceding 12 month period, plus the cost of properties not being amortized, plus the lower of cost or fair market value of unproved properties included in costs being amortized, less the income tax effects related to book and tax basis differences of the properties.

Impairment of Long-Lived Assets.  Blast reviews the carrying value of its long-lived assets (other than oil and gas properties, which are subject to a quarterly ceiling test impairment analysis) annually or whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be appropriate.  Blast assesses recoverability of the carrying value of the asset by estimating the future net undiscounted cash flows expected to result from the asset, including eventual disposition.  If the future net undiscounted cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and estimated fair value.

Accounting for Asset Retirement Obligations.  If a reasonable estimate of the fair value of an obligation to perform site reclamation, dismantle facilities or plug and abandon wells can be made, Blast will record a liability (an asset retirement obligation or ARO) on its consolidated balance sheet and capitalize the present value of the asset retirement cost in oil and gas properties in the period in which the retirement obligation is incurred. In general, the amount of an ARO and the costs capitalized will be equal to the estimated future cost to satisfy the abandonment obligation assuming the normal operation of the asset, using current prices that are escalated by an assumed inflation factor up to the estimated settlement date, which is then discounted back to the date that the abandonment obligation was incurred using an assumed cost of funds for Blast. After recording these amounts, the ARO will be accreted to its future estimated value using the same assumed cost of funds and the capitalized costs are depreciated on a unit-of-production basis within the related full cost pool. Both the accretion and the depreciation will be included in depreciation, depletion and amortization expense on our consolidated statements of operations.

Fair Value of Financial Instruments.  The carrying amount of Blast’s cash, accounts receivables, accounts payables, and accrued expenses approximates their estimated fair values due to the short-term maturities of those financial instruments. Management believes the fair value of the promissory notes entered into in connection with the funding arrangement for the Guijarral Hills Exploitation Project approximates the fair value due to the short-term nature of the instruments.

Income Taxes.  Blast utilizes the asset and liability method in accounting for income taxes.  Under this method, deferred tax assets and liabilities are recognized for operating loss and tax credit carry-forwards and for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date.  A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets unless it is more likely than not that the value of such assets will be realized.

Stock-Based Compensation.  Pursuant to the provisions of FASB ASC 718, Compensation – Stock Compensation, which establishes accounting for equity instruments exchanged for employee service, we utilize the Black-Scholes option pricing model to estimate the fair value of employee stock option awards at the date of grant, which requires the input of highly subjective assumptions, including expected volatility and expected life. Changes in these inputs and assumptions can materially affect the measure of estimated fair value of our share-based compensation. These assumptions are subjective and generally require significant analysis and judgment to develop. When estimating fair value, some of the assumptions will be based on, or determined from, external data and other assumptions may be derived from our historical experience with stock-based payment arrangements. The appropriate weight to place on historical experience is a matter of judgment, based on relevant facts and circumstances.

The Company estimates volatility by considering the historical stock volatility. The Company has opted to use the simplified method for estimating expected term, which is generally equal to the midpoint between the vesting period and the contractual term.

Earnings or Loss per Share.  Basic earnings per share equal net earnings or loss divided by weighted average common shares outstanding during the period.  Diluted earnings per share include the impact on dilution from all contingently issuable shares, including options, warrants and convertible securities.  The common stock equivalents from contingent shares are determined by the treasury stock method.  Blast incurred a net loss for the three month periods ended March 31, 2012 and 2011 and therefore, basic and diluted earnings per share for those periods are the same as all potential common equivalent shares would be anti-dilutive.

Recently Issued Accounting Pronouncements.  There were various accounting standards and interpretations issued during 2012 and 2011, none of which are expected to have a material impact on Blast’s financial position, operations or cash flows.

Subsequent Events.  We evaluated all transactions from March 31, 2012 through the financial statement issuance date for the subsequent event disclosure.

NOTE 4 – GOING CONCERN

Blast had a cash balance of approximately $3,000, current assets of approximately $92,000 and a stockholders’ deficit of approximately $2.1 million as of March 31, 2012. Blast had a loss from continuing operations of approximately $366,000 for the three months ended March 31, 2012 and an accumulated deficit at March 31, 2012 of approximately $78.6 million. The consolidated financial statements do not include any adjustments that might be necessary if Blast is unable to continue as a going concern. These conditions create substantial doubt as to Blast’s ability to continue as a going concern. Management is trying to grow the existing business but may need to raise additional capital through sales of common stock or convertible instruments, as well as financing from third parties.

NOTE 5 - MERGER AGREEMENT – PACIFIC ENERGY DEVELOPMENT CORP.

On January 13, 2012, Blast entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) with Blast Acquisition Corp., a newly formed wholly-owned Nevada subsidiary of the Company (“MergerCo”), and Pacific Energy Development Corp., a privately-held Nevada corporation (“PEDCO”), pursuant to which MergerCo will be merged with and into PEDCO, with PEDCO being the surviving entity and becoming a wholly-owned subsidiary of the Company, in a transaction structured to qualify as a tax-free reorganization (the “Merger”).  Pursuant to the Merger Agreement, prior to the effective time of the Merger (the “Effective Time”), the Company will amend its Certificate of Formation and Designation to: (i) convert all outstanding shares of the Company’s Series A Convertible Preferred Stock and Series B Preferred Stock into common stock of the Company on a one to one basis, and immediately thereafter, (ii) the Company will effectuate a reverse stock split, with the end result being that the Company will not have more than 2,400,000 shares of common stock issued and outstanding on a fully-diluted basis prior to the Merger (the “Shares Limit”), which will include the converted preferred stock, converted debt securities (as described below), and all options and warrants issued but not exercised (the “Reverse Split” and the “Amendment”).  Furthermore, in connection with the Reverse Split and the Amendment, the Company has agreed to change its name to “PEDEVCO Corp.”, and  amend its Certificate of Formation and Designation, so that the Company shall have an authorized capitalization consisting of 300,000,000 shares of capital stock post-Reverse Split, which shall consist of 200,000,000 shares of common stock, $0.001 par value per share (“Common Stock”); and 100,000,000 authorized shares of Preferred Stock, including (a) 25,000,000 authorized shares of Series A Convertible Preferred Stock, $0.001 par value per share ("new Series A Preferred Stock"), which shares shall be designated in connection with the amendment to the Certificate of Formation and Designation and which shall amend and replace the currently designated Series A and Series B Preferred Stock designations,  and have such terms and conditions as described in the Form of Amended and Restated Certificate of Formation and Designation.

In addition, prior to the closing of the Merger, PEDCO has agreed to advance certain transaction-related fees and expenses to the Company, which advances, if not reimbursed to PEDCO by the Company prior to the filing date of the Amendment, shall result in a reduction of the Shares Limit (for the purposes of the Reverse Split described above) by one (1) share of Common Stock for each $1.00 advance that has not been repaid to PEDCO by such filing date.  For example, if upon the filing of the Amendment, PEDCO has paid the Company $100,000 in advances, the Company’s stockholders will collectively own 2,300,000 fully-diluted shares of the Company’s Common Stock subsequent to the Reverse Split and prior to the Merger (i.e., a 100,000 share reduction for the terms of the Merger as described above).

After the Reverse Split, at the Effective Time of the Merger, MergerCo will merge into PEDCO, with the stockholders of PEDCO receiving one (1) share of the Company’s post-Reverse Split Common Stock or new Series A Preferred Stock, as applicable, for each share of PEDCO Common Stock or PEDCO Series A Convertible Preferred Stock then held by the PEDCO shareholders and all outstanding warrants and options of PEDCO at the Effective Time being assumed by the Company.   PEDCO shall have no more than 45 million shares issued and outstanding, or committed for future issuance, on a fully-diluted basis at the time of the Merger.  As a result of the Merger, the stockholders of PEDCO are anticipated to receive up to approximately 95% of the issued and outstanding capital stock of the Company in the Merger.

The consummation of the Merger is subject to a number of conditions precedent including the Company amending its Certificate of Formation and Designation, which includes the conversion of all of its existing Preferred Stock into Common Stock and the Reverse Split, and the conversion of the various outstanding debts of the Company, as described below under BMC Debt Conversion and Other Debt Conversions, into Common Stock, and is subject to the satisfaction of customary conditions to closing, including, without limitation, satisfactory completion of the parties’ due diligence review, and receipt of necessary board and stockholder approval.  The result of the Merger, assuming it is consummated, is that the business of PEDCO will become the business of the Company, PEDCO’s officers and Director will become the officers and Directors of the Company, and the shareholders of PEDCO will become the majority shareholders of the Company.

In connection with the Merger Agreement, the Company has entered into various voting agreements (the “Voting Agreement”), with certain security and debt holders of the Company, including the debt holders executing the BMC Debt Conversion Agreement and the Note Purchase Amendment, described below, whereby those debt holders and stockholders have agreed to vote Company capital stock held by them in favor of the Merger Agreement. These Voting Agreements terminate on the earlier of the termination of the Merger Agreement or, on June 1, 2012, if the Merger is not consummated by such date. The Company is currently in discussions to extend the Merger Agreement to August 2, 2012.

BMC Debt Conversion

In connection with the Merger Agreement, on January 13, 2012, the Company entered into a Debt Conversion Agreement (the “BMC Debt Conversion Agreement”) with Berg McAfee Companies, LLC (“BMC”), and Clyde Berg, (“Berg”).  The Company had previously entered into: (1) a Secured Promissory Note Agreement, dated February 27, 2008, as amended on January 5, 2011 with BMC in the aggregate principal amount of $1,120,000 (the "BMC Note"); and (2) a Promissory Note, dated May 19, 2011, with Berg in the aggregate principal amount of $100,000 (the "Berg Note" and collectively with the BMC Note, the “Notes”).

The BMC Debt Conversion Agreement modifies the Notes to provide that all principal and accrued interest under the Notes shall be converted into shares of the Company's Common Stock (pre-Reverse Split) at a conversion price of Two Cents ($0.02) per share (the “Conversion”).  As of March 31, 2012, the outstanding principal and accrued interest under the Notes is approximately $1,487,397, which would convert into 74,369,850 pre-Reverse Split shares of Common Stock.  The BMC Debt Conversion Agreement can be terminated by either party in the event the record date for the shareholder meeting has not occurred by June 1, 2012 or if the Board of Directors of the Company withdraws or materially modifies their recommendation of the Merger (the “Termination Rights”). In connection with the BMC Debt Conversion Agreement, BMC and Berg also entered into the Voting Agreement, described above.

Debt Modifications

In connection with the Merger, on January 13, 2012, the Company entered into the Amendment to Note Purchase Agreement (the “Note Purchase Amendment”), with the Lender in connection with the Company’s debt obligations under certain secured notes with the Lender.   The Note Purchase Amendment amended the Note Purchase Agreement, dated February 24, 2011 (the “Note Purchase Agreement”) primarily in order (i) to grant consent to the Merger Agreement, (ii) to waive, solely with respect to the Company post-Merger, certain loan covenants and restrictions as they relate to the assets of PEDCO and the operations of the Company post-Merger, (iii) to waive the Lender’s right of first refusal to provide additional funding to the Company; and (iv) to provide for the conversion of up to 50% of the loan amounts outstanding to the Lender in the original principal amount of $2,522,111, of which approximately $1,306,078 was owed as of the date of the parties entry into the Note Purchase Amendment, into shares of the Company’s Common Stock at $0.75 per share on a post-Reverse Split basis at the option of Lender at any time after June 9, 2012, provided that the Company in its sole discretion may waive the 50% conversion limitation.  The conversion rights described above are subject to the Lender being prohibited from converting any portion of the outstanding notes which would cause it to beneficially own more than 4.99% of the Company’s then outstanding shares of common stock, subject to the Lender’s right to increase such limit to up to 9.99% of the Company’s outstanding shares with 61 days prior written notice to the Company.

The Promissory Notes issued in connection with the Note Purchase Amendment were amended to provide an extension of the maturity date of such Promissory Notes, which were due February 2, 2012, to: (i) thirty (30) days after the termination of the Merger Agreement, if the Merger Agreement is terminated before June 1, 2012, (ii) June 1, 2012, if the Effective Date of the Merger has not occurred by such date, (iii) August 2, 2012, or (iv) the date all obligations and indebtedness under such Promissory Notes are accelerated in accordance with the terms and conditions of such Promissory Notes.  Furthermore, commencing February 2, 2012, the interest amount on the Promissory Notes was increased from 10% to 18% per annum, and the new interest rate includes both the principal amount and the Exit Fee payable below, and as further described under the Promissory Notes.  Lastly, the Exit Fee, which is 12% of the repayment amount, was increased by an aggregate of $15,000 for the Promissory Notes.

Other Debt Conversions

In connection with the Merger, the Company further approved the conversion of certain other outstanding debt obligations of the Company at $0.02 per share upon the Conversion Date, subject to the Termination Rights. As of March 31, 2012, these debt obligations include: $308,500 of accrued compensation due to the members of Board of Directors, $6,150 of short term loans from members of the Board of Directors, $232,209 of accrued salaries and vacation pay owed to the Company’s employees, and approximately $119,990 in accrued finders’ fees, for a total amount of $666,849.  These amounts will convert at $0.02 per share under debt conversion agreements (“Debt Conversion Agreements”) into approximately 33,342,450 shares of the Company’s pre-Reverse Split Common Stock on the Conversion Date. In May 2012, the finder’s fee amount owed was reduced to $47,960 as described below in Note 9 – Commitments.

NOTE 6 - EQUIPMENT

Equipment consists of the following as of March 31, 2012 and December 31, 2011:

Description	Life	March 31, 2012	December 31, 2011
Computer equipment	3 years	$-0-	$7,987
Tractor	4 years	15,518	15,518
Service Trailer	5 years	4,784	4,784
AFJ Rig	10 years	712,133	712,133
Equipment		732,435	740,422

Less:
Accumulated depreciation		(351,014)	(343,668)
Equipment, net		$381,421	$396,754

During the three months ended March 31, 2012, we evaluated the carrying value of the AFJ rig and, based upon our analysis, no impairment was warranted.

NOTE 7 – OIL AND GAS PROPERTIES

Guijarral Hills Exploitation Project

In October 2010, Blast entered into a letter of intent with Solimar Energy LLC (“Solimar”), which provides Blast the right to participate in a field extension drilling project to exploit an undeveloped acreage position in the Guijarral Hills Field located in the San Joaquin basin of central California. Solimar is a wholly-owned subsidiary of Solimar Energy Limited, a publicly-traded company on the Australia Stock Exchange based in Melbourne, Australia.  Pursuant to the letter of intent, Blast paid Solimar a non-refundable fee of $100,000, which initially was capitalized in the accompanying balance sheet under the caption Option on oil and gas properties, in return for the exclusive right for a period of 90 days to execute a definitive agreement. Upon execution of the farmout agreement in 2011, the deposit was reclassified to unproved properties.

In February 2011, Blast entered into a farmout agreement with Solimar, whereby Blast will participate in the Guijarral Hills project on a promoted basis of 66-2/3 percent (%) of the costs to drill and complete the initial planned exploratory well. After the drilling of the initial well, Blast will earn a 50% working interest, with net revenue interest of 38% in the entire project’s acreage position and will be required to contribute on an equal heads up basis (i.e., 50% of all costs) on any additional wells that may be drilled in the project.

In March 2011, the Solimar Energy 76-33 well in the Guijarral Hills Field reached its total drilling depth of 10,550 feet.  In May 2011, Solimar commenced completion operations, by perforating and flow testing three potentially hydrocarbon bearing sands encountered in the drilling process.  However, the zones tested did not result in an oil producing well. Solimar and Blast are currently evaluating further potential testing to be done in the well, including an evaluation of a large interval of Kreyhegan Shale that was encountered while drilling.

On December 22, 2011, the Company entered into a Modification Agreement ("Modification Agreement") with Solimar.  The Modification Agreement amended certain existing agreements, including the Guijarral Hills Farmout Agreement and the related Guijarral Hills Joint Operating Agreement ("JOA") with Solimar, which provided Blast the right to participate in a field extension drilling project to exploit an undeveloped acreage position in the Guijarral Hills Field located in the San Joaquin basin of central California.  Solimar purchased 25% of the 100% working interest in the Solimar Energy 76-33 Well (modifying the Farmout Agreement which provided for Blast to hold 50% of the 100% working interest), and Blast agreed to participate on all go-forward costs associated with the Guijarral Hills project on a heads up 25% of 100% basis (governed by the JOA) in exchange for $311,872 of unpaid drilling costs.

The Farmout Agreement and subsequent participation in the Solimar Energy 76-33 well is reported in the balance sheet under “Unproved oil and gas properties, not subject to amortization.”

NOTE 8 – NOTES PAYABLE – RELATED PARTIES AND OTHER

Related Party Transactions

Related Party Advances

The Company was advanced $2,050 from Michael Peterson, former Interim President and CEO and $2,050 each from Pat Herbert and Don Boyd, directors of the Company, for the purpose of paying the Company’s Directors’ and Officers’ insurance premiums in the month of September 2011. These advances are noninterest bearing, unsecured and are due on demand (reflected as Accrued expenses – related parties in the accompanying balance sheet).

Promissory Note with Clyde Berg

On May 19, 2011, Blast entered into a $100,000 promissory note with Clyde Berg, a significant shareholder. The note carries a 25% interest rate, has a one-year term and Blast’s performance under the note is guaranteed by Eric McAfee, another affiliate of Berg McAfee Companies, LLC. The proceeds from this note were used to partially pay the cost of testing operations on the Solimar Energy 76-33 well.

Interest payable under this note (reflected as Accrued expenses – related parties in the accompanying balance sheet) is $21,798 at March 31, 2012.

AFJ Note

On July 15, 2005, Blast entered into an agreement to develop its initial applied jetting rig with Berg McAfee Companies, LLC (“BMC”). The arrangement involves two loans for a total of $1 million to fund the completion of the initial rig and sharing in the expected rig revenues for a ten-year period.  Under the terms of the loan agreement with BMC, cash revenues will be shared on the basis of allocating 90% to Blast and 10% to BMC for a ten-year period following repayment. After ten years, Blast will receive all of the revenue from the rig. BMC also has the option to fund an additional three rigs under these commercial terms.

In 2008, BMC extended the term for the $1 million Note secured on the Applied Fluid Jetting rig for three years. The revised Note was issued for $1.12 million, including accumulated interest, and carries an 8% interest rate and was convertible into common stock at $0.20 per share.

On January 5, 2011, Blast and BMC agreed to (a) enter into Amendment No. 1 to the February 27, 2008 Promissory Note, pursuant to which the Company owes BMC, $1.12 million (the “Amended Note”); and (b) to amend the terms of the Company’s Series A Convertible Preferred Stock (the “Preferred Stock”) to provide for a reduction in the conversion price of such Preferred Stock from $0.50 per share to $0.20 per share (the “Amendment”).

The Amended Note revised and amended the terms of the original note, entered into between the Company and BMC on February 27, 2008, to extend the maturity date of such note from February 27, 2011, to February 27, 2013; to increase the amount of notice the Company is required to provide BMC in the event the Company desires to prepay the note from five (5) days to thirty (30) days; to subordinate the security for such note to the Company’s obligations due to and in connection with the drilling and completion of the Guijarral Hills development project and the payoff of the Company’s $300,000 promissory note due to Sun Resources Texas, Inc.; and to provide BMC the right to convert the amount outstanding under the note into shares of the Company’s common stock at a reduced rate of $0.08 per share, rather than $0.20 per share as provided for in the original note agreement.

The Company evaluated the terms of the Amended Note and determined that, due to the change in the common stock conversion rate, the original note had been extinguished and consequently, the Amended Note would be recorded at its current fair value.  Based upon the new common stock conversion rate, which was equivalent to the Company’s closing stock price at January 5, 2011, the Company determined that the Amended Note had a fair value of $1,120,000, based upon the value of the Company’s common stock the Amended Note could be converted into at the date of the amendment.  Therefore, no gain or loss was recognized.

Interest payable under this note (reflected as Accrued expenses – related parties in the accompanying balance sheet) is $367,397 at March 31, 2012.

Third Party Transactions

Promissory Note - North Sugar Valley Field

Under the terms of the sales agreement with Sun, Blast issued an interest free promissory note for $300,000 payable at a rate of $10,000 per month commencing October 31, 2010, with the final balance payable in full on or before October 8, 2011. The promissory note is secured by a lien against the North Sugar Valley Field.

As the promissory note is noninterest bearing, Blast discounted the promissory note to its estimated net present value using an 8% interest rate, which Blast believes is representative of its incremental cost of borrowing given the secured nature of the promissory note.  The resulting discount of $18,902 was to be amortized using the effective interest rate method over the term of the promissory note.

In February 2011, this note was paid in full.

Lending Arrangement

On February 24, 2011 (the “Closing”), Blast entered into the  Note Purchase Agreement  and related agreements (as described below) with the Lender to fund its Guijarral Hills project and to repay the Sun promissory note. Pursuant to the Purchase Agreement, Blast agreed with the Lender to enter into the Promissory Notes in the aggregate principal amount of $2,522,111, with a Senior Secured Promissory Note in the amount of $2,111,111 (the “First Note”) delivered to the Lender at the Closing and a second Note delivered in April 2011 in the amount of $411,000 (the “Second Note”).

Pursuant to the Note Purchase Agreement, Blast agreed to undertake certain requirements and to certain restrictions while the Promissory Notes are outstanding. These requirements and restrictions, among other things, include:

•	to continue to file reports with the Securities and Exchange Commission (the “Commission”);
•	not pay any dividends, make any distributions or redeem any securities;

•	not permit any liens on any of its assets (other than those already approved by the Lender) or incur any additional liabilities (unless subordinated to amounts owed to the Lender);
•	not enter into any merger, sale or acquisition agreements; and,

•
maintain a minimum cash bank balance of $100,000, with some flexibility as it relates to funding costs for the initial well to be drilled as part of the Guijarral Hills Exploitation Project (the “Test Well”). This amount was returned to the lender in 2011 and applied toward accrued interest, repayment penalty and principle.

Additionally, Blast granted the Lender a right of first refusal to provide Blast with additional funding on such terms and conditions as Blast may receive from third parties, until the later of (a) one year from the date that the Promissory Notes are repaid in full; or (b) such time as Blast ceases paying a Royalty to the Lender pursuant to the Royalty Agreement (described below).

Blast also agreed that if the Test Well failed to achieve an initial production average of at least 350 barrels of oil equivalent per day for the 30-day period commencing on the first day on which the Test Well is at full production, Blast would issue to the Lender a common stock purchase warrant to purchase up to 12,000,000 shares of Blast’s common stock (the “Warrant”).  The Warrant will have a term of two years, and provide for cashless exercise rights in the event the shares of common stock issuable upon exercise of the Warrant are not registered with the Commission.  The Warrant will also contain certain anti-dilution provisions and will have an exercise price, in the event it is granted, equal to the weighted average of the trading price of Blast’s common stock over the ten day period prior to the grant date. The Warrant was granted in October 2011. In April 2012, the warrant agreement was further amended to provide that the lowest exercise price of the warrant is $0.01 per share. As a result of this warrant issuance and under the terms of the finder fee agreement with Trident Partners, they have earned warrants to purchase 1,200,000 shares under the same terms.

First Note

Blast delivered to the Lender the First Note in the amount of $2,111,111 at the Closing. Blast paid an original issue discount to the Lender on the First Note of 10%, or $211,111 (the “Original Issue Discount”).  The First Note accrues interest at the rate of ten percent (10%) per annum, with interest only payments due on the first day of each month beginning in March 2011.

The terms of this note were amended in February 2012 as described above. Blast also agreed to pay the Lender an exit fee at such time as the First Note is paid in full of twelve percent (12%) of the amount of such repayment (the “Exit Fee”).

The proceeds from the First Note were used by Blast (i) to repay in full the remaining indebtedness of $250,000 owed to Sun under the then outstanding promissory note described above; (ii) to fund Blast’s portion of the Test Well under the terms of the Farmout Agreement; and (iii) to pay fees and expenses incurred in connection with the Closing, including the payment of the Original Issue Discount and reimbursement of legal fees incurred by the Lender in connection with the Closing.

Blast incurred $381,506 in legal and finders’ fees associated with the lending arrangement, which has been recorded as deferred financing costs to be amortized over the term of the First Note.  Net proceeds to Blast after the original issue discount, reimbursement of the lender’s legal fees and Blast’s own expenses were approximately $1.6 million with an effective interest rate of approximately 36%.

Second Note

Blast delivered the Lender the Second Note in the amount of $411,000 on April 5, 2011. Blast paid an original issue discount to the Lender on the Second Note of 10% or $41,100. The terms of this note were amended in February 2012 as described above.  The Second Note has substantially similar terms to the First Note.  The proceeds from the Second Note were used by Blast to fund Blast’s portion of the completion and testing costs of the Test Well under the terms of the Farmout Agreement.

Guaranty and Security Agreement

The repayment of the amounts loaned Blast by the Lender under the Promissory Notes were guaranteed by Blast’s wholly-owned subsidiaries Eagle Domestic Drilling Operations LLC (“Eagle”) and Blast AFJ, Inc. (“Blast AFJ”).  Additionally, Blast, Eagle and Blast AFJ each entered into a Security Agreement in favor of the Lender, pursuant to which such parties provided the Lender a first prior security interest in all of their tangible and intangible assets, including equipment, intellectual property and personal and real property as collateral to secure the repayment of the Loans (the “Security Agreement”).  Additionally, Berg McAfee Companies, LLC (“Berg McAfee”) agreed, pursuant to its entry into a Subordination and Intercreditor Agreement with Blast, to subordinate the repayment of the $1.12 million principal amount of the Secured Promissory Note owed by Blast to Berg McAfee to the repayment of the Loans and the Lender’s security interest granted pursuant to the Security Agreement.

Stock Purchase Agreement

As additional security for the repayment of the Loans, and pursuant to a Stock Purchase Agreement, Blast sold the Lender one (1) share of its newly designated Series B Preferred Stock, in consideration for $100, which entitles the Lender to consent to and approve Blast’s or any of its subsidiaries’ entry into any bankruptcy proceeding, consent to the appointment of a receiver, liquidator or trustee or the assignment by Blast or any of its subsidiaries for the benefit of any creditors.  Blast assigned no value to this Series B Preferred Share.

Royalty Payment Letter

As additional consideration for the Lender agreeing to make the Loans, Blast agreed pursuant to a Royalty Payment Letter (the “Royalty Payment Letter”), to pay the Lender 30% of all amounts earned (the “Royalty”) by Blast under the Test Well.

First and Second Note Interest

As of March 31, 2012, Blast had paid interest in the amount of $221,824.

During the three months ended March 31, 2012, Blast also recognized:

•	Interest expense of $90,953 was recorded by the Company related to the accretion of the debt discount applicable to the First and Second Notes.
•	Interest expense of $20,792 was recorded for the amortization of the deferred financing costs related to the First and Second Notes.

Third Party Advances

For the twelve month period ended December 31, 2011, the Company received $87,000 advances from PEDCO to fund the merger transaction-related fees and expenses. During three month period ended March 31, 2012, the Company received additional $155,258 advances from PEDCO for the same purpose.

NOTE 9 – COMMITMENTS

Placement Agreement

In November 2010, Blast entered into a non-exclusive Placement Agent Agreement with Trident Partners Ltd. (“Trident” and the “Placement Agreement”). Pursuant to the Placement Agreement, certain principals of Trident were granted fully vested warrants, exercisable for one year from the date of the agreement, to purchase up to 750,000 shares of Blast’s common stock at an exercise price of $0.01 per share.  All of the warrants were exercised during 2011.

Additionally, Blast agreed to pay Trident a cash fee of 10% of the proceeds received from the sale of any equity or equity-linked securities to any party introduced by Trident; warrants to purchase shares of common stock equal to 10% of the total number of shares of common stock sold or granted in connection with any funding (on similar terms as the Placement Warrants); and Blast agreed to grant Trident a net revenue interest equal to 10% of any revenue interest provided to any investors in any closing (the “Placement Fees”).  The requirement to pay the Placement Fees in connection with any subsequent investment by an investor continues in effect for 12 months following the expiration of the Placement Agreement on or about February 15, 2011. To date, Trident has been paid $100,000.  At March 31, 2012, Blast owes a cash fee to Trident of $119,990.

On May 18, 2011, the Company amended the Placement Agent Agreement to eliminate the provision for the contingent grant of a 10% net revenue interest in oil and gas properties in exchange for the issuance of fully vested warrants to purchase 400,000 shares with a term of two years and an exercise price of $0.01 per share. The Company recorded $44,528 as share-based compensation for the issuance of the warrants.

On December 22, 2011, the Company granted additional fully vested warrants to purchase 1,200,000 shares of restricted common stock to Trident in connection with capital raising services rendered in February 2011 and December 2011. The warrants are exercisable for one penny ($0.01) per share of common stock and have a one (1) year term. The Company recorded $9,406 as share-based compensation for the issuance of the warrants.

In May 2012, Trident, various affiliates of Trident and the Company agreed to enter into settlement agreements to release each other from any ongoing claims and obligations.  Pursuant to the settlement agreements, the $119,990 finder’s fee payable to Trident was reduced to $47,960 by the payment in early May 2012 to Trident and certain affiliates (provided that we reserved the right to convert such unpaid fees into shares of our common stock at the rate of $0.02 per share at any time upon notice from the Company prior to December 31, 2012).  Upon the parties’ entry into the settlement agreements, the Company no longer owes any other consideration to Trident or its affiliates other than as provided in the settlement. The settlement will result in a gain from a reduction in payables in the amount of $62,030.

NOTE 10 – PREFERRED STOCK – RELATED PARTIES

Series A Convertible Preferred Stock

The Series A Preferred Stock (the “Preferred Stock”) accrue dividends at the rate of 8% per annum, in arrears for each month that the Preferred Stock is outstanding.  Blast has the right to pay any or all of the accrued dividends at any time by providing the holders of the Preferred Stock at least five days written notice of their intent to pay such dividends.  In the event Blast receives a “Cash Settlement,” defined as an aggregate total cash settlement received by Blast, net of legal fees and expenses, in connection with Blast’s litigation proceedings with Hallwood and Quicksilver in excess of $4 million, Blast is required to pay outstanding dividends within thirty (30) days in cash or stock at the holder’s option.  If the dividends are not paid within thirty (30) days of the date the Cash Settlement is received, a “Dividend Default” occurs The shares of Series A Preferred Stock shall have the same voting rights as those accruing to the common stock and shall vote based upon the number of underlying shares of common stock that the holder owns at the effective date of the vote. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Preferred Stock shall be entitled to receive, prior and in preference to, any distribution of any of the assets of the Company to the holders of the common stock by reason of their ownership of such stock.

The Preferred Stock and any accrued and unpaid dividends, have optional conversion rights into shares of Blast’s common stock at a conversion price of $0.20 per share. The Preferred Stock automatically converts if Blast’s common stock trades for a period of more than twenty (20) consecutive trading days at a price greater than $3.00 per share and if the average trading volume of Blast’s common stock exceeds 50,000 shares per day.

As of March 31, 2012, the aggregate and per share arrearages on the outstanding Preferred Stock were $1,032,987, and $0.17 respectively, which includes dividends in arrearage of $50,630 related to 2,000,000 preferred shares that were redeemed in October 2008.

Series B Preferred Stock

As additional security for the repayment of the Promissory  Notes and pursuant to a Stock Purchase Agreement in 2011, Blast sold the Lender one (1) share of its newly designated Series B Preferred Stock, in consideration for $100, which entitles the Lender to consent to and approve Blast’s or any of its subsidiaries entry into any bankruptcy proceeding, consent to the appointment of a receiver, liquidator or trustee or the assignment by Blast or any of its subsidiaries for the benefit of any creditors. The Shares of Series B Preferred Stock shall have the same voting rights as those accruing to the common stock and shall have the right to vote one share of Series B Preferred Stock for each share held by the holders of Series B Preferred Stock, on all matters which come before a vote of the common stock holders. The holder of the Series B Preferred Stock share shall be entitled to receive and to be paid out of the assets of the Company available for distribution to its stockholders, before any payment or distribution shall be made on the common stock of the Company or on any other class of stock ranking junior to the Series B Preferred Stock upon liquidation.

NOTE 11 – COMMON STOCK

Stock Issuances

During the three months ended March 31, 2012, there were no new shares of common stock issued by the Company.

NOTE 12 – STOCK OPTIONS AND WARRANTS

2003 Stock Option Plan

The 2003 Stock Option Plan was replaced by the 2009 Stock Incentive Plan.  The number of securities originally grantable pursuant to the 2003 Stock Option Plan was 8 million shares.  Any options granted pursuant to the 2003 Stock Option Plan remain in effect. Effective April 1, 2009, all grants of shares have been made from the 2009 Stock Incentive Plan described below.

Blast’s 2009 Stock Incentive Plan

The 2009 Stock Incentive Plan (the “Incentive Plan”) authorizes the issuance of various forms of stock-based awards, including incentive or non-qualified options, restricted stock awards, performance shares and other securities as described in greater detail in the Incentive Plan, to the Company’s employees, officers, directors and consultants.  Options to purchase a total of 5 million shares were initially authorized to be issued under the Incentive Plan. Effective January 1, 2011, the number of shares available under the Incentive Plan increased by 2,000,000 shares, and effective January 1, 2012, the number of shares available under the Incentive Plan increased by an additional 2,000,000 shares. As of March 31, 2012, 2 million shares have been granted under this plan.

Options
During the three months ended March 31, 2012, no options were granted by the Company.

During the three month period ended March 31, 2012, the Company recognized stock-based compensation expense of $-0-. The remaining amount of unamortized options expense at March 31, 2012 is $-0-.  The intrinsic value of outstanding as well as exercisable options at March 31, 2012 was $-0-.

Activity in options during the three month period ended March 31, 2012 and related balances outstanding as of that date are reflected below:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contract Term (# years)
Outstanding at January 1, 2012	4,358,792	$0.37
Granted	0	0
Exercised	0	0
Forfeited and cancelled	0	0

Outstanding at March 31, 2012	4,358,792	$0.37	5.59

Exercisable at March 31, 2012	4,358,792	$0.37	5.59

Warrants

During the three month period ended March 31, 2012, the Company recognized share-based compensation expense of $-0-. The remaining amount of unamortized warrant expense at March 31, 2012 was $-0-.  The intrinsic value of outstanding as well as exercisable warrants at March 31, 2012 was $-0-.

Activity in warrants during the three months ended March 31, 2012 and related balances outstanding as of that date are reflected below:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contract Term (# years)
Outstanding at January 1, 2012	23,095,089	$0.43
Granted	0	0
Exercised	0	0
Expired	0	0
Forfeited and cancelled	0	0

Outstanding at March 31, 2012	23,095,089	$0.43	1.43

Exercisable at March 31, 2012	23,095,089	$0.43	1.43

NOTE 13 – CONTINGENCIES

Quicksilver Resources Lawsuit
In September 2008, Blast and Eagle Domestic Drilling Operations LLC, our wholly-owned subsidiary (“Eagle”), entered into a Compromise Settlement and Release Agreement with Quicksilver Resources, Inc. (“Quicksilver”) to resolve the pending litigation and the parties agreed to release all claims against one another and certain related parties. Quicksilver agreed to pay Eagle a total of $10 million which has been received to date, including $2 million ($1.44 million net of associated legal fees) which was received as final payment in September 2011.

General
Other than the aforementioned matters, Blast is not aware of any other pending or threatened legal proceedings.  The foregoing is also true with respect to each officer, director and control shareholder as well as any entity owned by any officer, director and control shareholder, over the last five years.

As part of its regular operations, Blast may become party to various pending or threatened claims, lawsuits and administrative proceedings seeking damages or other remedies concerning its’ commercial operations, products, employees and other matters.  Although Blast can give no assurance about the outcome of these or any other pending legal and administrative proceedings and the effect such outcomes may have on Blast, except as described above, Blast believes that any ultimate liability resulting from the outcome of such proceedings, to the extent not otherwise provided for or covered by insurance, will not have a material adverse effect on Blast’s financial condition or results of operations.

NOTE 14 – BUSINESS SEGMENTS

As of March 31, 2012, Blast has two reportable segments: (1) Oil and Gas Producing Properties and (2) Down-hole Solutions.  A reportable segment is a business unit that has a distinct type of business based upon the type and nature of services and products offered.

Blast evaluates performance and allocates resources based on profit or loss from operations before other income or expense and income taxes.  The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies.  The table below reports certain financial information by reportable segment:

	For the Three Months Ended March 31,
	2012	2011

Oil and Gas Production	$118,214	$106,527
Down-hole Solutions	0	0
Total Revenue	$118,214	$106,527

Oil and Gas Production	$88,145	$89,780
Down-hole Solutions	15,532	21,012
Corporate	190,981	426,514
Total Costs of Goods Sold	$294,458	$537,306

Oil and Gas Production	$30,069	$16,747
Down-hole Solutions	(15,332)	(21,012)
Corporate	(190,981)	(426,514)
Operating Loss	$(176,244)	$(430,779)

NOTE 15 – DISCONTINUED OPERATIONS

On December 30, 2010, Blast entered into an Asset Purchase Agreement with GlobaLogix, Inc. (“GlobaLogix” and the “Purchase Agreement”).  Pursuant to the Purchase Agreement, Blast sold all of its Satellite Communications assets, rights and interests, including all goodwill, customer and vendor contracts (collectively “Satellite Contracts”), inventory, test equipment, software and other assets associated with its Satellite Communications operations to GlobaLogix in consideration for (a) $50,000; and (b) GlobaLogix agreeing to assume any and all liabilities, obligations and rights associated with the Satellite Contracts.  Additionally, GlobaLogix agreed to offer full-time employment to one of the Company’s employees in connection with the Purchase Agreement.  The $50,000 payment was received in January 2011.

Pursuant to the Purchase Agreement, the Company also agreed not to compete with GlobaLogix in connection with the Satellite Communications services in the United States or attempt to solicit any employees from GlobaLogix for a period of one year following the closing of the Purchase Agreement.

As a result of the consummation of the Purchase Agreement, the Company no longer has any operations or assets in connection with Satellite Communications and anticipates solely focusing its efforts, resources and operations moving forward on its Down-hole Solutions and Oil and Gas Production segments.

Net income (loss) from the discontinuance of satellite operations for the three months ended March 31, 2012 and 2011 is as follows:

	For the Three Months Ended
	March 31,
	2012	2011
Revenues	$0		$0

Operating Expenses:
Bad debts expense	0		(3,686)
Total operating expenses	0		(3,686)

Net income (loss) from discontinued operations	$0	$	(3,686)

At March 31, 2011, bad debt expense of $3,686 was recorded related to a delinquent receivable balance from the discontinued satellite business.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Blast Energy Services, Inc.
Houston, Texas

We have audited the accompanying consolidated balance sheets of Blast Energy Services, Inc. as of December 31, 2011 and 2010 and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the years ended December 31, 2011 and 2010.  These consolidated financial statements are the responsibility of Blast Energy Services, Inc.’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  Blast is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Blast’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Blast Energy Services, Inc. as of December 31, 2011 and 2010 and the results of their operations and their cash flows for each of the two years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that Blast Energy Services, Inc. will continue as a going concern. As discussed in Note 2 to the financial statements, Blast incurred a loss from continuing operations for the year ended December 31, 2011 and has an accumulated deficit at December 31, 2011 which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 2. These consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ GBH CPAs, PC
GBH CPAs, PC
www.gbhcpas.com
Houston, Texas

April 16, 2012

BLAST ENERGY SERVICES, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2011	2010
Assets
Current assets:
Cash	$19,428	$373,470
Accounts receivable, net	16,507	19,466
Prepaid expenses and other current assets	30,472	36,203
Current portion of long-term receivable	-	1,440,000
Total current assets	66,407	1,869,139

Oil and gas properties - full cost method
Proved oil and gas properties	1,216,277	1,191,488
Unproved oil and gas properties	696,178	-
Less: accumulated depletion	(493,186)	(69,432)
Total oil and gas properties	1,419,269	1,122,056

Equipment, net	396,754	470,776
Option on oil and gas properties	-	100,000
Assets from discontinued operation - held for sale	-	65,626
Total assets	$1,882,430	$3,627,597

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable	$84,196	$29,575
Accrued expenses	632,349	447,173
Accrued expenses - related parties	367,763	255,397
Note payable - related parties	106,150	-
Notes payable, net of discount of $11,944 and $14,028, respectively	1,272,731	260,372
Total current liabilities	2,463,189	992,517

Long-term liabilities:
Notes payable - related party	1,120,000	1,120,000
Asset retirement obligations	44,160	10,862
Total liabilities	3,627,349	2,123,379

Commitments and contingencies	-	-

Stockholders' equity (deficit):
Series A Preferred Stock, $.001 par value, 20,000,000 shares
authorized, 6,000,000 shares issued and outstanding	6,000	6,000
Series B Preferred Stock, $.001 par value, 1 share authorized
1 and 0 share issued and outstanding, respectively	-	-
Common Stock, $.001 par value, 180,000,000 shares authorized;
71,425,905 shares and 67,909,238 shares issued and	71,426	67,909
outstanding, respectively
Additional paid-in capital	76,389,124	75,492,738
Accumulated deficit	(78,211,469)	(74,062,429)
Total stockholders' equity (deficit)	(1,744,919)	1,504,218
Total liabilities and stockholders' equity (deficit)	$1,882,430	$3,627,597

The accompanying notes are an integral part of these consolidated financial statements.

BLAST ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
Years Ended December 31, 2011 and 2010

	December 31,	December 31,
	2011	2010
Revenues	$446,526	$109,443

Cost of revenues
Services	8,069	83,025
Lease operating costs	270,746	68,216
Total cost of revenues	278,815	151,241

Operating expenses:
Selling, general and administrative expense	1,469,061	763,508
Depreciation, depletion and amortization	147,591	205,343
Impairment loss	1,640,489	454,082
Total operating expenses	3,257,141	1,422,933

Operating loss	(3,089,430)	(1,464,731)

Other income (expense):
Other income	1,407	3,938
Interest expense	(1,057,331)	(97,860)
Total other expense	(1,055,924)	(93,922)

Loss from continuing operations	(4,145,354)	(1,558,653)
Income (loss) from discontinued operations	(3,686)	38,695
Net loss	(4,149,040)	(1,519,958)

Preferred dividends	(240,000)	(240,000)
Net loss attributable to common shareholders	$(4,389,040)	$(1,759,958)

Net loss per common share - Basic :
Continuing operations	$(0.06)	$(0.02)
Discontinued operations	(0.00)	(0.00)
Total	$(0.06)	$(0.02)

Net loss per common share - Diluted :
Continuing operations	$(0.06)	$(0.02)
Discontinued operations	(0.00)	(0.00)
Total	$(0.06)	$(0.02)

Weighted average common shares outstanding:
Basic	71,059,786	63,572,000
Diluted	71,059,786	63,572,000

The accompanying notes are an integral part of these consolidated financial statements.

BLAST ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
Years Ended December 31, 2011 and 2010

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Additional
	Shares	Amount	Shares	Amount	Shares	Amount	Paid-in Capital	Accumulated Deficit	Total
Balances at December 31, 2009	6,000,000	$6,000	-	$-	61,819,904	$61,820	$75,136,853	$(72,542,471)	$2,662,202

Shares issued for:
- Acquisition of oil and gas properties	-	-	-	-	6,000,000	6,000	294,000	-	300,000
- Services	-	-	-	-	89,334	89	14,711	-	14,800
Option expense	-	-	-	-	-	-	9,140	-	9,140
Warrant expense	-	-	-	-	-	-	38,034	-	38,034
Net loss	-	-	-	-	-	-	-	(1,519,958)	(1,519,958)

Balances at December 31, 2010	6,000,000	6,000	-	-	67,909,238	67,909	75,492,738	(74,062,429)	1,504,218

Shares issued for:
- Provisions of collateral for a note payable	-	-	1	-	-	-	100	-	100
- Payables	-	-	-	-	2,766,667	2,767	246,233	-	249,000
- Exercise of warrants	-	-	-	-	750,000	750	6,750	-	7,500
Option expense	-	-	-	-	-	-	172,147	-	172,147
Warrant expense	-	-	-	-	-	-	471,156	-	471,156
Net loss	-	-	-	-	-	-	-	(4,149,040)	(4,149,040)

Balances at December 31, 2011	6,000,000	$6,000	1	$-	71,425,905	$71,426	$76,389,124	$(78,211,469)	$(1,744,919)

 The accompanying notes are an integral part of these consolidated financial statements.

BLAST ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 2011 and 2010

	December 31,	December 31,
	2011	2010
Cash Flows From Operating Activities:
Net loss	$(4,149,040)	$(1,519,958)
(Income) loss from discontinued operations	3,686	(38,695)
Loss from continuing operations	(4,145,354)	(1,558,653)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, depletion and amortization - oil and gas	147,591	205,343
Amoritization of discount and financing costs	615,009	4,873
Impairment loss	1,640,489	454,082
Stock-based compensation	643,303	47,174
Gain on disposal of equipment	(2,485)	(3,337)
Changes in:
Accounts receivable	68,586	11,884
Prepaid expenses and other current assets	90,156	81,521
Accounts payable	54,621	(5,346)
Accrued expenses	112,366	166,201
Accrued expense – related parties	314,186	89,600
Deferred revenue	-	(1,890)
Net cash used in operating activities	(461,532)	(508,548)

Cash Flows From Investing Activities:
Proceeds from sale of fixed assets	15,100	45,000
Cash paid for oil and gas properties	(1,890,489)	(700,000)
Net cash used in investing activities	(1,875,389)	(655,000)

Cash Flows From Financing Activities:
Payments on short-term debt	(1,662,469)	(125,221)
Borrowings on short-term debt, net of financing costs	2,095,384	-
Borrowings on short-term debt - related parties	106,150	-
Proceeds from warrants exercised	7,500	-
Net cash provided by (used in) financing activities	546,565	(125,221)

Net cash provided by discontinued operating activities	1,436,314	1,401,075

Net change in cash	(354,042)	112,306
Cash at beginning of period	373,470	261,164
Cash at end of period	$19,428	$373,470

Cash paid for:
Interest	$176,436	$3,386
Income taxes	-	-

Non-cash investing and financing transactions:
Note payable issued to finance issuance	$63,633	$80,239
Shares issued for accrued expenses	249,000	14,800
Oil and gas properties exchanged in settlement of payable	311,872	-
Shares issued for acquisition of oil and gas properties	-	300,000
Note payable issued for acquisition of oil and gas properties	-	281,098
Asset retirement obligation assumed	-	10,390

The accompanying notes are an integral part of these consolidated financial statements.

BLAST ENERGY SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – BUSINESS OVERVIEW AND SUMMARY OF ACCOUNTING POLICIES

Business.  Blast Energy Services, Inc. (“Blast” or the “Company”) is seeking to become an independent oil and gas producer with additional revenue potential from its applied fluid jetting ("AFJ") technology. Blast plans to grow operations, initially through the acquisition of oil producing properties, and then eventually through the acquisition of oil and gas properties where its applied fluid jetting process could be used to increase field production volumes and, therefore, the value of the properties in which it owns an interest.

As a part of this shift in strategy, in September 2010, with an effective date of October 1, 2010, Blast closed on the acquisition of oil and gas interests in the North Sugar Valley Field located in Matagorda County, Texas, and in October 2010, Blast entered into a Letter of Intent with Solimar Energy LLC as described in Note 4 below.  Blast also determined that the Satellite Services business was no longer a crucial part of Blast’s future and steps were taken to divest this business unit further discussed in Note 16.

On January 13, 2012, the Company entered into an Agreement and Plan of Reorganization with Blast Acquisition Corp., a newly formed wholly-owned Nevada subsidiary of the Company (“MergerCo”), and Pacific Energy Development Corp., a privately-held Nevada corporation (“PEDCO”), pursuant to which MergerCo will be merged with and into PEDCO, with PEDCO being the surviving entity and becoming a wholly-owned subsidiary of the Company, in a transaction structured to qualify as a tax-free reorganization.  See Note 16.

Basis of Presentation.  Blast’s consolidated financial statements have been prepared on a going concern basis in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This contemplates the realization of assets and satisfaction of liabilities in the ordinary course of business. Accordingly, Blast’s consolidated financial statements do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should Blast be unable to continue as a going concern.

Blast’s consolidated financial statements include the accounts of Blast and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Reclassifications.  Certain amounts in the consolidated financial statements of the prior year have been reclassified to conform to the current presentation for comparative purposes.

Use of Estimates in Financial Statement Preparation.  The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, as well as certain financial statement disclosures.  While management believes that the estimates and assumptions used in the preparation of the financial statements are appropriate, actual results could differ from these estimates.  Significant estimates include those with respect to the amount of recoverable oil and gas reserves, the fair value of financial instruments, oil and gas depletion, asset retirement obligations and stock based compensation.

Revenue Recognition.  All revenue is recognized when persuasive evidence of an arrangement exists, the service or sale is complete, the price is fixed or determinable and collectability is reasonably assured.  Revenue is derived from the sale of crude oil and down hole services. Revenue from crude oil sales is recognized when the crude oil is delivered to the purchaser and collectability is reasonably assured. Revenue from services is recognized when the service is delivered or completed and collection is reasonable assured.  If collection is uncertain, revenue is recognized when cash is collected.  We recognize reimbursements received from third parties for out-of-pocket expenses incurred as service revenues and account for out-of-pocket expenses as direct costs.

Cash Equivalents.  Blast considers all highly liquid investments with original maturities of three months or less cash equivalents.

Allowance for Doubtful Accounts.  Blast does not require collateral from its customers with respect to accounts receivable, but performs periodic credit evaluations of such customer’s financial condition. Blast determines any required allowance by considering a number of factors including length of time accounts receivable are past due and Blast’s previous loss history. Blast provides reserves for accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts. As of December 31, 2011 and 2010, Blast determined that no allowance for doubtful accounts was required.  During the year ended December 31, 2011, Blast recognized bad debt expense of $3,686 related to a dated receivable balance from its discontinued satellite business determined to be uncollectible.

Equipment.  Equipment is stated at cost less accumulated depreciation and amortization.  Maintenance and repairs are charged to expense as incurred.  Renewals and betterments which extend the life or improve existing equipment are capitalized. Upon disposition or retirement of equipment, the cost and related accumulated depreciation are removed and any resulting gain or loss is reflected in operations.  Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which are 3 to 10 years.

Oil and Gas Properties, Full Cost Method. Blast uses the full cost method of accounting for oil and gas producing activities. Costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells used to find proved reserves, and to drill and equip development wells, including directly related overhead costs, and related asset retirement costs are capitalized.

Under this method, all costs, including internal costs directly related to acquisition, exploration and development activities, if any, are capitalized as oil and gas property costs on a field by field basis. Sales of oil and gas properties or interests therein are credited against capitalized costs in the full cost pool. Properties not subject to amortization consist of exploration and development costs which are evaluated on a property-by-property basis. Amortization of these unproved property costs begins when the properties become proved or their values become impaired. Blast will assess the probability of realization of unproved properties, if any, on at least an annual basis or when there has been an indication that impairment in value may have occurred.  Impairment of unproved properties is assessed based on management's intention with regard to future exploration and development of individually significant properties and the ability of Blast to obtain funds to finance such exploration and development. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized. Costs of oil and gas properties are amortized using the units of production method.

Ceiling Test.  In applying the full cost method, Blast performs an impairment test (ceiling test) at each reporting date, whereby the carrying value of oil and gas property and equipment is compared to the “estimated present value” of its proved reserves, discounted at a 10% interest rate of future net revenues based on current operating conditions at the end of the period and the average, first day of the month price received for oil and gas production over the preceding 12 month period, plus the cost of properties not being amortized, plus the lower of cost or fair market value of unproved properties included in costs being amortized, less the income tax effects related to book and tax basis differences of the properties.  As of December 31, 2011, the application of the ceiling test resulted in a charge of $1,640,489 to impairment expense.

Impairment of Long-Lived Assets.  Blast reviews the carrying value of its long-lived assets (other than oil and gas properties, which are subject to a quarterly ceiling test impairment analysis) annually or whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be appropriate.  Blast assesses recoverability of the carrying value of the asset by estimating the future net undiscounted cash flows expected to result from the asset, including eventual disposition.  If the future net undiscounted cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and estimated fair value.  In 2011, the Company evaluated the carrying value of its unproved oil and gas properties following the drilling of an unsuccessful well at the Guijarral Hills Field Exploitation Project in Fresno County, California. Based upon this analysis, unproved properties in the amount of $1,640,000 was recorded to the full cost pool subject to amortization and evaluated in conjunction with the ceiling test. During 2010, the Company evaluated the carrying value of the AFJ rig utilized in our down-hole solutions segment and, based upon our analysis, recorded an impairment of approximately $454,000 to reduce the carrying value to its estimated fair value. During 2011, we re-evaluated the carrying value of the AFJ rig and, based upon our analysis, no additional impairment was warranted.

 Accounting for Asset Retirement Obligations.  If a reasonable estimate of the fair value of an obligation to perform site reclamation, dismantle facilities or plug and abandon wells can be made, Blast will record a liability (an asset retirement obligation or ARO) on its consolidated balance sheet and capitalize the present value of the asset retirement cost in oil and gas properties in the period in which the retirement obligation is incurred. In general, the amount of an ARO and the costs capitalized will be equal to the estimated future cost to satisfy the abandonment obligation assuming the normal operation of the asset, using current prices that are escalated by an assumed inflation factor up to the estimated settlement date, which is then discounted back to the date that the abandonment obligation was incurred using an assumed cost of funds for Blast. After recording these amounts, the ARO will be accreted to its future estimated value using the same assumed cost of funds and the capitalized costs are depreciated on a unit-of-production basis within the related full cost pool. Both the accretion and the depreciation will be included in depreciation, depletion and amortization expense on our consolidated statements of operations.

The components of the change in the Company’s asset retirement obligations during 2011 and 2010 are shown below:

	2011	2010
Asset retirement obligations, January 1	$10,862	$10,390
Change in estimate	24,789	-
Accretion expense	8,509	472
Asset retirement obligations, December 31	$44,160	$10,862

The Company had no asset retirement obligations prior to the acquisition of oil and gas properties from Sun Resources Texas more fully discussed in Note 4.

Fair Value of Financial Instruments.  The carrying amount of Blast’s cash, accounts receivables, accounts payables, and accrued expenses approximates their estimated fair values due to the short-term maturities of those financial instruments. Management believes the fair value of the promissory notes entered into connection with the funding arrangement for the Guijarral Hills Exploitation Project approximates the fair value due to the short-term nature of the instruments.

Income Taxes.  Blast utilizes the asset and liability method in accounting for income taxes.  Under this method, deferred tax assets and liabilities are recognized for operating loss and tax credit carry-forwards and for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date.  A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets unless it is more likely than not that the value of such assets will be realized.
Stock-Based Compensation.  Pursuant to the provisions of FASB ASC 718, Compensation – Stock Compensation, which establishes accounting for equity instruments exchanged for employee service, we utilize the Black-Scholes option pricing model to estimate the fair value of employee stock option awards at the date of grant, which requires the input of highly subjective assumptions, including expected volatility and expected life. Changes in these inputs and assumptions can materially affect the measure of estimated fair value of our share-based compensation. These assumptions are subjective and generally require significant analysis and judgment to develop. When estimating fair value, some of the assumptions will be based on, or determined from, external data and other assumptions may be derived from our historical experience with stock-based payment arrangements. The appropriate weight to place on historical experience is a matter of judgment, based on relevant facts and circumstances.

The Company estimates volatility by considering the historical stock volatility. The Company has opted to use the simplified method for estimating expected term, which is generally equal to the midpoint between the vesting period and the contractual term.

Earnings or Loss per Share.  Basic earnings per share equal net earnings or loss divided by weighted average shares outstanding during the period.  Diluted earnings per share include the impact on dilution from all contingently issuable shares, including options, warrants and convertible securities.  The common stock equivalents from contingent shares are determined by the treasury stock method.  Blast incurred a net loss for the years ended December 31, 2011 and 2010 and therefore, basic and diluted earnings per share for those periods are the same as all potential common equivalent shares would be anti-dilutive. At December 31, 2011 and 2010, all outstanding options, warrants and convertible securities had exercise prices or conversion rates that were in excess of Blast’s common share price at the end of the period.

Recently Issued Accounting Pronouncements.  There were various accounting standards and interpretations issued during 2011 and 2010, none of which are expected to have a material impact on Blast’s financial position, operations or cash flows.

Subsequent Events.  We evaluated all transactions from December 31, 2011 through the financial statement issuance date for the subsequent event disclosure.

NOTE 2 – GOING CONCERN

Blast had a cash balance of approximately $19,000, current assets of approximately $66,000 and stockholders’ deficit of approximately $1.7 million as of December 31, 2011. Blast had a loss from continuing operations of approximately $4.1 million for the year ended December 31, 2011 and an accumulated deficit at December 31, 2011 of approximately $78.2 million. The consolidated financial statements do not include any adjustments that might be necessary if Blast is unable to continue as a going concern. These conditions create substantial doubt as to Blast’s ability to continue as a going concern. Management is trying to grow the existing business but may need to raise additional capital through sales of common stock or convertible instruments, as well as financing from third parties.

NOTE 3 – EQUIPMENT

Equipment consists of the following as of December 31, 2011 and 2010:

Description	Lives	December 31, 2011	December 31, 2010
Computer equipment	3 years	$7,987	$14,188
Tractor	4 years	15,518	36,975
Service Trailer	5 years	4,784	4,784
AFJ Rig	10 years	712,133	712,133
Equipment		740,422	768,080
Less: accumulated depreciation		(343,670)	(297,304)
Equipment, net		$396,752	$470,776

During 2010, we evaluated the carrying value of the AFJ rig utilized in our down-hole solutions segment and which has been temporarily idled pending sufficient funding to resolve certain mechanical issues and, based upon our analysis, recorded an impairment of approximately $454,000 to reduce the carrying value to the estimated fair value of approximately $450,000. During 2011, we re-evaluated the carrying value of the AFJ rig and, based upon our analysis, no additional impairment was warranted.

NOTE 4 – OIL AND GAS PROPERTIES

Guijarral Hills Exploitation Project

In October 2010, Blast entered into a letter of intent with Solimar Energy LLC (“Solimar”), which provides Blast the right to participate in a field extension drilling project to exploit an undeveloped acreage position in the Guijarral Hills Field located in the San Joaquin basin of central California. Solimar is a wholly-owned subsidiary of Solimar Energy Limited, a publicly-traded company on the Australia Stock Exchange based in Melbourne, Australia.  Pursuant to the letter of intent, Blast paid Solimar a non-refundable fee of $100,000, which initially was capitalized in the accompanying balance sheet under the caption Option on oil and gas properties, in return for the exclusive right for a period of 90 days to execute a definitive agreement. Upon execution of the farmout agreement in 2011, the deposit was reclassified to unproved properties.

In February 2011, Blast entered into a farmout agreement with Solimar, whereby Blast will participate in the Guijarral Hills project on a promoted basis of 66-2/3 percent (%) of the costs to drill and complete the initial planned exploratory well. After the drilling of the initial well, Blast will earn a 50% working interest, with net revenue interest of 38% in the entire project’s acreage position and will be required to contribute on an equal heads up basis (i.e., 50% of all costs) on any additional wells that may be drilled in the project.

In March 2011, the Solimar Energy 76-33 well in the Guijarral Hills Field reached its total drilling depth of 10,550 feet.  In May 2011, Solimar commenced completion operations, by perforating and flow testing three potentially hydrocarbon bearing sands encountered in the drilling process.  However, the zones tested did not result in an oil producing well. Solimar and Blast are currently evaluating further potential testing to be done in the well, including an evaluation of a large interval of Kreyhegan Shale that was encountered while drilling.

On December 22, 2011, the Company entered into a Modification Agreement ("Modification Agreement") with Solimar.  The Modification Agreement amended certain existing agreements, including the Guijarral Hills Farmout Agreement and the related Guijarral Hills Joint Operating Agreement ("JOA") with Solimar, which provided Blast the right to participate in a field extension drilling project to exploit an undeveloped acreage position in the Guijarral Hills Field located in the San Joaquin basin of central California.

Modification Agreement.  Solimar purchased 25% of the 100% working interest in the GH 76-33 Well (modifying the Farmout Agreement which provided for Blast to hold 50% of the 100% working interest), and Blast agreed to participate on all go-forward costs associated with the Guijarral Hills project on a heads up 25% of 100% basis (governed by the JOA) in exchange for $311,872 of unpaid drilling costs.

The Farmout Agreement and subsequent participation in the Solimar Energy 76-33 well is reported in the balance sheet under “Unproved oil and gas properties, not subject to amortization.”

North Sugar Valley Field

On September 23, 2010, Blast closed on a sales agreement with Sun Resources Texas, Inc., a privately-held company based in Longview, Texas (“Sun”), to acquire Sun’s oil and gas interests in the North Sugar Valley Field located in Matagorda County, Texas (the “Field”).  The effective date of the sale was October 1, 2010. Under the terms of the agreement Sun is the Operator of the properties.  Sun has retained a 1% working interest in the wells.

Under the terms of the agreement, Blast paid $1.2 million in a combination of cash, common stock and the issuance of a promissory note payable for Sun’s approximately 65% working interest (net revenue interest of approximately 50%) in three wells in the Field currently producing from the Gravier Sand formation.

Under the terms of the sales agreement with Sun, Blast (i) made a cash payment of $600,000; (ii) issued an interest free promissory note for $300,000 payable at a rate of $10,000 per month commencing October 31, 2010, with the final balance payable in full on or before October 8, 2011; and (iii) issued to the shareholders of Sun 6,000,000 shares of restricted common stock of Blast with a value of $300,000 based upon the $0.05 per share closing market price of Blast’s common stock on the day the agreement was signed.

The following table summarizes the consideration paid by Blast and the assets acquired at October 1, 2010:

Purchase price:
Cash	$600,000
Non-interest bearing promissory note (discounted at 8%)	281,098
Common shares issued valued at $0.05 per share	300,000
Total purchase price	$1,181,098

Fair value of oil and gas assets acquired	$1,181,098

Blast allocated 100% of the purchase price to the proved oil and gas properties acquired from Sun based upon the estimated fair value of those properties, which was calculated using estimated future cash flows from the proved reserves (as determined by a third party reservoir engineer and using NYMEX strip prices as of the acquisition date of October 1, 2010), reduced for estimated future operating costs and discounted at Blast’s estimated weighted average cost of capital as of the acquisition date of approximately 18%.

Blast funded the initial cash portion of this acquisition from a portion of the $1.4 million in funds, net of attorney’s fees, received from Quicksilver Resources in connection with the Compromise Settlement and Release Agreement entered into with Quicksilver in September 2008 as described in Note 13.

In February 2011, the promissory note was paid in full from proceeds of a lending arrangement described in Note 7 below. For the year ended December 31, 2011, Blast recognized the balance of the unamortized discount of $11,944 as interest expense.

Unaudited Pro forma Information

The following (unaudited) pro forma consolidated results of operations have been prepared as if the acquisition of the Sugar Valley oil and gas assets had occurred on January 1, 2010:

For the year ended
December 31, 2010
Revenues	$457,443
Net loss	(1,609,360)
Net loss per share – basic and diluted	$(0.02)
Weighted average shares outstanding	6,572,000

NOTE 5 - FAIR VALUE MEASUREMENTS

As defined in ASC 820-Fair Value Measurements and Disclosures, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). This statement requires disclosure that establishes a framework for measuring fair value and expands disclosure about fair value measurements. The statement requires fair value measurements be classified and disclosed in one of the following categories:

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities. We consider active markets as those in which transactions for the assets or liabilities occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2 - Quoted prices in markets that are not active or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3 - Measured based on prices or valuation models that require inputs that are both significant to the fair value measurement and less observable from objective sources (i.e., supported by little or no market activity). This category includes the proved oil and gas properties acquired from Sun Resources Texas (see Note 5) that we valued using the present value of the future cash flows (calculated using NYMEX strip prices as of the acquisition date of October 1, 2010) of the estimated proved reserves, discounted at approximately 18 percent, which represents an estimate of the Company’s weighted average cost of capital as of the acquisition date.  This category also includes the temporarily idled AFJ Rig, which was impaired to its estimated fair value based upon discussions with third parties regarding the price the Company could expect to realize if it were to attempt to sell this asset.

As required by ASC 820, financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the valuation of the fair value of assets and liabilities and their placement within the fair value hierarchy levels. The following table summarizes the valuation of our investments and financial instruments by ASC 820 pricing levels as of December 31, 2011:

Fair Value Measurement

	Level 1	Level 2	Level 3	Total
Proved Properties	$-	$-	$787,108	$787,108
AFJ Rig	-	-	450,000	450,000
Total	$-	$-	$1,237,108	$1,237,108

NOTE 6 – ACCRUED EXPENSES

Accrued expenses at December 31, 2011 and 2010 consisted of the following:

	2011	2010
Director fees (related parties)	$281,500	$374,500
Accrued payroll	225,959	66,212
Professional fees	119,990	-
Other	4,900	6,461
Total	$632,349	$447,173

NOTE 7 – NOTES PAYABLE – RELATED PARTIES AND OTHER

Related Party Transactions

Related Party Advances

The Company was advanced $2,050 from Michael Peterson, former Interim President and CEO and $2,050 each from Pat Herbert and Don Boyd, directors of the Company, for the purpose of paying the Company’s Director & Officers’ insurance premiums in the month of September 2011.  These advances are noninterest bearing, unsecured and are due on demand.

Promissory Note with Clyde Berg

On May 19, 2011, Blast entered into a $100,000 promissory note with Clyde Berg, a major shareholder. The note carries a 25% interest rate, has a one-year term and Blast’s performance under the note is guaranteed by Eric McAfee, another affiliate of Berg McAfee Companies, LLC.  The proceeds from this note were used to partially cover the cost of testing operations on the Solimar 76-33 well.

Interest payable under this note (reflected as Accrued expenses – related parties in the accompanying balance sheet) is $15,548 at December 31, 2011.

AFJ Note

On July 15, 2005, Blast entered into an agreement to develop its initial applied jetting rig with Berg McAfee Companies, LLC (“BMC”). The arrangement involves two loans for a total of $1 million to fund the completion of the initial rig and sharing in the expected rig revenues for a ten-year period.  Under the terms of the loan agreement with BMC, cash revenues will be shared on the basis of allocating 90% to Blast and 10% to BMC for a ten-year period following repayment. After ten years, Blast will receive all of the revenue from the rig. BMC also has the option to fund an additional three rigs under these commercial terms.

In 2008, BMC extended the term for the $1 million Note secured on the Applied Fluid Jetting rig for three years. The revised Note was issued for $1.12 million, including accumulated interest, and carries an 8% interest rate and was convertible into common stock at $0.20 per share.

On January 5, 2011, Blast and BMC agreed to (a) enter into Amendment No. 1 to the February 27, 2008 Promissory Note, pursuant to which the Company owes BMC, $1.12 million (the “Amended Note”); and (b) to amend the terms of the Company’s Series A Convertible Preferred Stock (the “Preferred Stock”) to provide for a reduction in the conversion price of such Preferred Stock from $0.50 per share to $0.20 per share (the “Amendment”).

The Amended Note revised and amended the terms of the original note, entered into between the Company and BMC on February 27, 2008, to extend the maturity date of such note from February 27, 2011, to February 27, 2013; to increase the amount of notice the Company is required to provide BMC in the event the Company desires to prepay the note from five (5) days to thirty (30) days); to subordinate the security for such note to the Company’s obligations due to and in connection with the drilling and completion of the Guijarral Hills development project and the payoff of the Company’s $300,000 promissory note due to Sun Resources Texas, Inc.; and to provide BMC the right to convert the amount outstanding under the note into shares of the Company’s common stock at a reduced rate of $0.08 per share, rather than $0.20 per share as provided for in the original note agreement.

The Company evaluated the terms of the Amended Note and determined that, due to the change in the common stock conversion rate, the original note had been extinguished and consequently, the Amended Note would be recorded at its current fair value.  Based upon the new common stock conversion rate, which was equivalent to the Company’s closing stock price at January 5, 2011, the Company determined that the Amended Note had a fair value of $1,120,000, based upon the value of the Company’s common stock the Amended Note could be converted into at the date of the amendment.  Therefore, no gain or loss was recognized.

Interest payable under this note (reflected as Accrued expenses – related parties in the accompanying balance sheet) is $344,997 at December 31, 2011.

Third Party Transactions

Promissory Note - North Sugar Valley Field

Under the terms of the sales agreement with Sun, Blast issued an interest free promissory note for $300,000 payable at a rate of $10,000 per month commencing October 31, 2010, with the final balance payable in full on or before October 8, 2011. The promissory note is secured by a lien against the North Sugar Valley Field.

As the promissory note is noninterest bearing, Blast discounted the promissory note to its estimated net present value using an 8% interest rate, which Blast believes is representative of its incremental cost of borrowing given the secured nature of the promissory note.  The resulting discount of $18,902 was to be amortized using the effective interest rate method over the term of the promissory note.

In February 2011, this note was paid in full from proceeds of a lending arrangement described below. For the twelve months ended December 31, 2011, Blast recognized the balance of the unamortized discount at the time of repayment of $14,028 as interest expense.

Lending Arrangement

On February 24, 2011 (the “Closing”), Blast entered into a Note Purchase Agreement (the “Purchase Agreement”) and related agreements (as described below) with the Lender to fund its Guijarral Hills project and to repay the Sun promissory note.  Pursuant to the Purchase Agreement, Blast agreed with the Lender to enter into Secured Promissory Notes in the aggregate principal amount of $2,522,111 (the “Notes”), with a Senior Secured Promissory Note in the amount of $2,111,111 (the “First Note”) delivered to the Lender at the Closing and a second Note delivered in April 2011 in the amount of $411,000.

Pursuant to the Purchase Agreement, Blast agreed to undertake certain requirements and to certain restrictions while the Notes are outstanding. These requirements and restrictions, among other things, include:

•	to continue to file reports with the Securities and Exchange Commission (the “Commission”);
•	not pay any dividends, make any distributions or redeem any securities;
•	not permit any liens on any of its assets (other than those already approved by the Lender) or incur any additional liabilities (unless subordinated to amounts owed to the Lender);
•	not enter into any merger, sale or acquisition agreements; and,

•
maintain a minimum cash bank balance of $100,000, with some flexibility as it relates to funding costs for the initial well be drilled as part of the Guijarral Hills Exploitation Project (the “Test Well”).  This minimum cash balance is shown as restricted cash in the accompanying balance sheet at December 31, 2010. This amount was returned to the lender in 2011 and applied toward accrued interest, repayment penalty and principle.

Additionally, Blast granted the Lender a right of first refusal to provide Blast with additional funding on such terms and conditions as Blast may receive from third parties, until the later of (a) one year from the date that the Notes are repaid in full; or (b) such time as Blast ceases paying a Royalty to the Lender pursuant to the Royalty Agreement (described below).

Blast also agreed that if the Test Well fails to achieve an initial production average of at least 350 barrels of oil equivalent per day for the 30-day period commencing on the first day on which the Test Well is at full production, Blast would issue to the Lender a common stock purchase warrant to purchase up to 12,000,000 shares of Blast’s common stock (the “Warrant”).  The Warrant will have a term of two years, and provide for cashless exercise rights in the event the shares of common stock issuable upon exercise of the Warrant are not registered with the Commission.  The Warrant will also contain certain anti-dilution provisions and will have an exercise price, in the event it is granted, equal to the weighted average of the trading price of Blast’s common stock over the ten day period prior to the grant date. The Warrant was granted in October 2011. In April 2012, the warrant agreement was further amended to provide that the lowest exercise price of the warrant is $0.01 per share. As a result of this warrant issuance and under the terms of the finder fee agreement with Trident Partners, they have earned 1,200,000 warrants under the same terms.

First Note

Blast delivered to the Lender the First Note in the amount of $2,111,111 at the Closing. Blast paid an original issue discount to the Lender on the First Note of 10%, or $211,111 (the “Original Issue Discount”).  The First Note accrues interest at the rate of ten percent (10%) per annum, with interest only payments due on the first day of each month beginning in March 2011. The terms of this note were amended in February 2012. See Note 16 for details.  Blast also agreed to pay the Lender an exit fee at such time as the First Note is paid in full of twelve percent (12%) of the amount of such repayment (the “Exit Fee”). However, this Exit Fee will be waived by the Lender if the Test Well achieves an initial production average of at least 350 barrels of oil equivalent per day for the 30-day period commencing on the first day on which the Test Well is at full production.

The proceeds from the First Note were used by Blast (i) to repay in full the remaining indebtedness of $250,000 owed to Sun under the then outstanding promissory note described above; (ii) to fund Blast’s portion of the Test Well under the terms of the Farmout Agreement; and (iii) to pay fees and expenses incurred in connection with the Closing, including the payment of the Original Issue Discount and reimbursement of legal fees incurred by the Lender in connection with the Closing.

Blast incurred $381,506 in legal and finders’ fees associated with the lending arrangement, which has been recorded as deferred financing costs to be amortized over the term of the First Note.  Net proceeds to Blast after the original issue discount, reimbursement of the lender’s legal fees and Blast’s own expenses were approximately $1.6 million with an effective interest rate of approximately 36%.

Second Note

Blast delivered the Lender the Second Note in the amount of $411,000 on April 5, 2011. Blast paid an original issue discount to the Lender on the Second Note of 10% or $41,100. The terms of this note was amended in February 2012. See Note 16 for details. The Second Note has substantially similar terms to the First Note.  The proceeds from the Second Note were used by Blast to fund Blast’s portion of the completion and testing costs of the Test Well under the terms of the Farmout Agreement.

Guaranty and Security Agreement

The repayment of the amounts loaned to Blast by the Lender under the First Note and the Second Note (the “Loans”) was guaranteed by Blast’s wholly-owned subsidiaries Eagle Domestic Drilling Operations LLC (“Eagle”) and Blast AFJ, Inc. (“Blast AFJ”).  Additionally, Blast, Eagle and Blast AFJ each entered into a Security Agreement in favor of the Lender, pursuant to which such parties provided the Lender a first prior security interest in all of their tangible and intangible assets, including equipment, intellectual property and personal and real property as collateral to secure the repayment of the Loans (the “Security Agreement”).  Additionally, Berg McAfee Companies, LLC (“Berg McAfee”) agreed, pursuant to its entry into a Subordination and Intercreditor Agreement with Blast, to subordinate the repayment of the $1.12 million principal amount of the Secured Promissory Note owed by Blast to Berg McAfee to the repayment of the Loans and the Lender’s security interest granted pursuant to the Security Agreement.

Stock Purchase Agreement

As additional security for the repayment of the Loans, and pursuant to a Stock Purchase Agreement, Blast sold the Lender one (1) share of its newly designated Series B Preferred Stock, in consideration for $100, which entitles the Lender to consent to and approve Blast’s or any of its subsidiaries’ entry into any bankruptcy proceeding, consent to the appointment of a receiver, liquidator or trustee or the assignment by Blast or any of its subsidiaries for the benefit of any creditors.  Blast assigned no value to this Series B Preferred Share.

Royalty Payment Letter

As additional consideration for the Lender agreeing to make the Loans, Blast agreed pursuant to a Royalty Payment Letter (the “Royalty Payment Letter”), to pay the Lender 30% of all amounts earned (the “Royalty”) by Blast under the Test Well; provided however, that should the Test Well achieve an initial production average equal to or greater than 400 barrels of oil equivalent per day for the period commencing on the first day on which the Test Well is at full production and ending on the 30th day thereafter Blast’s obligation under the Royalty Payment Letter is limited to 30% of Blast’s earnings on only 400,000 gross barrels of production, from such wells (which may or may not include the Test Well) as Blast may determine in its sole discretion. Amounts earned by Blast in connection with the Test Well are deemed to include, without limitation, amounts earned from the sale, assignment, transfer or other disposition by Blast of any interest in the Test Well. Blast did not assign any value to the 30% royalty assigned to the Lender due to the lack of proved reserves associated with the Guijarral Hills Test Well and uncertainty around its ultimate commercial viability.

First and Second Note Interest

As of December 31, 2011, Blast had paid interest in the amount of $174,826.

Principal Payment

During the twelve months ended December 31, 2011, using a portion of the proceeds from the $1.4 million in funds received from Quicksilver Resources as discussed further in Note 13, Blast paid a total of $1,520,597 to the Lender, which was allocated as follows:

•	$1,330,293 was applied against principal amounts due the Lender under the First Note;
•	$23,937 was applied against amounts due for accrued interest under the First and Second Notes;
•	$6,732 was paid for past due interest expense; and
•
$159,635 was paid to the Lender for the Exit Fee of 12% discussed above and which has been treated as additional interest expense for the twelve months ended December 31, 2011 in the accompanying financial statements.

During the year ended December 31, 2011, Blast also recognized:

•	Interest expense of $240,267 was recorded by the Company related to the accretion of the debt discount applicable to the First and Second Notes.
•	Interest expense of $360,714 was recorded for the amortization of the deferred financing costs related to the First and Second Notes.

NOTE 8 - INCOME TAXES

As of December 31, 2011, Blast had accumulated net operating losses, and therefore, had no tax liability.  The net deferred tax asset generated by the loss carry-forward has been fully reserved.  The cumulative net operating loss carry-forward is approximately $30,039,172 at December 31, 2011, and will begin expiring in the years 2019 through 2028.

At December 31, 2011 and 2010, the deferred tax assets consisted of the following:

	2011	2010
Deferred tax assets
Net operating losses	$10,213,318	$9,088,293
Less: valuation allowance	(10,213,318)	(9,088,293)
Net deferred tax asset	$-	$-

The change in the valuation allowance for the years ended December 31, 2011 and 2010 totaled approximately $1,125,025 and $517,481, respectively.

The utilization of some or all of Blast's net operating losses could be restricted in the future by a significant change in ownership as defined under the provisions of Section 382 of the Internal Revenue Code of 1986, as amended.

NOTE 9 – COMMITMENTS

Placement Agreement

In November 2010, Blast entered into a non-exclusive Placement Agent Agreement with Trident Partners Ltd. (“Trident” and the “Placement Agreement”). Pursuant to the Placement Agreement, Trident agreed to assist Blast in raising capital in a private offering.  In consideration for such assistance, Blast agreed to grant to certain principals of Trident fully vested warrants, exercisable for one year from the date of the agreement, to purchase up to 750,000 shares of Blast’s common stock at an exercise price of $0.01 per share.  As of December 31, 2011, the principals of Trident exercised these warrants and have been issued 750,000 shares of restricted common stock for cash proceeds of $7,500.

Additionally, Blast agreed to provide Trident a cash fee of 10% of the proceeds received from the sale of any equity or equity-linked securities to any party introduced by Trident (each an “Investor”); warrants to purchase shares of common stock equal to 10% of the total number of shares of common stock sold or granted in connection with any funding (on similar terms as the Placement Warrants); and Blast agreed to grant Trident a net revenue interest equal to 10% of any revenue interest provided to any Investors in any closing (the “Placement Fees”).  The requirement to pay the Placement Fees in connection with any subsequent investment by an Investor continues in effect for 12 months following the expiration of the Placement Agreement on or about February 15, 2011. To date, Trident has been paid $100,000.  At December 31, 2011, Blast owes a cash fee to Trident of $119,990.

On May 18, 2011, the Company amended the Placement Agent Agreement to eliminate the provision for the contingent grant of a 10% net revenue interest in oil and gas properties in exchange for the issuance of 400,000 fully vested warrants with a term of two years and an exercise price of $0.01 per share. The Company recorded $44,528 as share-based compensation for the issuance of the warrants.

On December 22, 2011, the Company granted additional fully vested warrants to purchase 1,200,000 shares of restricted common stock to Trident in connection with capital raising services rendered in February 2011 and December 2011. The warrants are exercisable for one penny ($0.01) per share of common stock and have a one (1) year term. The Company recorded $9,406 as share-based compensation for the issuance of the warrants.

NOTE 10 – PREFERRED STOCK – RELATED PARTIES

Series A Convertible Preferred Stock

In January 2008, Blast sold the rights to an aggregate of two million units each consisting of four shares of Series A Convertible Preferred Stock, and one three year warrant to purchase one share of common stock with an exercise price of $0.10 per share (the “Units”), for an aggregate of $4 million or $2.00 per Unit, to Clyde Berg and to McAfee Capital LLC, two parties related to Blast’s largest shareholder, Berg McAfee Companies.  The shares of common stock issuable in connection with the exercise of the warrants and in connection with the conversion of the Preferred Stock were granted registration rights in connection with the sale of the Units.  The proceeds from the sale of the Units were used to satisfy creditor claims of about $2.4 million under the terms of our Second Amended Plan of Reorganization (the “Plan”) allowing Blast to emerge from Chapter 11 bankruptcy and provided working capital of $1.6 million.

The Series A Preferred Stock (the “Preferred Stock”) accrue dividends at the rate of 8% per annum, in arrears for each month that the Preferred Stock is outstanding.  Blast has the right to pay any or all of the accrued dividends at any time by providing the holders of the Preferred Stock at least five days written notice of their intent to pay such dividends.  In the event Blast receives a “Cash Settlement,” defined as an aggregate total cash settlement received by Blast, net of legal fees and expenses, in connection with Blast’s litigation proceedings with Hallwood and Quicksilver in excess of $4 million, Blast is required to pay outstanding dividends within thirty (30) days in cash or stock at the holder’s option.  If the dividends are not paid within thirty (30) days of the date the Cash Settlement is received, a “Dividend Default” occurs. The shares of Series A Preferred Stock shall have the same voting rights as those accruing to the Common Stock and shall vote based upon the number of underlying shares of Common Stock that the holder owns at the effective date of the vote. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Preferred Stock shall be entitled to receive, prior and in preference to any Distribution of any of the assets of the Company to the holders of the Common Stock by reason of their ownership of such stock.

The Preferred Stock and any accrued and unpaid dividends, have optional conversion rights into shares of Blast’s common stock at a conversion price of $0.20 per share. The Preferred Stock automatically converts if Blast’s common stock trades for a period of more than twenty (20) consecutive trading days at a price greater than $3.00 per share and if the average trading volume of Blast’s common stock exceeds 50,000 shares per day.

In October 2008, Blast redeemed two million shares of Blast’s Series A Preferred Stock held by Clyde Berg and McAfee Capital, LLC at face value of $0.50 per share (the then conversion price of the preferred shares) and paid $1 million to redeem the Preferred shares.  In connection with the redemption, Blast cancelled one million Series A Preferred shares each held by Clyde Berg and McAfee Capital, LLC.  Accordingly, 6,000,000 preferred shares remain outstanding at December 31, 2011.

As of December 31, 2010, the aggregate and per share arrearages on the outstanding Preferred Stock were $733,151, and $0.12 respectively, which includes dividends in arrearage of $50,630 related to the 2,000,000 preferred shares that were redeemed in October 2008.

As of December 31, 2011, the aggregate and per share arrearages on the outstanding Preferred Stock were $973,151, and $0.16 respectively, which includes dividends in arrearage of $50,630 related to the 2,000,000 preferred shares that were redeemed in October 2008.

Warrants issued with Series A Preferred Stock

Blast also granted warrants to the Preferred Stockholders to purchase up to 2 million shares of common stock at an exercise price of $0.10 per share.  These warrants had a three-year term and expired without being exercised in February 2011. The relative fair value of the warrants determined utilizing the Black-Scholes model was approximately $446,000 on the date of grant.  The significant assumptions used in the valuation were: the exercise price of $0.10; the market value of Blast’s common stock on the date of issuance of $0.29; expected volatility of 131%; risk free interest rate of 2.25%; and a term of three years.  Management has evaluated the terms of the Convertible Preferred Stock and the grant of warrants in accordance with ASC 470, and concluded that there was not a beneficial conversion feature at the date of grant.

Series B Preferred Stock

As additional security for the repayment of the Note sold to the Lender, as described above, and pursuant to a Stock Purchase Agreement in 2011, Blast sold the Lender one (1) share of its newly designated Series B Preferred Stock, in consideration for $100, which entitles the Lender to consent to and approve Blast’s or any of its subsidiaries entry into any bankruptcy proceeding, consent to the appointment of a receiver, liquidator or trustee or the assignment by Blast or any of its subsidiaries for the benefit of any creditors. The Shares of Series B Preferred Stock shall have the same voting rights as those accruing to the Common Stock and shall have the right to vote one share of Series B Preferred Stock for each Share held by the holders of Series B Preferred Stock, on all matters which come before a vote of the Common Stock holders. The holder of the Share shall be entitled to receive and to be paid out of the assets of the Company available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock of the Company or on any other class of stock ranking junior to the Series B Preferred Stock upon liquidation.

NOTE 11 – COMMON STOCK

During 2011, Blast issued 3,516,667 shares of common stock as follows:

•
750,000 shares of restricted common stock to Trident Partners in connection with the exercise of warrants originally issued in November 2010 under the terms of a placement agreement between the Company and Trident.  Blast received cash proceeds of $7,500 related to this exercise.

•
2,766,667 shares of restricted common stock valued at $249,000 to certain current and retired members of the board of directors in payment of deferred board fees accrued from October 2008. Fees were converted into shares at $0.09 per share, the closing market price of the Company’s stock on February 2, 2011.

During 2010, Blast issued 6,089,334 shares of common stock as follows:

•
6,000,000 shares issued in connection with the acquisition of oil and gas interests in the North Sugar Valley Field located in Matagorda County, Texas from Sun Resources Texas, Inc.  The shares were valued at $300,000 based upon the $0.05 per share closing market price of Blast’s stock on the day the agreement with Sun was signed; and

•	89,334 shares issued to a consultant for past services valued at $14,800, based upon the price of Blast’s common stock at the time the services were rendered.

NOTE 12 – STOCK OPTIONS AND WARRANTS

2003 Stock Option Plan

The 2003 Stock Option Plan was replaced by the 2009 Stock Incentive Plan.  The number of securities originally grantable pursuant to the plan 2003 Stock Option Plan was 8 million shares.  Any options granted pursuant to the 2003 Stock Option Plan remain in effect. Effective April 1, 2009 grants of shares were made from the 2009 Stock Incentive Plan described below.

Blast’s 2009 Stock Incentive Plan

The 2009 Stock Incentive Plan (the “Incentive Plan”) authorizes the issuance of various forms of stock-based awards, including incentive or non-qualified options, restricted stock awards, performance shares and other securities as described in greater detail in the Incentive Plan, to the Company’s employees, officers, directors and consultants.  Options to purchase a total of 5 million shares are authorized to be issued under the Incentive Plan.

Pursuant to the Incentive Plan, the Board of Directors (or a committee thereof) has the ability to award grants of incentive or non-qualified options, restricted stock awards, performance shares and other securities as described in greater detail in the Incentive Plan to the Company’s employees, officers, directors and consultants.  The number of securities issuable pursuant to the Incentive Plan is initially 5 million, provided that the number of shares available for issuance under the Incentive Plan will be increased on the first day of each Fiscal Year (as defined below) beginning with the Company’s 2011 Fiscal Year, in an amount equal to the greater of (i) 2 million shares; or (ii) three percent (3%) of the number of issued and outstanding shares of the Company on the first day of such Fiscal Year.  The Company’s “Fiscal Year” shall be defined as the twelve month accounting period which the Company has designated for its public accounting purposes, which shall initially be the period from January 1 to December 31, and shall thereafter be such Fiscal Year as the Company shall adopt from time to time.  As of December 31, 2011, 2 million shares have been granted under this plan. Effective January 1, 2011, the number of shares available under the Incentive Plan increased by 2,000,000 shares, and effective January 1, 2012, the number of shares available under the Incentive Plan increased by an additional 2,000,000 shares pursuant to the provisions of the plan described above.

Options

During 2010, no options were granted by the Company.

In February 2011, options to purchase an aggregate of 2 million shares were granted to certain named executives and non-executive members of the management team at an exercise price of $0.09 per share.  The options have a 10 year term and vested immediately upon the date of grant.  A fair value of $169,369 was recorded using the Black-Scholes option-pricing model.  Variables used in the Black-Scholes option-pricing model for the options issued during the twelve month period ended December 31, 2011 include (1) discount rate of 3.52%, (2) expected term of 5 years, (3) expected volatility of 369.75%; and (4) zero expected dividends.

During the years ended December 31, 2011 and 2010, the Company recognized share-based compensation expense of $172,147 and $9,140, respectively. The remaining amount of unamortized options expense at December 31, 2011 and 2010 was $0 and $2,778, respectively.  The intrinsic value of outstanding as well as exercisable options at December 31, 2011 and 2010 was $0 and $0, respectively.

Activities in options during the years ended December 31, 2011 and 2010 and related balances December 31, 2011 and 2010 are reflected below:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contract Term (# years)
Outstanding at December 31, 2009	2,970,292	$0.60	5.40
Granted	-	-
Exercised	-	-
Expired	-	-
Forfeited and cancelled	(611,500)	0.61

Outstanding at December 31, 2010	2,358,792	0.61	4.10
Granted	2,000,000	0.09
Exercised	-	-
Expired	-	-
Forfeited and cancelled	-	-

Outstanding at December 31, 2011	4,358,792	$0.37	5.80

Exercisable at December 31, 2011	4,358,792	$0.37	5.80

Summary of options outstanding and exercisable as of December 31, 2011 is as follows:

Exercise Price	Weighted Average Remaining Life (years)	Options Outstanding	Options Exercisable
$0.09	9.1	2,000,000	2,000,000
0.10	1.2 - 1.3	754,792	754,792
0.20	6.4	300,000	300,000
0.38	3.4	12,000	12,000
0.40	3.2 – 3.6	120,000	120,000
0.61	4.4	12,000	12,000
0.80	4.0	660,000	660,000
0.90	2.6	420,000	420,000
4.28	2.1	80,000	80,000
		4,358,792	4,358,792

Summary of options outstanding and exercisable as of December 31, 2010 is as follows:

Exercise Price	Weighted Average Remaining Life (years)	Options Outstanding	Options Exercisable
$0.10	2.3	754,792	754,792
0.20	7.4	300,000	283,333
0.38	4.4	12,000	12,000
0.40	4.3	120,000	120,000
0.61	5.4	12,000	12,000
0.80	5.0	660,000	660,000
0.90	3.6	420,000	420,000
4.28	3.1	80,000	80,000
		2,358,792	2,342,125

Warrants

Blast grants warrants to non-employees from time to time.  The board of directors has discretion as to the terms under which the warrants are granted.  All warrants vest immediately unless specifically noted in the warrant agreements.

In November 2010, Blast granted warrants to purchase 750,000 shares of its common stock in connection with the placement agreement.  The fair value of $38,034 was recorded as stock compensation expense for the year ended December 31, 2010 and the warrants were valued using the Black-Scholes option pricing model.  Variables used in  the Black-Scholes option pricing model for the 750,000 warrants include: (1) discount rate of 0.27%, (2) expected term of 1 year, (3) expected volatility of 166.03% and (4) zero expected dividends.  The warrants vested immediately, have an exercise price of $0.01 per share and are exercisable for a period of one year from the grant date.

In February 2011, 2,000,000 warrants with an exercise price of $0.10 per share expired without being exercised.

On February 24, 2011, Blast and a third party lender (the “Lender”) entered into that certain Note Purchase Agreement  which provided that if the Test Well fails to achieve an initial production average of at least 350 barrels of oil equivalent per day for the 30-day period commencing on the first day on which the Test Well is at full production, Blast would issue to the Lender a common stock purchase warrant to purchase up to 12,000,000 shares of Blast’s common stock (the “Warrant”).  The Warrant was subsequently granted in October 2011. The Warrant has a term of two years, and provides for cashless exercise rights in the event the shares of common stock issuable upon exercise of the Warrant are not registered with the Commission. The Warrant further contained various anti-dilution protections and had an exercise price equal to the weighted average of the trading price of Blast’s common stock over the ten day period prior to the grant date. In April 2012, the warrant agreement was further amended to provide that in no event shall any anti-dilutive provisions reduce the Warrant Price below $0.01 per share. A fair value of $417,147 was recorded using the Black-Scholes option-pricing model. Variables used in the Black-Scholes option-pricing model for the warrants issued include: (1) discount rate of 0.09%, (2) expected term of one year, (3) expected volatility of 209.65% and (4) zero expected dividends.

On May 18, 2011, Blast agreed with Trident Partners to amend their placement agreement as it pertains to Trident’s 10% share of the royalty offered to the Lender introduced to Blast by Trident. In lieu of a share in the royalty interest and as consideration for entering into the amendment, Blast agreed to grant to certain principals of Trident fully vested warrants, exercisable for two years to purchase up to 400,000 shares of Blast’s common stock at an exercise price of $0.01 per share.  A fair value of $44,528 was recorded using the Black-Scholes option-pricing model. Variables used in the Black-Scholes option-pricing model for the 400,000 warrants include: (1) discount rate of 0.18%, (2) expected term of 1 years, (3) expected volatility of 171.18% and (4) zero expected dividends.

On October 7, 2011, Blast and the Lender amended the Warrant in exchange for certain mutual promises and covenants and for consideration of $30,000 paid by the Lender to Blast. The amendments included that the exercise price shall thereafter be $0.01 per share, and may be further reduced with the previous anti-dilutive protective provisions, but in no event shall it be greater than $0.01 per share, unless certain events occur, including the merger of Blast with an operating company (a “Merger Event”). Further, in the event a Merger Event occurs, the Lender has waived its price-based anti-dilution protection (if Blast sells its securities lower than the exercise price of the warrants) and anti-dilution protection for compensatory issuances (in amounts in excess of 7,000,000 shares of Common Stock). In April 2012, the warrant agreement was further amended to provide that in no event shall any anti-dilutive provision reduce the Warrant Price below $0.01 per share.

On December 16, 2011, the First Amendment was further amended to include that the $30,000 payment by Lender was the waiver of an outstanding mandatory prepayment obligation by the Company to the Lender and that the Company shall pay the Lender an additional $30,000 fee at the maturity date of the Company's $2,522,111 secured notes with the Lender, currently due in February 24, 2012.

On December 19, 2011, the Company granted warrants to purchase 1,200,000 shares of restricted Common Stock to Trident Partners Ltd (or its assigns), in connection with its services rendered in February 2011 and December 2011, under that certain Placement Agreement with Trident Partners Ltd, dated November 15, 2010.  The warrants vested immediately, have an exercise price of $0.01 per share and are exercisable for a period of one year from the grant date. A fair value of $9,406 was recorded using the Black-Scholes option-pricing model. Variables used in the Black-Scholes option-pricing model for the warrants issued include: (1) discount rate of 0.24%, (2) expected term of 1 year, (3) expected volatility of 247.22% and (4) zero expected dividends.

During the years ended December 31, 2011 and 2010, the Company recognized share-based compensation expense of $471,156 and $38,034, respectively. The remaining amount of unamortized warrant expense at December 31, 2011 was $0 and $0, respectively.  The intrinsic value of outstanding as well as exercisable warrants at December 31, 2011 was $0 and $130,805, respectively.

Activities in warrants during the years ended December 31, 2011 and 2010 and related balances outstanding as of December 31, 2011 and 2010 are reflected below.

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contract Term (# years)
Outstanding at December 31, 2009	12,245,089	$0.08	3.10
Granted	750,000	0.01
Exercised	-	-
Expired	-	-
Forfeited and cancelled	(750,000)	0.45

Outstanding at December 31, 2010	12,245,089	0.81	2.06

Granted	13,600,000	0.01
Exercised	(750,000)	0.01
Expired	(2,000,000)	0.10
Forfeited and cancelled

Outstanding at December 31, 2011	23,095,089	$0.43	1.70

Exercisable at December 31, 2011	23,095,089	$0.43	1.70

Summary of warrants outstanding and exercisable as of December 31, 2011 is as follows:

Exercise Price	Weighted Average Remaining Life (years)	Options Outstanding	Options Exercisable
$0.01	1.0 - 1.9	15,155,089	15,155,089
0.10	0.6	250,000	250,000
0.20	1.4	850,000	850,000
1.00	1.1	750,000	750,000
1.44	1.7	6,090,000	6,090,000
		23,095,089	23,095,089

NOTE 13 – CONTINGENCIES

Quicksilver Resources Lawsuit
In September 2008, Blast and Eagle Domestic Drilling Operations LLC, our wholly-owned subsidiary (“Eagle”), entered into a Compromise Settlement and Release Agreement with Quicksilver Resources, Inc. (“Quicksilver”) in the Court to resolve the pending litigation and the parties agreed to release all claims against one another and certain related parties. Quicksilver agreed to pay Eagle a total of $10 million which has been received to date, including $2 million ($1.44 million net of associated legal fees) which was received in September 2011.

General
Other than the aforementioned matters, Blast is not aware of any other pending or threatened legal proceedings.  The foregoing is also true with respect to each officer, director and control shareholder as well as any entity owned by any officer, director and control shareholder, over the last five years.

As part of its regular operations, Blast may become party to various pending or threatened claims, lawsuits and administrative proceedings seeking damages or other remedies concerning its’ commercial operations, products, employees and other matters.  Although Blast can give no assurance about the outcome of these or any other pending legal and administrative proceedings and the effect such outcomes may have on Blast, except as described above, Blast believes that any ultimate liability resulting from the outcome of such proceedings, to the extent not otherwise provided for or covered by insurance, will not have a material adverse effect on Blast’s financial condition or results of operations.

NOTE 14 – BUSINESS SEGMENTS

As of December 31, 2011, Blast has two reportable segments: (1) Oil and Gas Producing Properties and (2) Down-hole Solutions.  A reportable segment is a business unit that has a distinct type of business based upon the type and nature of services and products offered.

Blast evaluates performance and allocates resources based on profit or loss from operations before other income or expense and income taxes.  The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies.  The table below reports certain financial information by reportable segment:

	For the Years Ended December 31,
	2011	2010
Revenues:
Oil and Gas Production	$446,526	$109,443
Down-hole Solutions	-	-
Total Revenue	$446,526	$109,443

Cost of revenues and operating expenses:
Oil and Gas Production (1)	$1,997,320	$138,119
Down-hole Solutions (2)	69,575	672,547
Corporate	1,469,061	763,508
Total cost of revenue and operating expenses	$3,535,956	$1,574,174

Operating loss
Oil and Gas Production	$(1,550,794)	$(28,676)
Down-hole Solutions	(69,575)	(672,547)
Corporate	(1,469,061)	(763,508)
Total operating loss	$(3,089,430)	$(1,464,731)

(1)  Includes $1,640,489 and $47,812 in impairment expenses pursuant to the full cost ceiling test for the years ended December 31, 2011 and 2010, respectively.
(2) Includes an impairment to the AFJ Rig of $454,082 for the year ended December 31, 2010.

NOTE 15 – DISCONTINUED OPERATIONS

On December 30, 2010, Blast entered into an Asset Purchase Agreement with GlobaLogix, Inc. (“GlobaLogix” and the “Purchase Agreement”).  Pursuant to the Purchase Agreement, Blast sold all of its Satellite Communications assets, rights and interests, including all goodwill, customer and vendor contracts (collectively “Satellite Contracts”), inventory, test equipment, software and other assets associated with its Satellite Communications operations to GlobaLogix in consideration for (a) $50,000; and (b) GlobaLogix agreeing to assume any and all liabilities, obligations and rights associated with the Satellite Contracts.  Additionally, GlobaLogix agreed to offer full-time employment to one of the Company’s employees in connection with the Purchase Agreement.  The $50,000 payment was received in January 2011.

Pursuant to the Purchase Agreement, the Company also agreed not to compete with GlobaLogix in connection with the Satellite Communications services in the United States or attempt to solicit any employees from GlobaLogix for a period of one year following the closing of the Purchase Agreement.

As a result of the consummation of the Purchase Agreement, the Company no longer has any operations or assets in connection with Satellite Communications and anticipates solely focusing its efforts, resources and operations moving forward on its Down-hole Solutions and Oil and Gas Production segments.

Net income (loss) from the discontinuance of satellite operations for years ended December 31, 2011 and 2010 is as follows:

	2011	2010
Revenues	$-	$210,155

Cost of revenues	-	(221,460)

Operating expenses:
Selling, general and administrative	-
Bad debts expense	3,686	-
Total operating expenses	3,686

Loss from discontinued operations	(3,686)	(11,305)

Other income
Proceeds from sale of assets	-	50,000
Total other income	-	50,000

Net income (loss) from discontinued operations	$(3,686)	$38,695

The net income from discontinued operations is associated with the disposition of the Satellite Communications assets to GlobaLogix as discussed above.

At December 31, 2011, bad debt expense of $3,686 related to a dated receivable balance from the discontinued satellite business which was determined to be uncollectible.

At December 31, 2010, assets related to discontinued operations – held for sale, consisted of $50,000, representing a receivable for the sales proceeds due from GlobaLogix, and $15,626 in accounts receivable related to the satellite operations that were not transferred to GlobaLogix pursuant to the sales agreement.

NOTE 16 – SUBSEQUENT EVENTS

On January 13, 2012, Blast entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) with Blast Acquisition Corp., a newly formed wholly-owned Nevada subsidiary of the Company (“MergerCo”), and Pacific Energy Development Corp., a privately-held Nevada corporation (“PEDCO”), pursuant to which MergerCo will be merged with and into PEDCO, with PEDCO being the surviving entity and becoming a wholly-owned subsidiary of the Company, in a transaction structured to qualify as a tax-free reorganization (the “Merger”).  Pursuant to the Merger Agreement, prior to the effective time of the Merger (the “Effective Time”), the Company will amend its Certificate of Formation and Designation to: (i) convert all outstanding shares of the Company’s Series A Convertible Preferred Stock and Series B Preferred Stock into common stock of the Company on a one to one basis, and immediately thereafter, (ii) the Company will effectuate a reverse stock split, with the end result being that the Company will not have more than 2,400,000 shares of common stock issued and outstanding on a fully-diluted basis prior to the Merger (the “Shares Limit”), which will include the converted preferred stock, converted debt securities (as described below), and all options and warrants issued but not exercised (the “Reverse Split” and the “Amendment”).  Furthermore, in connection with the Reverse Split and the Amendment, the Company has agreed to change its name to “PEDEVCO Corp.”, and  amend its Certificate of Formation and Designation, so that the Company shall have an authorized capitalization consisting of 300,000,000 shares of capital stock post Reverse Split, which shall consist of 200,000,000 shares of common stock, $0.001 par value per share (“Common Stock”); and 100,000,000 authorized shares of Preferred Stock, including (a) 25,000,000 authorized shares of Series A Convertible Preferred Stock, $0.001 par value per share ("new Series A Preferred Stock"), which shares shall be designated in connection with the amendment to the Certificate of Formation and Designation and which shall amend and replace the currently designated Series A and Series B Preferred Stock designations,  and have such terms and conditions as described in the Form of Amended and Restated Certificate of Formation and Designation.

In addition, prior to the closing of the Merger, PEDCO has agreed to advance certain transaction-related fees and expenses to the Company, which advances, if not reimbursed to PEDCO by the Company prior to the filing date of the Amendment, shall result in a reduction of the Shares Limit (for the purposes of the Reverse Split described above) by one (1) share of Common Stock for each $1.00 advance that has not been repaid to PEDCO by such filing date.  For example, if upon the filing of the Amendment, PEDCO has paid the Company $100,000 in advances, the Company’s stockholders will collectively own 2,300,000 fully-diluted shares of the Company’s Common Stock subsequent to the Reverse Split and prior to the Merger (i.e., a 100,000 share reduction for the terms of the Merger as described above).  The Company estimates the Reverse Split will range between approximately 1 for 100 and 1 for 110, subject to the terms and conditions detailed herein and in the Merger Agreement.

After the Reverse Split, at the Effective Time of the Merger, MergerCo will merge into PEDCO, with the stockholders of PEDCO receiving one (1) share of the Company’s post-Reverse Split Common Stock or new Series A Preferred Stock, as applicable, for each share of PEDCO Common Stock or PEDCO Series A Convertible Preferred Stock, as applicable, then held by the PEDCO shareholders and all outstanding warrants and options of PEDCO at the Effective Time being assumed by the Company.   PEDCO shall have no more than 45 million shares issued and outstanding, or committed for future issuance, on a fully-diluted basis at the time of the Merger.  As a result of the Merger, the stockholders of PEDCO are anticipated to receive up to approximately 95% of the issued and outstanding capital stock of the Company in the Merger and consequently it is anticipated that the pre-Merger shareholders of the Company will own approximately 5% of the total post-Merger outstanding shares of the Company.

The consummation of the Merger is subject to a number of conditions precedent and milestones, including, but not limited to, the Company amending its Certificate of Formation and Designation as described above, which includes the conversion all its existing Preferred Stock into Common Stock and the Reverse Split, and the conversion of the various outstanding debts of the Company, as described below under BMC Debt Conversion and Other Debt Conversions, into Common Stock, and is subject to the satisfaction of customary conditions to closing, including, without limitation, satisfactory completion of the parties’ due diligence review, and receipt of necessary board and stockholder approval.  The result of the Merger, assuming it is consummated, is that the business of PEDCO will become the business of the Company, PEDCO’s officers and Director will become the officers and Directors of the Company, and the shareholders of PEDCO will become the majority shareholders of the Company.

In connection with the Merger Agreement, the Company has entered into various voting agreements (the “Voting Agreement”), with certain security and debt holders of the Company, including the debt holders executing the BMC Debt Conversion Agreement and the Note Purchase Amendment, described below, whereby those debt and stockholders have agreed to vote Company capital stock held by them in favor of the Merger Agreement and the transactions contemplated thereby. These Voting Agreements terminate on the earlier of the termination of the Merger Agreement or, on June 1, 2012, if the Merger is not consummated by such date.

BMC Debt Conversion

In connection with the Merger Agreement, on January 13, 2012, the Company entered into a Debt Conversion Agreement (the “BMC Debt Conversion Agreement”) with Berg McAfee Companies, LLC, a California limited liability company (“BMC”), and Clyde Berg, an individual (“Berg”).  The Company had previously entered into: (1) a Secured Promissory Note Agreement, dated February 27, 2008, as amended on January 5, 2011 with BMC in the aggregate principal amount of $1,120,000 (the "BMC Note"); and (2) a Promissory Note, dated May 19, 2011, with Berg in the aggregate principal amount of $100,000 (the "Berg Note" and collectively with the BMC Note, the “Notes”).

The BMC Debt Conversion Agreement modifies the Notes to provide that all principal and accrued interest under the Notes shall be converted into shares of the Company's Common Stock (pre-Reverse Split) at a conversion price of Two Cents ($0.02) per share (the “Conversion”).  As of the date of this Current Report the outstanding principal and accrued interest under the Notes is approximately $1,556,969, which would convert into 77,848,450 pre-Reverse Split shares of Common Stock.  Pursuant to the BMC Debt Conversion Agreement, the Conversion shall take place, at such time as the Company shall provide the debt holders one (1) day’s prior notice of the Company’s intent to convert such debt, which shall not be more than five (5) business days prior to the record date of the Shareholder Meeting for voting on the Merger transaction (referenced above)(the “Conversion Date”).  The BMC Debt Conversion Agreement can be terminated by either party in the event the record date for the shareholder meeting has not occurred by June 1, 2012 (and the cause of such delay is not the result of the actions of the terminating party) or if the Board of Directors of the Company withdraws or materially modifies their recommendation of the Merger (the “Termination Rights”). In connection with the BMC Debt Conversion Agreement, BMC and Berg also entered into the Voting Agreement, described above.

Debt Modifications
In connection with the Merger, on January 13, 2012 the Company entered into the Amendment to Note Purchase Agreement (the “Note Purchase Amendment”), with the Lender in connection with the Company’s debt obligations under certain secured notes with the Lender.   The Note Purchase Amendment amended that certain Note Purchase Agreement, dated as of February 24, 2011 (the “Note Purchase Agreement”) primarily in order (i) to grant consent to the Merger Agreement, (ii) to waive, solely with respect to the Company post-Merger, certain loan covenants and restrictions as they relate to the assets of PEDCO and the operations of the Company post-Merger, (iii) to waive the Lender’s right of first refusal to provide additional funding to the Company; and (iv) to provide, effective upon the Effective Date of the Merger, for the conversion of up to 50% of the loan amounts outstanding to the Lender in the original principal amount of $2,522,111, of which approximately $1,306,078 was owed as of the date of parties entry into the Note Purchase Amendment, into shares of the Company’s Common Stock at $0.75 per share on a post-Reverse Split basis at the option of Lender at any time after June 9, 2012, provided that the Company in its sole discretion may waive the 50% conversion limitation.  The conversion rights described above are subject to the Lender being prohibited from converting any portion of the outstanding notes which would cause it to beneficially own more than 4.99% of the Company’s then outstanding shares of common stock, subject to the Lender’s right to increase such limit to up to 9.99% of the Company’s outstanding shares with 61 days prior written notice to the Company.

In connection with the Note Purchase Amendment, the Company further amended certain terms and conditions of the other documents previously entered into with the Lender and referenced and defined in the Note Purchase Amendment, including: the Security Agreement, the First Tranche Promissory Note, and the Second Tranche Promissory Note (individually each a “Promissory Note,” and collectively, the “Promissory Notes”).  The Security Agreement was amended: (i) to grant consent to the Merger Agreement, and (ii) to waive, solely with respect to the Company post-Merger, certain covenants and restrictions on the Company’s collateral as they relate to the assets of PEDCO and the operations of the Company post-Merger, and (iii) to include a subsidiary guarantee with PEDCO (the “PEDCO Guarantee”), which shall be effective only after the consummation of the Merger, attached hereto as Exhibit 10.8.  Pursuant to the PEDCO Guarantee, which is to be entered into at the Effective Time of the Merger PEDCO agreed to guaranty the full and punctual payment and collection when due of the principal, interest and other related fees due under the Promissory Notes, provided that the Lender must first foreclose on any collateral securing the Promissory Notes, and use reasonable efforts to collect from the Company.

The Promissory Notes were amended to provide an extension of the maturity date of such Promissory Notes, which were due February 2, 2012, to: (i) thirty (30) days after the termination of the Merger Agreement, if the Merger Agreement is terminated before June 1, 2012, (ii) June 1, 2012, if the Effective Date of the Merger has not occurred by such date, (iii) August 2, 2012, or (iv) the date all obligations and indebtedness under such Promissory Notes are accelerated in accordance the terms and conditions of such Promissory Notes.  Furthermore, commencing February 2, 2012, the interest amount on the Promissory Notes was increased from 10% to 18% per annum, and the new interest rate includes both the principal amount and the Exit Fee payable below, and as further described under the Promissory Notes.  Lastly, the Exit Fee, which is 12% of the repayment amount, was increased by an aggregate of $30,000 for the Promissory Notes.

Other Debt Conversions

In connection with the Merger, the Company further approved the conversion of certain other outstanding debt obligations of the Company at $0.02 per share upon the Conversion Date, subject to the Termination Rights.  These debt obligations include: $281,500 of accrued compensation due to the members of Board of Directors, $6,150 of short term loans from members of the Board of Directors, $174,917 of accrued salaries and vacation pay owed to the Company’s employees, and approximately $116,990 in accrued finders’ fees, for a total amount of $579,557.  These amounts will convert at $0.02 per share under debt conversion agreements (“Debt Conversion Agreements”) into approximately 28,977,850 shares of the Company’s pre-Reverse Split Common Stock on the Conversion Date.

Stock Issuances

Pursuant to the Merger Agreement, the Company has agreed to issue Common Stock to PEDCO upon the closing of the Merger equal to approximately 95% of the Company’s issued and outstanding and fully diluted Common Stock at the closing of the Merger.

As described under BMC Debt Conversion, the Company has agreed to issue Common Stock to certain debt holders, including certain stockholders, Company employees, service providers, and members of the Company’s Board of Directors, upon the conversion of certain outstanding loans and debts upon the Conversion Date, subject to the Termination Rights.

The Company has agreed to convert certain outstanding debt obligations owed to members of the Board of Directors and certain employees and service providers into Common Stock upon the Conversion Date, subject to the Termination Rights.  Under the Debt Conversion Agreements, the Company agreed to convert the following debt obligations into Common Stock at a conversion rate of $0.02 per share:  Director Roger P. (Pat) Herbert, Director Donald Boyd, and former Director Michael L. Peterson, shall each convert $60,000, $60,000 and $48,000, respectively, of accrued and unpaid Board of Directors fees, into 3,000,000, 3,000,000 and 2,400,000 shares of Common Stock, respectively.  Further, Director Roger P. (Pat) Herbert, Director Donald Boyd, and former Director Michael L. Peterson, shall each convert $2,050 (total of $6,150) of loans made to the Company, which are currently due and outstanding, into 102,500 shares (total of 307,500 shares) of Common Stock of the Company, respectively.  John MacDonald (the Company’s Chief Financial Officer), and Andrew Wilson (a non-executive officer of the Company) shall each convert $72,159, and $153,800, respectively, of outstanding accrued payroll and vacation into 3,607,950 shares and 7,690,000 shares, respectively, of Common Stock of the Company.

SUPPLEMENTAL INFORMATION ON OIL AND GAS PRODUCING ACTIVITIES
(UNAUDITED)

The following supplemental unaudited information regarding Blast Energy Services, Inc.’s oil and gas activities is presented pursuant to the disclosure requirements of ASC 932. The standardized measure of discounted future net cash flows is computed by applying constant prices of oil and gas to the estimated future production of proved oil and gas reserves, less estimated future expenditures (based on period-end costs) to be incurred in developing and producing the proved reserves, less estimated future income tax expenses (based on period-end statutory tax rates) to be incurred on pre-tax net cash flows less tax basis of the properties and available credits, and assuming continuation of existing economic conditions.  The estimated future net cash flows are then discounted using a rate of 10 percent per year to reflect the estimated timing of the future cash flows.  All operations of Blast are located in the United States. All oil and gas producing properties were acquired in 2010.

(1) Capitalized costs relating to Oil and Gas producing activities:

	At December 31, 2011	At December 31, 2010
Proved leasehold costs	$1,181,098	$1,181,098
Costs of wells and development	-	-
Capitalized asset retirement costs	35,179	10,390
Total cost of oil and gas properties	$1,216,277	$1,191,488
Option on oil and gas properties	-	100,000
Accumulated depletion, amortization and impairment	(493,186)	(69,432)
Net capitalized costs	$723,091	$1,222,056

(2) Costs incurred in Oil and Gas Property acquisition and development activities:

	For the Year Ended December 31, 2011	For the Year Ended December 31, 2010
Acquisition of properties:
Proved	$-	$1,191,488
Unproved	596,178	100,000
Exploration costs	1,294,311	-
Development costs	-	-
Total	$1,890,489	$1,291,488

(3) Results of operations for producing activities:

	For the Year Ended December 31, 2011	For the Year Ended December 31, 2010
Sales	$446,526	$109,443
Production costs	(270,746)	(68,216)
Depletion, accretion and impairment	(432,263)	(69,904)
Income tax benefit	-	-
Results of operations for producing activities, (excluding corporate overhead and interest costs)	$(256,483)	$(28,677)

(4) Reserve quantity information

The following table sets forth proved oil reserves acquired in 2010. The acquired properties do not contain any proved undeveloped oil reserves or any proved developed or undeveloped natural gas reserves. Units of oil are in thousands of barrels (MBbls).

	2011	2010
Proved reserves:
Beginning of period	75.1	-
Revisions	(25.5)	-
Extensions and discoveries	-	-
Sales of minerals-in-place	-	-
Purchases of minerals-in-place	-	76.5
Production	(5.0)	(1.5)
End of period	44.6	75.0

Proved developed reserves:
Beginning of period	75.1	-
End of period	44.6	75.0

PV-10(1) at December 31	$925,230	$1,128,400

The standardized measure of discounted future net cash flows, in management’s opinion, should be examined with caution.  The basis for this table is the reserve studies prepared by independent petroleum engineering consultants, which contain imprecise estimates of quantities and rates of future production of reserves.  Revisions of previous year estimates can have a significant impact on these results.  Therefore, the standardized measure of discounted future net cash flow is not necessarily indicative of the fair value of the Company’s proved oil and natural gas properties.

Future income tax expense was computed by applying statutory rates, less the effects of tax credits for each period presented, to the difference between pre-tax net cash flows relating to the Company’s proved reserves and the tax basis of proved properties, after consideration of available net operating loss and percentage depletion carryovers.

The following table sets forth the standardized measure of discounted future net cash flows (stated in thousands) relating to the proved reserves as of December 31, 2011 and 2010:

	2011	2010
Future cash inflows	$4,088	$5,777
Future costs:
Production	(2,774)	(3,951)
Development	-	-
Income taxes	-	-
Future net cash inflows	1,314	1,826
10% discount factor	(389)	(698)
Standardized measure of discounted net cash flows	$925	$1,128

APPENDIX A

AGREEMENT AND PLAN OF REORGANIZATION

BY AND AMONG

BLAST ENERGY SERVICES, INC.,

BLAST ACQUISITION CORP.,

AND

PACIFIC ENERGY DEVELOPMENT CORP.

1.	Amendment of the Articles.
2.	Plan of Reorganization.
3.	Terms of Merger.
4.	Delivery of Common and Preferred Shares.
5.	Representations of PEDCO.
6.	Representations of BLAST and BLAST Sub.
7.	Closing.
8.	Actions Prior to Closing.
9.	Conditions Precedent to the Obligations of PEDCO.
10.	Conditions Precedent to the Obligations of BLAST and BLAST Sub.
11.	Survival and Indemnification.
12.	Nature of Representations.
13.	Documents at Closing.
14.	Closing Covenants.
15.	Miscellaneous.
Signature Page

Exhibit A	Amended and Restated Certificate of Formation
Exhibit B	Articles of Merger (Nevada)
Exhibit C	PEDCO Amended and Restated Articles of Incorporation and Bylaws
Exhibit D	Form of Voting Agreement

Exhibit 5(i) PEDCO Subsidiaries

Exhibit 6(c) BLAST Subsidiaries

AGREEMENT OF AND PLAN OF REORGANIZATION

This AGREEMENT AND PLAN OF REORGANIZATION (hereinafter, this “Agreement”) effective as of this 13th day of January, 2012, by and among Blast Energy Services, Inc., a Texas corporation (hereinafter, “BLAST”); BLAST Acquisition Corp., a newly-formed Nevada corporation and wholly-owned subsidiary of BLAST(hereinafter, “BLAST Sub”), on one hand, and Pacific Energy Development Corp., a Nevada corporation (hereinafter, “PEDCO” or the “Surviving Corporation”) on the other hand, with reference to the facts set forth in the Recitals below.

RECITALS

A.           Purpose. BLAST desires to acquire PEDCO as a wholly-owned subsidiary and to issue shares of BLAST Common Stock and BLAST Preferred Stock (defined below), as applicable, to the stockholders of PEDCO upon the terms and conditions set forth herein.  BLAST Sub is a wholly-owned subsidiary corporation of BLAST that shall be merged with and into PEDCO, whereupon PEDCO shall be the surviving corporation of said merger and shall become a wholly-owned subsidiary of BLAST (BLAST Sub and PEDCO are sometimes collectively hereinafter referred to as the “Constituent Corporations”).

B.           Amended and Restated Certificate of Formation.  The Board of Directors of BLAST deems it advisable and in the best interests of the corporation and its stockholders that BLAST amend and restate its Certificate of Formation to read in their entirety as set forth on the attached Exhibit A (the “Restated Articles of Incorporation”).  As soon as practical after the date hereof, but in any event prior to the closing of the Merger, the Board of Directors of BLAST shall seek to obtain, in compliance with the laws of the State of Texas and other applicable law, stockholder approval in order to duly authorize, effectuate and file the Restated Articles of Incorporation with the Secretary of State of the State of Texas (hereinafter the “Amendment of the Articles”).

C.           Plan of Merger. The boards of directors of BLAST, BLAST Sub and PEDCO, respectively, deem it advisable and in the best interests of such corporations and their respective stockholders that immediately after the Amendment of the Articles described above, BLAST Sub be merged with and into PEDCO pursuant to this Agreement and the attached Articles of Merger (hereinafter “Articles of Merger”, in substantially the form attached hereto as Exhibit B) and pursuant to and in accordance with applicable provisions of law, including the Nevada Revised Statutes (“NRS”) (such transaction hereafter referred to as the “Merger”).

D.           Capitalization of BLAST. As of the date hereof, BLAST has an authorized capitalization consisting of: (i) 180,000,000 shares of Common Stock, $0.001 par value, of which 70,275,095 shares are issued and outstanding as of the date hereof and 1,150,000 shares of common stock (the “Class Action Shares”) are approved but unissued, relating to a class action settlement from 2005  (collectively, the “BLAST Common Stock”), and (ii) 20,000,000 authorized shares of preferred stock (“BLAST Preferred Stock”), including (a) 8,000,000 authorized shares of Series A Convertible Preferred Stock, $0.001 par value, of which 6,000,0000 shares are issued and outstanding, and (b) one (1) authorized share of Series B Preferred Stock, $0.001 par value, of which one (1) share is issued and outstanding.  Further, there are currently outstanding options to purchase 4,350,459 shares of BLAST Common Stock, warrants to purchase 25,095,459 shares of BLAST Common Stock, and outstanding convertible notes and other cash obligations which may convert into 110,261,517 shares of BLAST Common Stock (not including any accrued and unpaid interest thereon).

E.           Capitalization of BLAST Sub. As of the date hereof, BLAST Sub has an authorized capitalization consisting of 1,000 shares of $0.001 par value common stock, of which 1,000 shares shall be issued and outstanding and owned by BLAST immediately prior to the closing of the Merger.

F.           Capitalization of PEDCO. As of the date hereof, PEDCO has an authorized capitalization consisting of (i) 200,000,000 shares of common stock, $0.001 par value (“PEDCO Common Stock”), of which 16,202,261 shares are issued and outstanding, and (ii) 100,000,000 shares of Preferred Stock, $0.001 par value, including: (a) 25,000,000 authorized shares of Series A Preferred Stock (“PEDCO Series A Preferred Stock”), of which 7,501,669 shares are issued and outstanding, and (b) 75,000,000 remaining undesignated authorized shares of preferred stock (“PEDCO Undesignated Preferred Stock”), none of which are issued or outstanding (the PEDCO Series A Preferred Stock and the PEDCO Undesignated Preferred Stock shall be collectively referred to herein as the “PEDCO Preferred Stock”). Further, as of the date hereof (i) options to purchase up to 530,000 shares of PEDCO Common Stock, and warrants to purchase up to 100,000 shares of PEDCO Common Stock are issued and outstanding, (ii) warrants to purchase up to 480,000 shares of PEDCO Series A Preferred Stock are issued and outstanding, and (iii) PEDCO has an obligation to issue up to 1,333,334 shares of Series A Preferred Stock to third party sellers of certain oil and gas interests located in the State of Colorado’s Niobrara shale formation, pursuant to agreements previously provided to BLAST and its counsel (the “Niobrara Shares”).

G.           Additional PEDCO Equity Issuances.  It is contemplated that prior to the closing of the Merger, PEDCO will issue additional shares of PEDCO Series A Preferred Stock to accredited and/or non-U.S. investors who subscribe for shares of PEDCO Series A Preferred Stock currently being offered to accredited and non-U.S. investors in the Private Placement (as defined below in Section 3), as well as PEDCO Series A Preferred Stock, and warrants exercisable therefore, to certain placement agents engaged by PEDCO in connection with the Private Placement as compensation in connection therewith, pursuant to agreements previously provided to BLAST and its counsel.  Further, it is contemplated that prior to the closing of the Merger, PEDCO will issue approximately 1,666,667 additional shares of PEDCO Series A Preferred Stock (the “Eagle Ford Shares”) to certain third parties as partial consideration for PEDCO’s purchase of certain oil and gas interests located in the State of Texas’s Eagle Ford shale formation, pursuant to agreements previously provided to BLAST and its counsel.  PEDCO shall also be entitled under this Agreement to issue additional securities prior to the closing of the Merger, subject to the PEDCO Share Limitation set forth in Section 10(c) below.  Furthermore, it is contemplated that in the fourth quarter of 2012, following the closing of the Merger, PEDCO will be obligated to issue the Niobrara Shares to certain third party sellers as partial consideration for PEDCO’s purchase of certain oil and gas interests located in the State of Colorado’s Niobrara shale formation, pursuant to agreements previously provided to BLAST and its counsel.  Any of the foregoing additional equity interests that are issued and outstanding prior to the Merger shall be exchanged for BLAST Series A Preferred Stock and warrants exercisable therefore, as applicable, in the Merger on the same basis as all other authorized and outstanding shares of PEDCO Preferred Stock, PEDCO Common Stock, options and warrants are exchanged and as set forth below.  Further, in the event the Niobrara Shares are to be issued post-Merger, such obligation shall be assumed by BLAST in the Merger, and such shares shall be issued with identical terms and conditions as such Series A Preferred Stock would have been issuable by PEDCO, as BLAST Series A Preferred Stock (or BLAST Common Stock, in the event the BLAST Series A Preferred Stock has converted to BLAST Common Stock).

NOW THEREFORE, for the mutual consideration set out herein, and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties agree as follows:

AGREEMENT

1. Amendment of Articles. Subject to receipt of the requisite approvals detailed herein, the parties to this Agreement do hereby agree that BLAST shall amend and restate it articles of incorporation upon the terms and conditions set forth herein and in accordance with the provisions of the Business Organizations Code of the State of Texas (the “TBOC”).  The ”Effective Time of Amendment” shall be that date on which the Restated Articles of Incorporation, substantially in the form attached as Exhibit A, which include a reverse stock split and a change of name of BLAST to “PEDEVCO Corp.,” and which is attached hereto and incorporated herein by reference for all purposes, are filed in the office of the Texas Secretary of State, all after satisfaction of the respective requirements of the applicable laws of said states prerequisite to such filings.

2.Plan of Reorganization.  The parties to this Agreement do hereby agree that immediately after the Effective Time of Amendment, BLAST Sub shall be merged with and into PEDCO upon the terms and conditions set forth herein and in accordance with the NRS and TBOC.  It is the intention of the parties hereto that this transaction shall qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and related sections thereunder.

3.Terms of Merger.  In accordance with the provisions of this Agreement and the requirements of applicable law, BLAST Sub shall be merged with and into PEDCO as of the Effective Merger Date (the terms “Closing” and “Effective Merger Date” are defined in Section 7 hereof).  PEDCO shall be the Surviving Corporation and the separate existence of BLAST Sub shall cease when the Merger shall become effective.  Consummation of the Merger shall be upon the following terms and subject to the conditions set forth herein:

(a)Corporate Existence.

(1)Commencing with the Effective Merger Date: which shall only occur after the Amendment of the Articles, the Surviving Corporation shall continue its corporate existence as a Nevada corporation and (i) it shall thereupon and thereafter possess all rights, privileges, powers, franchises and property (real, personal and mixed) of each of the Constituent Corporations; (ii) all debts due to either of the Constituent Corporations, on whatever account, all causes in action and all other things belonging to either of the Constituent Corporations shall be taken and deemed to be transferred to and shall be vested in the Surviving Corporation by virtue of the Merger without further act or deed; and (iii) all rights of creditors and all liens, if any, upon any property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation.

(2)At the Effective Merger Date:  (i) the Certificate of Incorporation and the By-laws of PEDCO, in the forms attached hereto as Exhibit C which shall exist immediately prior to the Effective Merger Date, shall be and remain the Certificate of Incorporation and By-Laws of the Surviving Corporation; (ii) the members of the Board of Directors of PEDCO holding office immediately prior to the Effective Merger Date shall remain as the members of the Board of Directors of the Surviving Corporation (if on or after the Effective Merger Date a vacancy exists on the Board of Directors of the Surviving Corporation, such vacancy may thereafter be filled in a manner provided by applicable law and the By-laws of the Surviving Corporation); and (iii) until the Board of Directors of the Surviving Corporation shall otherwise determine, all persons who held offices of PEDCO at the Effective Merger Date shall continue to hold the same offices of the Surviving Corporation.

(b)Events Occurring Prior to the Closing.

(1)         Prior to the Effective Merger Date, the Board of Directors and the stockholders of BLAST shall duly authorize, effect and consummate the filing of the Amendment of the Articles, whereby (i) all of the then outstanding shares of BLAST Series A and Series B Preferred Stock shall be converted into shares of BLAST Common Stock on a one-to-one basis, and immediately thereafter (ii) all of BLAST’s then outstanding shares of BLAST Common Stock (including BLAST Common Stock from the newly converted BLAST Preferred Stock) shall be reverse split as described below.  As a result of the Amendment of the Articles, the total number of issued and outstanding shares of BLAST Common Stock outstanding immediately after the Amendment of the Articles but immediately prior to the Effective Merger Date, shall not exceed 2,400,000 shares on a fully-diluted, as converted basis (including shares of BLAST Common Stock issuable upon exercise or conversion of all outstanding warrants, options and shares reserved for future issuance (including the Class Action Shares) and other convertible securities, but not including any unissued amounts reserved under any stock option pool) (2,400,000 shall hereinafter be referred to as the “BLAST Conversion Amount”), and BLAST shall not have any outstanding shares of preferred stock immediately prior to the Effective Merger Date.  In connection with the Amendment to the Articles, each outstanding share of BLAST Common Stock will be converted automatically into that number of whole shares of BLAST Common Stock under the Restated Articles of Incorporation equal to such number of shares of BLAST Common Stock multiplied by a fraction (the “Blast Conversion Ratio”) equal to (a) the BLAST Conversion Amount divided by (b) the total number of shares of Common Stock, Preferred Stock, options and warrants issued or issuable by BLAST immediately prior to the conversion (the “Conversion”), as further described in the Restated Articles of Incorporation.  Each outstanding option, warrant and right to receive shares of BLAST prior to the Conversion shall by its terms automatically evidence an option, warrant or right to receive shares of BLAST as adjusted for the Blast Conversion Ratio (including the total number of shares issuable in connection therewith and the exercise or conversion price of such security, as applicable), as further described in the Restated Articles of Incorporation.  For clarification, all outstanding shares of BLAST Preferred Stock shall be converted into BLAST Common Stock under the Restated Articles of Incorporation at the consummation of the Amendment of the Articles, and then shall be subject to the reverse split.  The BLAST Conversion Amount may be reduced as described in Section 14(l) below. No fractional shares will be issued in connection with the foregoing conversion and reverse split.  Instead of issuing fractional shares, BLAST will issue one full share of the post-Amendment of the Articles BLAST Common Stock to any stockholder who otherwise would have received a fractional share as a result of the Amendment of the Articles.  In connection with the Amendment of the Articles, upon receipt of the necessary stockholder approval, the Board of Directors of BLAST shall cause the Restated Articles of Incorporation to be filed with the Texas Secretary of State;

(2)           Prior to the Effective Merger Date, and further in connection with the Amendment of the Articles above, the Board of Directors of BLAST shall duly authorize the Amendment of the Articles and the filing of the Restated Articles of Incorporation in substantially the form attached hereto as Exhibit A so that BLAST shall have an authorized capitalization consisting of 300,000,000 shares of capital stock, which shall consist of 200,000,000 shares of common stock, $0.001 par value per share (“Common Stock”), of which not more than 2,400,000 shares (including shares issuable upon exercise or conversion of convertible securities) will be issued and outstanding immediately prior to the Effective Merger Date; and 100,000,000 authorized shares of Preferred Stock, including (a) 25,000,000 authorized shares of Series A Preferred Stock, $0.001 par value per share (“Series A Preferred Stock”), of which no shares will be issued and outstanding as of immediately prior to the Effective Merger Date, and (b) 75,000,000 remaining undesignated authorized shares of preferred stock (“Undesignated Preferred Stock”), of which none will be issued and outstanding as of immediately prior to the Effective Merger Date (the  Series A Preferred Stock and the Undesignated Preferred Stock shall be collectively referred to herein as the “Preferred Stock”); and

(3)           It is currently contemplated that prior to the Effective Merger Date, PEDCO shall (i) close its Private Placement under Regulation D, Rule 506, and Regulation S, each as promulgated by the SEC under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to which it shall issue not less than 4,000,000 and not more than 25,000,000 shares of PEDCO Series A Preferred Stock (the “Private Placement”).  All of the shares of PEDCO Series A Preferred Stock issued as part of the Private Placement shall be included in the shares of PEDCO that are outstanding at the time of the Merger and shall be converted or exchanged in the Merger in accordance with Section 3(c)(2) below.

(c)Conversion of Securities.

As of the Effective Merger Date and without any action on the part of BLAST, BLAST Sub, PEDCO or the holders of any of the securities of any of these corporations, each of the following shall occur:

(1)Each share of PEDCO Common Stock issued and outstanding immediately prior to the Effective Merger Date shall be converted into one (1) share of BLAST Common Stock.  All such shares of PEDCO Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive, upon the surrender of such certificate in accordance with the provisions of Section 4 hereof, certificates evidencing such number of shares of BLAST Common Stock into which such shares of PEDCO Common Stock were converted.  The holders of such certificates previously evidencing shares of PEDCO Common Stock outstanding immediately prior to the Effective Merger Date shall cease to have any rights with respect to such shares of PEDCO Common Stock except as otherwise provided herein or by law;

(2)Each share of PEDCO Series A Preferred Stock issued and outstanding immediately prior to the Effective Merger Date shall be converted into one (1) share of BLAST Series A Preferred Stock.  All such shares of PEDCO Series A Preferred Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive, upon the surrender of such certificate in accordance with the provisions of Section 4 hereof, certificates evidencing such number of shares of BLAST Series A Preferred Stock into which such shares of PEDCO Series A Preferred Stock were converted.  The holders of such certificates previously evidencing shares of PEDCO Series A Preferred Stock outstanding immediately prior to the Effective Merger Date shall cease to have any rights with respect to such shares of PEDCO Series A Preferred Stock except as otherwise provided herein or by law;

(3)Any shares of PEDCO capital stock held in the treasury of PEDCO immediately prior to the Effective Merger Date shall automatically be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto;

(4)At the Closing, each outstanding option, warrant and other right to acquire shares of PEDCO capital stock shall automatically become an option, warrant or right to acquire an equivalent number of shares of BLAST capital stock; and

(5)Each share of capital stock of BLAST Sub issued and outstanding immediately prior to the Effective Merger Date shall remain in existence as one (1) share of common stock of the Surviving Corporation, which shall be wholly-owned by BLAST.

(d)Merger.

(1)Immediately after the conversion of the securities above, upon the effectiveness of the Merger, (A) each outstanding option, warrant or right to purchase PEDCO Common Stock, whether or not then exercisable, shall be converted into an option, warrant or right to purchase (in substitution for each share of PEDCO Common Stock subject to an PEDCO option or warrant) one (1) share of BLAST Common Stock, and (B) each outstanding option, warrant or right to purchase, or PEDCO obligation to issue, PEDCO Series A Preferred Stock (including the obligation to issue the Niobrara Shares), whether or not then exercisable, shall be converted into an option, warrant or right to purchase, or right to receive (in substitution for each share of PEDCO Series A Preferred Stock subject to an PEDCO option or warrant or right to receive) one (1) share of BLAST Series A Preferred Stock, in each case at a price equal to the exercise price in effect immediately prior to the Merger.  All other terms and conditions of each PEDCO option or warrant or issuance right shall remain the same.

(2)Immediately prior to the Closing, the number of directors of BLAST will be three (3).  Effective as of the Closing, the then existing directors of BLAST shall nominate and elect to the Board of Directors Frank Ingriselli, Michael Peterson, and Jamie Tseng, and all of the persons serving as directors and officers of BLAST immediately prior to the Closing shall thereafter resign from all of their positions with BLAST effective immediately as of the Closing, and the newly designated directors shall commence at that time their respective terms (the “Director Change”).

(3)PEDCO, Blast and Blast Sub will take all such reasonable lawful action as may be necessary or appropriate in order to effect the Merger in accordance with this Agreement as promptly as practicable.  If, at any time after the Closing, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all the property, rights, privileges, power and franchises of PEDCO, the officers and directors of PEDCO immediately prior to the Closing are fully authorized in the name of their respective corporation or otherwise to take, and will take, all such lawful and necessary action.

(4)Shares of PEDCO Common Stock and PEDCO Preferred Stock which are issued and outstanding immediately prior to the Effective Merger Date and which are held by persons who are entitled to and have properly exercised, and not withdrawn or waived, appraisal rights with respect thereto in accordance with the NRS (the “Dissenting Shares”), will not be converted into the right to receive BLAST Common Stock or BLAST Preferred Stock, as applicable, and holders of such shares of PEDCO Common Stock and PEDCO Preferred Stock will be entitled, in lieu thereof, to receive payment of the appraised value of such shares in accordance with the provisions of the NRS unless and until such holders fail to perfect or effectively withdraw or lose their rights to appraisal and payment under the NRS.  If, after the Closing, any such holder fails to perfect or effectively withdraws or loses such right, such shares of PEDCO Common Stock and PEDCO Preferred Stock will thereupon be treated as if they had been converted on the Effective Merger Date into the right to receive BLAST Common Stock or BLAST Preferred Stock, as applicable, without any interest thereon.

4.Delivery of Common and Preferred Shares.

(a)On or as soon as practicable after the Effective Merger Date, PEDCO will use reasonable efforts to cause all holders of PEDCO Preferred and Common Stock, including the holders of Series A Preferred Stock acquired in the Private Placement (collectively, the “PEDCO Stockholders”) to surrender to Blast’s transfer agent for cancellation certificates representing their shares of PEDCO Common Stock and PEDCO Preferred Stock, as applicable, against delivery of certificates representing the shares of BLAST Common Stock and BLAST Preferred Stock, as applicable, for which the PEDCO shares are to be converted in the Merger.  Until surrendered and exchanged as herein provided, each outstanding certificate which, prior to the Effective Merger Date, represented PEDCO Common Stock or PEDCO Preferred Stock shall be deemed for all corporate purposes to evidence ownership of the same number of shares of BLAST Common Stock or BLAST Preferred Stock, as applicable, into which the shares of PEDCO Common Stock and PEDCO Preferred Stock represented by such PEDCO certificate shall have been so converted.

(b)None of the BLAST Common Stock or BLAST Preferred Stock issued in the Merger may be sold, transferred, or otherwise disposed of without registration under the Act or an exemption there from.  In the absence of an effective registration statement covering such shares or any available exemption from registration under the Act, such shares must be held indefinitely.  The certificates representing such shares shall bear a legend to that effect.  The BLAST Common Stock and BLAST Preferred Stock issued in the Merger may not be sold pursuant to Rule 144 promulgated under the Act unless all of the conditions of that Rule are met.  Among the conditions for use of Rule 144 is the availability of current information to the public about BLAST.

5.Representations of PEDCO. PEDCO hereby represents and warrants as follows, which warranties and representations shall also be true as of the Effective Merger Date:

(a)As of the date hereof, the total number of shares of PEDCO Common Stock issued and outstanding is 16,202,261, and the total number of shares of PEDCO Series A Preferred Stock issued and outstanding is 7,501,669.  Further, as of the date hereof there are outstanding (i) options to purchase 530,000 shares of PEDCO Common Stock, (ii) warrants to purchase 100,000 shares of PEDCO Common Stock, and (iii) warrants to purchase up to 480,000 shares of PEDCO Series A Preferred Stock, as set forth in greater detail on Schedule 5(a).  Other than the shares of PEDCO Series A Preferred Stock that may be issued prior to the Closing pursuant to the Private Placement (which shall not exceed the PEDCO Share Limitation described in Section 10(c) below), the Eagle Ford Shares that are contemplated to be issued prior to the Effective Merger Date, and the Niobrara Shares that are contemplated to be issued in the fourth quarter of 2012, each as described in Recital G above, the foregoing shares, options and warrants represent all of the shares of PEDCO’s capital stock that will be issued and outstanding, or in the case of warrants and options, issuable, as of the Effective Merger Date.

(b)The PEDCO Common Stock and PEDCO Preferred Stock constitute duly authorized and validly issued shares of capital stock of PEDCO.  All issued and outstanding shares of PEDCO Common Stock and PEDCO Preferred Stock are fully paid and nonassessable.

(c)The PEDCO audited financial statements from inception through September 30, 2011 (the “PEDCO Statement Date”), which have been made available to BLAST (hereinafter referred to as the “PEDCO Financial Statements”), to the best of PEDCO’s Knowledge, fairly present in all material respects the financial condition of PEDCO as of the dates thereof and the results of its operations for the periods covered in accordance with United States generally accepted accounting principles (“GAAP”).  As used in this Agreement with respect to a particular party, the word “Knowledge” means the actual knowledge of any of the existing officers or directors of such party.  Other than as set forth in Schedule 5(c) attached hereto, and except as may otherwise be set forth or referenced herein, there are no material liabilities or obligations, either fixed or contingent, not disclosed or referenced in the PEDCO Financial Statements or in any exhibit thereto or notes thereto other than contracts or obligations occurring in the ordinary course of business since the PEDCO Statement Date.  No such contracts or obligations occurring in the ordinary course of business constitute liens or other liabilities which materially alter the financial condition of PEDCO as reflected in the PEDCO Financial Statements.  PEDCO has or will have at the Closing good title to all assets shown on the PEDCO Financial Statements subject only to dispositions and other transactions in the ordinary course of business, the disclosures set forth therein, and liens and encumbrances of record.  The PEDCO Financial Statements have been prepared in accordance with generally accepted accounting principles (except as may be indicated therein or in the notes thereto and except for the absence of footnotes).

(d)Except as set forth in Schedule 5(d) or as otherwise disclosed in the “Subsequent Events” footnotes to the PEDCO Financial Statements, since the PEDCO Statement Date, there has not been any material adverse change in the financial position of PEDCO.

(e)PEDCO is not a party to any material pending litigation or any governmental investigation or proceeding not reflected in the PEDCO Financial Statements, and, to PEDCO’s Knowledge, no material litigation, claims, assessments or any governmental proceedings are threatened against PEDCO.

(f)PEDCO is in good standing in its state of incorporation, and is in good standing and duly qualified to do business in each state where required to be so qualified except where the failure to so qualify would not have a material adverse effect on PEDCO.

(g)PEDCO has, or by the Effective Merger Date will have, filed all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed in the ordinary course of business and has (or will have) paid or made adequate provisions for all taxes or assessments which have become due as of the Effective Merger Date, except where failure to do so would not have a material adverse effect on PEDCO.

(h)PEDCO has not materially breached any material agreement to which it is a party.  PEDCO has made available to BLAST for review copies of or access to all material contracts, commitments or agreements to which PEDCO is a party, including all contracts covering relationships or dealings with related parties or affiliates.

(i)PEDCO has no subsidiaries except as listed on Exhibit 5(i) attached hereto.

(j)PEDCO has made its corporate financial records, minute books, and other corporate documents and records available for review to representatives of BLAST.

(k)PEDCO has (and at the Closing will have) disclosed in writing to BLAST on an Exhibit or Schedule hereto all events, conditions and facts materially affecting the business, financial conditions (including any liabilities, contingent or otherwise) or results of operations of PEDCO.

(l)Subject to the receipt of stockholder approval, PEDCO has the corporate power to enter into this Agreement and to perform its obligations hereunder.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been or will prior to the Closing and the Effective Merger Date be duly authorized by the Board of Directors of PEDCO and by the stockholders of PEDCO.  The execution of this Agreement does not violate or breach any agreement or contract to which PEDCO is a party, and PEDCO, to the extent required, has (or will have by Closing) obtained all necessary approvals or consents required by any agreement to which PEDCO is a party.  The execution and performance of this Agreement will not violate or conflict with any provision of the Amended and Restated Articles of Incorporation or By-laws of PEDCO.

(m)Information regarding PEDCO which has been delivered by PEDCO to BLAST for use in connection with the Merger, is true and accurate in all material respects.

(n)To PEDCO’s Knowledge, no representation or warranty by PEDCO contained in this Agreement and no statement contained in any certificate, schedule or other communication furnished pursuant to or in connection with the provisions hereof contains or shall contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading.  There is no current or prior event or condition of any kind or character pertaining to PEDCO that may reasonably be expected to have a material adverse effect on PEDCO or its subsidiaries.  Except as specifically indicated elsewhere in this Agreement, all documents delivered by PEDCO in connection herewith have been and will be complete originals, or exact copies thereof.

(o)To PEDCO’s Knowledge, assuming all corporate and stockholder consents and approvals have been obtained and assuming the appropriate filings and mailings are made by PEDCO with the Secretary of State of Nevada and Texas, the execution and delivery by PEDCO of this Agreement and the closing documents and the consummation by PEDCO of the transactions contemplated hereby do not and will not (i) require the consent, approval or action of, or any filing or notice to, any corporation, firm, person or other entity or any public, governmental or judicial authority (except for such consents, approvals, actions, filing or notices the failure of which to make or obtain will not in the aggregate have a material adverse effect); or (ii) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any federal, state, county, municipal, or foreign court or governmental authority applicable to PEDCO, or its business or assets.  PEDCO is not subject to, or a party to, any mortgage, lien, lease, agreement, contract, instrument, order, judgment or decree or any other material restriction of any kind or character which would prevent, hinder or impair the continued operation of the business of PEDCO (or to the Knowledge of PEDCO, the continued operation of the business of PEDCO) after the Closing.

(p)PEDCO has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

(q)To PEDCO’s Knowledge, there is no material Legal Proceeding or Order (a) pending, threatened or anticipated against or affecting the business, assets or operations of PEDCO (the “PEDCO Business”); (b) that challenges or that may have the effect of preventing, making illegal, delaying or otherwise interfering with any of the transactions contemplated herein; or (c) related to the PEDCO Business.  To the Knowledge of PEDCO, there is no reasonable basis for any such Legal Proceeding or Order.  To the knowledge of PEDCO, no officer, director, partner, agent or employee of PEDCO is subject to any Order that prohibits such officer, director, partner, agent or employee from engaging in or continuing any conduct, activity, or practice relating to the PEDCO Business.  The PEDCO Business is not subject to any Order of any Regulatory Authority and PEDCO is not engaged in any Legal Proceeding relating to the PEDCO Business to recover monies due to it or for damages sustained by it.  PEDCO is not and has not been in default with respect to any Order relating to the PEDCO Business, and there are no unsatisfied judgments against PEDCO relating to the PEDCO Business.  There are no Orders or agreements with, or Liens by, any Regulatory Authority or quasi-governmental entity relating to any environmental Law, which regulate, obligate, bind or in any way affect PEDCO or any property on which PEDCO operates the PEDCO Business.  ”Legal Proceeding” means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Regulatory Authority or arbitrator. “Order” means any writ, judgment, decree, ruling, injunction or similar order of any Regulatory Authority (in each such case whether preliminary or final). “Regulatory Authority” means: any (i) federal, state, local, municipal or foreign government; (ii) governmental or quasi-governmental authority of any nature (including without limitation any governmental agency, branch, department, official, instrumentality or entity and any court or other tribunal); (iii) multi-national organization or body; or (iv) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulation or taxing authority or power of any nature.

(r) To the Knowledge of PEDCO, the conduct of the PEDCO Business is and at all times has been in compliance with all Laws or Orders applicable to the conduct and operations of the PEDCO Business.  PEDCO has not received any notice to the effect that, or otherwise been advised of (i) any actual, alleged, possible or potential violation of, or failure to comply with, any such Laws or Orders or (ii) any actual, alleged, possible or potential obligation on the part of PEDCO to undertake, or to bear all or any portion of the cost of, any remedial action of any nature with respect to the PEDCO Business.  No event has occurred or circumstance exists that (with or without notice or lapse of time) (i) may constitute or result in a violation by PEDCO of, or a failure on the part of PEDCO, any such Laws or Orders or (ii) may give rise to any obligation on the part of PEDCO to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, except, in either case separately or the cases together, where such violation or failure to comply could not reasonably be expected to have a Material Adverse Effect on, the PEDCO Business.  ”Laws” means any statute, ordinance, law, rule, regulation, code, injunction, judgment, order, decree, ruling, or other requirement enacted, adopted or applied by any Regulatory Authority, including judicial decisions applying common law or interpreting any other Law. “Material Adverse Effect” with respect to a Person means a material adverse effect on (i) the assets, liabilities, condition (financial or otherwise), properties, business or prospectus of such Person, (ii) the validity, binding effect or enforceability of this Agreement against such Person or (iii) the ability of such Person to perform its obligations under this Agreement. “Person” means any natural person, individual, firm, corporation, including a non-profit corporation, partnership, trust, unincorporated organization, association, limited liability company, labor union, Regulatory Authority or other entity.

(s) To PEDCO’s Knowledge, none of PEDCO, or any of its directors, officers or any employee or other Person affiliated with or acting for or on behalf of PEDCO, has, directly or indirectly, (i) made any contribution, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services (A) to obtain favorable treatment in securing business, (B) to pay for favorable treatment for business secured, (C) to obtain special concessions or for special concessions already obtained, for or in respect of PEDCO or any of its Affiliates or (D) in violation of any Laws of the United States (including, without limitation, the Foreign Corrupt Practices Act of 1977, as amended (15 U.S.C. Sections 78dd-1 et seq.)) or any laws of any other country having jurisdiction; or (ii) established or maintained any fund or asset that has not been recorded in the books and records of PEDCO.

(t)There is no agreement, judgment, injunction, order or decree binding upon PEDCO which has the effect of prohibiting or materially impairing (a) any current or future business practice of PEDCO or (b) any acquisition of any Person or property by PEDCO, except in each of clauses (a) and (b) for any such prohibitions or impairments that would not reasonably be expected to have a Material Adverse Effect on PEDCO as it relates to the PEDCO Business.

(u)Except as set forth on Schedule 5(u), none of PEDCO, any Affiliate thereof, holders of the ownership interest of PEDCO or any Affiliate or family member thereof is presently or has, since December 31, 2010, borrowed any moneys from or has any outstanding debt or other obligations to PEDCO or is presently a party to any transaction with PEDCO relating to the PEDCO Business.  Except as set forth on Schedule 5(u) of the PEDCO Disclosure Schedules, none of PEDCO or any Affiliate thereof, or any director, officer, partner or key employee of any such Persons (a) owns any direct or indirect interest of any kind in (except for ownership of less than 1% of any public company, provided, that such owner’s role is that solely of a passive investor), or controls or is a director, officer, employee or partner of, consultant to, lender to or borrower from, or has the right to participate in the profits of, any Person which is (i) a competitor, supplier, customer, landlord, tenant, creditor or debtor of PEDCO, (ii) engaged in a business related to the PEDCO Business or (iii) a participant in any transaction to which PEDCO is a party, or (b) is a party to any Contract with PEDCO.  Except as set forth on Schedule 5(u), PEDCO has no Contract or understanding with any officer, director or key employee of PEDCO or any of PEDCO’s partners or any Affiliate or family member thereof with respect to the subject matter of this Agreement, the consideration payable hereunder or any other matter.  Schedule 5(u) sets forth each transaction that PEDCO would be required to disclose for the past three years pursuant to Item 404 of Regulation S-K of the Securities Act, as if such Person were subject to such disclosure requirements.  ”Affiliate” means, with respect to any Person: (i) any Person directly or indirectly owning, controlling or holding with power to vote ten percent (10%) or more of the outstanding voting securities of such other Person (other than passive or institutional investors); (ii) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; and (iv) any officer, director or partner of such other Person. “Control” for the foregoing purposes shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.  ”Contract” means any agreement, contract, note, loan, evidence of indebtedness, purchase order, letter of credit, indenture, security or pledge agreement, covenant not to compete, license, instrument, commitment, obligation, promise or undertaking (whether written or oral and whether express or implied).

(v)PEDCO shall assist BLAST and supply BLAST whatever information and disclosures that BLAST may deem reasonably necessary in connection with the preparation of a Schedule 14C or Schedule 14A (the “Proxy Statement”) disclosing the terms of the Conversion and where applicable and/or required by the Securities and Exchange Commission, the terms and conditions of the Merger and operations and financial statements (as required) of PEDCO. All information supplied by PEDCO for inclusion in the Proxy Statement shall be accurate and shall comply in all respects with the requirements of the Securities and Exchange Commission’s rules and regulations.

6.Representations of BLAST and BLAST Sub. BLAST and BLAST Sub, hereby jointly and severally represent and warrant to PEDCO as follows as of the date hereof, each of which representations and warranties shall continue to be true as of the Effective Merger Date:

(a)As of the Effective Merger Date, the shares of BLAST Common and Preferred Stock to be issued and delivered to the PEDCO Stockholders hereunder and in connection herewith will, when so issued and delivered, constitute duly authorized, validly and legally issued, fully-paid, and nonassessable shares of BLAST capital stock, free of all liens and encumbrances.

(b)Subject to the receipt of stockholder approval, BLAST and BLAST Sub have the corporate power to enter into this Agreement and to perform their obligations hereunder.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been or will prior to the Closing and the Effective Merger Date be duly authorized by the respective Boards of Directors, and to the extent legally required, stockholders, of BLAST, and BLAST Sub.  The execution and performance of this Agreement will not constitute a breach of any agreement, indenture, mortgage, license or other instrument or document to which BLAST or BLAST Sub is a party or to which it is otherwise subject and will not violate any judgment, decree, order, writ, law, rule, statute, or regulation applicable to BLAST or BLAST Sub or their respective properties.  The execution and performance of this Agreement will not violate or conflict with any provision of the respective Articles or Certificate of Incorporation or by-laws of BLAST or BLAST Sub. This Agreement has been duly and validly executed and delivered by BLAST and BLAST Sub and constitutes a legal, valid and binding obligation of BLAST and BLAST Sub enforceable against BLAST and BLAST Sub in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors’ rights generally and the general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

(c)BLAST has delivered to PEDCO a true and complete copy of its audited financial statements for the fiscal years ended December 31, 2009 and 2010, and its reviewed financial statements for the nine months ended September 30, 2011 (the “BLAST Financial Statements”).  The BLAST Financial Statements are complete, accurate and fairly present the financial condition of BLAST as of the dates thereof and the results of its operations for the periods then ended.  There are no material liabilities or obligations either fixed or contingent not reflected therein.  The BLAST Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of BLAST as of the dates thereof and the results of its operations and changes in financial position for the periods then ended.  BLAST Sub has no financial statements because it was recently formed solely for the purpose of effectuating the Merger and it has been, is and will remain inactive except for purposes of the Merger, and it has no assets, liabilities, contracts or obligations of any kind other than as incurred in the ordinary course in connection with its incorporation in Nevada.  BLAST has no subsidiaries except for BLAST Sub and the subsidiaries listed on Exhibit 6(c) attached hereto.

(d)BLAST maintains internal control over financial reporting (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act).  Such internal control over financial reporting is effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with United States generally accepted accounting principles (“GAAP”) and includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of BLAST, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of BLAST are being made only in accordance with authorizations of management and directors of BLAST, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of BLAST’s assets that could have a material effect on its financial statements.

(e)Since September 30, 2011 (the “BLAST Statement Date”), there have not been any material adverse changes in the financial condition of BLAST.

(f)Neither BLAST nor BLAST Sub is a party to, or the subject of, any pending litigation, claims, or governmental investigation or proceeding not reflected in the BLAST Financial Statements and the BLAST SEC Documents (defined in Section 6 below), and to the Knowledge of BLAST or BLAST Sub, there are no lawsuits, claims, assessments, investigations, or similar matters, threatened or contemplated against or affecting BLAST Sub, BLAST, or the management or properties of BLAST or BLAST Sub.

(g)BLAST and BLAST Sub are each duly organized, validly existing and in good standing under the laws of the jurisdiction of their incorporation; each has the corporate power to own its property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would not have a material adverse effect on BLAST or BLAST Sub.  Neither corporation is required to be qualified to do business in any state other than the states of Texas and California (for BLAST) and Nevada (for BLAST Sub).

(h)BLAST and BLAST Sub have filed all federal, state, county and local income, excise, property and other tax, governmental and other returns, forms, filings, or reports, which are due or required to be filed by it prior to the date hereof and have paid or made adequate provision in the BLAST Financial Statements for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns, filings or reports or pursuant to any assessments received, except where the absence or lack of such filing or payment would not result in a material adverse effect on BLAST or BLAST Sub.  Neither BLAST nor BLAST Sub is delinquent or obligated for any material tax, penalty, interest, delinquency or charge and there are no tax liens or encumbrances applicable to either corporation.

(i)As of the date of this Agreement, BLAST’s authorized capital stock consists of 180,000,000 of shares of BLAST Common Stock, par value $0.001 per share, of which 70,275,905 shares are issued and outstanding as of the date hereof and 1,150,000 shares are reserved for issuance in connection with the Class Action Shares; and 20,000,000 authorized shares of BLAST Preferred Stock, (a) including (i) 8,000,000 authorized shares of BLAST Series A Preferred Stock, par value $0.001 per share, of which 6,000,000 shares are issued and outstanding as of the date hereof, and (ii) one (1) authorized share of BLAST Series B Preferred Stock, par value $0.001 per share, of which one (1) share is issued and outstanding as of the date hereof, and (b) and 11,999,999 remaining undesignated authorized shares of BLAST Preferred Stock, of which none are issued or outstanding as of the date hereof.  Further, there are currently outstanding options to purchase 4,350,459 shares of BLAST Common Stock, warrants to purchase 25,095,089 shares of BLAST Common Stock, and outstanding convertible notes and other cash obligations which can convert into 110,261,517  shares of BLAST Common Stock (subject to additional amounts of interest incurred after December 31, 2011).

(j)Immediately after the Amendment of the Articles but prior to the Effective Merger Date, BLAST’s authorized capital stock shall consist of 200,000,000 shares of BLAST Common Stock, $0.001 par value, of which not more than 2,400,000 shares will be issued and outstanding as of the Effective Merger Date (including all outstanding options and warrants convertible into BLAST Common Stock), and 100,000,000 authorized shares of BLAST Preferred Stock, including (a) 25,000,000 authorized shares of BLAST Series A Preferred Stock, $0.001 par value, of which no shares shall be issued or outstanding, and (b) 75,000,000 remaining BLAST Undesignated Preferred Stock, of which none shall be issued or outstanding. BLAST Sub’s capitalization consists solely of 1,000 authorized shares of $0.001 par value common stock (“BLAST Sub’s Common Stock”), of which 1,000 shares are outstanding, all of which are owned by BLAST, free and clear of all liens, claims and encumbrances.  All outstanding shares of capital stock of BLAST and BLAST Sub are, and shall be at Closing, validly issued, fully paid and nonassessable.  There are no existing options, calls, claims, warrants, preemptive rights, registration rights or commitments of any character relating to the issued or unissued capital stock or other securities of BLAST Sub, other than as described on Schedule 6(i) hereto.

(k)The financial records, minute books, and other documents and records of BLAST and BLAST Sub in the actual possession of the management of these entities have been made available to PEDCO prior to the Closing.  The records and documents of BLAST and BLAST Sub that have been delivered to PEDCO constitute all of the records and documents of BLAST and BLAST Sub that are in the possession of BLAST or BLAST Sub.

(l)Except as disclosed in the BLAST SEC Documents, neither BLAST nor BLAST Sub has breached, nor is there any pending, existing, or to the Knowledge of BLAST or BLAST Sub, threatened claim that BLAST or BLAST Sub has breached, any of the terms or conditions of any agreements, contracts, commitments or other documents to which it is a party or by which its properties are bound.  The execution and performance of this Agreement will not violate any provisions of applicable law or any agreement to which BLAST or BLAST Sub is subject.  Each of BLAST and BLAST Sub confirm that all material contracts and commitments and all material existing relationships or dealings with related or controlling parties or affiliates have previously been disclosed in the BLAST SEC Documents or in writing to PEDCO.

(m)To the best of BLAST’s Knowledge, BLAST has complied with all of the provisions relating to the issuance of shares, and for the registration thereof, under the Securities Act, other applicable securities laws, and all applicable blue sky laws in connection with any and all of its stock issuances.  There are no outstanding, pending or threatened stop orders or other actions or investigations relating thereto involving federal and state securities laws.  To the best of BLAST’s Knowledge, all issued and outstanding shares of BLAST equity and other securities were offered and sold in compliance with federal and state securities laws.

(n)Except as disclosed in the BLAST SEC Documents, to the best of BLAST’s knowledge, BLAST is and has been in compliance with, and BLAST has conducted any business previously owned or operated by it in compliance with, all applicable laws, orders, rules and regulations of all governmental bodies and agencies, including applicable securities laws and regulations (including, by way of example and not limitation the Sarbanes-Oxley Act of 2002 “SOX”)) and environmental laws and regulations, except where such noncompliance did not and will not have, in the aggregate, a material adverse effect on BLAST.  Without limiting the generality of the foregoing, BLAST maintains effective internal financial controls and procedures and disclosure controls in accordance with the requirements of SOX.  BLAST is not currently subject to and has not received any outstanding notice of any noncompliance with the foregoing, nor is it aware of any outstanding claims or threatened claims in connection therewith.

(o)BLAST has filed or furnished, as applicable, on a timely basis (in each case except as otherwise disclosed therein), all forms, statements, certifications, reports and documents, together with any amendments required to be made with respect thereto, required to be filed or furnished by it with (i) the SEC pursuant to the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933 (such forms, statements, reports and documents, the “BLAST SEC Documents”), (ii) FINRA, and (iii) any applicable state or regional securities regulators or authorities (collectively, the “Required Documents”). As of their respective dates, the Required Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, the Securities Act of 1933, the FINRA rules and regulations and state and regional securities laws and regulations, as the case may be, and, at the respective times they were filed, none of the Required Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(p)Except as disclosed in the BLAST SEC Documents, no aspect of BLAST’s past or present business, operations or assets is of such a character as would restrict or otherwise hinder or impair BLAST from carrying on the business of BLAST as it is presently being conducted by BLAST.

(q)BLAST has no officers, directors, employees, consultants or independent contractors other than those listed onSchedule 6(p) hereto.

(r)To the best of BLAST’s Knowledge, other than as disclosed in the BLAST SEC Documents, this Agreement and the transactions contemplated hereby, and as listed on Schedule 6(q), neither BLAST or BLAST Sub is party to any material contracts or commitments.

(s)Except as contemplated by this Agreement, or as disclosed in writing to PEDCO, the execution and delivery by BLAST and BLAST Sub of this Agreement and the closing documents and the consummation by BLAST and BLAST Sub of the transactions contemplated hereby and thereby do not and will not (i) require the consent, approval or action of, or any filing or notice to, any corporation, firm, person or other entity or any public, governmental or judicial authority (except for such consents, approvals, actions, filing or notices the failure of which to make or obtain will not in the aggregate have a material adverse effect on BLAST and BLAST Sub); or (ii) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any federal, state, county, municipal, or foreign court or governmental authority applicable to BLAST, BLAST Sub, or their business or assets.  Neither BLAST nor BLAST Sub is subject to, or a party to, any mortgage, lien, lease, agreement, contract, instrument, order, judgment or decree or any other material restriction of any kind or character which would prevent, hinder or impair the continued operation of the business of BLAST (or to the Knowledge of BLAST, the continued operation of the business of PEDCO) after the Closing.

(t)Brokers’ Fees. Neither BLAST nor BLAST Sub has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

7.Closing.  Subject to the terms and conditions of this Agreement, the closing of the Merger and the Amendment of the Articles (the “Closing”) will take place at the offices of TroyGould Professional Corporation located at 1801 Century Park East, 16th Floor, Los Angeles, California 90067, or at such other place as the parties mutually agree, at 10:00 a.m. local time on the second business day after the day on which the last of the closing conditions set forth in this Agreement have been satisfied or waived, or such other date as the parties mutually agree upon in writing (the “Closing Date”). The “Effective Merger Date” shall be that date and time specified in the Certificate of Merger as the date on which the Merger shall become effective, together with any other applicable requirements under FINRA.

8.Actions Prior to Closing.

(a)(1) Prior to the Closing, PEDCO on the one hand, and BLAST and BLAST Sub on the other hand, shall be entitled to make such investigations of the assets, properties, business and operations of the other party, and to examine the books, records, tax returns, financial statements and other materials of the other party as such investigating party deems necessary in connection with this Agreement and the transactions contemplated hereby.  Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances, and the parties hereto shall cooperate fully therein.  (2) Until the Closing, and if the Closing shall not occur, hereafter, each party shall keep confidential and shall not use in any manner inconsistent with the transactions contemplated by this Agreement, and shall not disclose, nor use for their own benefit, any information or documents obtained from the other party concerning the assets, properties, business and operations of such party, unless such information (i) is readily ascertainable from public or published information, (ii) is received from a third party not under any obligation to keep such information confidential, or (iii) is required to be disclosed by any law or order (in which case the disclosing party shall promptly provide notice thereof to the other party in order to enable the other party to seek a protective order or to otherwise prevent such disclosure).  If this transaction is not consummated for any reason, each party shall return to the other all such confidential information, including notes and compilations thereof, promptly after the date of such termination.  The representations and warranties contained in this Agreement shall not be affected or deemed waived by reason of the fact that either party hereto discovered or should have discovered any representation or warranty is or might be inaccurate in any respect.

(b)Prior to the Closing, PEDCO, BLAST and BLAST Sub, agree not to issue any statement or communications to the public or the press regarding the transactions contemplated by this Agreement without the prior written consent of the other parties, other than a Press Release and Current Form 8-K issued by BLAST (the form and substance of which shall be reasonably satisfactory to PEDCO), and a similar disclosure to PEDCO Stockholders, advisors, consultants, partners and potential investors and partners (the form and substance of which shall be reasonably satisfactory to BLAST), and statements or communications regarding the same and contents thereof.  Other than the foregoing, in the event that BLAST is required under federal securities law to either (i) file any document with the SEC that discloses this Agreement or the transactions contemplated hereby, or (ii) to make a public announcement regarding this Agreement or the transactions contemplated hereby, BLAST shall provide PEDCO with a copy of the proposed disclosure no less than 24 hours before such disclosure is made and shall incorporate into such disclosure any reasonable comments or changes that PEDCO may request.

(c)Other than as provided for in the Restated Articles of Incorporation referenced in Section 3(b)(2) herein, BLAST covenants to PEDCO that there shall be no stock dividend, stock split, recapitalization, or exchange of shares with respect to or rights, options or warrants issued in respect of BLAST’s Common Stock or BLAST Preferred Stock after the date hereof and there shall be no dividends or other distributions paid on BLAST’s Common Stock or BLAST Preferred Stock, after the date hereof, in each case through and including the Effective Merger Date.  BLAST and BLAST Sub shall conduct no business, prior to the Closing, other than in the ordinary course of business or as may be necessary in order to consummate the transactions contemplated hereby.  In the event BLAST desires to reprice any BLAST options or warrants, the terms and conditions of such repricing must be reasonably satisfactory to PEDCO.

(d)Prior to the Closing, the board of directors of each of BLAST and BLAST Sub shall cause the resignations of the officers and directors of BLAST and BLAST Subs of the Closing, and take such action as is necessary to appoint the PEDCO nominees to the BLAST Board of Directors.

(e)BLAST will not (and will not cause or permit any of its subsidiaries to) solicit, initiate, or encourage the submission of any Proposal or offer from any person or entity relating to the acquisition of all or substantially all of the capital stock or assets of BLAST (including any acquisition structured as a merger, consolidation, or share exchange); provided, however, that BLAST, and its directors and officers, will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person or entity to do or seek any of the foregoing to the extent their fiduciary duties may require.

(f)As soon as practicable following the execution of this Agreement, the parties shall work together to prepare and file with the SEC a proxy statement in respect of the Merger, the Amendment of the Articles and the transactions contemplated hereby (the “Proxy Statement”), which Proxy Statement shall be used in respect of soliciting approval of the Merger, the Amendment of the Articles and this Agreement by BLAST’s shareholders.

(g)As soon as practicable after execution of this Agreement, the parties shall use commercially reasonable efforts to obtain any necessary consents, approvals, authorizations or orders of, make any registrations or filings with or give any notices to, any regulatory authority or person as is required to be obtained, made or given by any party to consummate the transactions contemplated by this Agreement.

(h)Each party shall promptly notify the other parties of any material adverse change in the condition (financial or otherwise) of such party.  Each party shall promptly notify the other parties of any fact, event, circumstance or action known to it that is reasonably likely to cause such party to be unable to perform any of its covenants contained herein or any condition precedent herein not to be satisfied, or that, if known on the date of this Agreement, would have been required to be disclosed to another party pursuant to this Agreement or the existence or occurrence of which would cause any of such party’s representations or warranties under this Agreement not to be correct and/or complete.  Each party shall give prompt written notice to the other parties of any adverse development causing a breach of any of the representations and warranties herein as of the date made.

(i)Prior to the Closing, BLAST shall use commercially reasonable efforts to cause the holders of at least 51% of the issued and outstanding shares of each class of its capital stock to enter into a voting agreement in the form attached hereto as Exhibit D.

9.Conditions Precedent to the Obligations of PEDCO.  All obligations of PEDCO under this Agreement are subject to the fulfillment, prior to or as of the Closing or the Effective Merger Date, as indicated below, of each of the following conditions:

(a)The representations and warranties by or on behalf of BLAST and BLAST Sub contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof or in connection herewith shall be true and correct in all material respects at and as of the Closing and Effective Merger Date as though such representations and warranties were made at and as of such time.

(b)BLAST and BLAST Sub shall have performed and complied with all covenants, agreements, and conditions set forth or otherwise contemplated in, and shall have executed and delivered all documents required by, this Agreement to be performed or complied with or executed and delivered by them prior to or at the Closing.

(c)On or before the Closing, the directors, and to the extent legally required, the stockholders of BLAST and BLAST Sub shall have approved in accordance with applicable state corporation law the execution and delivery of this Agreement, the Amendment of the Articles, and the Restated Articles of Incorporation and the consummation of the transactions contemplated herein in accordance with applicable Texas and Nevada law.

(d)On or before the Effective Merger Date, BLAST and BLAST Sub shall have delivered certified copies of resolutions of the sole stockholder and director of BLAST Sub and of the directors of BLAST approving and authorizing the execution, delivery and performance of this Agreement and authorizing all of the necessary and proper action to enable BLAST and BLAST Sub to comply with the terms of this Agreement, including the election of PEDCO’s nominees to the Board of Directors of BLAST and all matters outlined or contemplated herein.

(e)The Merger shall be permitted by applicable state law and otherwise and BLAST shall have sufficient shares of its capital stock authorized to complete the Merger and the transactions contemplated hereby.

(f)The capitalization of BLAST shall be as set forth in Section 6 herein.

(g)At Closing, all of the directors and officers of BLAST shall have resigned in writing from their positions as directors and officers of BLAST effective upon the election and appointment of the PEDCO nominees, and the directors of BLAST shall take such action as may be necessary or desirable regarding such election and appointment of PEDCO nominees.

(h)On or before the Closing, BLAST shall have received confirmation of a release or waiver of any liens on its working interest in a 2,500 acre lease of the Guijarral Hills Oil Field, which includes the Kreyenhagen Shale formation in the San Juan Valley, Fresno County, California, in a form reasonably acceptable to PEDCO.

(i)PEDCO shall have received the reasonable assurance, to the extent it deems necessary, that BLAST is current it its applicable SEC reporting requirements.

(j)PEDCO shall have received the reasonable assurance, to the extent it deems necessary, that the promissory notes listed on Schedule 9(j) have been fully satisfied, waived or converted into BLAST capital stock (subject to the restrictions herein) prior to the Closing.

(k)BLAST shall have obtained D&O “tail” insurance, and all other general commercial and other applicable insurance coverage extensions and/or assignments (including for environmental liabilities, as applicable) as reasonably acceptable to PEDCO.

(l)PEDCO shall have received the reasonable assurance of its certified public accountants, to the extent it deems necessary, that its financial audit shall be concluded at the proper time in order to be in full compliance will applicable SEC reporting requirements in connection with the Merger and the Closing of this transaction.

(m)The shares of restricted BLAST capital stock to be issued to PEDCO Stockholders at Closing will be validly issued, nonassessable and fully paid under Texas corporation law and will be issued in a nonpublic offering in compliance with all federal, state and applicable securities laws.

(n)PEDCO shall have received the advice of its tax advisor, to the extent it deems necessary, that this transaction shall be a tax free reorganization as to PEDCO and all of the PEDCO Stockholders.

(o)No event or conditions shall have occurred prior to the Closing Date or be reasonably likely to occur on or after the Closing Date which, individually or in the aggregate with any other events or conditions, has had or is reasonably likely to have a material adverse effect on BLAST, and PEDCO shall have received a certificate signed on behalf of BLAST by the Chief Executive Officer or the Chief Financial Officer of BLAST to such effect.

(p)PEDCO shall have received all necessary and required approvals and consents from required parties and from its stockholders.

(q)PEDCO has completed to its reasonable satisfaction its due diligence review of BLAST and its subsidiaries, finances, business and operations.

(r)The BLAST Common Stock continues to be quoted on the Over the Counter Bulleting Board, and BLAST has not received any notice of any pending removal therefrom.

10.Conditions Precedent to the Obligations of BLAST and BLAST Sub.  All obligations of BLAST and BLAST Sub under this Agreement are subject to the fulfillment, prior to or at the Closing and the Effective Merger Date, of each of the following conditions:

(a)The representations and warranties by PEDCO contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true and correct in all material respects at and as of the Closing and the Effective Merger Date as though such representations and warranties were made at and as of such times.

(b)PEDCO shall have performed and complied with, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed or complied with prior to or at the Closing.

(c)The capitalization of PEDCO shall be as set forth in Section 5 herein, and, further, PEDCO shall have no more than an aggregate of 45 million shares issued and outstanding, or committed for future issuance, on a fully-diluted basis (including all issued and outstanding Common Stock, Preferred Stock, options, warrants, and issuance commitments, including, without limitation, the Niobrara Shares, and the Eagle Ford Shares) prior to the Closing, without the prior written consent of BLAST (the “PEDCO Share Limitation”).

(d)PEDCO shall have received all necessary and required approvals and consents from required parties and from its directors and stockholders.

(e)PEDCO shall have received at least $3 million in funds and subscriptions to purchase its Series A Preferred Stock in the Private Placement.

(f)As of the Effective Merger Date, there shall be no more than thirty-five (35) stockholders of PEDCO who are not “accredited investors,” as that term is defined in Regulation D promulgated under the Securities Act, and the issuance of the securities to the PEDCO Stockholders in the Merger shall otherwise be exempt from registration under the Securities Act.

(g)The requisite number of BLAST’s shareholders shall have duly approved the Amendment of the Articles and the Merger.

(h)Each PEDCO security holder shall have provided BLAST a representation and warranty in form and substance reasonably acceptable to BLAST and its counsel that such security holder is either (a) an “accredited investor” or a non-U.S. investor; or (b) has reviewed and familiarized themselves with BLAST’s SEC filings and related disclosures (subject to not more than 35 of PEDCO’s security holder’s being non-”accredited investors”), and including such other representations, confirmations and warranties as BLAST and its counsel may deem reasonably necessary to confirm that the issuance of securities of BLAST to such PEDCO security holders is exempt from registration under Regulation D, Rule 506, and/or Regulation S of the Securities Act.

(i)No event or conditions shall have occurred prior to the Closing Date or be reasonably likely to occur on or after the Closing Date which, individually or in the aggregate with any other events or conditions, has had or is reasonably likely to have a material adverse effect on PEDCO, and BLAST shall have received a certificate signed on behalf of PEDCO by the Chief Executive Officer or the Chief Financial Officer of PEDCO to such effect.

(j)BLAST has completed to its reasonable satisfaction its due diligence review of PEDCO and its subsidiaries, finances, business and operations.

11.Survival. The representations, warranties, and agreements contained in this Agreement, and in any schedule, certificate, document or statement delivered pursuant hereto, shall survive (and not be affected in any respect by) the Closing.

12.Nature of Representations.  All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement and the other documents delivered at the Closing and not upon any representation, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

13.Documents at Closing.  At the Closing, the following documents shall be delivered:

(a)PEDCO will deliver, or will cause to be delivered, to BLAST the following:

(1) a certificate executed by the President of PEDCO to the effect that all representations and warranties made by PEDCO under this Agreement are true and correct as of the Closing and as of the Effective Merger Date, the same as though originally given to BLAST or BLAST Sub on said date;

(2)a certificate from the state of PEDCO’s incorporation dated within five business days of the Closing to the effect that PEDCO is in good standing under the laws of said state;

(3)such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement;

(4)executed copy of the Articles of Merger for filing in Nevada;

(5)certified copies of resolutions adopted by the stockholders and directors of PEDCO authorizing the Merger; and

(6)all other items, the delivery of which is a condition precedent to the obligations of BLAST and BLAST Sub, as set forth herein; and

(b)BLAST and BLAST Sub will deliver or cause to be delivered to PEDCO:

(1)stock certificates representing those securities of BLAST to be issued as a part of the Merger as described in Section 3 hereof;

(2)a certificate of the President of BLAST and BLAST Sub, respectively, to the effect that all representations and warranties of BLAST and BLAST Sub made under this Agreement are true and correct as of the Closing, the same as though originally given to PEDCO on said date;

(3)certified copies of resolutions adopted by BLAST’s and BLAST Sub’s Board of Directors and BLAST Sub’s stockholder authorizing the Amendment of the Articles and the Merger and all related matters;

(4)a certificate from the Nevada and Texas Secretary of State, as applicable, dated within five business days of the Closing Date that the Articles of Merger and the Restated Articles of Incorporation have been accepted for filing;

(5)certificates from the jurisdiction of incorporation of BLAST and BLAST Sub dated within five business days of the Closing Date that each of said corporations is in good standing under the laws of said state;

(6)such other instruments and documents as are required to be delivered pursuant to the provisions of this Agreement;

(7)written resignation of all of the officers and directors of BLAST and BLAST Sub as of the Closing and written appointment of the PEDCO nominees as directors and officers; and

(8)all other items, the delivery of which is a condition precedent to the obligations of PEDCO, as set forth herein.

14.Miscellaneous.

(a)Further Assurances.  At any time, and from time to time, after the Effective Merger Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

(b)Waiver.  Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party (in its sole discretion) to whom such compliance is owed.

(c)Termination.  This Agreement and all obligations hereunder (other than those under Sections 14 (c) and (l)) may be terminated (i) after June 1, 2012 at the discretion of either party if the Closing has not occurred by June 1, 2012 (unless the Closing date is extended with the consent of both PEDCO and BLAST) for any reason other than the default hereunder by the terminating party, (ii) at any time by the non-breaching party if any of the representations and warranties made herein by the other party have been materially breached, (iii) by any party at any time by giving written notice to the other party in the event that either party’s board of directors concludes that termination would be in the best interests of said corporation’s stockholders, or in the event that either party fails to receive the requisite stockholder vote.  If any party terminates this Agreement as described above, then all rights and obligations of the parties hereunder shall terminate any further liability of any party to any other party; provided however, that:(1) the provisions of Section 8(a)(2) shall remain binding hereunder, (2) the prior confidentially agreement, executed by the parties on or about October 20, 2011, shall remain in effect, and (3) the initial deposit of $30,000 (the “Initial Deposit”) paid by PEDCO to BLAST under the Term Sheet, dated on or about October 20, 2011 between the Parties, and any Fee Advances made by PEDCO to BLAST under Section 14(l), shall be repaid by BLAST to PEDCO no later than ten (10) business days following the date of termination.

(d)Amendment.  This Agreement may be amended only in writing as agreed to by all parties hereto.

(e)Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested, or when sent via nationally recognized overnight courier, to the intended recipient as set forth below:

If to BLAST or BLAST Sub:

Blast Energy Services, Inc.
14550 Torrey Chase Blvd, Suite 330
Houston, Texas 77014
Attn: John MacDonald, Chief Financial Officer

With a copy to:

David M. Loev
The Loev Law Firm, PC
6300 West Loop South
Suite 280
Bellaire, Texas 77401

If to PEDCO:
Pacific Energy Development Corp.
4125 Blackhawk Plaza Circle, Suite 201A
Danville, CA 94506
Attn:  Chief Executive Officer
With cc to:  General Counsel

(f)Headings.  The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(g)Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(h)Binding Effect.  This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

(i)Entire Agreement.  This Agreement and the attached Exhibits, is the entire agreement of the parties covering everything agreed upon or understood in the transaction.  There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

(j)Time.  Time is of the essence.

(k)Severability.  If any part of this Agreement is deemed to be unenforceable, the balance of the Agreement shall remain in full force and effect.

(l)Responsibility and Costs. In the event that the Merger is not consummated, all fees, expenses and out-of-pocket costs, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred by the parties hereto shall be borne solely and entirely by the party that has incurred such costs and expenses, unless the failure to consummate the Merger constitutes a breach of the terms hereof, in which event the breaching party shall be responsible for all costs of all parties hereto.  Further, PEDCO agrees to reimburse BLAST for BLAST’s reasonable professional fees and services related to the consummation of the transaction contemplated hereby (“Fee Advances”), provided that such Fee Advances are approved by PEDCO in advance.  BLAST may reduce any outstanding Fee Advances by paying such amounts to PEDCO.  In the event this Agreement is terminated for any reason prior to the consummation of the Merger, the Fee Advances shall be repaid by BLAST to PEDCO no later than ten (10) business days following the date of termination.  Further, in the event that the Merger is consummated, any Fee Advances which remain outstanding shall reduce the BLAST Conversion Amount on a one dollar per share basis.  For example, if upon the Effective Merger Date, PEDCO has paid BLAST $100,000 in Fee Advances, the BLAST Conversion Amount shall be reduced by 100,000, and would be 2,300,000.

(m)Applicable Law.  This Agreement shall be construed and governed by the internal laws of the State of California without reference to principles of conflicts of laws.

(n)Jurisdiction and Venue.  Each party hereto irrevocably consents to the jurisdiction and venue of the state or federal courts located in San Francisco County, State of California, in connection with any action, suit, proceeding or claim to enforce the provisions of this Agreement, to recover damages for breach of or default under this Agreement, or otherwise arising under or by reason of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

BLAST ACQUISITION CORP. By: /s/ Roger P. Herbert Roger P. (Pat) Herbert, President	BLAST ENERGY SERVICES, INC. By: /s/ Roger P. Herbert Roger P. (Pat) Herbert, President
PACIFIC ENERGY DEVELOPMENT CORP. By: /s/ Frank Ingriselli Frank Ingriselli, President

Schedule 5(a)

PEDCO Capitalization Table

Shareholder	Common Stock

Founder Common Stock	14,520,000
Common Stock (Restricted Stock Grants - Non-Plan)	1,682,261

Outstanding Shares Total	16,202,261

Series A Preferred	7,501,669

Preferred Stock	7,501,669

Warrants-Investors	480,000
Warrants - Compensation (Employees)	100,000
Incentive Option Grants (Standalone Plan)	530,000

Warrants/Options	1,110,000

Grand Total - Fully Diluted	24,813,930

Schedule 5(c)

PEDCO Undisclosed Liabilities

a.PEDCO has entered into a Consulting Agreement with Liviakis Financial Communications, Inc., dated December 5, 2011, pursuant to which PEDCO issued an aggregate of 696,666 shares of Common Stock to Liviakis Financial Communications, Inc., and an affiliate thereof.  These shares are reflected in PEDCO’s capitalization representations disclosed in the Agreement.

b.PEDCO has entered into the Condor Energy Technology LLC (“Condor”) Operating Agreement, dated October 31, 2011, with MIE Jurassic Energy Corporation (“MIE Jurassic”), pursuant to which MIE Jurassic owns 80% of Condor, and PEDCO owns 20% of Condor, and, further, PEDCO has committed to transfer and assign, and effective October 31, 2011 has transferred and assigned, 62.50% of its interest in those certain oil and gas interests located in the State of Colorado’s Niobrara shale formation to Condor.

c.PEDCO has entered into a Stock Purchase Agreement, dated December 16, 2011, with the shareholders of Excellong E&P-2, Inc. and Excellong Inc., pursuant to which the Company plans to acquire Excellong E&P-2, Inc., a Texas entity holding certain oil and gas interests located in the State of Texas’s Eagle Ford shale formation, in exchange for the payment by PEDCO of $2.5 million in cash, and the issuance of the Eagle Ford Shares.

d.PEDCO and its former Chief Financial Officer, Lawrence Davis, terminated their relationship effective December 23, 2011.  PEDCO paid $13,000 to Mr. Davis as a cash bonus award due in accordance with the consulting agreement PEDCO entered into with Mr. Davis and, in exchange for a release signed by Mr. Davis, PEDCO paid to Mr. Davis an additional $5,000 in cash severance.  Upon the effective date of termination of Mr. Davis’ engagement on December 23, 2011, all 300,000 shares of PEDCO restricted Common Stock previously issued to Mr. Davis were forfeited to PEDCO and are no longer issued and outstanding.

e.In connection with PEDCO’s Private Placement, PEDCO is obligated to pay to certain placement agents engaged by PEDCO the following compensation in connection with investments originated by such placement agents:  (i) eight percent (8%) of the investment amount with respect to investments originated by the placement agents in the Private Placement; (ii) a warrant to purchase shares of Series A Preferred Stock of PEDCO equal to ten percent (10%) of the total shares of Series A Preferred Stock purchased by investors in the Private Placement introduced by the placement agents, at an exercise price equal to $0.75 per share; and (iii) shares of Series A Preferred Stock of PEDCO equal to an aggregate of two percent (2%) of the total shares purchased by investors introduced by the placement agents in the Private Placement.  As of the hereof, PEDCO is not obligated to pay any compensation to the placement agents with respect to Series A Preferred Stock previously issued in the Private Placement.

Schedule 5(d)

PEDCO Subsequent Events

a.PEDCO and its former Chief Financial Officer, Lawrence Davis, terminated their relationship effective December 23, 2011.  PEDCO paid $13,000 to Mr. Davis as a cash bonus award due in accordance with the consulting agreement PEDCO entered into with Mr. Davis and, in exchange for a release signed by Mr. Davis, PEDCO paid to Mr. Davis an additional $5,000 in cash severance.  Upon the effective date of termination of Mr. Davis’ engagement on December 23, 2011, all 300,000 shares of PEDCO restricted Common Stock previously issued to Mr. Davis were forfeited to PEDCO and are no longer issued and outstanding.

b. PEDCO has entered into a Stock Purchase Agreement, dated December 16, 2011, with the shareholders of Excellong E&P-2, Inc. and Excellong Inc., pursuant to which the Company plans to acquire Excellong E&P-2, Inc., a Texas entity holding certain oil and gas interests located in the State of Texas’s Eagle Ford shale formation, in exchange for the payment by PEDCO of $2.5 million in cash, and the issuance of the Eagle Ford Shares.

Exhibit 5(i)

PEDCO Subsidiaries

Condor Energy Technology LLC, a Nevada limited liability company

Pacific Energy & Rare Earth Limited, a HK limited company

Blackhawk Energy Limited, a BVI limited company

PEDCO has entered into a Stock Purchase Agreement, dated December 16, 2011, with the shareholders of Excellong E&P-2, Inc. and Excellong Inc., pursuant to which the Company plans to acquire Excellong E&P-2, Inc., a Texas entity holding certain oil and gas interests located in the State of Texas’s Eagle Ford shale formation, in exchange for the payment by PEDCO of $2.5 million in cash, and the issuance of the Eagle Ford Shares.

Schedule 5(u)

PEDCO Affiliate Transactions

a.PEDCO has entered into the Condor Energy Technology LLC (“Condor”) Operating Agreement, dated October 31, 2011, with MIE Jurassic Energy Corporation (“MIE Jurassic”), an Affiliate of MIE Holdings Corporation (“MIE”), pursuant to which MIE Jurassic owns 80% of Condor, and PEDCO owns 20% of Condor, and, further, PEDCO has committed to transfer and assign, and effective October 31, 2011 has transferred and assigned, 62.50% of its interest in those certain oil and gas interests located in the State of Colorado’s Niobrara shale formation to Condor.  MIE, a leading independent upstream onshore oil company operating in China and abroad, is an Affiliate of PEDCO due to its beneficial ownership of 4,000,000 shares of PEDCO Series A Preferred Stock it acquired from PEDCO on October 31, 2011 in the Private Placement at a price of $0.75 per share, pursuant to a Subscription Agreement entered into with PEDCO.

b.Since the founding of PEDCO, an aggregate of 14,520,000 shares of PEDCO Common Stock have been directly and indirectly purchased by various parties as founder’s shares for nominal value, including: 7,600,000 shares currently beneficially owned by PEDCO director, President and Chief Executive Officer Mr. Frank C. Ingriselli (including the shares issued to Global Venture Investments LLC (“GVEST”), an entity wholly owned and controlled by Mr. Ingriselli; 2,000,000 shares currently beneficially owned by PEDCO director, Senior Vice President and Managing Director, Mr. Jamie Tseng; and 1,875,000 shares currently beneficially owned by PEDCO Executive Vice President, General Counsel and Secretary, Mr. Clark R. Moore.

c.GVEST and PEDCO entered into a Subscription Agreement, dated April 30, 2011, pursuant to which GVEST contributed the rare earth JV interest to PEDCO in exchange for 4,100,000 shares of PEDCO Common Stock.

d.Mr. Michael L. Peterson, the Executive Vice President of PEDCO, and Mr. Lawrence Davis, the former Chief Financial Officer of PEDCO, acquired 700,000 and 300,000 shares of PEDCO restricted Common Stock, respectively, from PEDCO at a price of $0.08 per share, which shares are subject to repurchase in the event certain vesting milestones are not achieved.  Mr. Peterson has also been granted an option to purchase 300,000 shares of PEDCO Common Stock, at an exercise price of $0.08 per share, subject to certain vesting milestones.  Effective December 23, 2011, as a result of Mr. Davis’ separation from PEDCO, all 300,000 shares of PEDCO restricted Common Stock held by Mr. Davis were forfeited to PEDCO.

e.GVEST loaned PEDCO $900,000, as evidenced by a secured convertible promissory note (the “GVEST Note”), dated July 6, 2011.   The GVEST Note accrued interest at a rate of 3% per annum, compounded annually.  Pursuant to the terms of the GVEST Note, all principal under the GVEST Note was converted into 2,400,000 shares of PEDCO Series A Preferred Stock on October 31, 2011, all accrued interest was paid in cash, and the GVEST Note was cancelled.   In addition, in accordance with the terms of the GVEST Note, upon conversion of the GVEST Note principal effective October 31, 2011, PEDCO issued to GVEST a 3-year warrant to purchase an additional 480,000 shares of PEDCO Series A Preferred Stock with an exercise price equal to $0.75 per Share.  The warrants may be exercised on a cashless basis.

 f.GVEST purchased 266,667 shares of PEDCO Series A Preferred Stock at a price of $0.75 per share in the Private Placement on October 31, 2011, pursuant to a Subscription Agreement entered into with PEDCO.

g.Mr. Ingriselli loaned PEDCO $200,000 pursuant to a Secured Promissory Note, dated February 14, 2011 (the “Ingriselli Note”).  The Ingriselli Note accrued interest at a rate of 3% per annum, compounded annually.  All principal and accrued interest under the Ingriselli Note was paid in full on October 31, 2011, and the Ingriselli Note was cancelled.

h.PEDCO has entered into an employment agreement with Frank Ingriselli, its President and Chief Executive Officer, pursuant to which, effective June 15, 2011, Mr. Ingriselli has been employed by PEDCO with a base annual salary of $200,000 ($350,000 commencing November 1, 2011), and a target annual cash bonus of between 20% and 40% of his base salary, awardable by the Board in its discretion.  In addition, Mr. Ingriselli’s employment agreement includes, among other things, severance payment provisions that would require PEDCO to make lump sum payments equal to 36 months’ salary and target bonus to Mr. Ingriselli in the event his employment is terminated without “cause” or if he voluntarily resigns for “good reason” (48 months in connection with a “change of control”), and continuation of benefits for up to 48 months, as such terms are defined in the employment agreement.  The employment agreement also prohibits Mr. Ingriselli from engaging in competitive activities during and following termination of his employment that would result in disclosure of PEDCO’s confidential information, but does not contain a general restriction on engaging in competitive activities.

i.PEDCO has entered into an employment agreement with Clark Moore, its Executive Vice President and General Counsel, pursuant to which, effective June 1, 2011, Mr. Moore has been employed by PEDCO with a base annual salary of $150,000 ($250,000 commencing November 1, 2011), and a target annual cash bonus of between 20% and 40% of his base salary, awardable by the Board in its discretion.  In addition, Mr. Moore’s employment agreement includes, among other things, severance payment provisions that would require PEDCO to make lump sum payments equal to 18 months’ salary and target bonus to Mr. Moore in the event his employment is terminated without “cause” or if he voluntarily resigns for “good reason” (36 months in connection with a “change of control”), and continuation of benefits for up to 36 months, as such terms are defined in the employment agreement.   The employment agreement also prohibits Mr. Moore from engaging in competitive activities during and following termination of his employment that would result in disclosure of PEDCO’s confidential information, but does not contain a general restriction on engaging in competitive activities.

j.On August 16, 2011, PEDCO entered into a Consulting Agreement engaging Lawrence M. Davis to serve as PEDCO’s Chief Financial Officer.  Pursuant to the agreement, Mr. Davis provides financial and accounting services to PEDCO.  This agreement was terminated effective December 23, 2011.

k.On September 1, 2011, PEDCO entered into a Consulting Agreement engaging Michael L. Peterson to serve as PEDCO’s Executive Vice President.  Pursuant to the agreement, Mr. Peterson serves as PEDCO’s Executive Vice President for an initial monthly fee of $10,000 per month.  Upon PEDCO funding at least $3 million in PEDCO’s Private Placement (excluding MIE’s investment and conversion of the GVEST convertible promissory note), the monthly fee shall increase to $15,000 per month, and upon the funding of at least $6 million in the Private Placement (excluding MIE’s investment and conversion of the GVEST convertible promissory note), the monthly fee shall increase to $20,000 per month.  In addition, PEDCO issued to Mr. Peterson an option to purchase 300,000 shares of PEDCO Common Stock and 700,000 shares of PEDCO restricted Common Stock, subject to vesting upon PEDCO’s achievement of milestones tied to financing and going public through the effectiveness of the registration of a class of its securities or a merger with a public company (“gone public”).  Furthermore, in the event PEDCO has raised at least $5 million in the Private Placement (excluding MIE’s investment and conversion of the GVEST convertible promissory note), or PEDCO has “gone public,” then if PEDCO terminates his engagement without “Cause” (as defined in the agreement), then 50% of the options and restricted stock granted to Mr. Peterson shall automatically vest, and PEDCO must pay to Mr. Peterson a cash amount equal to six times (6x) his then-current monthly fee.  In the event PEDCO has both raised at least $5 million in the Private Placement (excluding MIE’s investment and conversion of the GVEST convertible promissory note), and PEDCO has “gone public,” then if PEDCO terminates his engagement without “Cause” (as defined in the agreement), then 100% of the options and restricted stock granted to Mr. Peterson shall automatically vest, and PEDCO must pay to Mr. Peterson a cash amount equal to six times (6x) his then-current monthly fee.  The agreement has an initial term of six (6) months, expiring March 31, 2012, and is terminable by either party thereafter upon thirty (30) days written notice.  Mr. Peterson is the former Chief Executive Officer, former director, and current substantial shareholder of BLAST.

l.PEDCO has entered into a Consulting Agreement with Liviakis Financial Communications, Inc., dated December 5, 2011, for certain investor relations services, pursuant to which PEDCO issued an aggregate of 696,666 shares of PEDCO Common Stock to Liviakis Financial Communications, Inc., and an employee thereof.  John Liviakis, the President and owner of Liviakis Financial Communications, Inc., beneficially owns an aggregate of 1,333,333 shares of PEDCO Common Stock (including shares held by Liviakis Financial Communications, Inc.).

Exhibit 6(c)

BLAST Subsidiaries

Eagle Domestic Drilling Operations LLC, – a Texas limited liability company, whose sole member is Blast Energy Services, Inc.

Blast AFJ, Inc., a Delaware corporation, wholly owned by Blast Energy Services, Inc.

Blast Acquisition Corp., a Nevada corporation, Blast Energy Services, Inc.

Exhibit 6(i)
Outstanding Convertible Securities

•	Series A Preferred Stock convertible into 6,000,000 shares of Common Stock

•	Series B Convertible Preferred Stock convertible into one (1) share of Common Stock

•	There are outstanding options to purchase 4,350,459 shares common stock under the 2003 Stock Option Plan and 2009 Stock Incentive Plan.

•	Warrant to purchase 25,095,089 shares of Common Stock

•	Promissory Note to Berg McAfee Companies LLC convertible as of 12/12/11 into approximately 72,121,850 shares of Common Stock under the Debt Conversion Agreement of even date herewith

•	Promissory Note to Clyde Berg convertible as of 12/12/11 into approximately 5,459,750 shares of Common Stock under the Debt Conversion Agreement of even date herewith

•	1,150,000 shares of Common Stock issuable and arising from the class action settlement from 2005.

•	Accrued pay to Board of Directors converting into approximately 14,075,000 shares of Common stock at $0.02 per share.

•	Short term notes from Board of Directors converting into approximately 307,500 shares of Common stock at $0.02 per share

•	Accrued pay to Employees converting into approximately 8,745,834 shares of Common stock at $0.02 per share.

•	Accrued vacation to Employees converting into approximately 2,552,083 shares of Common stock at $0.02 per share.

•	Accrued Finders’ Fees to affiliates of Trident Partners converting into approximately 5,849,500 shares of Common stock at $0.02 per share

Total outstanding convertible securities:             145,707,066
Total outstanding Common Stock:                        70,275,905

Exhibit 6(p)

BLAST Officers, Directors, Employees, Consultants and Independent Contractors

•	Roger P. (Pat) Herbert interim President, CEO and Chairman of the Board of Directors
•	John MacDonald, Chief Financial Officer and Corporate Secretary
•	Donald E. Boyd, Director
•	Andrew Wilson, Non-executive VP of Business Development (resigned on 12/31/11)

•	The Loev Law Firm, PC
•	Steven D. Lee, attorney-at-law
•	GBH CPAs, PC
•	Sandy and Kurt Mire, the company’s oil and gas engineer

•	Sandy Livney, CPA
•	Mire & Associates Inc.
•	Hannah Loev, Loev Corporate Filings, Inc.
•	J. Jan Jircik, PC

Exhibit 6(q)

Other BLAST Material Contracts and Commitments

•
The Note Purchase Agreement, Warrant and related documents by and between Blast and a third party lender, as reported in the Current Report on Form 8-K filed March 2, 2011, and as amended in Current Report on Form 8-K filed October 13, 2011, and further amended in current report filed December 27, 2011.

•
The Farmout Agreement by and between Blast, Solimar Energy LLC and Neon Energy Corporation (the “Farmout Agreement”), as amended, and as reported in the Current Report on Form 8-K filed March 2, 2011, and amended in the Current Report on Form 8-K filed December 27, 2011

•
The Promissory Notes with Berg McAfee Companies, LLC and Clyde Berg, originally dated February 27, 2008, and amended January 5, 2011 and as further in connection with Debt Conversion and Voting Agreement executed contemporaneously with this Merger Agreement.

•
Sugar Valley Purchase Agreement between Blast and Sun Resources as reported in the Current Report on Form 8-K filed September 23, 2010, and as amended in Current Report on Form 8-K filed December 7, 2010

•	Finders Fee Agreement between Blast and Trident Partners as reported in the Current Report on Form 8-K filed March 2, 2011

•	Contracts listed in Exhibit 9(j)

Exhibit 9(j)

BLAST Fully Satisfied, Waived or Converted Promissory Notes

•
Secured Promissory Note with Berg McAfee Companies, LLC, a California limited liability company, dated February 27, 2008, and as amended on January 5, 2011, and as further amended under the Debt Conversion Agreement of even date herewith, in the aggregate principal amount of $1,120,000.

•	Promissory Note with Clyde Berg, dated May 19, 2011, and as amended under the Debt Conversion Agreement of even date herewith, in the aggregate principal amount of $100,000.

•	The Company intends to convert various outstanding obligations (as of 12/31/11) owing to its Board of Directors, various executives, and its placement agent, as detailed in the Exhibit 6(i).

EXHIBIT A TO AGREEMENT AND PLAN OF REORGANIZATION

CERTIFICATE OF FORMATION AND CERTIFICATE OF DESIGNATIONS

AMENDED AND RESTATED
CERTIFICATE OF FORMATION
OF
PEDEVCO CORP.

ARTICLE I

The name of this corporation is PEDEVCO CORP. (the “Corporation”).

ARTICLE II

The address of the registered office of the Corporation in the State of Texas is 211 E. 7TH STREET, SUITE 620, AUSTIN, TX 78701.  The name of its registered agent at that address is CORPORATION SERVICE COMPANY DBA CSC - LAWYERS INCO.

ARTICLE III

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the laws of the state of Texas.

ARTICLE IV

Effective as of the effective date set forth under Effectiveness of Filing on this Amended and Restated Certificate of Formation (or in the absence of such date, on the date such Amended and Restated Certificate of Formation is filed with the Secretary of State of Texas) (“Effective Time”), the Corporation shall have three hundred million (300,000,000) shares of capital stock authorized.  The Corporation is authorized to issue two (2) classes of shares, designated “Common Stock” and “Preferred Stock.”  The total number of shares of Common Stock authorized to be issued is two hundred million (200,000,000) shares, $0.001 par value per share.  The total number of shares of Preferred Stock authorized to be issued is one hundred million (100,000,000) shares, $0.001 par value per share.  Further, at the Effective Time, every one hundred and ten shares of each series of the Corporation’s capital stock, including Series A Convertible Preferred Stock, $0.001 par value, Series B Preferred Stock, $0.001 par value, and Common Stock, $0.001 par value, issued and outstanding immediately prior to the Effective Time, or held in treasury prior to the Effective Time (collectively the “Old Capital Stock”), shall be automatically reclassified and combined into One (1) share of Common Stock of the Corporation (the “Reverse Stock Split and Conversion”). Any stock certificate that, immediately prior to the Effective Time, represented shares of Old Capital Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of Common Stock as equals the quotient obtained by dividing the number of shares of Old Capital Stock represented by such certificate immediately prior to the Effective Time by one hundred and ten; provided, however, that each person holding of record a stock certificate or certificates that represented shares of Old Capital Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of Common Stock to which such person is entitled under the foregoing reclassification. No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split and Conversion.  In lieu of any fractional share of Common Stock to which a stockholder would otherwise be entitled, the Corporation shall, issue that number of shares of Common Stock as rounded up to the nearest whole share of Common Stock.

The undesignated Preferred Stock may be issued from time to time in one or more series.  The Board of Directors is hereby authorized, subject to any prohibitions set forth in any series of Preferred Stock of the Corporation, to fix or alter the rights, preferences, privileges and restrictions of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series or the designation thereof and to increase or decrease the number of shares of any such series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding.  In case the number of shares of any series shall so be decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of such series.

ARTICLE V

Subject to the limitations contained in this Amended and Restated Certificate of Formation, the Board of Directors of the Corporation shall have the power to adopt, amend or repeal the Bylaws of the Corporation.

ARTICLE VI

Election of the members of the Board of Directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.  The number of directors of the Corporation may be increased or decreased in the manner provided in the Bylaws of the Corporation; provided, that the number of directors shall never be less than one.  In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the remaining directors, though less than a quorum.

ARTICLE VII

A director of the Corporation shall, to the fullest extent permitted by the Texas Business Organizations Code, as revised, as they now exist or as they may hereafter be amended, not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exception from liability is not permitted under the Texas Business Organizations Code, as revised, as the same exist or may hereafter be amended.

Any amendment, repeal or modification of the foregoing provisions of this Article VII, or the adoption of any provision in an amended or restated Articles of Incorporation inconsistent with this Article VII, by the stockholders of the Corporation shall not apply to, or adversely affect, any right or protection of a director of the Corporation existing at the time of such amendment, repeal, modification or adoption.

ARTICLE VIII

To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of, and advancement of expenses to, such agents of the Corporation (and any other persons to which the Texas Business Organizations Code, permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by the Texas Business Organizations Code, as revised, subject only to limits created by applicable Texas Business Organizations Code (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders and others.

Any amendment, repeal or modification of any of the foregoing provisions of this Article VIII shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to such amendment, repeal or modification.

ARTICLE IX

Except as otherwise provided in this Amended and Restated Certificate of Formation, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of stockholders may be dispensed with and such action may be taken with the written consent of stockholders having not less than the minimum percentage of the vote required by the Texas Business Organizations Code, as revised, for the proposed corporate action, provided that prompt notice shall be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous consent.

ARTICLE X

Shareholders of the Corporation shall not have cumulative voting rights nor preemptive rights.  No fully paid shares of any class of stock of the Corporation shall be subject to any further call or assessment in any manner or for any cause.  The good faith determination of the Board of Directors of the Corporation shall be final as to the value received in consideration of the issuance of fully paid shares.

ARTICLE XI

In addition to any vote of the holders of any class or series of the stock of the Corporation required by law or by this Amended and Restated Certificate of Formation, the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal the provisions of this Amended and Restated Certificate of Formation or to approve a Fundamental Action pursuant to Section 21.264 of the Texas Business Organizations Code, except to the extent a greater vote is required by this Amended and Restated Certificate of Formation or any provision of law. Notwithstanding any other provisions of this Amended and Restated Certificate of Formation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Amended and Restated Certificate of Formation, the affirmative vote of the holders of not less than a majority of the outstanding shares of capital stock of the Corporation then entitled to vote upon the election of directors, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with, Article V, Article IX, Article X, or this Article XI of this Amended and Restated Certificate of Formation.

AMENDED AND RESTATED
CERTIFICATE OF DESIGNATIONS
OF
PEDEVCO CORP.
ESTABLISHING THE DESIGNATIONS, PREFERENCES,
LIMITATIONS AND RELATIVE RIGHTS OF ITS
SERIES A CONVERTIBLE PREFERRED STOCK

Pursuant to Section 21.155 of the Texas Business Organizations Code, PEDEVCO CORP., a company organized and existing under the State of Texas (the “Corporation”),

DOES HEREBY CERTIFY that pursuant to the authority conferred upon the Board of Directors by the Certificate of Formation of the Corporation, and pursuant to Section 21.155 of the Texas Business Organizations Code, the Board of Directors, by unanimous consent of all members of the Board of Directors on __________, 2012, duly adopted a resolution providing for the issuance of an amended and restated series of twenty five million (25,000,000) shares of Series A Convertible Preferred Stock, which shall amend, replace and supersede the Amended and Restated Series A Convertible Preferred Stock Designation previously filed by the Company on February 2, 2011 (the “Prior Preferred Stock”), which resolution is and reads as follows:

RESOLVED, that no shares of Prior Preferred Stock are currently outstanding; and it is further

RESOLVED, that pursuant to the authority expressly granted to and invested in the Board of Directors by the provisions of the Certificate of Formation of the Corporation, as amended, a series of the preferred stock, par value $0.001 per share, of the Corporation be, and it hereby is, established; and

FURTHER RESOLVED, that the series of preferred stock of the Corporation be, and it hereby is, given the distinctive designation of “Series A Convertible Preferred Stock”; and

FURTHER RESOLVED, that the Series A Convertible Preferred Stock shall consist of twenty five million (25,000,000) shares; and

FURTHER RESOLVED, that the Series A Convertible Preferred Stock shall have the powers and preferences, and the relative, participating, optional and other rights, and the qualifications, limitations, and restrictions thereon set forth below, which shall amend, replace and supersede the Prior Preferred Stock (the “Designation”):

1. Definitions.  For purposes of this Designation, the following definitions shall apply:

1.1 “Distribution” shall mean the transfer of cash or other property without consideration whether by way of dividend or otherwise (other than dividends on Common Stock payable in Common Stock), or the purchase or redemption of shares of the Corporation for cash or property other than: (i) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase, (ii) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries pursuant to rights of first refusal contained in agreements providing for such right, (iii) repurchase of capital stock of the Corporation in connection with the settlement of disputes with any stockholder, or (iv) any other repurchase or redemption of capital stock of the Corporation approved by the holders of (a) a majority of the outstanding shares of Common Stock and (b) a majority of the outstanding shares of Series A Convertible Preferred Stock voting as separate classes.

1.2 “Common Stock” shall mean the common stock, $0.001 par value per share of the Corporation.

1.3 “Dividend Rate” shall mean an annual rate of 6% of the Original Issue Price.

1.4 “Liquidation Preference” shall equal the Original Issue Price per share.

1.5 “Original Issue Date” shall mean the date upon which the first shares of Series A Convertible Preferred Stock are issued.

1.6 “Original Issue Price” shall mean Seventy-Five Cents ($0.75) per share (as appropriately adjusted for any Recapitalizations).

1.7 “Recapitalization” shall mean any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event.

1.8 “Securities Act” means the Securities Act of 1933, as amended (and any successor thereto) and the rules and regulations promulgated thereunder.

2. Dividends.

2.1 Series A Convertible Preferred Stock.  In any calendar year, the holders of outstanding shares of Series A Convertible Preferred Stock shall be entitled to receive dividends, when, as and if declared by the Board of Directors, out of any assets at the time legally available therefor, at the Dividend Rate payable in preference and priority to any declaration or payment of any Distribution on Common Stock of the Corporation in such calendar year.  No Distributions shall be made with respect to the Common Stock until all declared dividends on the Series A Convertible Preferred Stock have been paid or set aside for payment to the Series A Convertible Preferred Stock holders.  The right to receive dividends on shares of Series A Convertible Preferred Stock shall not be cumulative, and no right to such dividends shall accrue to holders of Series A Convertible Preferred Stock by reason of the fact that dividends on said shares are not declared or paid in any calendar year.

2.2 Common Stock.  Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

2.3 Non-Cash Distributions.  Whenever a Distribution provided for in this Section 2 shall be payable in property other than cash, the value of such Distribution shall be deemed to be the fair market value of such property as determined in good faith by the Board of Directors.

3. Liquidation Rights.

3.1 Liquidation Preference.

(a) Series A Convertible Preferred Stock.  In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of Series A Convertible Preferred Stock shall be entitled to receive prior and in preference to any Distribution of any of the assets of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, an amount per share for each share of Series A Convertible Preferred Stock held by them equal to the sum of (i) the Liquidation Preference, and (ii) all declared but unpaid dividends on such share of Series A Convertible Preferred Stock.  If upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation legally available for distribution to the holders of the Series A Convertible Preferred Stock are insufficient to permit the payment to such holders of the full amounts specified in this Section 3.1, then the entire assets of the Corporation legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series A Convertible Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to this Section 3.1.

3.2 Remaining Assets.  After the payment to the holders of Series A Convertible Preferred Stock of the full preferential amounts specified above, the entire remaining assets of the Corporation legally available for distribution by the Corporation shall be distributed with equal priority and pro rata among the holders of Common Stock in proportion to the number of shares of Common Stock held by them.

3.3 Reorganization.  For purposes of this Section 3, a liquidation, dissolution or winding up of the Corporation shall be deemed to occur upon (a) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions to which the Corporation is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) that results in the voting securities of the Corporation outstanding immediately prior thereto failing to represent immediately after such transaction or series of transactions (either by remaining outstanding or by being converted into voting securities of the surviving entity or the entity that controls such surviving entity) a majority of the total voting power represented by the outstanding voting securities of the Corporation, such surviving entity or the entity that controls such surviving entity, or (b) a sale, lease or other conveyance of all or substantially all of the assets of the Corporation.

3.4 Valuation of Non-Cash Consideration.  If any assets of the Corporation distributed to stockholders in connection with any liquidation, dissolution, or winding up of the Corporation are other than cash, then the value of such assets shall be their fair market value as determined in good faith by the Board of Directors. In the event of a merger or other acquisition of the Corporation by another entity, the Distribution date shall be deemed to be the date such transaction closes.

4. Conversion.  The holders of the Series A Convertible Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1 Optional Conversion.  Each share of Series A Convertible Preferred Stock shall be convertible, at the option of the holder thereof (“Optional Conversion”), at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Series A Convertible Preferred Stock, into that number of fully-paid, nonassessable shares of Common Stock determined by dividing the Original Issue Price for the Series A Convertible Preferred Stock by the Conversion Price.  In order to effectuate the Optional Conversion under this Paragraph 4.1, the holder must provide the Corporation a written notice of conversion (“Notice of Conversion”).  The initial Conversion Price per share of Series A Convertible Preferred Stock shall be the Original Issue Price and shall be subject to adjustment as provided herein (the “Conversion Price”).  The number of shares of Common Stock into which each share of Series A Convertible Preferred Stock may be converted is hereinafter referred to as the “Conversion Rate”.  Upon any decrease or increase in the Conversion Price for the Series A Convertible Preferred Stock, as described in this Section 4, the Conversion Rate shall be appropriately increased or decreased.

4.2 Automatic Conversion.  Each issued and outstanding share of Series A Convertible Preferred Stock shall be automatically converted into a number of fully paid and nonassessable shares of Common Stock determined in accordance with the formula set forth in Paragraph 4.1 of this Designation (an “Automatic Conversion”), unless otherwise prohibited by any law, rule or regulation applicable to the Corporation, immediately prior to the first to occur of:

(a) the date on which the shares of Series A Convertible Preferred Stock issued on the Original Issuance Date to holders who are not affiliates of the Corporation may be re-sold by such holders without registration in reliance on Rule 144 promulgated under the Securities Act or another similar exemption under the Securities Act is available for such resale; or

(b) the holders of a majority of the then outstanding shares of Series A Convertible Preferred Stock elect to convert all of their shares of Series A Convertible Preferred Stock into shares of Common Stock.

(a) Thereafter, the Corporation and the holders shall follow the applicable conversion procedures set forth in this Paragraph 4 (including the requirement that the holders deliver the Series A Convertible Preferred Stock Certificates representing the Series A Convertible Preferred Stock being converted to the Corporation); provided, however, the holders of Series A Convertible Preferred Stock subject to Automatic Conversion shall not be required to deliver a Notice of Conversion to the Corporation.  Nothing set forth in this Paragraph 4.2 shall prevent any holder of Series A Convertible Preferred Stock from exercising its right to convert pursuant to Paragraph 4.1.  In the event of the occurrence of an Automatic Conversion as set forth herein, all securities convertible into or exchangeable for shares of Series A Convertible Preferred Stock as of the occurrence of such Automatic Conversion shall automatically and without any action required on the part of the holder thereof, be deemed to thereafter be convertible into or exchangeable for that number of shares of Common Stock of the Corporation as would have been issued to such holders had they converted or exercised their convertible securities immediately prior to such Automatic Conversion. In the event that any shares of Series A Convertible Preferred Stock are issued following the occurrence of the Automatic Conversion, such shares shall, immediately following their issuance, be deemed to have been automatically converted into shares of Common Stock of the Corporation in accordance with the foregoing conversion provisions.

4.3 Mechanics of Conversion.  In order to effect an Optional Conversion, a holder shall: (i) fax (or otherwise deliver) a copy of the fully executed Notice of Conversion to the Corporation (Attention: Secretary) and (ii) surrender or cause to be surrendered the original certificates representing the Series A Convertible Preferred Stock being converted (the “Preferred Stock Certificates”), duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to the Corporation.  Upon receipt by the Corporation of a facsimile copy of a Notice of Conversion from a holder, the Corporation shall promptly send, via facsimile, a confirmation to such holder stating that the Notice of Conversion has been received, the date upon which the Corporation expects to deliver the Common Stock issuable upon such conversion and the name and telephone number of a contact person at the Corporation regarding the conversion.  The Corporation shall not be obligated to issue shares of Common Stock upon a conversion unless either the Preferred Stock Certificates are delivered to the Corporation as provided above, or the holder notifies the Corporation that such Preferred Stock Certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.

4.4 Delivery of Common Stock Upon Conversion.  Upon the surrender of Preferred Stock Certificates accompanied by a Notice of Conversion, the Corporation (itself, or through its transfer agent) shall, no later than the tenth business day following the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of indemnity pursuant to Section 4.3 above) (the “Delivery Period”), issue and deliver (i.e., deposit with a nationally recognized overnight courier service postage prepaid) to the holder or its nominee (x) a certificate representing that number of shares of Common Stock issuable upon conversion of such shares of Preferred Stock being converted and (y) a certificate representing the number of shares of Series A Convertible Preferred Stock not being converted, if any. Notwithstanding the foregoing, if the Corporation’s transfer agent is participating in the Depository Trust Corporation (“DTC”) Fast Automated Securities Transfer program, and so long as the certificates therefor do not bear a legend and the holder thereof is not then required to return such certificate for the placement of a legend thereon, the Corporation shall cause its transfer agent to promptly electronically transmit the Common Stock issuable upon conversion to the holder by crediting the account of the holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DTC Transfer”). If the aforementioned conditions to a DTC Transfer are not satisfied, the Corporation shall deliver as provided above to the holder physical certificates representing the Common Stock issuable upon conversion.  Further, a holder may instruct the Corporation to deliver to the holder physical certificates representing the Common Stock issuable upon conversion in lieu of delivering such shares by way of DTC Transfer.

4.5 Fractional Shares.  If any conversion of Series A Convertible Preferred Stock would result in the issuance of a fractional share of Common Stock (aggregating all shares of Series A Convertible Preferred Stock being converted pursuant to a given Notice of Conversion), such fractional share shall be payable in cash based upon the market value of the Common Stock prior to the date of conversion (as determined in good faith by the Board of Directors) and the number of shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock shall be the next lower whole number of shares.  If the Corporation elects not to, or is unable to, make such a cash payment, the holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

4.6 Adjustments for Subdivisions or Combinations of Common Stock.  In the event the outstanding shares of Common Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number of shares of Common Stock, without a corresponding subdivision of the Series A Convertible Preferred Stock, the applicable Conversion Price in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased.  In the event the outstanding shares of Common Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Common Stock, without a corresponding combination of the Series A Convertible Preferred Stock, the Conversion Price in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

4.7 Adjustments for Subdivisions or Combinations of Preferred Stock.  In the event the outstanding shares of Series A Convertible Preferred Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number of shares of Series A Convertible Preferred Stock, the applicable Original Issue Price and Conversion Price in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased.  In the event the outstanding shares of Series A Convertible Preferred Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Series A Convertible Preferred Stock, the applicable Original Issue Price and Conversion Price in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

4.8 Adjustments for Reclassification, Exchange and Substitution.  Subject to Section 3 above (“Liquidation Rights”), if the Common Stock issuable upon conversion of the Series A Convertible Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then, in any such event, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, each holder of such Series A Convertible Preferred Stock shall have the right thereafter to convert such shares of Series A Convertible Preferred Stock into a number of shares of such other class or classes of stock which a holder of the number of shares of Common Stock deliverable upon conversion of such Series A Convertible Preferred Stock immediately before that change would have been entitled to receive in such reorganization or reclassification, all subject to further adjustment as provided herein with respect to such other shares.

4.9 No Impairment.  The Corporation will not through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series A Convertible Preferred Stock against impairment.  Notwithstanding the foregoing, nothing in this Section 4.9 shall prohibit the Corporation from amending its Articles of Incorporation with the requisite consent of its stockholders and the Board of Directors.

4.10 Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Convertible Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Corporation shall, upon the written request at any time of any holder of Series A Convertible Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Convertible Preferred Stock.

4.11 Waiver of Adjustment of Conversion Price.  Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price may be waived, either prospectively or retroactively and either generally or in a particular instance, by the consent or vote of the holders of a majority of the outstanding shares of the Series A Convertible Preferred Stock.  Any such waiver shall bind all future holders of shares of Series A Convertible Preferred Stock.

4.12 Notices of Record Date.  In the event that the Corporation shall propose at any time:

(a) to declare any Distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

(b) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

(c) to voluntarily liquidate or dissolve;

then, in connection with each such event, the Corporation shall send to the holders of the Series A Convertible Preferred Stock at least ten business days’ prior written notice of the date on which a record shall be taken for such Distribution (and specifying the date on which the holders of Common Stock shall be entitled thereto and, if applicable, the amount and character of such Distribution) or for determining rights to vote in respect of the matters referred to in (b) and (c) above.

Such written notice shall be given by first class mail (or express courier), postage prepaid, addressed to the holders of Series A Convertible Preferred Stock at the address for each such holder as shown on the books of the Corporation and shall be deemed given on the date such notice is mailed.

The notice provisions set forth in this section may be shortened or waived prospectively or retrospectively by the vote or written consent of the holders of a majority of the Series A Convertible Preferred Stock, voting together as a single class.

(d) Reservation of Stock Issuable Upon Conversion.  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series A Convertible Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Series A Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Convertible Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

5. Voting.

5.1 Restricted Class Voting.  Except as otherwise expressly provided herein or as required by law, the holders of Series A Convertible Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

5.2 No Series Voting.  Other than as provided herein or required by law, there shall be no series voting.

5.3 Common Stock.  Each holder of shares of Common Stock shall be entitled to one vote for each share thereof held.

5.4 Series A Convertible Preferred Stock.  Each holder of Series A Convertible Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which the shares of the Series A Convertible Preferred Stock held by such holder could be converted as of the record date.  The holders of shares of the Series A Convertible Preferred Stock shall be entitled to vote on all matters on which the Common Stock shall be entitled to vote. Holders of Series A Convertible Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation.  Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series A Convertible Preferred Stock held by each holder could be converted), shall be disregarded.

5.5 Adjustment in Authorized Common Stock.  The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by an affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Series A Convertible Preferred Stock voting together as a single class.

6. Protective Provisions.

6.1 Subject to the rights of series of other Preferred Stock which may from time to time come into existence, so long as any shares of Series A Convertible Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Convertible Preferred Stock, voting together as a single class:

(a) Increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series A Convertible Preferred Stock;

(b) Effect an exchange, reclassification, or cancellation of all or a part of the Series A Convertible Preferred Stock, including a reverse stock split, but excluding a stock forward split;

(c) Effect an exchange, or create a right of exchange, of all or part of the shares of another class of shares into shares of Series A Convertible Preferred Stock;

(d) Alter or change the rights, preferences or privileges of the shares of Series A Convertible Preferred Stock so as to affect adversely the shares of such series;

(e) Authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security having a preference over (or on parity with) the Series A Convertible Preferred Stock with respect to voting, dividends or upon liquidation; or

(f) Amend or waive any provision of the Corporation’s Amended and Restated Articles of Incorporation or Bylaws relative to the Series A Convertible Preferred Stock so as to affect adversely the shares of Series A Convertible Preferred Stock.

For clarification, neither the issuances of additional authorized shares of Series A Convertible Preferred Stock nor the creation or issuance of shares of preferred stock with rights and preferences on a parity with the rights and preferences of the shares of Series A Convertible Preferred Stock, shall require the authorization or approval of the holders of the Series A Convertible Preferred Stock.

7. Redemption.  The Corporation shall have no obligation to redeem the Common Stock or Series A Convertible Preferred Stock.

8. Notices.  Any notice required by the provisions of this Designation to be given to the holders of Series A Convertible Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder’s address appearing on the books of the Corporation.

9. Preemptive Rights.  No stockholder of the Corporation shall have the right to repurchase shares of capital stock of the Corporation sold or issued by the Corporation except to the extent that such right may from time to time be set forth in a written agreement between the Corporation and such stockholder.

----------------------------------------------------

NOW THEREFORE BE IT RESOLVED, that the Designation is hereby approved, affirmed, confirmed, and ratified; and it is further

RESOLVED, that each officer of the Corporation be and hereby is authorized, empowered and directed to execute and deliver, in the name of and on behalf of the Corporation, any and all documents, and to perform any and all acts necessary to reflect the Board of Directors approval and ratification of the resolutions set forth above; and it is further

RESOLVED, that in addition to and without limiting the foregoing, each officer of the Corporation and the Corporation’s attorney be and hereby is authorized to take, or cause to be taken, such further action, and to execute and deliver, or cause to be delivered, for and in the name and on behalf of the Corporation, all such instruments and documents as he may deem appropriate in order to effect the purpose or intent of the foregoing resolutions (as conclusively evidenced by the taking of such action or the execution and delivery of such instruments, as the case may be) and all action heretofore taken by such officer in connection with the subject of the foregoing recitals and resolutions be, and it hereby is approved, ratified and confirmed in all respects as the act and deed of the Corporation; and it is further

RESOLVED, that this Designation may be executed in several counterparts, each of which is an original; that it shall not be necessary in making proof of this Designation or any counterpart hereof to produce or account for any of the other counterparts.

IN WITNESS WHEREOF, the Board of Directors of the Corporation has unanimously approved and caused this “Amended And Restated Certificate Of Designations of PEDEVCO CORP. Establishing The Designations, Preferences, Limitations and Relative Rights of its Series A Convertible Preferred Stock” to be duly executed and approved this ___th day of ____________ 2012.

    DIRECTORS:

___________________________
_________________
Director

___________________________
_________________
Director

___________________________
_________________
Director

FIRST AMENDMENT TO THE AGREEMENT AND PLAN OF REORGANIZATION

THIS FIRST AMENDMENT TO THE AGREEMENT AND PLAN OF REORGANIZATION (the “Amendment”) is executed as of this 29th day of May 2012 by and among Blast Energy Services, Inc., a Texas corporation and BLAST Acquisition Corp., a newly-formed Nevada corporation and wholly-owned subsidiary of BLAST, on one hand, and Pacific Energy Development Corp., a Nevada corporation on the other hand, with reference to the facts set forth in the Recitals below.

RECITALS

WHEREAS, the parties hereto previously entered the Plan of Reorganization (as the same may be amended from time to time, the "Merger Agreement"), which provides for, among other things, the merger (the "Merger").

WHEREAS, pursuant to Section 14(d) of the Merger Agreement, the parties hereto have the right to amend the Merger Agreement in the manner set forth in this Amendment.

WHEREAS, the parties have not yet consummated the Merger and desire addition time to complete the Merger.

WHEREAS, parties hereto believe it is in their best interests that the Merger take place, and therefore propose to enter into this Amendment, on the terms and for the consideration set forth herein; and

NOW THEREFORE, in consideration of the premises and the mutual promises and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.           Amended Terms of Merger Agreement.  The partiers hereby agree to extend the termination date of Merger Agreement, which is referenced as “June 1, 2012” twice in Section 14(c) of the Merger Agreement, to “August 1, 2012.”

2.           Miscellaneous Terms.  The parties hereto have the requisite corporate power and authority to enter into and perform this Amendment in accordance with the terms hereof.  Except as amended hereby, the Merger Agreement shall remain in full force and effect, and the valid and binding obligation of the parties thereto.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

BLAST ACQUISITION CORP. By: /s/ Robert P. (Pat) Herbert Roger P. (Pat) Herbert, President	BLAST ENERGY SERVICES, INC. By: /s/ Robert P. (Pat) Herbert Roger P. (Pat) Herbert, President
PACIFIC ENERGY DEVELOPMENT CORP. By: /s/ Frank Ingriselli Frank Ingriselli, President

APPENDIX B

AMENDED AND RESTATED
CERTIFICATE OF FORMATION
OF
PEDEVCO CORP.

ARTICLE I

The name of this corporation is PEDEVCO CORP. (the “Corporation”).

ARTICLE II

The address of the registered office of the Corporation in the State of Texas is 211 E. 7TH STREET, SUITE 620, AUSTIN, TX 78701.  The name of its registered agent at that address is CORPORATION SERVICE COMPANY DBA CSC - LAWYERS INCO.

ARTICLE III

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the laws of the state of Texas.

ARTICLE IV

Effective as of the effective date set forth under Effectiveness of Filing on this Amended and Restated Certificate of Formation (or in the absence of such date, on the date such Amended and Restated Certificate of Formation is filed with the Secretary of State of Texas) (“Effective Time”), the Corporation shall have three hundred million (300,000,000) shares of capital stock authorized.  The Corporation is authorized to issue two (2) classes of shares, designated “Common Stock” and “Preferred Stock.”  The total number of shares of Common Stock authorized to be issued is two hundred million (200,000,000) shares, $0.001 par value per share.  The total number of shares of Preferred Stock authorized to be issued is one hundred million (100,000,000) shares, $0.001 par value per share.  Further, at the Effective Time, every one hundred and ten shares of each series of the Corporation’s capital stock, including Series A Convertible Preferred Stock, $0.001 par value, Series B Preferred Stock, $0.001 par value, and Common Stock, $0.001 par value, issued and outstanding immediately prior to the Effective Time, or held in treasury prior to the Effective Time (collectively the “Old Capital Stock”), shall be automatically reclassified and combined into One (1) share of Common Stock of the Corporation (the “Reverse Stock Split and Conversion”). Any stock certificate that, immediately prior to the Effective Time, represented shares of Old Capital Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of Common Stock as equals the quotient obtained by dividing the number of shares of Old Capital Stock represented by such certificate immediately prior to the Effective Time by one hundred and ten; provided, however, that each person holding of record a stock certificate or certificates that represented shares of Old Capital Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of Common Stock to which such person is entitled under the foregoing reclassification. No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split and Conversion.  In lieu of any fractional share of Common Stock to which a stockholder would otherwise be entitled, the Corporation shall, issue that number of shares of Common Stock as rounded up to the nearest whole share of Common Stock.

The undesignated Preferred Stock may be issued from time to time in one or more series.  The Board of Directors is hereby authorized, subject to any prohibitions set forth in any series of Preferred Stock of the Corporation, to fix or alter the rights, preferences, privileges and restrictions of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series or the designation thereof and to increase or decrease the number of shares of any such series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding.  In case the number of shares of any series shall so be decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of such series.

The corporation is hereby prohibited from issuing any non-voting Common Stock or Preferred Stock.

ARTICLE V

Subject to the limitations contained in this Amended and Restated Certificate of Formation, the Board of Directors of the Corporation shall have the power to adopt, amend or repeal the Bylaws of the Corporation.

ARTICLE VI

Election of the members of the Board of Directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.  The number of directors of the Corporation may be increased or decreased in the manner provided in the Bylaws of the Corporation; provided, that the number of directors shall never be less than one.  In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the remaining directors, though less than a quorum.

ARTICLE VII

A director of the Corporation shall, to the fullest extent permitted by the Texas Business Organizations Code, as revised, as they now exist or as they may hereafter be amended, not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exception from liability is not permitted under the Texas Business Organizations Code, as revised, as the same exist or may hereafter be amended.

Any amendment, repeal or modification of the foregoing provisions of this Article VII, or the adoption of any provision in an amended or restated Articles of Incorporation inconsistent with this Article VII, by the stockholders of the Corporation shall not apply to, or adversely affect, any right or protection of a director of the Corporation existing at the time of such amendment, repeal, modification or adoption.

ARTICLE VIII

To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of, and advancement of expenses to, such agents of the Corporation (and any other persons to which the Texas Business Organizations Code, permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by the Texas Business Organizations Code, as revised, subject only to limits created by applicable Texas Business Organizations Code (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders and others.

Any amendment, repeal or modification of any of the foregoing provisions of this Article VIII shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to such amendment, repeal or modification.

ARTICLE IX

Except as otherwise provided in this Amended and Restated Certificate of Formation, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of stockholders may be dispensed with and such action may be taken with the written consent of stockholders having not less than the minimum percentage of the vote required by the Texas Business Organizations Code, as revised, for the proposed corporate action, provided that prompt notice shall be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous consent.

ARTICLE X

The holders of a majority of the outstanding shares of stock which have voting power shall constitute a quorum at a meeting of stockholders for the transaction of any business unless the action to be taken at the meeting shall require a greater proportion.

Shareholders of the Corporation shall not have cumulative voting rights nor preemptive rights.  No fully paid shares of any class of stock of the Corporation shall be subject to any further call or assessment in any manner or for any cause.  The good faith determination of the Board of Directors of the Corporation shall be final as to the value received in consideration of the issuance of fully paid shares.

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to fix the amount to be reserved as working capital over and above its paid-in capital stock, and to authorize and cause to be executed, mortgages and liens upon the real and personal property of the Corporation.

ARTICLE XI

In addition to any vote of the holders of any class or series of the stock of the Corporation required by law or by this Amended and Restated Certificate of Formation, the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal the provisions of this Amended and Restated Certificate of Formation or to approve a Fundamental Action pursuant to Section 21.264 of the Texas Business Organizations Code, except to the extent a greater vote is required by this Amended and Restated Certificate of Formation or any provision of law. Notwithstanding any other provisions of this Amended and Restated Certificate of Formation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Amended and Restated Certificate of Formation, the affirmative vote of the holders of not less than a majority of the outstanding shares of capital stock of the Corporation then entitled to vote upon the election of directors, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with, Article V, Article IX, Article X, or this Article XI of this Amended and Restated Certificate of Formation.

AMENDED AND RESTATED
CERTIFICATE OF DESIGNATIONS
OF
PEDEVCO CORP.
ESTABLISHING THE DESIGNATIONS, PREFERENCES,
LIMITATIONS AND RELATIVE RIGHTS OF ITS
SERIES A CONVERTIBLE PREFERRED STOCK

Pursuant to Section 21.155 of the Texas Business Organizations Code, PEDEVCO CORP., a company organized and existing under the State of Texas (the “Corporation”),

DOES HEREBY CERTIFY that pursuant to the authority conferred upon the Board of Directors by the Certificate of Formation of the Corporation, and pursuant to Section 21.155 of the Texas Business Organizations Code, the Board of Directors, by unanimous consent of all members of the Board of Directors on __________, 2012, duly adopted a resolution providing for the issuance of an amended and restated series of twenty five million (25,000,000) shares of Series A Convertible Preferred Stock, which shall amend, replace and supersede the Amended and Restated Series A Convertible Preferred Stock Designation previously filed by the Company on February 2, 2011 (the “Prior Preferred Stock”), which resolution is and reads as follows:

RESOLVED, that no shares of Prior Preferred Stock are currently outstanding; and it is further

RESOLVED, that pursuant to the authority expressly granted to and invested in the Board of Directors by the provisions of the Certificate of Formation of the Corporation, as amended, a series of the preferred stock, par value $0.001 per share, of the Corporation be, and it hereby is, established; and

FURTHER RESOLVED, that the series of preferred stock of the Corporation be, and it hereby is, given the distinctive designation of “Series A Convertible Preferred Stock”; and

FURTHER RESOLVED, that the Series A Convertible Preferred Stock shall consist of twenty five million (25,000,000) shares; and

FURTHER RESOLVED, that the Series A Convertible Preferred Stock shall have the powers and preferences, and the relative, participating, optional and other rights, and the qualifications, limitations, and restrictions thereon set forth below, which shall amend, replace and supersede the Prior Preferred Stock (the “Designation”):

1. Definitions.  For purposes of this Designation, the following definitions shall apply:

1.1 “Distribution” shall mean the transfer of cash or other property without consideration whether by way of dividend or otherwise (other than dividends on Common Stock payable in Common Stock), or the purchase or redemption of shares of the Corporation for cash or property other than: (i) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase, (ii) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries pursuant to rights of first refusal contained in agreements providing for such right, (iii) repurchase of capital stock of the Corporation in connection with the settlement of disputes with any stockholder, or (iv) any other repurchase or redemption of capital stock of the Corporation approved by the holders of (a) a majority of the outstanding shares of Common Stock and (b) a majority of the outstanding shares of Series A Convertible Preferred Stock voting as separate classes.

1.2 “Common Stock” shall mean the common stock, $0.001 par value per share of the Corporation.

1.3 “Dividend Rate” shall mean an annual rate of 6% of the Original Issue Price.

1.4 “Liquidation Preference” shall equal the Original Issue Price per share.

1.5 “Original Issue Date” shall mean the date upon which the first shares of Series A Convertible Preferred Stock are issued.

1.6 “Original Issue Price” shall mean Seventy-Five Cents ($0.75) per share (as appropriately adjusted for any Recapitalizations).

1.7 “Recapitalization” shall mean any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event.

1.8 “Securities Act” means the Securities Act of 1933, as amended (and any successor thereto) and the rules and regulations promulgated thereunder.

2. Dividends.

2.1 Series A Convertible Preferred Stock.  In any calendar year, the holders of outstanding shares of Series A Convertible Preferred Stock shall be entitled to receive dividends, when, as and if declared by the Board of Directors, out of any assets at the time legally available therefor, at the Dividend Rate payable in preference and priority to any declaration or payment of any Distribution on Common Stock of the Corporation in such calendar year.  No Distributions shall be made with respect to the Common Stock until all declared dividends on the Series A Convertible Preferred Stock have been paid or set aside for payment to the Series A Convertible Preferred Stock holders.  The right to receive dividends on shares of Series A Convertible Preferred Stock shall not be cumulative, and no right to such dividends shall accrue to holders of Series A Convertible Preferred Stock by reason of the fact that dividends on said shares are not declared or paid in any calendar year.

2.2 Common Stock.  Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

2.3 Non-Cash Distributions.  Whenever a Distribution provided for in this Section 2 shall be payable in property other than cash, the value of such Distribution shall be deemed to be the fair market value of such property as determined in good faith by the Board of Directors.

3. Liquidation Rights.

3.1 Liquidation Preference.

(a) Series A Convertible Preferred Stock.  In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of Series A Convertible Preferred Stock shall be entitled to receive prior and in preference to any Distribution of any of the assets of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, an amount per share for each share of Series A Convertible Preferred Stock held by them equal to the sum of (i) the Liquidation Preference, and (ii) all declared but unpaid dividends on such share of Series A Convertible Preferred Stock.  If upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation legally available for distribution to the holders of the Series A Convertible Preferred Stock are insufficient to permit the payment to such holders of the full amounts specified in this Section 3.1, then the entire assets of the Corporation legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series A Convertible Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to this Section 3.1.

3.2 Remaining Assets.  After the payment to the holders of Series A Convertible Preferred Stock of the full preferential amounts specified above, the entire remaining assets of the Corporation legally available for distribution by the Corporation shall be distributed with equal priority and pro rata among the holders of Common Stock in proportion to the number of shares of Common Stock held by them.

3.3 Reorganization.  For purposes of this Section 3, a liquidation, dissolution or winding up of the Corporation shall be deemed to occur upon (a) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions to which the Corporation is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) that results in the voting securities of the Corporation outstanding immediately prior thereto failing to represent immediately after such transaction or series of transactions (either by remaining outstanding or by being converted into voting securities of the surviving entity or the entity that controls such surviving entity) a majority of the total voting power represented by the outstanding voting securities of the Corporation, such surviving entity or the entity that controls such surviving entity, or (b) a sale, lease or other conveyance of all or substantially all of the assets of the Corporation.

3.4 Valuation of Non-Cash Consideration.  If any assets of the Corporation distributed to stockholders in connection with any liquidation, dissolution, or winding up of the Corporation are other than cash, then the value of such assets shall be their fair market value as determined in good faith by the Board of Directors. In the event of a merger or other acquisition of the Corporation by another entity, the Distribution date shall be deemed to be the date such transaction closes.

4. Conversion.  The holders of the Series A Convertible Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1 Optional Conversion.  Each share of Series A Convertible Preferred Stock shall be convertible, at the option of the holder thereof (“Optional Conversion”), at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Series A Convertible Preferred Stock, into that number of fully-paid, nonassessable shares of Common Stock determined by dividing the Original Issue Price for the Series A Convertible Preferred Stock by the Conversion Price.  In order to effectuate the Optional Conversion under this Paragraph 4.1, the holder must provide the Corporation a written notice of conversion (“Notice of Conversion”).  The initial Conversion Price per share of Series A Convertible Preferred Stock shall be the Original Issue Price and shall be subject to adjustment as provided herein (the “Conversion Price”).  The number of shares of Common Stock into which each share of Series A Convertible Preferred Stock may be converted is hereinafter referred to as the “Conversion Rate”.  Upon any decrease or increase in the Conversion Price for the Series A Convertible Preferred Stock, as described in this Section 4, the Conversion Rate shall be appropriately increased or decreased.

4.2 Automatic Conversion.  Each issued and outstanding share of Series A Convertible Preferred Stock shall be automatically converted into a number of fully paid and nonassessable shares of Common Stock determined in accordance with the formula set forth in Paragraph 4.1 of this Designation (an “Automatic Conversion”), unless otherwise prohibited by any law, rule or regulation applicable to the Corporation, immediately prior to the first to occur of:

(a) the date on which the shares of Series A Convertible Preferred Stock issued on the Original Issuance Date to holders who are not affiliates of the Corporation may be re-sold by such holders without registration in reliance on Rule 144 promulgated under the Securities Act or another similar exemption under the Securities Act is available for such resale; or

(b) the holders of a majority of the then outstanding shares of Series A Convertible Preferred Stock elect to convert all of their shares of Series A Convertible Preferred Stock into shares of Common Stock.

(a) Thereafter, the Corporation and the holders shall follow the applicable conversion procedures set forth in this Paragraph 4 (including the requirement that the holders deliver the Series A Convertible Preferred Stock Certificates representing the Series A Convertible Preferred Stock being converted to the Corporation); provided, however, the holders of Series A Convertible Preferred Stock subject to Automatic Conversion shall not be required to deliver a Notice of Conversion to the Corporation.  Nothing set forth in this Paragraph 4.2 shall prevent any holder of Series A Convertible Preferred Stock from exercising its right to convert pursuant to Paragraph 4.1.  In the event of the occurrence of an Automatic Conversion as set forth herein, all securities convertible into or exchangeable for shares of Series A Convertible Preferred Stock as of the occurrence of such Automatic Conversion shall automatically and without any action required on the part of the holder thereof, be deemed to thereafter be convertible into or exchangeable for that number of shares of Common Stock of the Corporation as would have been issued to such holders had they converted or exercised their convertible securities immediately prior to such Automatic Conversion. In the event that any shares of Series A Convertible Preferred Stock are issued following the occurrence of the Automatic Conversion, such shares shall, immediately following their issuance, be deemed to have been automatically converted into shares of Common Stock of the Corporation in accordance with the foregoing conversion provisions.

4.3 Mechanics of Conversion.  In order to effect an Optional Conversion, a holder shall: (i) fax (or otherwise deliver) a copy of the fully executed Notice of Conversion to the Corporation (Attention: Secretary) and (ii) surrender or cause to be surrendered the original certificates representing the Series A Convertible Preferred Stock being converted (the “Preferred Stock Certificates”), duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to the Corporation.  Upon receipt by the Corporation of a facsimile copy of a Notice of Conversion from a holder, the Corporation shall promptly send, via facsimile, a confirmation to such holder stating that the Notice of Conversion has been received, the date upon which the Corporation expects to deliver the Common Stock issuable upon such conversion and the name and telephone number of a contact person at the Corporation regarding the conversion.  The Corporation shall not be obligated to issue shares of Common Stock upon a conversion unless either the Preferred Stock Certificates are delivered to the Corporation as provided above, or the holder notifies the Corporation that such Preferred Stock Certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.

4.4 Delivery of Common Stock Upon Conversion.  Upon the surrender of Preferred Stock Certificates accompanied by a Notice of Conversion, the Corporation (itself, or through its transfer agent) shall, no later than the tenth business day following the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of indemnity pursuant to Section 4.3 above) (the “Delivery Period”), issue and deliver (i.e., deposit with a nationally recognized overnight courier service postage prepaid) to the holder or its nominee (x) a certificate representing that number of shares of Common Stock issuable upon conversion of such shares of Preferred Stock being converted and (y) a certificate representing the number of shares of Series A Convertible Preferred Stock not being converted, if any. Notwithstanding the foregoing, if the Corporation’s transfer agent is participating in the Depository Trust Corporation (“DTC”) Fast Automated Securities Transfer program, and so long as the certificates therefor do not bear a legend and the holder thereof is not then required to return such certificate for the placement of a legend thereon, the Corporation shall cause its transfer agent to promptly electronically transmit the Common Stock issuable upon conversion to the holder by crediting the account of the holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DTC Transfer”). If the aforementioned conditions to a DTC Transfer are not satisfied, the Corporation shall deliver as provided above to the holder physical certificates representing the Common Stock issuable upon conversion.  Further, a holder may instruct the Corporation to deliver to the holder physical certificates representing the Common Stock issuable upon conversion in lieu of delivering such shares by way of DTC Transfer.

4.5 Fractional Shares.  If any conversion of Series A Convertible Preferred Stock would result in the issuance of a fractional share of Common Stock (aggregating all shares of Series A Convertible Preferred Stock being converted pursuant to a given Notice of Conversion), such fractional share shall be payable in cash based upon the market value of the Common Stock prior to the date of conversion (as determined in good faith by the Board of Directors) and the number of shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock shall be the next lower whole number of shares.  If the Corporation elects not to, or is unable to, make such a cash payment, the holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

4.6 Adjustments for Subdivisions or Combinations of Common Stock.  In the event the outstanding shares of Common Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number of shares of Common Stock, without a corresponding subdivision of the Series A Convertible Preferred Stock, the applicable Conversion Price in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased.  In the event the outstanding shares of Common Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Common Stock, without a corresponding combination of the Series A Convertible Preferred Stock, the Conversion Price in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

4.7 Adjustments for Subdivisions or Combinations of Preferred Stock.  In the event the outstanding shares of Series A Convertible Preferred Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number of shares of Series A Convertible Preferred Stock, the applicable Original Issue Price and Conversion Price in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased.  In the event the outstanding shares of Series A Convertible Preferred Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Series A Convertible Preferred Stock, the applicable Original Issue Price and Conversion Price in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

4.8 Adjustments for Reclassification, Exchange and Substitution.  Subject to Section 3 above (“Liquidation Rights”), if the Common Stock issuable upon conversion of the Series A Convertible Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then, in any such event, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, each holder of such Series A Convertible Preferred Stock shall have the right thereafter to convert such shares of Series A Convertible Preferred Stock into a number of shares of such other class or classes of stock which a holder of the number of shares of Common Stock deliverable upon conversion of such Series A Convertible Preferred Stock immediately before that change would have been entitled to receive in such reorganization or reclassification, all subject to further adjustment as provided herein with respect to such other shares.

4.9 No Impairment.  The Corporation will not through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series A Convertible Preferred Stock against impairment.  Notwithstanding the foregoing, nothing in this Section 4.9 shall prohibit the Corporation from amending its Articles of Incorporation with the requisite consent of its stockholders and the Board of Directors.

4.10 Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Convertible Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Corporation shall, upon the written request at any time of any holder of Series A Convertible Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Convertible Preferred Stock.

4.11 Waiver of Adjustment of Conversion Price.  Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price may be waived, either prospectively or retroactively and either generally or in a particular instance, by the consent or vote of the holders of a majority of the outstanding shares of the Series A Convertible Preferred Stock.  Any such waiver shall bind all future holders of shares of Series A Convertible Preferred Stock.

4.12 Notices of Record Date.  In the event that the Corporation shall propose at any time:

(a) to declare any Distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

(b) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

(c) to voluntarily liquidate or dissolve;

then, in connection with each such event, the Corporation shall send to the holders of the Series A Convertible Preferred Stock at least ten business days’ prior written notice of the date on which a record shall be taken for such Distribution (and specifying the date on which the holders of Common Stock shall be entitled thereto and, if applicable, the amount and character of such Distribution) or for determining rights to vote in respect of the matters referred to in (b) and (c) above.

Such written notice shall be given by first class mail (or express courier), postage prepaid, addressed to the holders of Series A Convertible Preferred Stock at the address for each such holder as shown on the books of the Corporation and shall be deemed given on the date such notice is mailed.

The notice provisions set forth in this section may be shortened or waived prospectively or retrospectively by the vote or written consent of the holders of a majority of the Series A Convertible Preferred Stock, voting together as a single class.

(d) Reservation of Stock Issuable Upon Conversion.  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series A Convertible Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Series A Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Convertible Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

5. Voting.

5.1 Restricted Class Voting.  Except as otherwise expressly provided herein or as required by law, the holders of Series A Convertible Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

5.2 No Series Voting.  Other than as provided herein or required by law, there shall be no series voting.

5.3 Common Stock.  Each holder of shares of Common Stock shall be entitled to one vote for each share thereof held.

5.4 Series A Convertible Preferred Stock.  Each holder of Series A Convertible Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which the shares of the Series A Convertible Preferred Stock held by such holder could be converted as of the record date.  The holders of shares of the Series A Convertible Preferred Stock shall be entitled to vote on all matters on which the Common Stock shall be entitled to vote. Holders of Series A Convertible Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation.  Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series A Convertible Preferred Stock held by each holder could be converted), shall be disregarded.

5.5 Adjustment in Authorized Common Stock.  The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by an affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Series A Convertible Preferred Stock voting together as a single class.

6. Protective Provisions.

6.1 Subject to the rights of series of other Preferred Stock which may from time to time come into existence, so long as any shares of Series A Convertible Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Convertible Preferred Stock, voting together as a single class:

(a) Increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series A Convertible Preferred Stock;

(b) Effect an exchange, reclassification, or cancellation of all or a part of the Series A Convertible Preferred Stock, including a reverse stock split, but excluding a stock forward split;

(c) Effect an exchange, or create a right of exchange, of all or part of the shares of another class of shares into shares of Series A Convertible Preferred Stock;

(d) Alter or change the rights, preferences or privileges of the shares of Series A Convertible Preferred Stock so as to affect adversely the shares of such series;

(e) Authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security having a preference over (or on parity with) the Series A Convertible Preferred Stock with respect to voting, dividends or upon liquidation; or

(f) Amend or waive any provision of the Corporation’s Amended and Restated Articles of Incorporation or Bylaws relative to the Series A Convertible Preferred Stock so as to affect adversely the shares of Series A Convertible Preferred Stock.

For clarification, neither the issuances of additional authorized shares of Series A Convertible Preferred Stock nor the creation or issuance of shares of preferred stock with rights and preferences on a parity with the rights and preferences of the shares of Series A Convertible Preferred Stock, shall require the authorization or approval of the holders of the Series A Convertible Preferred Stock.

7. Redemption.  The Corporation shall have no obligation to redeem the Common Stock or Series A Convertible Preferred Stock.

8. Notices.  Any notice required by the provisions of this Designation to be given to the holders of Series A Convertible Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder’s address appearing on the books of the Corporation.

9. Preemptive Rights.  No stockholder of the Corporation shall have the right to repurchase shares of capital stock of the Corporation sold or issued by the Corporation except to the extent that such right may from time to time be set forth in a written agreement between the Corporation and such stockholder.

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NOW THEREFORE BE IT RESOLVED, that the Designation is hereby approved, affirmed, confirmed, and ratified; and it is further

RESOLVED, that each officer of the Corporation be and hereby is authorized, empowered and directed to execute and deliver, in the name of and on behalf of the Corporation, any and all documents, and to perform any and all acts necessary to reflect the Board of Directors approval and ratification of the resolutions set forth above; and it is further

RESOLVED, that in addition to and without limiting the foregoing, each officer of the Corporation and the Corporation’s attorney be and hereby is authorized to take, or cause to be taken, such further action, and to execute and deliver, or cause to be delivered, for and in the name and on behalf of the Corporation, all such instruments and documents as he may deem appropriate in order to effect the purpose or intent of the foregoing resolutions (as conclusively evidenced by the taking of such action or the execution and delivery of such instruments, as the case may be) and all action heretofore taken by such officer in connection with the subject of the foregoing recitals and resolutions be, and it hereby is approved, ratified and confirmed in all respects as the act and deed of the Corporation; and it is further

RESOLVED, that this Designation may be executed in several counterparts, each of which is an original; that it shall not be necessary in making proof of this Designation or any counterpart hereof to produce or account for any of the other counterparts.

IN WITNESS WHEREOF, the Board of Directors of the Corporation has unanimously approved and caused this “Amended And Restated Certificate Of Designations of PEDEVCO CORP. Establishing The Designations, Preferences, Limitations and Relative Rights of its Series A Convertible Preferred Stock” to be duly executed and approved this ___th day of ____________ 2012.

DIRECTORS:

___________________________
_________________
Director

___________________________
_________________
Director

___________________________
_________________
Director

APPENDIX C
BLAST ENERGY SERVICES, INC.

2012 EQUITY INCENTIVE PLAN

1. Purposes of the Plan.  Blast Energy Services, Inc., a Texas corporation (the “Company”) hereby establishes the BLAST ENERGY SERVICES, INC. 2012 EQUITY INCENTIVE PLAN (the “Plan”). The purposes of this Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants, and to promote the long-term growth and profitability of the Company.  The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares as the Administrator may determine.

2. Definitions.  The following definitions will apply to the terms in the Plan:

“Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4.

“Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

“Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; provided however, that for purposes of this subsection (i) any acquisition of securities directly from the Company shall not constitute a Change in Control;

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors.  “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

For avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

“Code” means the Internal Revenue Code of 1986, as amended.  Any reference in the Plan to a section of the Code will be a reference to any successor or amended section of the Code.

“Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

“Common Stock” means the common stock of the Company.

“Company” means Blast Energy Services, Inc., a Texas corporation, or any successor thereto.

“Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

“Director” means a member of the Board.

“Disability” means a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, and that either (1) renders a Participant unable to engage in any substantial gainful activity or (2) results in a Participant receiving income replacement benefits for a period of not less than three months under an employee accident and health plan covering the Participant.

“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation any division or subdivision of the Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, including without limitation quotation through the over the counter bulletin board (“OTCQB®”) quotation service administered by the Financial Industry Regulatory Authority (“FINRA”), the Fair Market Value of a Share will be the closing price for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

 (iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator, and to the extent Section 15 applies (a) with respect to ISOs, the Fair Market Value shall be determined in a manner consistent with Code section 422 or (b) with respect to NSOs or SARs, the Fair Market Value shall be determined in a manner consistent with Code section 409A.

“Fiscal Year” means the fiscal year of the Company.

“Grant Date” means, for all purposes, the date on which the Administrator determines to grant an Award, or such other later date as is determined by the Administrator, provided that the Administrator cannot grant an Award prior to the date the material terms of the Award are established.  Notice of the Administrator’s determination to grant an Award will be provided to each Participant within a reasonable time after the Grant Date.

“Incentive Stock Option” or “ISO” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

“Nonstatutory Stock Option” or “NSO” means an Option that by its terms does not qualify or is not intended to qualify as an ISO.

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Option” means a stock option granted pursuant to the Plan.

“Optioned Shares” means the Common Stock subject to an Option.

“Optionee” means the holder of an outstanding Option.

“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

“Participant” means the holder of an outstanding Award.

“Performance Share” means an Award denominated in Shares which may vest in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

“Performance Unit” means an Award which may vest in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

“Period of Restriction” means the period during which Shares of Restricted Stock are subject to forfeiture or restrictions on transfer pursuant to Section 7.

“Plan” means this 2012 Equity Incentive Plan.

“Restricted Stock” means Shares awarded to a Participant which are subject to forfeiture and restrictions on transferability in accordance with Section 7.

“Restricted Stock Unit” means the right to receive one Share at the end of a specified period of time, which right is subject to forfeiture in accordance with Section 8 of the Plan.

“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3.

“Section” means a paragraph or section of this Plan.

“Section 16(b)” means Section 16(b) of the Exchange Act.

“Service Provider” means an Employee, Director or Consultant.

“Share” means a share of the Common Stock, as adjusted in accordance with Section 13.

“Stock Appreciation Right” or “SAR” means the right to receive payment from the Company in an amount no greater than the excess of the Fair Market Value of a Share at the date the SAR is exercised over a specified price fixed by the Administrator in the Award Agreement, which shall not be less than the Fair Market Value of a Share on the Grant Date.  In the case of a SAR which is granted in connection with an Option, the specified price shall be the Option exercise price.

“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

“Ten Percent Owner” means any Service Provider who is, on the grant date of an ISO, the owner of Shares (determined with application of ownership attribution rules of Code Section 424(d)) possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries.

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan.  Subject to the provisions of Section 13, the maximum aggregate number of Shares that may be issued under the Plan is six million (6,000,000) Shares, which number of shares shall not be reduced in connection with or affected whatsoever in connection with the Company’s planned Agreement and Plan Of Reorganization, dated as of January 13, 2012, as amended from time to time, or the transactions contemplated therein, by and among the Company, Blast Acquisition Corp., a newly formed wholly-owned Nevada subsidiary of Blast (“MergerCo”), and Pacific Energy Development Corp., a Nevada corporation (“PEDCO”), pursuant to which MergerCo will be merged with and into PEDCO, with PEDCO being the surviving entity and becoming a wholly-owned subsidiary of the Company. The Shares may be authorized but unissued, or reacquired Common Stock.

(a) Lapsed Awards.  If an Award expires or becomes unexercisable without having been exercised in full or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, is forfeited in whole or in part to the Company, the unpurchased Shares (or for Awards other than Options and SARs, the forfeited or unissued Shares) which were subject to the Award will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to SARs, only Shares actually issued pursuant to a SAR will cease to be available under the Plan; all remaining Shares subject to the SARs will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares withheld by the Company to pay the exercise price of an Award or to satisfy tax withholding obligations with respect to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.

(b) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

(a) Procedure.  The Plan shall be administered by the Board or a Committee (or Committees) appointed by the Board, which Committee shall be constituted to comply with Applicable Laws.  If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the Administrator and the membership of any committee acting as Administrator the requirements regarding: (i) “nonemployee directors” within the meaning of Rule 16b-3 under the Exchange Act; (ii) “independent directors” as described in the listing requirements for any stock exchange on which Shares are listed; and (iii) Section 15(b)(i) of the Plan, if the Company pays salaries for which it claims deductions that are subject to the Code section 162(m) limitation on its U.S. tax returns.  The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible Participants to different committees consisting of two or more members of the Board, subject to such limitations as the Board or the Administrator deems appropriate.  Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

(b) Powers of the Administrator.  Subject to the provisions of the Plan and the approval of any relevant authorities, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder.  Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on continued employment, continued service or  performance criteria), any vesting acceleration (whether by reason of a Change of Control or otherwise) or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, will determine;

(vi) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan, including the right to construe disputed or doubtful Plan and Award provisions;

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan;

(viii) to modify or amend each Award (subject to Section 19(c)) to the extent any modification or amendment is consistent with the terms of the Plan.  The Administrator shall have the discretion to extend the exercise period of Options generally provided the exercise period is not extended beyond the earlier of the original term of the Option or 10 years from the original grant date, or specifically (1) if the exercise period of an Option is extended (but to no more than 10 years from the original grant date) at a time when the exercise price equals or exceeds the fair market value of the Optioned Shares or (2) an Option cannot be exercised because such exercise would violate Applicable Laws, provided that the exercise period is not extended more than 30 days after the exercise of the Option would no longer violate Applicable Laws.

(ix) to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 14;

(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi) to delay issuance of Shares or suspend Participant’s right to exercise an Award as deemed necessary to comply with Applicable Laws; and

(xii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision.  The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.  Any decision or action taken or to be taken by the Administrator, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall, to the maximum extent permitted by Applicable Laws, be within its absolute discretion (except as otherwise specifically provided in the Plan) and shall be final, binding and conclusive upon the Company, all Participants and any person claiming under or through any Participant.

5. Eligibility.  NSOs, Restricted Stock, Restricted Stock Units, SARs, Performance Units and Performance Shares may be granted to Service Providers.  ISOs may be granted as specified in Section 15(a).

6. Stock Options.

(a) Grant of Options.  Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Options to Service Providers in such amounts as the Administrator will determine in its sole discretion.  For purposes of the foregoing sentence, Service Providers shall include prospective employees or consultants to whom Options are granted in connection with written offers of employment or engagement of services, respectively, with the Company; provided that no Option granted to a prospective employee or consultant may be exercised prior to the commencement of employment or services with the Company.  The Administrator may grant NSOs, ISOs, or any combination of the two.  ISOs shall be granted in accordance with Section 15(a) of the Plan.

(b) Option Award Agreement.  Each Option shall be evidenced by an Award Agreement that shall specify the type of Option granted, the Option price, the exercise date, the term of the Option, the number of Shares to which the Option pertains, and such other terms and conditions (which need not be identical among Participants) as the Administrator shall determine in its sole discretion.  If the Award Agreement does not specify that the Option is to be treated as an ISO, the Option shall be deemed a NSO.

(c) Exercise Price.  The per Share exercise price for the Shares to be issued pursuant to exercise of an Option will be no less than the Fair Market Value per Share on the Grant Date.

(d) Term of Options.  The term of each Option will be stated in the Award Agreement.  Unless terminated sooner in accordance with the remaining provisions of this Section 6, each Option shall expire either ten (10) years after the Grant Date, or after a shorter term as may be fixed by the Board.

(e) Time and Form of Payment.

(i) Exercise Date.  Each Award Agreement shall specify how and when Shares covered by an Option may be purchased.  The Award Agreement may specify waiting periods, the dates on which Options become exercisable or “vested” and, subject to the termination provisions of this section, exercise periods.  The Administrator may accelerate the exercisability of any Option or portion thereof.

(ii) Exercise of Option.  Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement.  An Option may not be exercised for a fraction of a Share.  An Option will be deemed exercised when the Company receives: (1) notice of exercise (in such form as the Administrator shall specify from time to time) from the person entitled to exercise the Option, and (2) full payment for the Shares with respect to which the Option is exercised (together with all applicable withholding taxes).  Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan (together with all applicable withholding taxes).  Shares issued upon exercise of an Option will be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse.  Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Optioned Shares, notwithstanding the exercise of the Option.  The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13.

(iii) Payment.  The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment.  Such consideration may consist entirely of:

(1) cash;

(2) check;

(3) to the extent not prohibited by Section 402 of the Sarbanes-Oxley Act of 2002, a promissory note;

(4) other Shares, provided Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option will be exercised;

(5) to the extent not prohibited by Section 402 of the Sarbanes-Oxley Act of 2002, in accordance with any broker-assisted cashless exercise procedures approved by the Company and as in effect from time to time;

(6) by asking the Company to withhold Shares from the total Shares to be delivered upon exercise equal to the number of Shares having a value equal to the aggregate Exercise Price of the Shares being acquired;

(7) any combination of the foregoing methods of payment; or

(8) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(f) Forfeiture of Options.  All unexercised Options shall be forfeited to the Company in accordance with the terms and conditions set forth in the Award Agreement and again will become available for grant under the Plan.

7. Restricted Stock.

(a) Grant of Restricted Stock.  Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator will determine in its sole discretion.

(b) Restricted Stock Award Agreement.  Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions (which need not be identical among Participants) as the Administrator will determine in its sole discretion. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c) Vesting Conditions and Other Terms.

(i) Vesting Conditions.  The Administrator, in its sole discretion, may impose such conditions on the vesting of Shares of Restricted Stock as it may deem advisable or appropriate, including but not limited to, achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or service), or any other basis determined by the Administrator in its discretion.  The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.  The Administrator may, in its discretion, also provide for such complete or partial exceptions to an employment or service restriction as it deems equitable.

(ii) Voting Rights.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(iii) Dividends and Other Distributions.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator determines otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(iv) Transferability.  Except as provided in this Section, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Removal of Restrictions.  All restrictions imposed on Shares of Restricted Stock shall lapse and the Period of Restriction shall end upon the satisfaction of the vesting conditions imposed by the Administrator.  Vested Shares of Restricted Stock will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine, but in no event later than the 30th day following the date on which vesting occurred.

(e) Forfeiture of Restricted Stock.  On the date set forth in the Award Agreement, the Shares of Restricted Stock for which restrictions have not lapsed will be forfeited and revert to the Company and again will become available for grant under the Plan.

8. Restricted Stock Units.

(a) Grant of Restricted Stock Units.  Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Stock Units to Service Providers in such amounts as the Administrator will determine in its sole discretion.

(b) Restricted Stock Units Award Agreement.  Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the number of Restricted Stock Units granted, vesting criteria, form of payout, and such other terms and conditions (which need not be identical among Participants) as the Administrator will determine in its sole discretion.

(c) Vesting Conditions.  The Administrator shall set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or service), or any other basis determined by the Administrator in its discretion.  At any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d) Time and Form of Payment.  Upon satisfaction of the applicable vesting conditions, payment of vested Restricted Stock Units shall occur in the manner and at the time provided in the Award Agreement, but in no event later than the 15th day of the third month following the end of the year in which vesting occurred.  Except as otherwise provided in the Award Agreement, Restricted Stock Units may be paid in cash, Shares, or a combination thereof at the sole discretion of the Administrator.  Restricted Stock Units that are fully paid in cash will not reduce the number of Shares available for issuance under the Plan.

(e) Forfeiture of Restricted Stock Units.  All unvested Restricted Stock Units shall be forfeited to the Company on the date set forth in the Award Agreement and again will become available for grant under the Plan.

9. Stock Appreciation Rights.

(a) Grant of SARs.  Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant SARs to Service Providers in such amounts as the Administrator will determine in its sole discretion.

(b) Award Agreement.  Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the number of Shares underlying the SAR grant, the term of the SAR, the conditions of exercise, and such other terms and conditions (which need not be identical among Participants) as the Administrator will determine in its sole discretion.

(c) Exercise Price and Other Terms.  The per Share exercise price for the exercise of an SAR will be no less than the Fair Market Value per Share on the Grant Date.

(d) Time and Form of Payment of SAR Amount.  Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount no greater than: (i) the difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times (ii) the number of Shares with respect to which the SAR is exercised.  An Award Agreement may provide for a SAR to be paid in cash, Shares of equivalent value, or a combination thereof.

(e) Forfeiture of SARs.  All unexercised SARs shall be forfeited to the Company in accordance with the terms and conditions set forth in the Award Agreement and again will become available for grant under the Plan.

10. Performance Units and Performance Shares.

(a) Grant of Performance Units and Performance Shares.  Performance Units or Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b) Award Agreement.  Each Award of Performance Units and Shares will be evidenced by an Award Agreement that will specify the initial value, the Performance Period, the number of Performance Units or Performance Shares granted, and such other terms and conditions (which need not be identical among Participants) as the Administrator will determine in its sole discretion.

(c) Value of Performance Units and Performance Shares.  Each Performance Unit will have an initial value that is established by the Administrator on or before the Grant Date. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the Grant Date.

(d) Vesting Conditions and Performance Period.  The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.”  The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals or any other basis determined by the Administrator in its discretion.

(e) Time and Form of Payment.  After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares will be entitled to receive a payout of the number of vested Performance Units or Performance Shares by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved.  Vested Performance Units or Performance Shares will be paid as soon as practicable after the expiration of the applicable Performance Period, but in no event later than the 15th day of the third month following the end of the year the applicable Performance Period expired.   An Award Agreement may provide for the satisfaction of Performance Unit or Performance Share Awards in cash or Shares (which have an aggregate Fair Market Value equal to the value of the vested Performance Units or Performance Shares at the close of the applicable Performance Period) or in a combination thereof.

(f) Forfeiture of Performance Units and Performance Shares.  All unvested Performance Units or Performance Shares will be forfeited to the Company on the date set forth in the Award Agreement, and again will become available for grant under the Plan.

11. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise or as required by Applicable Laws, vesting of Awards will be suspended during any unpaid leave of absence. An Employee will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary.

12. Transferability of Awards.  Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.  If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

13. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, shall appropriately adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award.

(b) Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction.  To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control.  In the event of a merger or Change in Control, any or all outstanding Awards may be assumed by the successor corporation, which assumption shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to vesting requirements and repurchase restrictions no less favorable to the Participant than those in effect prior to the merger or Change in Control.

In the event that the successor corporation does not assume or substitute for the Award, unless the Administrator provides otherwise, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and SARs, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an Option or SAR is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or SAR will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or SAR will terminate upon the expiration of such period.

For the purposes of this Section 13(c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a SAR upon the exercise of which the Administrator determines to pay cash or a Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the  exercise of an Option or SAR or upon the payout of a Restricted Stock Unit, Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Restricted Stock Units and Performance Units, the number of implied shares determined by dividing the value of the Restricted Stock Units and Performance Units, as applicable, by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 13(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

14. Tax Withholding.

(a) Withholding Requirements.  Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes required by Applicable Laws to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements.  The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the amount required to be withheld, or (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld.  The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made.  The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

15. Provisions Applicable In the Event the Company or the Service Provider is Subject to U.S. Taxation.

(a) Grant of Incentive Stock Options.  If the Administrator grants Options to Employees subject to U.S. taxation, the Administrator may grant such Employee an ISO and the following terms shall also apply:

(i) Maximum Amount.  Subject to the provisions of Section 13, to the extent consistent with Section 422 of the Code, not more than an aggregate of six million (6,000,000) Shares may be issued as ISOs under the Plan.

(ii) General Rule.  Only Employees shall be eligible for the grant of ISOs.

(iii) Continuous Employment.  The Optionee must remain in the continuous employ of the Company or its Subsidiaries from the date the ISO is granted until not more than three months before the date on which it is exercised.  A leave of absence approved by the Company may exceed ninety (90) days if reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the ninety-first (91st) day of such leave any ISO held by the Optionee will cease to be treated as an ISO.

(iv) Award Agreement.

(1) The Administrator shall designate Options granted as ISOs in the Award Agreement.  Notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which ISOs are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), Options will not qualify as an ISO.  For purposes of this section, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(2) The Award Agreement shall specify the term of the ISO.  The term shall not exceed ten (10) years from the Grant Date or five (5) years from the Grant Date for Ten Percent Owners.

(3) The Award Agreement shall specify an exercise price of not less than the Fair Market Value per Share on the Grant Date or one hundred ten percent (110%) of the Fair Market Value per Share on the Grant Date for Ten Percent Owners.

(4) The Award Agreement shall specify that an ISO is not transferable except by will, beneficiary designation or the laws of descent and distribution.

(v) Form of Payment.  The consideration to be paid for the Shares to be issued upon exercise of an ISO, including the method of payment, shall be determined by the Administrator at the time of grant in accordance with Section 6(e)(iii).

(vi) “Disability,” for purposes of an ISO, means total and permanent disability as defined in Section 22(e)(3) of the Code.

(vii) Notice.  In the event of any disposition of the Shares acquired pursuant to the exercise of an ISO within two years from the Grant Date or one year from the exercise date, the Optionee will notify the Company thereof in writing within thirty (30) days after such disposition.  In addition, the Optionee shall provide the Company with such information as the Company shall reasonably request in connection with determining the amount and character of Optionee’s income, the Company’s deduction, and the Company’s obligation to withhold taxes or other amounts incurred by reason of a disqualifying disposition, including the amount thereof.

(b) Performance-based Compensation.  If the Company pays salaries for which it claims deductions that are subject to the Code section 162(m) limitation on its U.S. tax returns, then the following terms shall be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Code Section 162(m):

(i) Outside Directors.  The Board shall consider in selecting the Administrator and the membership of any committee acting as Administrator the provisions regarding “outside directors” within the meaning of Code Section 162(m).

(ii) Maximum Amount.

(1) Subject to the provisions of Section 13, the maximum number of Shares that can be awarded to any individual Participant in the aggregate in any one fiscal year of the Company is six million (6,000,000) Shares;

(2) For Awards denominated in Shares and satisfied in cash, the maximum Award to any individual Participant in the aggregate in any one fiscal year of the Company is the Fair Market Value of six million (6,000,000) Shares on the Grant Date; and

(3) The maximum amount payable pursuant to any cash Awards to any individual Participant in the aggregate in any one fiscal year of the Company is the Fair Market Value of six million (6,000,000) Shares on the Grant Date.

(iii) Performance Criteria.  All performance criteria must be objective and be established in writing prior to the beginning of the performance period or at later time as permitted by Code Section 162(m).  Performance criteria may include alternative and multiple performance goals and may be based on one or more business and/or financial criteria.  In establishing the performance goals, the Committee in its discretion may include one or any combination of the following criteria in either absolute or relative terms, for the Company or any Subsidiary:

(1) Increased revenue;

(2) Net income measures (including but not limited to income after capital costs and income before or after taxes);

(3) Stock price measures (including but not limited to growth measures and total stockholder return);

(4) Market share;

(5) Earnings per Share (actual or targeted growth);

(6) Earnings before interest, taxes, depreciation, and amortization (“EBITDA”);

(7) Cash flow measures (including but not limited to net cash flow and net cash flow before financing activities);

(8) Return measures (including but not limited to return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity);

(9) Operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes, and production efficiency);

(10) Expense measures (including but not limited to overhead cost and general and administrative expense);

(11) Margins;

(12) Stockholder value;

(13) Total stockholder return;

(14) Proceeds from dispositions;

(15) Production volumes;

(16) Total market value; and

(17) Corporate values measures (including but not limited to ethics compliance, environmental, and safety).

(c) Stock Options and SARs Exempt from Code section 409A.  If the Administrator grants Options or SARs to Employees subject to U.S. taxation the Administrator may not modify or amend the Options or SARs to the extent that the modification or amendment adds a feature allowing for additional deferral within the meaning of Code section 409A.

16. No Effect on Employment or Service.  Neither the Plan nor any Award will confer upon any Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or any Parent or Subsidiary of the Company, nor will they interfere in any way with the Participant’s right or the Company’s or its Parent’s or Subsidiary’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

17. Effective Date.  The Plan’s effective date is the date on which it is adopted by the Board, so long as it is approved by the Company’s stockholders at any time within twelve (12) months of such adoption.  Upon approval of the Plan by the stockholders of the Company, all Awards issued pursuant to the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date. If the stockholders fail to approve the Plan within one year after the Effective Date, any Awards made hereunder shall be null and void and of no effect.

18. Term of Plan.  The Plan will terminate 10 years following the earlier of (i) the date it was adopted by the Board or (ii) the date it became effective upon approval by stockholders of the Company, unless sooner terminated by the Board pursuant to Section 19.

19. Amendment and Termination of the Plan.

(a) Amendment and Termination.  The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval.  The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.  Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

20. Conditions Upon Issuance of Shares.

(a) Legal Compliance.  The Administrator may delay or suspend the issuance and delivery of Shares, suspend the exercise of Options or SARs, or suspend the Plan as necessary to comply with Applicable Laws.  Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations.  As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

21. Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

22. Repricing Prohibited; Exchange And Buyout of Awards. The repricing of Options or SARs is prohibited without prior stockholder approval.  The Administrator may authorize the Company, with prior stockholder approval and the consent of the respective Participants, to issue new Option or SAR Awards in exchange for the surrender and cancellation of any or all outstanding Awards.  The Administrator may at any time repurchase Options with payment in cash, Shares or other consideration, based on such terms and conditions as the Administrator and the Participant shall agree.

23. Substitution and Assumption of Awards.  The Administrator may make Awards under the Plan by assumption, substitution or replacement of performance shares, phantom shares, stock awards, stock options, stock appreciation rights or similar awards granted by another entity (including a Parent or Subsidiary), if such assumption, substitution or replacement is in connection with an asset acquisition, stock acquisition, merger, consolidation or similar transaction involving the Company (and/or its Parent or Subsidiary) and such other entity (and/or its affiliate).  The Administrator may also make Awards under the Plan by assumption, substitution or replacement of a similar type of award granted by the Company prior to the adoption and approval of the Plan. Notwithstanding any provision of the Plan (other than the maximum number of shares of Common Stock that may be issued under the Plan), the terms of such assumed, substituted or replaced Awards shall be as the Administrator, in its discretion, determines is appropriate.

24. Governing Law.  The Plan and all Agreements shall be construed in accordance with and governed by the laws of the State of Texas.

Adopted by the Board of Directors on ___________ __, 2012.

BLAST ENERGY SERVICES, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF STOCKHOLDERS _________, 2012 AT ___________
CONTROL ID:
PROXY ID:
PASSWORD:		ISSUER SERVICES – PROXY DEPT. 201 Shannon Oaks Circle Suite 105 Cary, NC 27511-5570

The undersigned, having received notice of the Special Meeting of Shareholders of Blast Energy Services, Inc. (the “Company”) to be held at 9:00 A.M. local time on Monday, [_______], 2012, hereby designates and appoints Roger P. (Pat) Herbert, as attorney and proxy for the undersigned (the “Proxy”), with full power of substitution, to vote all shares of common stock and preferred stock of the Company that the undersigned is entitled to vote at such meeting or at any adjournment or postponement thereof, with all the powers the undersigned would possess if personally present, such proxies being directed to vote as specified below and in their discretion on any other business that may properly come before the meeting.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by fax or internet, please DO NOT mail your proxy card.

ABC HOLDER 400 MY STREET CHICAGO, IL 60605
MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/BESV
PHONE:	Call toll free 1-866-752-8683

SPECIAL MEETING OF THE SHAREHOLDERS OF BLAST ENERGY SERVICES, INC.			PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS BELOW

Proposal 1	TO APPROVE THE AGREEMENT AND PLAN OF REORGANIZATION, DATED JANUARY 13, 2012, WHEREBY BLAST ACQUISITION CORP., OUR WHOLLY-OWNED SUBSIDIARY WILL BE MERGED WITH PACIFIC ENERGY DEVELOPMENT CORP.	à	FOR	AGAINST	ABSTAIN
			☐	☐	☐	CONTROL ID:
PROXY ID:
Proposal 2	APPROVAL OF THE CONVERSION OF OUR SERIES A AND SERIES B PREFERRED STOCK INTO SHARES OF OUR COMMON STOCK	à	FOR	AGAINST	ABSTAIN	PASSWORD:
			☐	☐	☐

Proposal 3	APPROVAL OF A REVERSE STOCK SPLIT OF OUR COMMON STOCK OF BETWEEN 1:100 AND 1:112	à	FOR	AGAINST	ABSTAIN
			☐	☐	☐

Proposal 4	APPROVAL OF A NAME CHANGE TO “PEDEVCO CORP.”	à	FOR	AGAINST	ABSTAIN
			☐	☐	☐

Proposal 5	APPROVAL OF AN INCREASE IN OUR AUTHORIZED SHARES OF COMMON STOCK FROM 180 MILLION SHARES TO 200 MILLION SHARES AND PREFERRED STOCK FROM 20 MILLION SHARES TO 100 MILLION SHARES	à	FOR	AGAINST	ABSTAIN
			☐	☐	☐

Proposal 6	APPROVE AN AMENDMENT TO OUR CERTIFICATE OF FORMATION TO LIMIT THE LIABILITY OF OUR DIRECTORS FOR MONETARY DAMAGES IN CONNECTION WITH THE BREACH OF THEIR FIDUCIARY DUTY	à	FOR	AGAINST	ABSTAIN
			☐	☐	☐

Proposal 7
APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF FORMATION TO CLARIFY THAT ANY AMENDMENT OR MODIFICATION OF THE PROVISION OF OUR CERTIFICATE OF AMENDMENT WHICH PROVIDES FOR US TO INDEMNIFY OUR AGENTS, WILL NOT ADVERSELY AFFECT ANY RIGHT OR PROTECTION OF AGENTS OCCURRING PRIOR TO THE DATE OF SUCH AMENDMENT OR MODIFICATION
		à	FOR	AGAINST	ABSTAIN
			☐	☐	☐

Proposal 8
APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF FORMATION TO REDUCE THE SHAREHOLDER VOTE REQUIRED TO AMEND OUR CERTIFICATE OF FORMATION AND UNDERTAKE CERTAIN OTHER FUNDAMENTAL ACTIONS FROM TWO-THIRDS OF SUCH VOTING SHARES TO A MAJORITY OF OUR VOTING SHARES
		à	FOR	AGAINST	ABSTAIN
			☐	☐	☐

Proposal 9
APPROVAL TO UPDATE CERTAIN OUTDATED PROVISIONS AND REMOVE CERTAIN REDUNDANT PROVISIONS OF OUR CERTIFICATE OF FORMATION AND TO FURTHER REWORD, CLARIFY AND AFFECT CERTAIN OTHER NON-MATERIAL CHANGES TO OUR CERTIFICATE OF FORMATION
		à	FOR	AGAINST	ABSTAIN
			☐	☐	☐

Proposal 10	APPROVAL OF THE AMENDED AND RESTATED CERTIFICATE OF DESIGNATIONS OF OUR SERIES A PREFERRED STOCK	à	FOR	AGAINST	ABSTAIN
			☐	☐	☐

Proposal 11	TO APPROVE THE 2012 EQUITY INCENTIVE PLAN	à	FOR	AGAINST	ABSTAIN

			☐	☐	☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐
This Proxy, when properly executed will be voted as provided above, or if no contrary direction is indicated, it will be voted “For” Proposals 1 through 11, above and all such other business as may properly come before the meeting in the sole determination of the Proxy.

MARK HERE FOR ADDRESS CHANGE   ☐  New Address (if applicable):
____________________________
____________________________
____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, _____

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)

The Proxy may be revoked by delivering a signed revocation to Blast Energy Services, Inc. at any time prior to the Special Meeting, by submitting a later-dated Proxy, or by attending the Special Meeting in person and casting a ballot.  Any proxy previously given to vote such shares at the Special Meeting is hereby revoked.